UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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CORNERSTONE THERAPEUTICS INC.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CORNERSTONE THERAPEUTICS INC.
1255 CRESCENT GREEN DRIVE, SUITE 250
CARY, NORTH CAROLINA 27518

[    ●    ], 2009

Dear Fellow Stockholders:

I am pleased to invite you to join us for a Special Meeting of the stockholders of Cornerstone Therapeutics Inc. to be held on [    ●    ], 2009 at 10:00 a.m., local time, at The Umstead Hotel and Spa, 100 Woodland Pond, Cary, North Carolina.

At the Special Meeting, you will be asked to consider and vote on a proposal to approve the issuance and sale by Cornerstone of shares of our common stock to Chiesi Farmaceutici SpA (“Chiesi”) pursuant to the Stock Purchase Agreement, dated as of May 6, 2009, by and between Chiesi and Cornerstone. The number of shares to be issued and sold to Chiesi in the proposed transaction is to be determined pursuant to the provisions of the Stock Purchase Agreement, in which we have agreed to issue and sell 11,902,741 shares, subject to adjustment. Our best estimate of the aggregate adjusted number of shares we will be required to issue to Chiesi is approximately 12,148,850. If the transaction is approved by our stockholders and consummated, in exchange for the shares to be issued by Cornerstone to Chiesi, Chiesi will (i) grant Cornerstone an exclusive 10-year license to distribute Chiesi’s Curosurf® product in the U.S., (ii) grant Cornerstone a right of first offer, for a period of two years following the closing of the transaction, on all products and technology that Chiesi wishes to market in the U.S. and (iii) pay Cornerstone $15,465,075 in cash. Curosurf® is a leading product approved by the U.S. Food and Drug Administration for the treatment of Respiratory Distress Syndrome in premature infants.

In connection with the transaction contemplated by the Stock Purchase Agreement, Cornerstone and certain of its stockholders have entered into a series of related agreements with Chiesi pursuant to which, among other things, two entities controlled by Craig A. Collard, Cornerstone’s President and Chief Executive Officer, and Steven M. Lutz, Cornerstone’s Executive Vice President, Manufacturing and Trade, have agreed to sell an aggregate of 1.6 million shares of Cornerstone common stock to Chiesi for $5.50 per share in cash. After giving effect to the proposed sales of common stock by Cornerstone and by the entities controlled by Mr. Collard and Mr. Lutz, Chiesi will own shares representing 51%, on a fully diluted basis, of Cornerstone’s outstanding shares of common stock. Other agreements entered into in connection with the proposed issuance and sale of shares of our common stock to Chiesi pursuant to the Stock Purchase Agreement provide, among other things, for specified governance arrangements for the two years following the closing of the transaction and impose certain restrictions on Chiesi, Mr. Collard, Mr. Lutz and the entities controlled by them during that period, including restrictions on their respective purchases and sales of shares of Cornerstone common stock. Members of our executive management team have entered into new employment agreements that will take effect upon consummation of the proposed transaction that provide, among other things, for restrictions on sales of shares of Cornerstone common stock by these executives for two years. Mr. Collard, Mr. Lutz and the entities controlled by them also have granted Chiesi an option to purchase their remaining Cornerstone shares that is expected to become exercisable two years after the closing of the transaction. The Stock Purchase Agreement and the related agreements are described in the attached proxy statement.

The strategic alliance with Chiesi that is contemplated by the Stock Purchase Agreement and related contracts was approved by Cornerstone’s board of directors after careful review and consideration. Our board of directors and our management team believe that the proposed transaction will bring substantial benefits to Cornerstone. In particular, we believe:

•	the addition to our product portfolio of Curosurf®, an FDA-approved product with a leading market position and a proprietary manufacturing process, will further diversify our revenue base;

•	the addition of Curosurf® to our product portfolio is likely to bring us a predictable and growing source of income from a proven product;

•	the cash investment of $15,465,075 to be made by Chiesi will strengthen our balance sheet and help fund the development of our product line and the continued expansion of our sales force;

•	the addition of Curosurf® to our product portfolio should help to broaden our franchise in the market for respiratory therapeutic products, thereby providing us with marketing leverage for our other existing and future product offerings;

•	the potential opportunity to acquire the U.S. rights to additional Chiesi products further increases the value of our franchise;

•	the transaction will allow us to establish a long-term relationship with a leading European pharmaceutical company; and

•	the restrictions on our management team’s ability to sell their shares of our common stock during the two-year period following the closing of the transaction should help to align the interests of our management team with those of our stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF CORNERSTONE’S ISSUANCE AND SALE OF SHARES OF OUR COMMON STOCK TO CHIESI PURSUANT TO THE STOCK PURCHASE AGREEMENT.

We urge you to read the accompanying proxy statement, which provides important information about the matter to be voted on. Whether or not you plan to attend the Special Meeting, please take the time to complete and sign the enclosed proxy card and mail it to us or submit a proxy over the Internet or by telephone. If you submit a proxy in that way and then attend the Special Meeting, your proxy will, upon your written request, be revoked in order that you may vote in person at the meeting.

On behalf of the Board of Directors

Yours Sincerely,

[scanned signature]
[    ●    ]
[    ●    ]

The accompanying proxy statement is dated [    ●    ], 2009 and is first being mailed to stockholders, along with the related proxy card, on or about [    ●    ], 2009.

CORNERSTONE THERAPEUTICS INC.
1255 CRESCENT GREEN DRIVE, SUITE 250
CARY, NORTH CAROLINA 27518

To our Stockholders:

NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders of Cornerstone Therapeutics Inc. will be held on [    ●    ], 2009 at 10:00 a.m., local time, at The Umstead Hotel and Spa, 100 Woodland Pond, Cary, North Carolina. At the meeting, stockholders will consider and vote on the following proposals:

•	to approve the issuance and sale of shares of our common stock to Chiesi Farmaceutici SpA pursuant to the Stock Purchase Agreement, dated as of May 6, 2009, between Cornerstone Therapeutics Inc. and Chiesi Farmaceutici SpA, in an aggregate amount to be determined in accordance with the Stock Purchase Agreement, presently estimated to be approximately 12,148,850 shares; and

•	to adjourn the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the issuance of shares of our common stock to Chiesi Farmaceutici SpA pursuant to the Stock Purchase Agreement, dated as of May 6, 2009, between Cornerstone Therapeutics Inc. and Chiesi Farmaceutici SpA.

Stockholders of record as of the close of business on [    ●    ], 2009 are entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof. Your vote is important regardless of the number of shares you own. Our stock transfer books will remain open for the purchase and sale of our common stock.

In order to ensure that a quorum is present at the meeting, please complete, date, sign and promptly return the enclosed proxy card whether or not you expect to attend the Special Meeting. A postage-prepaid envelope, addressed to BNY Mellon Shareholder Services, our transfer agent and registrar, has been enclosed for our convenience. You may also submit a proxy over the Internet or by telephone. If you attend the meeting, your proxy will, upon your written request, be revoked and you may vote your shares in person.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors

David Price
Secretary

Cary, North Carolina

Dated: [    ●    ], 2009

IMPORTANT: BY PROMPTLY RETURNING YOUR PROXY, YOU WILL SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION FOR PROXIES TO ENSURE A QUORUM AT THE SPECIAL MEETING

CORNERSTONE THERAPEUTICS INC.
1255 CRESCENT GREEN DRIVE, SUITE 250
CARY, NORTH CAROLINA 27518

PROXY STATEMENT

For the Special Meeting of Stockholders
To Be Held on [    ●    ], 2009

This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the board of directors of Cornerstone Therapeutics Inc. for use at the Special Meeting of Stockholders to be held on [    ●    ], 2009 at 10:00 a.m., local time, at The Umstead Hotel and Spa, 100 Woodland Pond, Cary, North Carolina, and any adjournment thereof.

At the Special Meeting, you will be asked to vote to approve the issuance and sale to Chiesi Farmaceutici SpA (“Chiesi”) of shares of our common stock pursuant to the provisions of the Stock Purchase Agreement, dated as of May 6, 2009, by and between Chiesi and Cornerstone (the “Stock Purchase Agreement”). The number of shares to be issued and sold to Chiesi in the proposed transaction is to be determined pursuant to the provisions of the Stock Purchase Agreement, in which we have agreed to issue and sell 11,902,741 shares, subject to adjustment. Our best estimate of the aggregate adjusted number of shares that we will be required to issue to Chiesi is approximately 12,148,850. If the transaction is approved by our stockholders and consummated, in exchange for the shares to be issued by Cornerstone to Chiesi, Chiesi will (i) grant Cornerstone an exclusive 10-year license to distribute Chiesi’s Curosurf® product in the U.S., (ii) grant Cornerstone a right of first offer, for a period of two years following the closing of the transaction, on all products and technology that Chiesi wishes to market in the U.S. and (iii) pay Cornerstone $15,465,075 in cash. Curosurf® is a leading product approved by the U.S. Food and Drug Administration (the “FDA”), for the treatment of Respiratory Distress Syndrome in premature infants. Two of Cornerstone’s officers, Craig A. Collard and Steven M. Lutz have agreed that, at the closing contemplated by the Stock Purchase Agreement, they, through entities controlled by them, will sell an aggregate of an additional 1.6 million shares of Cornerstone common stock to Chiesi for a price of $5.50 per share in cash. After the completion of these sales of shares by Cornerstone and by the entities controlled by Mr. Collard and Mr. Lutz, Chiesi will own 51%, on a fully-diluted basis, of Cornerstone’s outstanding shares of common stock.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF CORNERSTONE’S ISSUANCE AND SALE OF SHARES OF OUR COMMON STOCK TO CHIESI PURSUANT TO THE STOCK PURCHASE AGREEMENT.

The remainder of this proxy statement contains detailed descriptions of the proposed transaction and the basis for the recommendation of our board of directors that you vote in favor of the transaction, together with descriptions of the interests that certain of our directors and officers have in the transaction. We urge you to review the entire proxy statement carefully.

All proxies will be voted in accordance with your instructions. If no choice is specified, proxies furnished to us will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by attending the meeting and voting in person, by delivering written notice of revocation of your proxy to our Secretary at any time before voting is closed, by timely submitting another signed proxy card bearing a later date or by providing new voting instructions by telephone or over the Internet as described below.

This proxy statement is dated [    ●    ], 2009 and is first being mailed to stockholders on or about [    ●    ], 2009.

Important Notice Regarding the Availability of Proxy Materials
For the Stockholder Meeting to Be Held on [•], 2009

This proxy statement will also be available on the Internet at www.proxydocs.com/crtx

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ANNEX A:	Stock Purchase Agreement, dated as of May 6, 2009, by and between Chiesi Farmaceutici SpA and Cornerstone Therapeutics Inc.

ANNEX B:	Voting Agreement, dated as of May 6, 2009, by and among Chiesi Farmaceutici SpA, Craig A. Collard, Steven M. Lutz, Cornerstone Biopharma Holdings, Ltd., Carolina Pharmaceuticals Ltd., Lutz Family Limited Partnership, David Price, Joshua Franklin, Brian Dickson, Alan Roberts and, solely with respect to the sections identified therein, Cornerstone Therapeutics Inc.

ANNEX C:	Voting Agreement, dated as of May 6, 2009, by and between Chiesi Farmaceutici SpA and Cornerstone Therapeutics Inc.

ANNEX D:	Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

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SUMMARY

This summary highlights selected information from this proxy statement and may not contain all the information that is important to you. You should read carefully this entire proxy statement and the other documents to which we have referred you. See “Where You Can Find Additional Information” on page 72. Each item in this summary refers to the page of this document on which the applicable subject is discussed in more detail. In this proxy statement, the terms “Cornerstone,” the “Company,” “we,” “us,” and “our” refer to Cornerstone Therapeutics Inc. and its subsidiaries.

The Companies Involved in the Transaction (Page 9)

Cornerstone Therapeutics Inc.
1255 Crescent Green Drive, Suite 250
Cary, North Carolina 27518
Telephone: (919) 678-6611

Cornerstone Therapeutics Inc. is a specialty pharmaceutical company focused on acquiring, developing and commercializing prescription products for the respiratory market. We were incorporated in Delaware on July 14, 2000 as Medicept, Inc. and changed our name to Critical Therapeutics, Inc. in March 2001. We completed an initial public offering of our common stock in June 2004, and our common stock is currently traded on the NASDAQ Capital Market. On October 31, 2008, we completed our merger with Cornerstone BioPharma, Inc. With effect from the completion of that merger, on October 31, 2008, we changed our name to Cornerstone Therapeutics Inc.

Chiesi Farmaceutici SpA
Via Palermo 26/A
43100 Parma
Italy
Telephone: +39 0521 2791

Chiesi Farmaceutici SpA is a leading European pharmaceutical company headquartered in Parma, Italy. Founded in Italy in 1935, Chiesi sells its products across five continents via 22 direct affiliates, and maintains three manufacturing plants and three research centers. In 2008, Chiesi achieved revenues of 749 million Euro (up 14.1% over 2007) and its investments in research totaled 108 million Euro, representing 14.5% of consolidated sales. Chiesi employs over 3,200 people, including over 300 in research and development. In addition, Chiesi maintains global alliances with some of the world’s leading pharmaceutical companies, including Takeda Pharmaceuticals, Tanabe Seiyaku, 3M, Abbott, GSK, Novartis, Nycomed, Pfizer and Janssen-Cilag.

Curosurf® (Page 10)

Curosurf® is a natural lung surfactant and a world leading treatment approved by the FDA for Respiratory Distress Syndrome in premature infants. Curosurf® is currently available in over 60 countries, including the U.S. and most of Europe, and has been administered to over one million infants since 1992. Respiratory Distress Syndrome affects approximately 10 of every 100 premature infants in the U.S., or about 40,000 babies, each year. Respiratory Distress Syndrome can lead to serious complications and is one of the most common causes of neonatal mortality.

Principal Terms of the Transaction (Page 15)

On May 6, 2009, we entered into a Stock Purchase Agreement with Chiesi, in which we agreed, subject to the terms and conditions set forth in the Stock Purchase Agreement, to issue and sell to Chiesi a number of shares of our common stock that is to be determined as described below. In this proxy statement, we refer to the proposed issuance and sale of shares of our common stock to Chiesi pursuant to the Stock Purchase Agreement as the “Company Stock Sale.” If the Company Stock Sale is approved by our stockholders and consummated, in exchange for the shares to be issued by Cornerstone to Chiesi, Chiesi will (i) grant

Cornerstone an exclusive 10-year license, subject to extension or early termination under specified circumstances, to distribute Chiesi’s Curosurf® product in the U.S., (ii) grant Cornerstone a right of first offer on all products and technology that Chiesi wishes to market in the U.S. for a period of two years following the closing of the Company Stock Sale; and (iii) pay Cornerstone $15,465,075 in cash.

In the Stock Purchase Agreement we agreed to issue to Chiesi 11,902,741 shares of our common stock at the closing of the Company Stock Sale. The parties established the number of shares to be issued by Cornerstone based in part on Chiesi’s objective of acquiring a number of shares that will represent 51% of Cornerstone’s outstanding shares of common stock on a fully diluted basis. Accordingly, we have agreed that if Chiesi’s ownership level immediately following the closing of these transactions is below the targeted level of 51% on a fully diluted basis, Chiesi will have the right (but only during the 90-day period following the closing) to require us to issue to Chiesi the number of shares required to achieve Chiesi’s targeted level of ownership, for no additional consideration. Based on the number of shares of restricted stock and stock options that were issued after the date of the Stock Purchase Agreement, we estimate we will be required under the Stock Purchase Agreement to issue an aggregate of 12,148,850 shares of our common stock to Chiesi.

In connection with the transactions contemplated by the Stock Purchase Agreement, an entity controlled by our President and Chief Executive Officer, Craig A. Collard, and an entity controlled by our Executive Vice President, Manufacturing and Trade, Steven M. Lutz, have agreed that, simultaneously with the closing of the Company Stock Sale, they will sell an aggregate of 1.6 million shares of Cornerstone common stock to Chiesi for $5.50 per share in cash. After giving effect to the proposed sales of shares of Cornerstone common stock by Cornerstone and by the entities controlled by Mr. Collard and Mr. Lutz, Chiesi will own shares representing 51%, on a fully diluted basis, of Cornerstone’s outstanding shares of common stock.

Cornerstone, Chiesi, Mr. Collard, Mr. Lutz and the entities controlled by them that own Cornerstone common stock have also entered into a series of other agreements in connection with the Company Stock Sale that provide for, among other things, specified governance arrangements for the two years following the closing of the Company Stock Sale and impose certain restrictions on Chiesi, Mr. Collard, Mr. Lutz and the entities controlled by them during that period, including restrictions on their respective purchases and sales of shares of Cornerstone common stock. Mr. Collard, Mr. Lutz and the entities controlled by them also have granted Chiesi an option to purchase their remaining Cornerstone shares that is expected to become exercisable two years after the closing of the Company Stock Sale.

Consummation of the transactions contemplated by the Stock Purchase Agreement is subject to various conditions, including the receipt of the approval of Cornerstone’s stockholders.

Our Reasons for the Transaction (Page 18)

Our board of directors carefully considered the terms of the transaction and the other strategic alternatives available to our Company in deciding to enter into the Stock Purchase Agreement and the related agreements and to recommend that our stockholders vote FOR the approval of the issuance and sale of shares of our common stock to Chiesi. Among others, the significant factors considered by our board of directors included the following:

•	the addition to our product portfolio of Curosurf®, an FDA-approved product with a leading market position and a proprietary manufacturing process will further diversify our revenue base;

•	the addition of Curosurf® to our product portfolio is likely to bring us a predictable and growing source of income from a proven product;

•	the cash investment of $15,465,075 to be made by Chiesi will strengthen our balance sheet and help fund the development of our product line and the continued expansion of our sales force;

•	the addition of Curosurf® to our product portfolio should help to broaden our franchise in the market for respiratory therapeutic products, thereby providing us with marketing leverage for our other existing and future product offerings;

•	the potential opportunity to acquire the U.S. rights to additional Chiesi products further increases the value of our franchise;

•	the transaction will allow us to establish a long-term relationship with a leading European pharmaceutical company;

•	the restrictions on our management team’s ability to sell their shares of our common stock during the two-year period following the closing of the Company Stock Sale should help to align the interests of our management team with those of our stockholders; and

•	the oral opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“Houlihan Lokey”) with respect to the fairness, from a financial point of view, of the consideration to be received by Cornerstone pursuant to the Stock Purchase Agreement, as of May 6, 2009 (which was subsequently confirmed in writing and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion).

The Stock Purchase Agreement and Related Agreements (Page 38)

The Stock Purchase Agreement is attached to this proxy statement as Annex A. We encourage you to read the Stock Purchase Agreement as it is the legal document that governs the proposed issuance and sale of shares of our common stock to Chiesi that you will be asked to approve at the Special Meeting.

In connection with the Stock Purchase Agreement, Cornerstone and Chiesi have entered into a license and distribution agreement (the “License and Distribution Agreement”), pursuant to which Chiesi has granted us exclusive rights to distribute Curosurf® in the U.S. for a 10-year term. The License and Distribution Agreement is Exhibit H to the Stock Purchase Agreement. The License and Distribution Agreement will take effect on a date to be selected by Chiesi, in the third or fourth quarter of 2009. It will take effect whether or not the closing under the Stock Purchase Agreement has occurred; however, if the closing under the Stock Purchase Agreement has not occurred by October 31, 2009 or a mutually agreed-upon later date, Chiesi will have the right to terminate the License and Distribution Agreement on prior written notice. Please see the section entitled “The License and Distribution Agreement,” beginning on page 47 of this proxy statement, for a more detailed summary of the License and Distribution Agreement.

In connection with the Stock Purchase Agreement, an entity controlled by Craig A. Collard, Cornerstone’s President and Chief Executive Officer, and an entity controlled by Steven M. Lutz, Cornerstone’s Executive Vice President, Manufacturing and Trade, have agreed to sell an aggregate of 1.6 million shares of Cornerstone common stock to Chiesi for $5.50 per share. The closing of that sale of shares of our common stock is conditioned upon (and is required to be completed at the same time as) the closing of the Company Stock Sale.

Cornerstone, Chiesi, Mr. Collard, Mr. Lutz and certain entities controlled by them that also hold shares of Cornerstone common stock have entered into various agreements which will become effective following the closing of the Company Stock Sale. Those agreements implement specified governance arrangements for the two years following the closing of the Company Stock Sale and impose certain restrictions on Chiesi, Mr. Collard, Mr. Lutz and the entities controlled by them during that period, including restrictions on their respective purchases and sales of shares of Cornerstone common stock. Mr. Collard, Mr. Lutz and the entities controlled by them that also hold shares of our common stock, Cornerstone Biopharma Holdings, Ltd., Carolina Pharmaceuticals Ltd. and Lutz Family Limited Partnership (collectively, the “Founder Stockholders”) also have granted Chiesi an option to purchase their remaining Cornerstone shares that is expected to become exercisable two years after the closing of the Company Stock Sale for $12.00 per share in cash. The agreements which contain these provisions are known as the “Governance Agreement” and the “Stockholders Agreement,” and are attached to the Stock Purchase Agreement as Exhibit C and Exhibit B, respectively. Please see the sections entitled “The Governance Agreement,” beginning on page 51 of this proxy statement, and “The Stockholders Agreement,” beginning on page 54 of this proxy statement, for more detailed summaries of the Governance Agreement and the Stockholders Agreement.

In connection with the governance arrangements contemplated by the Governance Agreement, we have agreed to amend and restate our bylaws to implement certain provisions of the Governance Agreement. The amended and restated bylaws are attached to the Stock Purchase Agreement as Exhibit G. Please see the section entitled “The Amended Bylaws,” beginning on page 60 of this proxy statement, for additional details. We also have agreed that, following the closing of the Company Stock Sale, we will call and hold another stockholders meeting for the purpose of seeking our stockholders’ approval of an amendment to our certificate of incorporation (the “Charter Amendment”). We have separated the stockholder approvals in this way because we believe it will make them easier to obtain. Please see the section entitled “The Transaction — Certain Corporate Governance Arrangements and Protective Provisions,” beginning on page 28 of this proxy statement, and “The Special Meeting — Purpose of the Special Meeting” beginning on page 11 of this proxy statement, for additional details.

We have entered into two registration rights agreements, one with Chiesi and one with the Founder Stockholders, pursuant to which we have agreed to file registration statements under the Securities Act of 1933, as amended (the “Securities Act”), covering the shares of Cornerstone common stock owned by each of Chiesi and the Founder Stockholders, and to take various other actions to facilitate future public sales of their shares. The registration rights agreements will become effective following the closing of the Company Stock Sale. The registration rights agreements are attached to the Stock Purchase Agreement as Exhibit D and Exhibit E, respectively. Please see the section entitled “The Registration Rights Agreements,” beginning on page 58 of this proxy statement, for a more detailed summary of the registration rights agreements.

In connection with the Stock Purchase Agreement, Cornerstone, Chiesi, the Founder Stockholders and other stockholders that are members of our management team have entered into a voting agreement pursuant to which the Founder Stockholders and the other management stockholders have granted irrevocable proxies to Chiesi and have agreed to vote the shares of Cornerstone common stock owned by them in favor of the approval of the Company Stock Sale and in favor of the approval and adoption of the Charter Amendment. We have also entered into a voting agreement with Chiesi in which Chiesi has granted us an irrevocable proxy and has agreed to vote all of the shares of Cornerstone common stock owned by it in favor of the approval and adoption of the Charter Amendment. Please see the section entitled “The Voting Agreements,” beginning on page 60 of this proxy statement, for a more detailed summary of the voting agreements.

We have entered into employment agreements with Mr. Collard, Mr. Lutz, David Price, Joshua Franklin, Brian Dickson, M.D. and Alan Roberts (all of whom are officers of Cornerstone) that will become effective following the closing of the Company Stock Sale. Among other things, these agreements impose restrictions on sales of Cornerstone common stock by these officers for two years. Please see the section entitled “The Employment Agreements,” beginning on page 64 of this proxy statement, for a more detailed summary of the employment agreements.

Recommendation of Our Board of Directors (Page 20)

Our board of directors has adopted a resolution declaring that the transactions contemplated by the Stock Purchase Agreement and the related agreements are fair to and in the best interests of Cornerstone and our stockholders. Our board of directors recommends that you vote FOR the approval of the issuance and sale of shares of our common stock to Chiesi pursuant to the Stock Purchase Agreement.

Opinion of Our Financial Advisor (Page 20)

On May 6, 2009, Houlihan Lokey rendered an oral opinion to our board of directors (which was subsequently confirmed in writing), as to the fairness, from a financial point of view, of the consideration to be received by our Company pursuant to the Stock Purchase Agreement (the “Chiesi Investment Consideration”) as of May 6, 2009 (based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion).

Houlihan Lokey’s opinion was directed to our board of directors and only addressed the fairness, from a financial point of view, of the Chiesi Investment Consideration and did not address any other aspect or implication of the transaction. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex D to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion. We encourage our stockholders to carefully read the full text of Houlihan Lokey’s written opinion. However, neither Houlihan Lokey’s opinion nor the summary of Houlihan Lokey’s opinion and the related analyses set forth in this proxy statement were intended to be, and did not, constitute advice or a recommendation to our board of directors or any stockholder as to how to act or vote with respect to the transaction or related matters. See “The Transaction — Opinion of Our Financial Advisor” beginning on page 20 of this proxy statement.

The Special Meeting (Page 11)

Date, Time and Place (Page 11).  The Special Meeting of our stockholders will be held on [    ●    ], 2009 at 10:00 a.m., local time, at The Umstead Hotel and Spa, 100 Woodland Pond, Cary, North Carolina.

Purpose of the Special Meeting (Page [11]).  At the Special Meeting, our stockholders will be asked to vote to approve the issuance and sale of shares of our common stock to Chiesi pursuant to the Stock Purchase Agreement and, if necessary, the adjournment of the Special Meeting to solicit additional proxies in favor of the approval of the proposed issuance and sale of shares of our common stock to Chiesi pursuant to the Stock Purchase Agreement. Our stockholders must approve the Company Stock Sale for the Company Stock Sale to occur.

Record Date; Shares Entitled to Vote; Quorum (Page 11).   Our stockholders are entitled to vote at the Special Meeting if they are shown by our records to have owned shares of our common stock as of the close of business on [    ●    ], 2009, the record date. On the record date, there were [    ●    ] shares of our common stock entitled to vote at the Special Meeting. Stockholders will have one vote at the Special Meeting for each share of our common stock that they owned as of the close of business on the record date.

The holders of a majority of our outstanding shares of common stock must be present at a meeting to hold the meeting and conduct business. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are represented by proxy or that are represented in person at the meeting. We will also count abstentions and broker non-votes for purposes of determining whether a quorum is present.

Vote Required (Page 11).  The approval of the Company Stock Sale by our stockholders requires the affirmative vote of a majority of the total votes cast on the proposal to approve the Company Stock Sale, so long as a quorum is present. The approval of the proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in favor of the proposal to approve the Company Stock Sale requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the Special Meeting, even if less than a quorum.

Voting at the Special Meeting; Proxies (Page 12).  We are asking our stockholders to complete, date and sign the accompanying proxy card and promptly return it in the accompanying pre-addressed envelope or to furnish a proxy over the Internet or by telephone by following the instructions contained in this proxy statement. All properly executed proxies that we receive before the vote at the Special Meeting, and that are not revoked, will be voted in accordance with the instructions indicated on the proxies. If no direction is indicated on a properly executed proxy returned to us, then the underlying shares will be voted FOR the approval of the Company Stock Sale and FOR the adjournment of the Special Meeting, if necessary, to solicit additional proxies.

If your shares are held by your broker in “street name” and you do not instruct your broker as to how to vote your shares, your broker is not permitted to vote your shares for you.

You may revoke a previously given proxy at any time prior to its exercise at the Special Meeting by (i) attending the meeting and voting in person, (ii) delivering written notice of revocation of your proxy to our Secretary at any time before voting is closed or (iii) timely submitting another signed proxy card bearing a later date or new voting instructions by telephone or over the Internet as described in the section entitled “The Special Meeting—Voting at the Special Meeting; Proxies,” beginning on page 12.

If you hold your shares in “street name” and you have instructed your broker to vote your shares, the options for revoking your proxy described in the paragraph above do not apply and instead you must follow the directions provided by your broker to change your vote.

Solicitation of Proxies (Page 13).  We will bear the cost and expense associated with the solicitation of proxies from our stockholders. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from our stockholders by telephone, Internet, facsimile or other electronic means or in person, but these persons will not receive any additional compensation for this solicitation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy materials to beneficial owners. [    ●    ] will assist in our solicitation of proxies.

Interests of Our Directors and Officers in the Transaction (Page 34)

In considering the recommendation of our board of directors to vote FOR the proposal to approve the Company Stock Sale you should be aware that some of our directors and executive officers have personal interests in the Company Stock Sale that are, or may be, different from, or in addition to, your interests. These interests consist of the following:

•	As of [ ● ], 2009, approximately [ ● ]% of the issued and outstanding shares of our common stock was held by directors and executive officers of Cornerstone and their affiliates.

•	An entity controlled by Craig A. Collard, Cornerstone’s President and Chief Executive Officer, and an entity controlled by Steven M. Lutz, Cornerstone’s Executive Vice President, Manufacturing and Trade, have agreed to sell an aggregate of 1.6 million shares of Cornerstone common stock to Chiesi for $5.50 per share in cash. The closing of the sale of these shares of Cornerstone common stock is conditioned upon the closing of the Company Stock Sale.

•	The Founder Stockholders are party to the Stockholders Agreement with Chiesi pursuant to which, among other things, Chiesi has the option to require the Founder Stockholders sell their remaining shares of Cornerstone common stock that are covered by the Stockholders Agreement for $12.00 per share in cash, exercisable two years after the closing of the Company Stock Sale.

•	Mr. Collard, Mr. Lutz, Brian Dickson, M.D., Cornerstone’s Chief Medical Officer, David Price, Cornerstone’s Executive Vice President, Finance, Chief Financial Officer, Treasurer and Secretary, Joshua Franklin, Cornerstone’s Vice President, Sales and Marketing, and Alan Roberts, Cornerstone’s Vice President, Scientific Affairs, are party to new employment agreements with Cornerstone which will become effective upon the closing of the Company Stock Sale. Some of these employment agreements provide for the grant of options to purchase shares of our common stock to the relevant executive officer.

•	Several executive officers of Cornerstone are party to an employee duties agreement which provides for all unvested options to purchase shares of our common stock and restricted shares of our common stock granted to the employee party to such an agreement to immediately vest following the closing of the Company Stock Sale.

Our board of directors was aware of these interests and considered them, among other matters, when it approved the Company Stock Sale. For a more complete description, see “The Transaction — Interests of Our Directors and Executive Officers in the Transaction,” beginning on page 34.

Voting Commitments (Page 12)

On the record date, our directors and executive officers were entitled to vote shares of our common stock representing approximately [    ●    ]% of the shares of our common stock outstanding on that date. We expect that all of these shares will be voted in favor of the Company Stock Sale at the Special Meeting.

The Founder Stockholders and other members of our management team that beneficially own shares of Cornerstone common stock have entered into a voting agreement with Chiesi pursuant to which the Founder Stockholders and the management stockholders have, among other things, granted Chiesi irrevocable proxies with respect to, and agreed to vote, all of their shares of Cornerstone common stock, representing approximately [    ●    ]% of the outstanding shares of our common stock as of the record date, in favor of the approval of the Company Stock Sale and in favor of the approval and adoption of the Charter Amendment.

Chiesi has entered into a voting agreement with Cornerstone pursuant to which Chiesi has agreed, among other things, to grant Cornerstone an irrevocable proxy with respect to, and vote, all of the shares of Cornerstone common stock it acquired in the Company Stock Sale, representing 51% of the outstanding shares of our common stock on a fully diluted basis, in favor of the approval and adoption of the Charter Amendment. The Charter Amendment will be voted on at a future stockholders meeting, and not at the Special Meeting.

Material U.S. Federal Income Tax Consequences of the Transaction (Page 35)

The proposed issuance and sale of shares of our common stock to Chiesi pursuant to the Stock Purchase Agreement between Cornerstone and Chiesi will not result in taxable income or gain for the stockholders that own shares of Cornerstone prior to the transactions. In addition, Cornerstone’s entry into the applicable agreements with Chiesi and the Company Stock Sale will not result in taxable income or gain for Cornerstone.

Conditions to Completion of the Transaction (Page 45)

The obligations of the parties to complete the Company Stock Sale are subject to the following conditions:

•	approval of the Company Stock Sale by Cornerstone’s stockholders;

•	no statute, rule, regulation, executive order, decree, ruling, judgment, decision or injunction shall have been enacted, entered, promulgated or enforced by any court or other governmental authority that prohibits consummation of the transactions contemplated by the Stock Purchase Agreement;

•	the waiting period applicable to the Company Stock Sale under U.S. antitrust law must have expired or been terminated; and

•	the sale of 1.6 million shares of our common stock by entities controlled by Mr. Collard and Mr. Lutz being consummated concurrently with the closing of the Company Stock Sale.

The obligations of Cornerstone to complete the closing of the Company Stock Sale are further conditioned on:

•	the continuing truth and correctness of Chiesi’s representations and warranties (subject to the materiality standards set forth in the Stock Purchase Agreement);

•	receipt by Cornerstone of a certificate signed on Chiesi’s behalf by Chiesi’s President as to the satisfaction of the conditions described in the preceding bullet point;

•	performance in all material respects of Chiesi’s covenants and obligations under the Stock Purchase Agreement; and

•	the actual U.S. net sales of Curosurf® for 2008 being within 85% of the reported U.S. net sales of Curosurf® for that period as provided by Chiesi.

The obligations of Chiesi to complete the Company Stock Sale are further conditioned on:

•	the continuing truth and correctness of Cornerstone’s representations and warranties (subject to the materiality standards set forth in the Stock Purchase Agreement);

•	receipt by Chiesi of a certificate signed on Cornerstone’s behalf by Cornerstone’s President as to the satisfaction of the conditions described in the preceding bullet point;

•	performance in all material respects of Cornerstone’s covenants and obligations under the Stock Purchase Agreement;

•	there having occurred no “Material Adverse Effect” (as defined in the Stock Purchase Agreement) since May 6, 2009;

•	the effectiveness of new amendments to Cornerstone’s bylaws as specified in the Stock Purchase Agreement;

•	receipt by Cornerstone of the consent of Meiji Seika Kaisha, Ltd. to the Company Stock Sale (this consent is required in order to ensure that Cornerstone will continue, after the completion of the Company Stock Sale, to have the benefits of a product license from that company); and

•	receipt by Chiesi of a certificate of Cornerstone in the form contemplated by Section 897 of the U.S. Internal Revenue Code of 1986, as amended, to the effect that Cornerstone is not, and has not been within five years, a “United States real property holding corporation” within the meaning of such Section.

If applicable law permits, either Cornerstone or Chiesi could choose to waive a condition to its obligation to complete the Company Stock Sale even though that condition has not been satisfied.

Competing Transaction Proposals (Page 41)

Subject to certain exceptions, the Stock Purchase Agreement restricts, among other things, our ability to solicit or engage in discussions or negotiations with a third party with respect to proposals by third parties to acquire a substantial interest in, or engage in other similar transactions with, Cornerstone. Notwithstanding these restrictions, the Stock Purchase Agreement provides that if, at any time before obtaining stockholder approval of the Stock Purchase Agreement, we receive an unsolicited takeover proposal (as defined in the Stock Purchase Agreement) that our board of directors determines in good faith to be a superior proposal (as defined in the Stock Purchase Agreement), we may, subject to certain conditions, terminate the Stock Purchase Agreement to enter into a definitive agreement with respect to the superior proposal if our board of directors determines in good faith, after consultation with its legal advisors, that failing to take such action may be inconsistent with its obligations under applicable law. If our board of directors terminates the Stock Purchase Agreement in order for Cornerstone to enter into a definitive agreement with a third party with respect to a superior proposal, as well as in certain other circumstances, we would be obligated to pay Chiesi a termination fee of $2.5 million.

Termination of the Stock Purchase Agreement; Termination Fees; Expenses (Page 46)

The Stock Purchase Agreement contains provisions addressing the circumstances under which we or Chiesi may terminate the Stock Purchase Agreement. In addition, the Stock Purchase Agreement provides that, in certain circumstances, we may be required to pay Chiesi a termination fee of $2.5 million. The Stock Purchase Agreement also provides that termination of the Stock Purchase Agreement will not relieve any party from liability arising out of any knowing or willful breach of any of its representations, warranties, covenants or other undertakings in the Stock Purchase Agreement. Each party will bear its own expenses in connection with the Stock Purchase Agreement except that expenses incurred in connection with the filing, printing and mailing of this proxy statement will be borne equally by Chiesi and Cornerstone.

Regulatory Approvals (Page 36)

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the rules and regulations promulgated under that legislation, we and Chiesi cannot complete the Company Stock Sale until we and Chiesi notify and furnish information to the Federal Trade Commission (the “FTC”), and the Antitrust Division of the U.S. Department of Justice (the “Antitrust Division”), and specified waiting period requirements have been satisfied. We and Chiesi have filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on [    ●    ], 2009, and [    ●    ], 2009, respectively.

A COPY OF THE STOCK PURCHASE AGREEMENT IS INCLUDED IN THIS PROXY STATEMENT AS ANNEX A. YOU ARE STRONGLY ENCOURAGED TO READ IT CAREFULLY IN ITS ENTIRETY.

THE COMPANIES INVOLVED IN THE TRANSACTION; CUROSURF®

Cornerstone Therapeutics Inc.
1255 Crescent Green Drive, Suite 250
Cary, North Carolina 27518
Telephone: (919) 678-6611

Cornerstone Therapeutics Inc. is a specialty pharmaceutical company focused on acquiring, developing and commercializing significant products primarily for the respiratory market. Our commercial strategy is to in-license or acquire rights to non-promoted or underperforming, patent-protected, branded pharmaceutical products, or late stage product candidates, and then maximize their potential value and competitive position by promoting the products using our sales and marketing capabilities and applying various life cycle management techniques to extend the period we can sell the product and related derivative products. We currently market our products only in the U.S.

We were incorporated in Delaware on July 14, 2000 as Medicept, Inc. and changed our name to Critical Therapeutics, Inc. (“Critical Therapeutics”), in March 2001. We completed an initial public offering of our common stock in June 2004, and our common stock is currently traded on the NASDAQ Capital Market. On October 31, 2008, we completed our merger with Cornerstone BioPharma Inc. (“Cornerstone Biopharma”) pursuant to which all the outstanding shares of Cornerstone BioPharma’s common stock were converted into and exchanged for shares of Critical Therapeutics common stock and all outstanding options, whether vested or unvested, and all outstanding warrants to purchase Cornerstone BioPharma’s common stock were assumed by Critical Therapeutics and became options and warrants to purchase the Critical Therapeutics’s common stock. Following the closing of the merger, former Cornerstone BioPharma stockholders owned approximately 70%, and former Critical Therapeutics stockholders owned approximately 30%, of our common stock, after giving effect to shares issuable pursuant to outstanding options and warrants held by Cornerstone BioPharma’s stockholders immediately prior to the effective time of the merger, but without giving effect to any shares issuable pursuant to options and warrants held by Critical Therapeutics’ stockholders immediately prior to the effective time of the merger. In connection with the completion of the merger, on October 31, 2008, we changed our name to Cornerstone Therapeutics Inc.

We currently promote SPECTRACEF, ZYFLO CR and the ALLERX Dose Pack family of products. In addition, we have a co-promotion agreement with DEY for the exclusive co-promotion along with us of ZYFLO CR. Under the DEY agreement, we pay DEY a co-promotion fee equal to the ratio of total prescriptions written by pulmonary specialists to total prescriptions during the applicable period multiplied by a percentage of quarterly net sales of ZYFLO CR and ZYFLO, after third-party royalties. We currently generate revenues from product sales and royalties from the sale of other products that we do not actively promote. Of these, HYOMAX, BALACET 325, APAP 500 and DECONSAL have generated the most net revenues to date for us. Of our marketed products that we do not promote, only our BALACET 325 and APAP 325 products are promoted by a third party. Our product development pipeline includes two SPECTRACEF line extensions, an anticholinergic and antihistamine combination product candidate, and two extended-release antitussive and antihistamine combination product candidates.

Chiesi Farmaceutici SpA
Via Palermo 26/A
43100 Parma
Italy
Telephone: +39 0521 2791

Chiesi Farmaceutici SpA is a leading European pharmaceutical company headquartered in Parma, Italy. Founded in Italy in 1935, Chiesi sells its products across five continents via 22 direct affiliates, and maintains three manufacturing plants and three research centers. In 2008, Chiesi achieved revenues of 749 million Euro (up 14.1% over 2007) and its investments in research totaled 108 million Euro, representing 14.5% of consolidated sales. Chiesi employs over 3,200 people, including over 300 in research and development. In addition, Chiesi maintains global alliances with some of the world’s leading pharmaceutical companies, including Takeda Pharmaceuticals, Tanabe Seiyaku, 3M, Abbott, GSK, Novartis, Nycomed, Pfizer and Janssen-Cilag.

Curosurf®

Curosurf® is a natural lung surfactant and a world leading treatment approved by the FDA for Respiratory Distress Syndrome in premature infants. Curosurf® is currently available in over 60 countries, including the U.S. and most of Europe, and has been administered to over one million infants since 1992. Respiratory Distress Syndrome affects approximately 10 of every 100 premature infants in the U.S., or about 40,000 babies, each year. Respiratory Distress Syndrome can lead to serious complications and is one of the most common causes of neonatal mortality.

THE SPECIAL MEETING

Date, Time and Place

The Special Meeting will be held on [    ●    ], 2009 at 10:00 a.m., local time, at The Umstead Hotel and Spa, 100 Woodland Pond, Cary, North Carolina.

Purpose of the Special Meeting

The Special Meeting has been called pursuant to the requirements of the Stock Purchase Agreement. At the Special Meeting, Cornerstone’s stockholders will be asked to vote to approve the Company Stock Sale and, if necessary in order to solicit additional proxies, to adjourn the Special Meeting. We do not expect that any other business will be conducted at the Special Meeting

If our stockholders approve the proposal we intend to hold another special meeting of our stockholders to consider a proposal to approve and adopt an amendment to our certificate of incorporation to implement certain governance provisions we have agreed with Chiesi. Our certificate of incorporation currently requires that amendments to certain portions of our certificate of incorporation, including portions which would be changed by the Charter Amendment, be approved by the affirmative vote of the holders of at least 75% of the votes which all the stockholders would be entitled to cast in any annual election of directors. We are holding a separate special meeting of our stockholders to consider the proposal to approve and adopt the Charter Amendment because following the Company Stock Sale, Chiesi will own 51% of the outstanding shares of our common stock on a fully diluted basis and therefore stockholder approval of the Charter Amendment will be more easily obtained than if we presented the proposal to approve the Charter Amendment at the Special Meeting described in this proxy statement. You will receive separate proxy materials for the special meeting of stockholders to consider the approval and adoption of the Charter Amendment, which will describe the proposal and the special meeting in greater detail.

Record Date; Shares Entitled to Vote; Quorum

Cornerstone’s board of directors has fixed [    ●    ], 2009 as the record date to be used to determine which of Cornerstone’s stockholders are entitled to notice of and to vote at the Special Meeting. As of the record date there were [    ●    ] shares of Cornerstone common stock outstanding, held by [    ●    ] holders of record. Each holder of record of shares of Cornerstone common stock as of the close of business on the record date is entitled to cast one vote at the Special Meeting for each share the holder owns of record as of the close of business on the record date. Shares of Cornerstone common stock are the only securities eligible to be voted at the Special Meeting. Each share of our common stock is entitled to one vote.

A majority of all shares of Cornerstone’s common stock outstanding as of the close of business on the record date, represented in person or by proxy, will constitute a quorum for the transaction of business at the Special Meeting. Abstentions and broker non-votes (described below) are counted for the purpose of determining whether a quorum exists.

If a quorum is not present, or if fewer shares of Cornerstone’s common stock are voted in favor of the proposal to approve the Company Stock Sale at the Special Meeting than the number of shares necessary to approve the proposal, we may seek to adjourn the Special Meeting to allow additional time for obtaining additional proxies or votes.

Vote Required

The approval of the proposal to approve the Company Stock Sale requires the affirmative vote of a majority of the total votes cast on the proposal to approve the Company Stock Sale. Any proposal to adjourn the Special Meeting to solicit additional proxies will require the affirmative vote of a majority of the shares of Cornerstone common stock present in person or represented by proxy and entitled to vote at the Special Meeting, even if less than a quorum.

Brokers and nominees holding shares of record for customers are not entitled to vote on the proposal to approve the Company Stock Sale or the proposal to adjourn the meeting, if necessary, to solicit additional proxies unless they receive specific voting instructions from the beneficial owner of the shares. If a broker or nominee holding shares of record for a customer submits a properly executed proxy, but indicates that it does not have discretionary authority to vote as to a particular matter, those shares, which are referred to as broker non-votes, will be counted for purposes of determining whether a quorum exists. A broker non-vote will have no effect on the outcome of the proposal to approve the Company Stock Sale and on the outcome of the proposal to adjourn the meeting, if necessary, to solicit additional proxies.

An abstention occurs when a stockholder affirmatively instructs a vote to be withheld (by checking the “abstain” box on the proxy card) or when a stockholder who has not given a proxy is present at the Special Meeting but does not cast a ballot or submit a proxy card in person. An abstention will be counted for purposes of determining whether a quorum exists. An abstention will be treated as a vote cast and therefore will have the same effect as a vote against the proposal to approve the Company Stock Sale and against the proposal to adjourn the meeting, if necessary, to solicit additional proxies.

Voting Commitments

As of the close of business on [    ●    ], 2009, the record date for the Special Meeting, the directors and executive officers of Cornerstone held and are entitled to vote, in the aggregate, [    ●    ] shares of Cornerstone common stock representing approximately [    ●    ]% of the outstanding shares of Cornerstone common stock. The directors and executive officers of Cornerstone have informed us that they intend to vote all of their shares of common stock FOR the approval of the Company Stock Sale.

The Founder Stockholders and other members of our management team that beneficially own shares of Cornerstone common stock, and only with respect to certain provisions identified therein, Cornerstone, have entered into a voting agreement with Chiesi pursuant to which the Founder Stockholders and the management stockholders have, among other things, granted Chiesi irrevocable proxies with respect to, and agreed to vote, all of their shares of Cornerstone common stock, representing approximately [    ●    ]% of the outstanding shares of our common stock as of the record date, in favor of the Company Stock Sale and the approval and adoption of the Charter Amendment.

Voting at the Special Meeting; Proxies

How to Vote.  You can vote in person or by proxy. Submitting a proxy will not affect your right to attend the Special Meeting and vote in person.

If your shares are registered directly in your name, you may vote or submit a proxy as follows:

•	Over the Internet. Go to the web site of our tabulator, BNY Mellon Shareowner Services, at http://www.proxyvoting.com/CRTX and follow the instructions you will find there. You must specify how you want your shares voted or your Internet proxy cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

•	By Telephone. Call (866) 540-5760 toll-free from the U.S. or Canada and follow the instructions. You must specify how you want your shares voted and confirm your proxy at the end of the call or your telephone proxy cannot be completed. Your shares will be voted according to your instructions.

•	By Mail. Complete, date and sign the enclosed proxy card and mail it in the enclosed postage-paid envelope to BNY Mellon Shareowner Services. Your proxy will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our board of directors.

•	In Person at the Meeting. If you attend the Special Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” for your account by a bank, broker or other nominee, you may vote as follows:

•	Over the Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to submit a proxy and provide voting instructions over the Internet or by telephone.

•	By Mail. You will receive instructions from your broker or other nominee explaining how to submit a proxy and provide voting instructions for your shares.

•	In Person at the Meeting. Contact the broker or other nominee that holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. A broker’s proxy is not the form of proxy enclosed with this proxy statement. You will not be able to vote shares you hold in “street name” at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote the shares.

How Proxies will be Voted.  All shares of common stock represented by proxies properly executed and received by us before or at the Special Meeting will be voted in accordance with the instructions indicated on the proxies. If the proxy is properly completed, signed and returned but no instructions are indicated, the shares will be voted:

•	FOR the approval of the Company Stock Sale; and

•	FOR the adjournment of the Special Meeting, if necessary or advisable, to solicit additional proxies in favor of such approval.

Shares represented by a proxy that has been returned with instructions to vote against the proposal to approve the Company Stock Sale but which does not include instructions with respect to the adjournment proposal will not be voted in favor of the adjournment proposal.

Revoking Your Proxy.  If you grant a proxy in respect of your shares and then attend the Special Meeting, your attendance at the Special Meeting, or at any adjournment or postponement of the Special Meeting, will not automatically revoke your proxy. You can, however, revoke a proxy at any time prior to its exercise by:

•	delivering to Cornerstone’s Secretary a written notice of revocation before the Special Meeting (or, if the Special Meeting is adjourned or postponed, before the adjourned or postponed meeting is actually held);

•	delivering to Cornerstone’s Secretary a later-dated, duly executed proxy (including a proxy by telephone or through the Internet) before the Special Meeting (or, if the Special Meeting is adjourned or postponed, before the adjourned or postponed meeting is actually held);

•	revoking the proxy in accordance with the telephone or Internet voting procedures described in the proxy voting instructions attached to the proxy card; or

•	attending the Special Meeting (or, if the Special Meeting is adjourned or postponed, by attending the adjourned or postponed meeting) and voting in person at the Special Meeting.

If your shares are held in the name of a broker or nominee, you may change your vote by submitting new voting instructions to your broker or nominee.

Solicitation of Proxies

Proxies may be solicited by mail, personal interview, telephone, facsimile and electronic mail by Cornerstone’s directors, officers and employees on a part-time basis and for no additional compensation. Cornerstone will bear the costs it incurs in the solicitation of proxies under this document, including amounts paid in reimbursement to banks, brokerage firms, custodians, nominees and other for their expenses in forwarding soliciting material to the beneficial owners of Cornerstone common stock.

Cornerstone has retained [    ●    ]to assist it with the solicitation of proxies and to verify certain records related to the solicitations. Cornerstone has agreed to pay [    ●    ] a fee not to exceed $[    ●    ], plus certain expenses, for services rendered.

Other Business

Our board of directors currently is not aware of any business to be acted upon at the Special Meeting other than as described in this document. If, however, other matters are properly brought before the Special Meeting or any adjournments or postponements of the meeting, in the absence of instructions to the contrary, persons appointed as proxies will have discretion to vote or act on those matters in their best judgment.

Appraisal Rights

Under Delaware law, our stockholders are not entitled to appraisal rights with respect to the proposed issuance and sale of shares of our common stock to Chiesi pursuant to the Stock Purchase Agreement.

Householding of Special Meeting Proxy Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this proxy statement to you upon written or oral request to Cornerstone Therapeutics Inc., Attention of David Price, Executive Vice President, Finance, and Chief Financial Officer, 1255 Crescent Green Drive, Suite 250, Cary, North Carolina 27518; telephone: (888) 466-6505. If you want to receive separate copies of this proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

THE TRANSACTION

Background of the Transaction

A key component of our business strategy focuses on our in-licensing or otherwise acquiring rights to non-promoted or underperforming, patent-protected, branded pharmaceutical products, or late stage product candidates. In implementing that component of our strategy, we routinely seek out and meet with potential partners whose products may be candidates for distribution in the U.S. Pursuant to this strategy, in early November 2008, Craig A. Collard, our President and Chief Executive Officer, telephoned one of Chiesi’s business managers for North America to discuss acquiring the U.S. rights to distribute one of Chiesi’s products. On November 24, 2008, Cornerstone and Chiesi entered into a confidentiality agreement with respect to the data for that product. In connection with Cornerstone’s evaluation of Chiesi’s product, Mr. Collard, David Price, our Executive Vice President, Finance, Chief Financial Officer, Treasurer and Secretary, Brian Dickson, M.D., our Chief Medical Officer, and Joshua Franklin, our Vice President, Sales and Marketing, met with Chiesi executives on December 3, 2008, in Parma, Italy, where the Chiesi team raised the possibility that Cornerstone might acquire the rights to distribute other Chiesi products in the U.S., including Curosurf®. In furtherance of this possibility, on January 6, 2009, Chiesi and Cornerstone entered into a second confidentiality agreement that was broader in scope. Executives from Cornerstone and Chiesi met again on January 15 and January 22, 2009 to discuss Cornerstone acquiring rights to distribute Curosurf® in the U.S. At the January 22 meeting, Chiesi suggested that Cornerstone and Chiesi should explore potential alliances or other forms of collaboration in the U.S., including through Chiesi’s acquisition of shares of Cornerstone’s common stock.

During January 2009, members of Cornerstone’s management held telephonic discussions with Chiesi to discuss a potential strategic alliance between the two companies. Chiesi continued to express an interest in acquiring shares of our common stock and suggested two structures in which the acquisition of shares of Cornerstone common stock might be accomplished: (i) a “going-private” transaction which would result in Chiesi owning 60% of the equity of Cornerstone and Cornerstone’s management owning the remainder; and (ii) the issuance and sale of a sufficient number of shares of Cornerstone common stock by Cornerstone to Chiesi which would result in Chiesi owning 60% of the outstanding shares of Cornerstone common stock.

On January 27, 2009, at a meeting of our board of directors, the Cornerstone management team informed our board of Chiesi’s potential interest in acquiring shares of Cornerstone common stock and described the two concepts put forth by Chiesi. After some discussion, the board determined that the management team should continue discussions with Chiesi and that Cornerstone should allow Chiesi to conduct due diligence on Cornerstone.

Cornerstone and Chiesi subsequently consulted with their respective legal advisors about issues raised in the discussions among their respective executives. Chiesi retained Morgan, Lewis & Bockius LLP as outside legal counsel and Cornerstone retained Clifford Chance US LLP as outside legal counsel. Together with these advisors, Cornerstone and Chiesi began considering further the potential definitive terms of a transaction.

Over the following two weeks, members of the management of Cornerstone and Chiesi conducted several telephone conversations regarding the terms of a possible transaction. During these conversations Chiesi expressed a preference for a transaction structure in which Chiesi would acquire shares of Cornerstone common stock directly from Cornerstone for cash plus the grant by Chiesi to Cornerstone of the exclusive rights to distribute Curosurf® in the U.S. Chiesi also indicated that it would be willing to incentivize Cornerstone’s management team to remain at Cornerstone following the acquisition of shares of Cornerstone by Chiesi by providing them with an option to sell their shares of Cornerstone common stock to Chiesi, so long as Chiesi had a corresponding option to purchase the shares of Cornerstone common stock owned by the management team.

On February 9, 2009, at a meeting of Cornerstone’s board of directors, Cornerstone’s management team updated the board with respect to the discussions with Chiesi’s executives and the transaction structure preferred by Chiesi. The board authorized management to continue discussions for a potential transaction with Chiesi.

On February 12 and February 13, 2009, Cornerstone, Chiesi and their respective legal advisors met in New York, New York to negotiate the terms of a potential transaction that would involve the issuance and sale of shares of Cornerstone common stock to Chiesi. During the meetings Chiesi proposed a transaction structure which would result in Chiesi holding 60% of the outstanding shares of Cornerstone common stock. Specifically, Chiesi proposed to purchase (i) approximately 1.1 million shares of Cornerstone common stock from Mr. Collard and Mr. Lutz for $7.00 in cash per share and (ii) approximately 15.28 million shares of Cornerstone common stock directly from Cornerstone in exchange for $47 million in cash and the grant of exclusive U.S. distribution rights for Curosurf® for 10 years. In addition, Chiesi clarified that the exercise prices of the put and call options over the shares of Cornerstone owned by the management team would be generated by a formula based on Cornerstone’s financial performance. Chiesi also put forth proposals regarding the composition of the Cornerstone board and the governance arrangements that would take effect after Chiesi became Cornerstone’s majority stockholder, which included having the right to appoint a majority of the Cornerstone board and extensive veto rights over various types of corporate transactions. Cornerstone’s representatives rejected these board composition and governance proposals and made counterproposals that subsequently formed the basis for the governance provisions described elsewhere in this proxy statement.

Cornerstone’s management team presented Chiesi’s revised proposal to Cornerstone’s board of directors at a meeting of the board held on February 16, 2009. At that meeting, the topics discussed by the directors included the extent to which the interests of Mr. Collard and Mr. Lutz in the proposed transaction were in conflict with the interests of Cornerstone or the other stockholders. The directors noted among other things that the $7.00 per share price proposed to be paid to Mr. Collard and Mr. Lutz was significantly higher than the price at which Cornerstone’s common stock was then trading. The directors discussed the ways in which the proposed grant of Curosurf® rights could be valued for purposes of the transaction, and whether Cornerstone would be able to effectively deploy the large cash infusion that Chiesi was proposing. The directors also discussed the impact of the proposed transaction on the stockholders that would become minority stockholders, and discussed various kinds of structural and other protections that could be included in the transaction terms. Following its discussions, the board directed that Cornerstone’s management should continue to explore a possible transaction with Chiesi. The board also directed Cornerstone’s management team to perform diligence on Curosurf® and to prepare additional analyses of the transaction.

Over the next several weeks Chiesi and its advisors continued to perform financial and legal due diligence on Cornerstone, Cornerstone’s team performed diligence on Curosurf® and Cornerstone’s legal advisors prepared and provided to Chiesi’s legal advisors draft transaction documents. In addition, on February 26, 2009, Cornerstone’s board of directors authorized its management to retain Houlihan Lokey as Cornerstone’s financial advisor.

On March 31, 2009, Chiesi’s executives telephoned Cornerstone’s management team to inform them that Chiesi had substantially completed its due diligence on Cornerstone. Over the next three weeks, Cornerstone’s management team held telephonic discussions with Chiesi executives in which Chiesi proposed a revised transaction structure. Under the revised transaction structure prepared by Chiesi, Chiesi would: (i) purchase approximately 1.6 million shares of Cornerstone’s common stock from Mr. Collard and Mr. Lutz for $5.50 per share in cash and (ii) acquire approximately 11.83 million shares of Cornerstone common stock directly from Cornerstone for approximately $15.84 million in cash and a 10-year grant of the exclusive rights to distribute Curosurf® in the U.S. Chiesi also proposed that Cornerstone’s management would be given the option to require Chiesi to purchase their shares of Cornerstone common stock in phased amounts over a period of three to four years and Chiesi would have the option to purchase the same shares over the same period. The exercise prices for these proposed put and call options would be based on Cornerstone’s financial performance in the year before exercise.

Over the next three weeks, Cornerstone’s and Chiesi’s legal advisors negotiated definitive transaction documents incorporating the revised transaction structure.

On April 22 and April 23, 2009, representatives of Cornerstone and Chiesi and their respective legal advisors met in New York, New York to negotiate the structure of the transaction and the various corporate governance provisions contemplated by the latest drafts of the transaction documents. The parties agreed on a transaction structure similar to the one proposed by Chiesi on March 31. In the new structure, however, the put and call options over shares owned by Cornerstone’s management were eliminated. Instead, Chiesi proposed that the Cornerstone shares owned by Mr. Collard and Mr. Lutz and the Cornerstone shares owned by the entities controlled by them would be subject to restrictions on transfer and Chiesi would have a call option over those shares at $12.00 per share in cash, exercisable after approximately two years after the closing of the transaction. Chiesi also proposed that the shares owned by the other members of Cornerstone’s management team be subject to restrictions on transfer. Following these meetings, there remained several material open issues with respect to corporate governance and certain terms of the Stock Purchase Agreement, including proposed termination fees.

Over the week of April 27, 2009, Cornerstone and Chiesi and their respective legal advisors held a series of conference calls to review and negotiate the terms of the Stock Purchase Agreement and the other related agreements. The topics discussed included representations and warranties, closing conditions, the circumstances under which the termination fee would be payable and under what circumstances Cornerstone would be entitled to terminate the Stock Purchase Agreement to accept a superior proposal.

On May 3, 2009, Cornerstone’s board of directors held a telephonic meeting during which Cornerstone’s negotiating team updated the board on the status of the proposed transaction. Our directors indicated that the changes in the terms being proposed from those initially presented by Chiesi in February were generally favorable from their perspective. First, the reduction in the price per share proposed to be paid to Mr. Collard and Mr. Lutz for their shares, from $7.00 to $5.50, had resulted in a price that was close to prices at which Cornerstone’s shares recently had traded. Indeed, it now seemed likely that those share sales could be at a discount to market. This substantially addressed the directors’ concerns about the fairness of this aspect of the transaction. Second, the reduction in the size of the cash infusion now proposed to be made by Chiesi helped address concerns that it might be difficult to productively invest the cash in a timely manner. Third, the reduction in Chiesi’s proposed initial ownership position, from 60% to 51%, meant that current stockholders were undergoing lesser dilution of their position. Finally, the corporate governance provisions that had been negotiated appeared to provide some helpful protections for the minority stockholders after the closing of the proposed transaction. The board members told management they continued to believe that the proposed transaction, if it could be implemented, potentially offered significant strategic and financial benefits to Cornerstone. Those benefits are described below under “— Reasons for the Transaction.” The directors noted that the proposed transaction should help Cornerstone achieve its objective of improving what some stock analysts might refer to as its quality of earnings. This was because the revenues and earnings that could be expected from Curosurf® were likely to be consistent, and to grow over time, and reasonably could be expected to last for the 10-year term of the proposed license. This was in contrast to some of Cornerstone’s other revenue sources, which may be more variable and seasonal in nature. In the opinion of the directors, an improvement in Cornerstone’s quality of earnings should enhance the value of Cornerstone and make shares of Cornerstone common stock a more attractive investment. The members of Cornerstone’s board also noted that it could be difficult for Cornerstone to acquire a valuable product such as Curosurf® for cash, because in order to fund such a purchase, Cornerstone would have to sell a large number of its shares. In the present volatile market conditions, it was not clear that such a stock sale could be completed, and, even if the markets were to be receptive to such an offering by Cornerstone, it seemed likely that the Company’s share price would suffer from the presence of such a large supply of shares. The proposed transaction with Chiesi, then, effectively accomplished in one transaction what would have been difficult to accomplish in two (a cash purchase and a funding transaction to finance the purchase). While the directors recognized that the proposed transaction involved a transfer of control to Chiesi that presumably would not occur in a public offering of Cornerstone’s stock, the likelihood of success in the proposed transaction was much higher than in the alternative transaction structure. Furthermore, in previous discussions, Chiesi had made clear that a strategic relationship with Cornerstone was important to it, and it was unlikely that Chiesi would entertain a proposal for a cash purchase of Curosurf®, contingent on Cornerstone completing the necessary financing.

Throughout May 4 and May 5, 2009, the parties continued negotiations and the parties’ legal advisors worked to finalize the Stock Purchase Agreement and the related agreements. On May 6, 2009, Cornerstone’s board of directors met to discuss the proposed transaction. At that board meeting, Houlihan Lokey rendered its oral opinion, subsequently confirmed in writing, with respect to the fairness, from a financial point of view, of the consideration to be received by Cornerstone pursuant to the Stock Purchase Agreement, as of May 6, 2009 (based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion) (see “— Opinion of Our Financial Advisor” below).

Cornerstone’s board of directors reconvened later on May 6, 2009 and at the reconvened meeting Clifford Chance reviewed for the board the key terms relating to the Stock Purchase Agreement and the related agreements. Following the presentation, the directors addressed questions to, and discussed the proposed transaction with, members of Cornerstone’s management and Cornerstone’s legal advisors. After extensive discussions, the Cornerstone board determined that the transactions contemplated by the Stock Purchase Agreement and the related transactions and agreements were in the best interests of Cornerstone and its stockholders, and the directors voted to approve the Stock Purchase Agreement and the related transactions and agreements and to recommend to our stockholders that they approve the Company Stock Sale and, subsequently, the Charter Amendment.

After the meetings of the Cornerstone board adjourned on May 6, 2009, the definitive documentation for the transaction was finalized and the Stock Purchase Agreement and the related agreements were executed.

The transaction was announced prior to the opening of trading on the NASDAQ Capital Market on the morning of May 7, 2009.

Reasons for the Transaction

Our board of directors consulted with our senior management team and with our financial and legal advisors and considered a number of factors in reaching its decision to approve the issuance and sale of shares of our common stock to Chiesi pursuant to the Stock Purchase Agreement and in determining to recommend that our stockholders vote FOR the approval of the Company Stock Sale. Those factors included (but were not limited to) the following:

•	The addition to our product portfolio of Curosurf®, an FDA-approved product with a leading market position and a proprietary manufacturing process will further diversify our revenue base.

•	The addition of Curosurf® to our product portfolio is likely to bring us a predictable and growing source of income from a proven product.

•	The cash investment of $15,465,075 to be made by Chiesi will strengthen our balance sheet and help fund the development of our product line and the continued expansion of our sales force.

•	The addition of Curosurf® to our product portfolio should help to broaden our franchise in the market for respiratory therapeutic products, thereby providing us with marketing leverage for our other existing and future product offerings.

•	The potential opportunity to require the U.S. rights to additional Chiesi products further increases the value of our franchise.

•	The transaction will allow us to establish a long-term relationship with a leading European pharmaceutical company.

•	The restrictions to be imposed in connection with the proposed transaction on our management team’s ability to sell their shares of our common stock during the two-year period following the closing of the Company Stock Sale should help align the interests of our management team with those of our stockholders, by creating an incentive for the management team to make the new Chiesi relationship successful in order to maximize the value of their shareholdings and by incentivizing them to stay with the Company until the sale restrictions expire.

•	The oral opinion of Houlihan Lokey (which was subsequently confirmed in writing) with respect to the fairness, from a financial point of view, of the consideration to be received by Cornerstone of approximately $16 million in cash and the exclusive distribution rights for Curosurf® in the U.S. pursuant to the Stock Purchase Agreement, as of May 6, 2009 (based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion).

•	In connection with the proposed transaction, two of our executive officers, Mr. Collard and Mr. Lutz, through entities controlled by them, will sell 1.6 million shares of Cornerstone common stock to Chiesi at a price of $5.50 per share in cash, which represents a discount to the closing price of Cornerstone’s common stock on May 5, 2009, the day before our board approved the Stock Purchase Agreement and the related transactions (the closing price per share on May 5, 2009 was $7.40), and a premium over the volume-weighted trading price of our common stock for the three months prior to May 6, 2009 (the volume-weighted trading price per share for that three-month period was $5.21).

•	Mr. Collard and Mr. Lutz and the entities controlled by them have entered into a series of other agreements with Chiesi, including agreements providing for (i) the grant to Chiesi of an option, exercisable during a 30-day period expected to begin two years after the closing of the Company Stock Sale, under which Chiesi can buy the respective remaining shareholdings in Cornerstone of Mr. Collard, Mr. Lutz and the entities controlled by them for $12.00 per share in cash; (ii) substantial restrictions on the ability of Mr. Collard, Mr. Lutz and of the entities controlled by them to sell Cornerstone shares during the two years following the closing of the Company Stock Sale; and (iii) agreements to vote their shares for the approval of the Company Stock Sale and the Charter Amendment.

•	Cornerstone’s executive management team, including Mr. Collard and Mr. Lutz, have entered into new employment agreements with Cornerstone that by their terms are to take effect upon the closing of the Company Stock Sale, containing among other things provisions for performance-based compensation awards that must be approved by Cornerstone’s board of directors and, therefore, by Chiesi’s representatives on Cornerstone’s board.

•	The ownership interests of the existing stockholders in Cornerstone will be materially diluted upon the consummation of the transactions contemplated by the Stock Purchase Agreement.

•	Following the closing of the Company Stock Sale, Chiesi will be able to exert significant influence over Cornerstone by virtue of its rights, among others, to designate for nomination one-half of Cornerstone’s board of directors and to effectively veto various types of corporate action, both through its board representation and, after the implementation of the Charter Amendment, in its capacity as a stockholder.

•	Chiesi has agreed to various limitations on the exercise of its power as the new majority stockholder of Cornerstone, most of which will last for approximately two years, and has agreed for the same period of time to be subject to various “standstill” provisions, including limitations on its ability to acquire additional shares of Cornerstone’s common stock during that period without the approval of Cornerstone’s independent directors; but Chiesi has expressly reserved the right to compete with Cornerstone and to pursue corporate opportunities that otherwise could be attractive to Cornerstone.

•	The regulatory and stockholder approvals required in connection with the Company Stock Sale and the likelihood that the Company Stock Sale will be completed.

•	Some of the Cornerstone’s executives may have interests in the Company Stock Sale that are different from, or in addition to, those of Cornerstone’s other stockholders, as a result of the employment and other agreements and their holdings of shares and options to purchase shares of Cornerstone’s common stock.

•	The significant costs involved in connection with entering into the Stock Purchase Agreement and completing the transactions contemplated thereby and potential related disruptions to the operations of Cornerstone’s business.

The foregoing discussion of the information and factors considered by our board of directors, while not exhaustive, includes the material factors considered by our board of directors in determining whether to approve the Stock Purchase Agreement and recommend approval of the Company Stock Sale to our stockholders. In view of the variety of factors considered in connection with its evaluation of the Stock

Purchase Agreement and the related transactions and agreements, our board of directors did not find it practicable to, and did not, quantify, rank or otherwise assign relative or specific weight or values to any of these factors, and individual directors may have given different weights to different factors. Our board of directors considered all of the factors as a whole and considered the factors in their totality to be favorable to and supportive of its decision.

The foregoing discussion of our board of directors’ considerations relating to the Company Stock Sale is forward-looking in nature. This information should be read in light of the discussions under the heading “Special Note Regarding Forward Looking Statements” in this proxy statement.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF CORNERSTONE’S ISSUANCE AND SALE OF SHARES TO CHIESI PURSUANT TO THE STOCK PURCHASE AGREEMENT.

Opinion of Our Financial Advisor

On May 6, 2009, Houlihan Lokey rendered an oral opinion to our board of directors (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion dated May 6, 2009), to the effect that, as of May 6, 2009 and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion, the consideration to be received by Cornerstone pursuant to the Stock Purchase Agreement (the “Chiesi Investment Consideration”), was fair, from a financial point of view, to Cornerstone.

Houlihan Lokey’s opinion was directed to our board of directors and only addressed the fairness from a financial point of view of the Chiesi Investment Consideration and did not address any other aspect or implication of the transaction or any related transaction. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex D to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion. We encourage our stockholders to carefully read the full text of Houlihan Lokey’s written opinion. Neither Houlihan Lokey’s opinion nor the summary of the Houlihan Lokey’s opinion and the related analyses set forth in this proxy statement were intended to be, and did not, constitute advice or a recommendation to our board of directors or any stockholder as to how to act or vote with respect to the transaction, the related transactions or related matters.

In arriving at its opinion, among other things, Houlihan Lokey:

•	reviewed the following agreements and documents:

◆	draft dated May 6, 2009 of the Stock Purchase Agreement;

◆	draft dated May 6, 2009 of the stock purchase agreement by and among Chiesi, Cornerstone Biopharma Holdings, Ltd. (which is controlled by Mr. Collard) and Lutz Family Limited Partnership (which is controlled by Mr. Lutz); and

◆	draft dated May 1, 2009 of the License and Distribution Agreement;

•	reviewed certain publicly available business and financial information relating to Cornerstone and certain business and financial information relating to the U.S. Curosurf® rights that Houlihan Lokey deemed to be relevant;

•	reviewed certain information relating to the historical, current and future operations, financial condition and prospects of Cornerstone and the U.S. Curosurf® rights made available to Houlihan Lokey by Cornerstone and Chiesi, including financial projections of Cornerstone prepared by the management of Cornerstone, and the financial projections of the U.S. Curosurf® rights prepared by the management of Cornerstone;

•	spoke with certain members of the managements of Cornerstone and Chiesi regarding the business, operations, financial condition and prospects of Cornerstone and the U.S. Curosurf® rights, the transaction, the related transactions and related matters;

•	compared the financial and operating performance of Cornerstone with that of other public companies that Houlihan Lokey deemed to be relevant;

•	considered the publicly available financial terms of certain transactions and product acquisitions that Houlihan Lokey deemed to be relevant;

•	reviewed the current and historical market prices and trading volume for certain of Cornerstone’s publicly traded securities, and the historical market prices and certain financial data of the publicly traded securities of certain other companies that Houlihan Lokey deemed to be relevant; and

•	conducted certain other financial studies, analyses and inquiries and considered certain other information and factors as Houlihan Lokey deemed appropriate.

Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to it, discussed with or reviewed by it, or publicly available, and did not assume any responsibility with respect to that data, material and other information. In addition, management of Cornerstone advised Houlihan Lokey, and Houlihan Lokey assumed, that the financial projections reviewed by it had been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of Cornerstone as to the future financial results and condition of Cornerstone and the U.S. Curosurf® rights, and Houlihan Lokey expressed no opinion with respect to the financial projections or the assumptions on which they were based. As Cornerstone was aware, Houlihan Lokey was not an expert in the design, manufacture, marketing, suitability, financial performance or profitability of pharmaceutical and related products or obtaining applicable regulatory and other approvals in connection therewith and, consequently, with our consent, Houlihan Lokey relied on the views of Cornerstone’s and Chiesi’s management with respect to all those matters. Houlihan Lokey relied, without independent verification, on the accuracy and completeness of all information that was publicly available and of all information furnished by or on behalf of Cornerstone or any other potential party to the transaction or any related transaction or otherwise reviewed by Houlihan Lokey. Cornerstone understood and agreed that Houlihan Lokey would not be responsible for the accuracy or completeness of that information, and would not be liable for any inaccuracies or omissions therein. For purposes of its opinion, Houlihan Lokey evaluated the fairness from a financial point of view to Cornerstone of the Chiesi Investment Consideration to be received by Cornerstone pursuant to the Stock Purchase Agreement based on a review of the ranges of values for the approximately 12 million shares of Cornerstone common stock to be issued to Chiesi (the “New Shares”) and U.S. Curosurf® rights plus the cash investment of approximately $16 million indicated by Houlihan Lokey’s financial analyses based on the financial projections and other information provided to Houlihan Lokey by Cornerstone and Chiesi, respectively, with respect to Cornerstone and the U.S. Curosurf® rights, which Houlihan Lokey assumed were reasonably prepared and reflected the best estimates and judgments of the managements of Cornerstone with respect to the future financial performance of Cornerstone and the U.S. Curosurf® rights. Houlihan Lokey relied upon and assumed, without independent verification, that there had been no material change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of Cornerstone or the U.S. Curosurf® rights since the date of the most recent financial statements provided to it, and that there was no information or any facts that would make any of the information reviewed by it incomplete or misleading. Houlihan Lokey did not consider any aspect or implication of any transaction to which Cornerstone or Chiesi may be a party (other than as specifically described in Houlihan Lokey’s opinion with respect to the Company Stock Sale).

Houlihan Lokey relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the agreements identified in the first bullet point above and all other related documents and instruments that are referred to therein were true and correct, (ii) each party to those agreements and certain other related documents and instruments would fully and timely perform all of the covenants and agreements required to be performed by that party, (iii) all conditions to the consummation of the transaction and the related transactions would be satisfied without waiver thereof, and (iv) the transaction and the related transactions would be consummated in a timely manner in accordance with the terms described in the agreements and documents provided to Houlihan Lokey, without any amendments or modifications thereto. Houlihan Lokey also relied upon and assumed, without independent verification, that the transaction and the related transactions would be consummated in a manner that complies in all respects with all applicable international, federal and state statutes, rules and regulations, and that all governmental, regulatory, and other consents and approvals necessary for the consummation of the transaction and the related transactions would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would result in the disposition of any material portion of the assets of Cornerstone, or otherwise have an adverse effect on Cornerstone or the U.S. Curosurf® rights or any expected benefits of the transaction or the related transactions. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final forms of any draft documents identified above would not differ in any respect from the drafts of those documents.

Furthermore, in connection with its opinion, Houlihan Lokey was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of Cornerstone, Chiesi or any other party, nor was Houlihan Lokey provided with any appraisal or evaluation. Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of any entity. Houlihan Lokey undertook no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Cornerstone or Chiesi was or may become a party or was or may become subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which Cornerstone or Chiesi was or may become a party or was or may become subject.

Houlihan Lokey was not requested to, and did not, (i) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to all or any portion of the transaction or any related transaction, the assets, businesses or operations of Cornerstone or any other party, or any alternatives to all or any portion of the transaction or any related transaction, (ii) negotiate the terms of all or any portion of the transaction or any related transaction, or (iii) advise our board of directors or any other party with respect to alternatives to all or any portion of the transaction or any related transaction. Houlihan Lokey’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, the date of its opinion. Houlihan Lokey did not undertake, and was under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring after the date of its opinion. Houlihan Lokey did not express any opinion as to what the value of the New Shares actually would be when issued pursuant to the Company Stock Sale or the price or range of prices at which the New Shares may be purchased or sold at any time.

Houlihan Lokey’s opinion was furnished for the use and benefit of our board of directors in connection with its consideration of the Company Stock Sale and may not be used for any other purpose without Houlihan Lokey’s prior written consent. Houlihan Lokey’s opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party. Houlihan Lokey’s opinion was not intended to be, and did not constitute, a recommendation to our board of directors, any security holder or any other person as to how to act or vote with respect to any matter relating to the transaction or any related transaction.

Houlihan Lokey was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of Cornerstone, Chiesi, their respective security holders or any other party to proceed with or effect all or any portion of the transaction or any related transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form or any other portion or aspect of, all or any portion of the transaction, any related transaction or otherwise (other than the Chiesi Investment Consideration to the extent expressly specified therein), (iii) the fairness of any portion or aspect of the transaction or any related transaction to the holders of any class of securities, creditors or other constituencies of Cornerstone or Chiesi, or to any other party, except as set forth in its opinion, (iv) the relative merits of all or any portion of the transaction or any related transaction as compared to any alternative business strategies that might exist for Cornerstone, Chiesi or any other party or the effect of any other transaction in which Cornerstone, Chiesi or any other party might engage, (v) the fairness of any portion or aspect of the transaction or any related transaction to any one class or group of Cornerstone’s or any other party’s security holders vis-à-vis any other class or group of Cornerstone’s or any other party’s security holders (including, without limitation, the allocation of any consideration amongst or within any classes or groups of security holders), (vi) whether or not Cornerstone, Chiesi, their respective security holders or any other party was receiving or paying reasonably equivalent value in the transaction or any related transaction, (vii) the solvency, creditworthiness or fair value of Cornerstone, Chiesi or any other participant in the transaction or any related transaction under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount or nature of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the transaction or any related transaction, any class of those persons or any other party, relative to the Chiesi Investment Consideration or otherwise. Furthermore, no opinion, counsel or interpretation was intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. Houlihan Lokey assumed that those opinions, counsel or interpretations had been or would be obtained from the appropriate professional sources. Furthermore, Houlihan Lokey relied, with our consent, on the assessment by Cornerstone and our advisers, as to all legal, regulatory, accounting, insurance and tax matters with respect to Cornerstone, the U.S. Curosurf® rights and the transaction or any related transaction.

In preparing its opinion to our board of directors, Houlihan Lokey performed a variety of analyses, including those described below. The summary of Houlihan Lokey’s analyses is not a complete description of the analyses underlying its opinion. The preparation of a fairness opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither a fairness opinion nor its underlying analyses is readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors or focusing on information presented in tabular format, without considering all analyses, methodologies and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Houlihan Lokey’s analyses and its opinion. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques.

In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. Houlihan Lokey’s analyses involved judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of Cornerstone, such as the impact of competition on the business of Cornerstone and on the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Cornerstone or the industry or in the markets generally. No company, transaction or business used in Houlihan Lokey’s analyses for comparative purposes is identical to Cornerstone or the proposed Company Stock Sale and an evaluation of the results of those analyses is not entirely mathematical. Houlihan Lokey believes that mathematical derivations (such as determining average and median) of financial data are not by themselves meaningful and should be considered together with qualities, judgments and informed assumptions. The estimates contained in Cornerstone’s analyses and the implied reference range values indicated by Houlihan Lokey’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of Cornerstone. Much of the information used in, and accordingly the results of, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty.

Houlihan Lokey’s opinion was provided to our board of directors in connection with its consideration of the proposed Company Stock Sale and was only one of many factors considered by our board of directors in evaluating the proposed Company Stock Sale. Neither its opinion nor Houlihan Lokey’s analyses were determinative of the consideration in the Company Stock Sale or of the views of our board of directors or management with respect to the Company Stock Sale or the consideration in the Company Stock Sale. The type and amount of consideration payable in the Company Stock Sale were determined through negotiation between Cornerstone and Chiesi, and the decision to enter into the Company Stock Sale was solely that of our board of directors.

The following is a summary of the material analyses reviewed by Houlihan Lokey with our board of directors in connection with Houlihan Lokey’s opinion rendered on May 6, 2009. The order of the analyses does not represent relative importance or weight given to those analyses by Houlihan Lokey. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Houlihan Lokey’s analyses.

For purposes of its analyses, Houlihan Lokey reviewed a number of financial and operating metrics, including:

•	Enterprise Value: generally calculated as the value of the relevant company’s outstanding equity securities (taking into account its outstanding warrants and other convertible securities) based on the relevant company’s closing stock price, or equity value, plus the value of minority interests, plus net debt (calculated as outstanding indebtedness, preferred stock and capital lease obligations less the amount of cash and cash equivalents on its balance sheet), as of a specified date.

•	Revenue: generally calculated as net revenue.

•	EBITDA: generally the earnings before interest, taxes, depreciation and amortization.

Unless the context indicates otherwise, enterprise values and equity values derived from the selected companies analysis described below were calculated using the closing price of our common stock and the common stock of the selected pharmaceutical companies listed below as of May 4, 2009, transaction values for the target companies derived from the selected transactions analysis described below were calculated as of the announcement date of the relevant transaction based on the estimated purchase prices paid in the selected transactions, and the estimated purchase prices paid in the selected product acquisitions listed below were calculated as of the announcement date of the relevant acquisition. Accordingly, this information may not reflect current or future market conditions. Estimates of 2009, 2010 and 2011 Revenue and EBITDA for Cornerstone were based on estimates provided by our management, and an estimate of 2008 Revenue associated with the U.S. Curosurf® rights was based on an estimate provided by Chiesi. Estimates of 2009, 2010 and 2011 Revenue and EBITDA for the selected pharmaceutical companies listed below were based on certain publicly available research analyst estimates for those pharmaceutical companies.

Analysis of the U.S. Curosurf® Rights

Selected Product Acquisition Analysis for the U.S. Curosurf® Rights.  Houlihan Lokey calculated multiples of revenue based on the estimated purchase prices paid in the following selected publicly-announced pharmaceutical product acquisitions:

Acquiror	Seller	Product

Microbix Biosystems Inc.	ImaRx Therapeutics, Inc.	Urokinase
Questcor Pharmaceuticals, Inc.	MedPointe Inc.	Doral
Abraxis BioScience, Inc.	AstraZeneca US	Anaesthetic and Analgesic Portfolio
Valeant Pharmaceuticals International	InterMune, Inc.	Infergen
Kos Pharmaceuticals, Inc.	Biovail Corporation	Teveten, Cardizem LA
ViroPharma Incorporated	Eli Lilly and Company	Vancocin Pulvules

Acquiror	Seller	Product

Vernalis plc	Elan Corporation, plc	Frovatriptan
Mayne Group Limited	AAIPharma Inc.	MVI/Aquasol
AAIPharma Inc.	Elan Corporation, plc	Roxicodone, Oramorph, Roxanol, Duraclon
Barr Pharmaceuticals, Inc.	Galen Holdings, plc	Loestrin
King Pharmaceuticals, Inc.	Elan Corporation, plc	Sonata / Skelaxin
Watson Pharmaceuticals, Inc.	Novartis AG	Fiorinal / Fioricet
Galen Holdings, plc	Eli Lilly and Company	Sarafem
Enzon Pharmaceuticals, Inc.	Elan Corporation, plc	Abelcet
Biovail Corporation	Merck & Co., Inc.	Vasotec / Vaseretic
Schering AG	Immunex Corporation	Leukine
King Pharmaceuticals, Inc.	Johnson & Johnson	Ortho-Prefest
Galen Holdings, plc	Bristol-Myers Squibb	Duricef, Moisturel
Biovail Corporation	Solvay Pharmaceuticals	Teventen / Teventen HCT
AAIPharma Inc.	Eli Lilly and Company	Darvon and Darvocet-N franchise
First Horizon Pharmaceutical	AstraZeneca plc	Sular
Elan Corporation, plc	American Home Products	Sonata
Biovail Corporation	GlaxoSmithKline plc	Zovirax
Women First Healthcare Inc.	Hoffmann-La Roche Inc.	Bactrim
First Horizon Pharmaceutical	Sanofi-Synthelabo, Inc.	Prenate
King Pharmaceuticals, Inc.	Bristol-Myers Squibb	Corzide and Corgard, Delestrogen, Florinef
Prometheus Laboratories Inc.	Connetics Corporation	Ridaura
Novavax, Incorporated	King Pharmaceuticals, Inc.	AVC
Biovail Corporation	Aventis Pharmaceuticals Inc.	Cardizem product family (US rights)
SmithKline Beecham	Hoffmann-La Roche Inc.	Coreg
King Pharmaceuticals, Inc.	American Home Products	Nordette, Bicillin, and Wycillin
Warner Chilcott Limited	Bristol-Myers Squibb	Estrace, Ovcon-35, and Ovcon-50

The selected product acquisition analysis indicated a revenue multiple range of 0.50x to 4.93x. Houlihan Lokey applied a selected multiple range derived from the selected product acquisitions to corresponding financial data for the U.S. Curosurf® rights.

Discounted Cash Flow Analysis for the U.S. Curosurf® Rights.  Houlihan Lokey also calculated the net present value of the ten year unlevered, after-tax cash flows associated with the U.S. Curosurf® rights based on estimates provided by Cornerstone’s management. In performing this analysis, Houlihan Lokey used discount rates ranging from 11% to 15%.

Analysis of Cornerstone

Selected Companies Analysis for Cornerstone.  Houlihan Lokey calculated multiples of enterprise value based on certain financial data for Cornerstone and the following selected pharmaceutical companies:

•	Watson Pharmaceuticals, Inc.;

•	King Pharmaceuticals, Inc.;

•	Endo Pharmaceuticals Holdings Inc.;

•	Sepracor Inc.;

•	ViroPharma Incorporated;

•	Salix Pharmaceuticals, Ltd.;

•	Par Pharmaceutical Companies, Inc.; and

•	Santarus, Inc.

The calculated multiples included:

•	Enterprise value as a multiple of 2008 Revenue;

•	Enterprise value as a multiple of estimated 2009 Revenue;

•	Enterprise value as a multiple of estimated 2010 Revenue;

•	Enterprise value as a multiple of estimated 2011 Revenue;

•	Enterprise value as a multiple of 2008 EBITDA;

•	Enterprise value as a multiple of estimated 2009 EBITDA;

•	Enterprise value as a multiple of estimated 2010 EBITDA; and

•	Enterprise value as a multiple of estimated 2011 EBITDA.

The selected companies analysis indicated the following:

	Multiple Range of
	Selected Companies
Multiple Description	Low		High

Enterprise Value as a multiple of:
2008 Revenue	0.44	x	2.67	x
2009E Revenue	0.36	x	2.04	x
2010E Revenue	0.33	x	1.67	x
2011E Revenue	0.30	x	1.42	x
2008 EBITDA	3.6	x	6.2	x
2009E EBITDA	3.2	x	6.2	x
2010E EBITDA	3.5	x	8.2	x
2011E EBITDA	3.3	x	10.3	x

Houlihan Lokey applied a selected multiple range derived from the selected companies to corresponding financial data for Cornerstone.

Selected Transactions Analysis for Cornerstone.  Houlihan Lokey calculated multiples of enterprise value based on the estimated purchase prices paid in the following selected publicly-announced pharmaceutical transactions:

Acquiror	Target

GlaxoSmithKline plc	Stiefel Laboratories, Inc.
Sanofi-Aventis	Medley S.A. Industria Farmaceutica
Sanofi-Aventis Mexico	Laboratorios Kendrick
Gilead Sciences, Inc.	CV Therapeutics, Inc.
Shionogi & Co., Ltd.	Sciele Pharma, Inc.
Teva Pharmaceutical Industries Limited	Barr Pharmaceuticals, Inc.
Sun Pharmaceutical Industries Limited	Taro Pharmaceutical Industries Ltd.
Stiefel Laboratories, Inc.	Barrier Therapeutics, Inc.
Sanofi-Aventis Europe	Zentiva N.V.
Daiichi Sankyo Co. Ltd.	Ranbaxy Laboratories Limited
Teva Pharmaceutical Industries Limited	Bentley Pharmaceuticals, Inc.
Reckitt Benckiser Group PLC	Adams Respiratory Therapeutics, Inc.

Acquiror	Target

Nycomed US Inc.	Bradley Pharmaceuticals, Inc.
SurModics, Inc.	Brookwood Pharmaceuticals, Inc.
Meda AB	MedPointe Inc.
Mylan Laboratories Inc.	Merck KGaA
Sciele Pharma, Inc.	Alliant Pharmaceuticals, Inc.
Jubilant Organosys Ltd.	HollisterStier Laboratories LLC
Vectura Group plc	Innovata plc
Abbott Laboratories	Kos Pharmaceuticals, Inc.
Stiefel Laboratories, Inc.	Connetics Corporation
Hospira, Inc.	BresaGen Limited
Barr Pharmaceuticals, Inc.	PLIVA d.d.
Watson Pharmaceuticals, Inc.	Andrx Corporation
Teva Pharmaceutical Industries Limited	IVAX Corporation
Valeant Pharmaceuticals International	Xcel Pharmaceuticals, Inc.
Protein Design Labs, Inc.	ESP Pharma, Inc.
Bain Capital Investors, LLC/	Warner Chilcott Limited
DLJ Merchant Banking III, Inc./
J.P. Morgan Partners, LLC/
Thomas H. Lee Partners, L.P.

The calculated multiples included:

•	Enterprise value as a multiple of Revenue for the latest twelve months prior to announcement (“LTM”);

•	Enterprise value as a multiple of projected Revenue for the next fiscal year after announcement (“NFY”);

•	Enterprise value as a multiple of projected Revenue for the second fiscal year after announcement (“NFY+1”);

•	Enterprise value as a multiple of projected Revenue for the third fiscal year after announcement (“NFY+2”);

•	Enterprise value as a multiple of LTM EBITDA;

•	Enterprise value as a multiple of projected NFY EBITDA;

•	Enterprise value as a multiple of projected NFY+1 EBITDA; and

•	Enterprise value as a multiple of projected NFY+2 EBITDA.

The selected transactions analysis indicated the following:

	Multiple Range of
	Selected Transactions
Multiple Description	Low		High

Transaction Value as a multiple of:
LTM Revenue	1.34	x	8.97	x
NFY Revenue	1.36	x	5.95	x
NFY+1 Revenue	1.25	x	4.11	x
NFY+2 Revenue	1.15	x	3.76	x
LTM EBITDA	5.1	x	31.4	x
NFY EBITDA	6.3	x	30.8	x
NFY+1 EBITDA	5.3	x	25.7	x
NFY+2 EBITDA	4.5	x	17.4	x

Houlihan Lokey applied a selected multiple range derived from the selected transactions to corresponding financial data for Cornerstone.

Discounted Cash Flow Analysis for Cornerstone.  Houlihan Lokey also calculated the net present value of Cornerstone’s unlevered, after-tax cash flows based on estimates provided by Cornerstone’s management. In performing this analysis, Houlihan Lokey used discount rates ranging from 15% to 19% taking into account Cornerstone’s estimated weighted average cost of capital and terminal value multiple ranges of 0.9x to 1.0x Revenue and 4.5x to 5.5x EBITDA, which were selected taking into account the selected companies analyses.

Other Matters

Houlihan Lokey was engaged by Cornerstone to provide an opinion to our board of directors regarding the fairness from a financial point of view of the Chiesi Investment Consideration. We engaged Houlihan Lokey based on Houlihan Lokey’s experience and reputation. Houlihan Lokey is regularly engaged to render financial opinions in connection with mergers, acquisitions, divestitures, leveraged buyouts, recapitalizations, and for other purposes. Pursuant to the engagement letter, Cornerstone has agreed to pay Houlihan Lokey a customary fee for its services, a portion of which became payable upon the execution of Houlihan Lokey’s engagement letter and the balance of which became payable upon the delivery of Houlihan Lokey’s opinion, regardless of the conclusion reached therein. No portion of Houlihan Lokey’s fee was contingent upon the successful completion of the transaction or the related transactions. Cornerstone has also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain liabilities and expenses, including certain liabilities under the federal securities laws arising out of or relating to Houlihan Lokey’s engagement.

In the ordinary course of business, certain of Houlihan Lokey’s affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, Cornerstone, Chiesi, or any other party that may be involved in the transaction or any related transaction and their respective affiliates or any currency or commodity that may be involved in the transaction or any related transaction.

Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and other financial services to Cornerstone, Chiesi and other participants in the transaction and the related transactions and certain of their respective affiliates in the future, for which Houlihan Lokey and certain of its affiliates may receive compensation.

Certain Corporate Governance Arrangements and Protective Provisions

In connection with the Stock Purchase Agreement, Cornerstone, Chiesi and, solely with respect certain sections identified therein, the Founder Stockholders, entered into a Governance Agreement, dated as of May 6,

2009. The Governance Agreement contains certain governance provisions and majority stockholder and minority stockholder protections. The Governance Agreement will become effective following the closing of the Company Stock Sale and continue in effect for 24 months following the closing of the Company Stock Sale (the “Blackout Period”), subject to earlier termination as set forth in the Governance Agreement. Also, in connection with the Stock Purchase Agreement, Cornerstone, Chiesi and the Founder Stockholders entered into a Stockholders Agreement dated as of May 6, 2009. The Stockholders Agreement will become effective following the closing of the Company Stock Sale and (i) restricts the Founder Stockholders from transferring a certain number of shares of Cornerstone common stock owned by them and from acquiring additional shares of Cornerstone common stock for a specified period, (ii) provides Chiesi with the right to require the Founder Stockholders to sell those shares of Cornerstone common stock that may not be transferred for $12.00 per share in cash and (iii) requires the Founder Stockholders to vote the shares of Cornerstone common stock owned by them in the manner specified in the Stockholders Agreement. Following is a summary of certain of the governance arrangements and protective provisions we agreed to in the Governance Agreement, the Stockholders Agreement and related agreements in connection with the Company Stock Sale.

Board Composition

•	Cornerstone’s board of directors will be reconstituted to consist of Cornerstone’s Chief Executive Officer, three persons who qualify as independent directors under the NASDAQ Listing Rules and four persons designated by Chiesi.

•	Thereafter, Chiesi will be able to submit to Cornerstone’s nominating committee for nomination for election to Cornerstone’s board a number of persons based on Chiesi’s beneficial ownership of our common stock, as follows:

◆	if Chiesi and its affiliates own 50% or more of the outstanding shares of our common stock on a fully diluted basis (as defined in the Governance Agreement), four individuals;

◆	if Chiesi and its affiliates own 35% or more but less than 50% of the outstanding shares of our common stock on a fully diluted basis (as defined in the Governance Agreement), three individuals;

◆	if Chiesi and its affiliates own 25% or more but less than 35% of the outstanding shares of our common stock on a fully diluted basis (as defined in the Governance Agreement), two individuals;

◆	if Chiesi and its affiliates own 10% or more but less than 25% of the outstanding shares of our common stock on a fully diluted basis (as defined in the Governance Agreement), one individual; and

◆	if Chiesi and its affiliates own less than 10% of the outstanding shares of our common stock on a fully diluted basis (as defined in the Governance Agreement), Chiesi will not have the right to designate any directors.

•	Cornerstone’s nominating committee will nominate our Chief Executive Officer (or our most senior executive officer) and three independent directors to Cornerstone’s board of directors.

•	If at any time the number of Chiesi-nominated directors on Cornerstone’s board of directors exceeds the number provided for above, Chiesi will promptly procure the resignation or removal of the number of Chiesi-nominated directors so that the number of Chiesi-nominated directors is consistent with the number of directors Chiesi can nominate at that time.

•	A majority of the total authorized directors on the Cornerstone board, including at least one Chiesi-nominated director, will constitute a quorum.

•	Chiesi will ensure that any vacancy resulting from the departure from the board of an independent director will be filled by a person chosen by the remaining independent directors.

•	Cornerstone will use its best efforts to solicit votes from our stockholders, and Chiesi and the Founder Stockholders agree to vote their shares of our common stock, in favor of the election of the persons nominated by Cornerstone’s nominating committee.

•	We will ensure that our certificate of incorporation, bylaws and any other governance agreements are consistent with the Governance Agreement.

We also agreed to submit for our stockholders’ approval, after the closing of the Company Stock Sale, an amendment to our certificate of incorporation that will, among other things, provide that for so long as Chiesi and its affiliates beneficially own at least 40% of our outstanding shares of common stock on a fully diluted basis (as defined in the Charter Amendment), the directors designated by Chiesi, as a class, will have equal voting power with the other directors, as a class.

Limitations on Additional Acquisitions of Shares of Cornerstone Common Stock by Chiesi

Chiesi agrees that it will not, directly or indirectly, purchase or otherwise acquire, or propose or offer to purchase or acquire, any shares of our common stock except through acquisitions pursuant to:

•	The exercise of any of the call options provided for in the Stockholders Agreement;

•	Transactions approved by Cornerstone’s board of directors and by a majority of its independent directors;

•	Purchases solely to maintain Chiesi’s percentage ownership of shares of our common stock at 51% on a fully diluted basis (as defined in the Governance Agreement);

•	Open market purchases in the same number of shares as Founder Stockholders sell during the Blackout Period; or

•	A tender offer that will be required to be made by Chiesi for the shares of our common stock not owned by Chiesi or its affiliates, at a cash price per share at least equal to the highest per share price paid by Chiesi or any of their affiliates to acquire any shares of our common stock in the previous 18 months, promptly after Chiesi and its affiliates beneficially own 85% (or more) of the outstanding shares of our capital stock on a fully diluted basis (as defined in the Governance Agreement).

Limitations on Transfer of Shares of Cornerstone Common Stock by Chiesi

Chiesi agrees that it and its affiliates will not directly or indirectly:

•	During the Blackout Period, sell or otherwise transfer or dispose of any shares of our common stock except pursuant to a bona fide acquisition of Cornerstone by a third party by way of merger, consolidation, stock exchange or tender offer that was not solicited by Chiesi or any of its affiliates and that is approved by the Cornerstone board and by a majority of our independent directors; or

•	Sell or otherwise transfer any shares of our common stock to any person if immediately following the sale or transfer such person would beneficially own more than 5% of all shares of our common stock then outstanding (excluding, however, a sale to a bona fide underwriter that certifies that the shares are being acquired pursuant to a distribution and that upon completion of the distribution, no purchaser will own more than 5% of the then outstanding shares of our common stock).

Standstill Obligations Undertaken by Chiesi

Chiesi agrees that neither it nor its affiliates will directly or indirectly (other than pursuant to the voting agreement entered into in connection with the Stock Purchase Agreement):

•	Solicit, or become a participant in any solicitation of, any proxy from any holder of shares of our common stock in connection with any vote on any matter, or agree or announce its intention to vote with any person undertaking a “solicitation” (other than as provided in the Governance Agreement);

•	Form, join or participate in any group of persons formed for the purpose of acquiring, holding, voting or disposing of shares of our common stock that would be required to file a statement with the U.S. Securities and Exchange Commission (the “SEC”) if such group beneficially owned 5% or more of any class of Cornerstone voting stock (other than Chiesi), unless approved by the majority of our independent directors;

•	Grant any proxies with respect to any shares of our common stock to any person (other than as recommended by Cornerstone’s board of directors) or deposit any shares of our common stock in a voting trust or enter into any other arrangement or agreement with respect to the voting thereof;

•	Seek, alone or in concert with other persons, additional representation on Cornerstone’s board of directors (in addition to that provided for in the Governance Agreement) or seek the removal of any member of our board of directors that is not a designee of Chiesi or a change in the composition or size of our board of directors that is inconsistent with the Governance Agreement; or

•	Enter into any arrangements, understandings or agreements with, or advise, finance or assist any other persons in connection with any of the foregoing.

Interested Transactions

Any future material contract or transaction between Chiesi and Cornerstone will require the approval of our independent directors.

Limitations on Transfer of Shares of Cornerstone Common Stock by the Founder Stockholders

Within two years of the closing of the Company Stock Sale, each Founder Stockholder has agreed that such Founder Stockholder will not:

•	directly or indirectly, transfer any of their covered shares (as defined in the Stockholders Agreement) except pursuant to (i) an exempt transfer to an affiliate or by operation of descent and distribution laws, or (ii) Chiesi’s call option described below; or

•	knowingly transfer any shares of common stock in a privately negotiated transaction to a pharmaceutical company.

Any transfer or purported transfer in violation of these restrictions will be void and ineffectual, and will not be recognized by Cornerstone. After two years of the closing of the Company Stock Sale, there will be no further share transfer restrictions.

Limitations on Additional Acquisitions of Shares of Cornerstone Common Stock by the Founder Stockholders

For a period of two years after the closing of the Company Stock Sale, each Founder Stockholder agrees that such Founder Stockholder will not, directly or indirectly, acquire or offer to acquire any shares or beneficial ownership of Cornerstone common stock, except through acquisitions of shares:

•	effected pursuant to transactions approved by the Cornerstone board or by a majority of Cornerstone’s independent directors;

•	effected solely to maintain the Founder Stockholder’s level of beneficial ownership of shares of Cornerstone common stock as of May 6, 2009; or

•	pursuant to Cornerstone’s equity compensation arrangements or the exercise of any options or warrants or similar rights granted or awarded under such arrangements.

Chiesi’s Call Option on the Founder Stockholders’ Shares

Chiesi has the option, exercisable in whole but not in part on a single occasion during the 30 days beginning on the earlier of the date on which the share transfer restrictions lapse, two years after the closing of the Company Stock Sale, or the date following the termination under certain circumstances of specified Cornerstone executives’ employment, to acquire all the Founder Stockholders’ shares that are subject to restrictions on transfer for $12.00 per share in cash, subject to adjustment for any stock split, stock dividend, reverse stock split or similar adjustment occurring after the date of the Stockholders Agreement.

Agreement to Vote

Each Founder Stockholder agrees that, at any meeting of Cornerstone stockholders called to consider a transaction in which Chiesi or its affiliate will acquire all the outstanding capital stock of Cornerstone, such Founder Stockholder will vote all shares of common stock owned by such Founder Stockholder at the applicable record date in the same proportions that the shares of common stock owned by the other stockholders (other than Chiesi and its affiliates) are voted on such matter. These obligations of the Founder Stockholders will apply only if (i) a majority of Cornerstone’s directors who were not nominated by, and are otherwise independent of, Chiesi and its affiliates (other than Cornerstone) has approved the transaction to be voted on at the meeting, and has recommended that Cornerstone’s stockholders vote to approve the transaction, and (ii) such approval and recommendation has not been withdrawn.

Amended Bylaws

It is a condition to the closing of the Company Stock Sale that we adopt amended and restated bylaws (the “Amended Bylaws”) in the form attached to the Stock Purchase Agreement as Exhibit G. Adoption of the Amended Bylaws requires the approval of Cornerstone’s board of directors, and does not require stockholder approval. Following is a summary of the certain of the provisions to be included in the Amended Bylaws.

Actions Subject to Approval by the Cornerstone Board

The Amended Bylaws will provide that so long as Chiesi beneficially owns shares of our common stock constituting at least 50% of all outstanding shares of our common Stock on a fully diluted basis (as defined in the Amended Bylaws), the following are subject to approval by the Cornerstone board:

•	the adoption, modification or amendment of the annual operating or capital budget for the corporation to be effective January 1 of that fiscal year;

•	the entry into, modification or amendment of any exclusive license, distribution or supply agreement to which Cornerstone is a party;

•	any capital expenditure in excess of $500,000 in any one case or $2,000,000 in the aggregate;

•	any expense that substantially deviates from the approved annual operating or capital budget, other than immaterial expenditures in the ordinary course of business; or

•	the incurrence by Cornerstone of indebtedness in excess of $1,000,000 in the aggregate for borrowed money, including, but not limited to trade financing (less than 60 days) either on an individual or cumulative basis or issuing any equity security that ranks senior in liquidation preference to the equity securities outstanding as of the date of the Amended Bylaws.

Executive Compensation

The Amended Bylaws also provide that all matters relating to executive compensation will require the approval of the Cornerstone compensation committee and the ratification of the Cornerstone board.

Please see the section entitled “The Amended Bylaws,” beginning on page 63 of this proxy statement for a more detailed summary of the Amended Bylaws.

In connection with the Governance Agreement, we have agreed to, subject to the approval and adoption by our stockholders, amend our certificate of incorporation to implement additional majority stockholder protections. The material provisions of the Charter Amendment are described below. They will not become effective unless our stockholders approve the Charter Amendment.

Charter Amendment — Actions Requiring Approval of Chiesi

When the Charter Amendment is implemented, our amended certificate of incorporation will provide, among other things, that so long as Chiesi and its affiliates beneficially own Cornerstone common stock constituting not less than 40% of all outstanding common stock on a fully diluted basis (as defined in the Charter Amendment), Chiesi’s approval will be required for:

•	any acquisition of any business or assets for an aggregate price greater than $25 million;

•	any sale, lease, transfer or other disposal of a business or assets of Cornerstone, other than in the ordinary course of business, for an aggregate price greater than $25 million;

•	any issuance of any capital stock of Cornerstone, other than pursuant to employee incentive plans or upon the exercise of any option or other similar right; or

•	any repurchase or redemption of any capital stock of Cornerstone, other than mandatory redemptions, fair market value purchases in connection with any Cornerstone deferred compensation plan and repurchases of unvested or restricted stock pursuant to any Cornerstone compensation plan.

Charter Amendment — Corporate Opportunities

When the Charter Amendment is implemented, our amended certificate of incorporation will provide, among other things, that for so long as Chiesi and its affiliates collectively beneficially own Cornerstone common stock representing not less than 50% of all outstanding common stock on a fully diluted basis (as defined in the Charter Amendment):

•	neither Chiesi nor any of its affiliates will have a duty to refrain from engaging in the same or similar business as Cornerstone, nor will they be liable for breach of any fiduciary duty to Cornerstone by reason of such activities;

•	any mutual corporate opportunity offered to any Cornerstone director or officer who is also an officer, director or employee of Chiesi shall belong to Chiesi, unless such mutual corporate opportunity was expressly offered to such person in his or her capacity as a director or officer of Cornerstone, in which case such opportunity shall not be pursued by Chiesi;

•	Chiesi will have no other duty to communicate corporate opportunities to Cornerstone; and

•	Chiesi, and its affiliates, as applicable, will not be liable for breach of any fiduciary duty by reason of the foregoing.

Charter Amendment — Other Provisions

When the Charter Amendment is implemented, our amended certificate of incorporation will, among other things:

•	no longer provide for a classified (or “staggered”) board of directors;

•	no longer include the stockholder supermajority voting provisions presently contained in the certificate of incorporation;

•	permit, instead of prohibit, stockholders taking action by written consent; and

•	include a provision opting out of Section 203 of the Delaware General Corporation Law, an anti-takeover statute.

These changes generally will make it easier for Chiesi to exercise its rights as a stockholder of Cornerstone.

As described in the section entitled “The Special Meeting,” beginning on page 11 of this proxy statement, if our stockholders approve the Company Stock Sale, we will hold another special meeting of our stockholders to approve the Charter Amendment. You will receive separate proxy materials for the special meeting of Cornerstone stockholders where the proposal to approve and adopt the Charter Amendment will be considered. The full text of the Charter Amendment appears at Exhibit F to the Stock Purchase Agreement.

Interests of Our Directors and Executive Officers in the Transaction

In considering the recommendation of our board of directors with respect to the proposal to approve the Company Stock Sale, our stockholders should be aware that some of our directors and executive officers have personal interests in the Company Stock Sale that are, or may be, different from, or in addition to, your interests. Our board of directors was aware of the interests described below and considered them, among other matters, when approving the Company Stock Sale and recommending that our stockholders vote to approve the Company Stock Sale. Except as described below, to our knowledge our directors and executive officers have no material interest in the Company Stock Sale that differs from our stockholders’ interests generally.

As of [    ●    ], 2009, the record date, approximately [    ●    ]% of the issued and outstanding shares of our common stock was held by directors and executive officers of Cornerstone and their affiliates.

Sale of Shares of Cornerstone Common Stock by Entities Controlled by Craig A. Collard and Steven M. Lutz

Concurrently with the execution and delivery of the Stock Purchase Agreement, Chiesi, Cornerstone Biopharma Holdings, Ltd., an entity controlled by Craig A. Collard, Cornerstone’s President and Chief Executive Officer, and Lutz Family Limited Partnership, an entity controlled by Steven M. Lutz, Cornerstone’s Executive Vice President, Manufacturing and Trade, agreed, among other things, to sell to Chiesi 1.6 million shares of Cornerstone common stock. The closing of this sale of shares is conditioned upon the concurrent closing of the Company Stock Sale.

Stockholders Agreement

The Founder Stockholders are party to the Stockholders Agreement with Chiesi pursuant to which Chiesi may require the Founder Stockholders sell their remaining shares of Cornerstone common stock owned that are covered by the Stockholders Agreement for a per share price of $12.00 in cash exercisable after two years after the closing of the Company Stock Sale. Please see the section entitled “The Stockholders Agreement,” beginning on page 56 of this proxy statement, for a more detailed summary of the Stockholders Agreement.

Employment Agreements with Executive Officers

We have entered into new employment agreements that will become effective upon the closing of the Company Stock Sale with the following executive officers of Cornerstone: Mr. Collard, Mr. Lutz, Brian Dickson, M.D., Cornerstone’s Chief Medical Officer, David Price, Cornerstone’s Executive Vice President, Finance, Chief Financial Officer, Treasurer and Secretary, Joshua Franklin, Cornerstone’s Vice President, Sales and Marketing, and Alan Roberts, Cornerstone’s Vice President, Scientific Affairs. Some of these employment agreements provide for the grant of options to purchase shares of our common stock to the relevant executive officer. Please see the section entitled “The Employment Agreements,” beginning on page 61 of this proxy statement, for a more detailed summary of the employment agreements.

Acceleration of Stock Options and Restricted Stock

Several executive officers of Cornerstone are party to an employee duties agreement which provides for all unvested options to purchase shares of our common stock and restricted shares of our common stock granted to the employee party to such an agreement to immediately vest following the closing of the Company Stock Sale.

The executive officers identified in the following table will benefit from the acceleration of the vesting of and exercisability of their stock options. The information contained in the table is as of May 28, 2009. Each of the executive officers named below have agreed to restrictions during the two-year period following the closing of the Company Stock Sale on their ability to sell shares of Cornerstone common stock.

	Number of Shares
	of Common Stock	Number of Shares
	Underlying Options	of Restricted Stock
	Subject to	Subject to
Executive Officer	Acceleration	Acceleration

Craig A. Collard	145,826	—
Chief Executive Officer and President and Director
Steven M. Lutz	116,065	—
Executive Vice President, Manufacturing and Trade
David Price	—	325,134
Executive Vice President, Finance, Chief Financial Officer, Treasurer and Secretary
Brian Dickson, M.D.	135,410	—
Chief Medical Officer
Joshua Franklin	71,425	—
Vice President, Sales and Marketing
Alan Roberts	17,500	—
Vice President, Scientific Affairs

Material U.S. Federal Income Tax Consequences of the Transaction

The following discussion is a summary of U.S. federal income tax considerations relating to the Company Stock Sale. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions, all in effect as of the date of this proxy statement and all subject to change, possibly with retroactive effect. This summary does not address consequences of the transactions under state, local and foreign tax laws.

The Company Stock Sale will not result in taxable income or gain for the stockholders that own shares of Cornerstone prior to the transactions. In addition, Cornerstone’s entry into the applicable agreements with Chiesi and the Company Stock Sale will not result in taxable income or gain for Cornerstone.

Cornerstone and Chiesi intend to treat the consideration provided by Cornerstone to Chiesi under the agreements between the parties as not subject to U.S. federal withholding tax. Cornerstone and Chiesi have not sought a ruling from the Internal Revenue Service (the “IRS”) on this point, however, and it is conceivable that the IRS or a court could disagree with this treatment (in which case such consideration would generally be subjected to U.S. federal withholding tax at rates up to 10%, assuming the tax treaty between Italy and the U.S. applies, plus any applicable interest or penalties).

As a result of the Company Stock Sale and the sale of shares of our common stock to Chiesi by certain of the Founder Stockholders, Cornerstone will undergo an “ownership change” within the meaning of Sections 382 and 383 of the Code. In general terms, an ownership change results from transactions increasing the ownership of one or more stockholders in the stock of a corporation by more than 50 percentage points over a period of three years or less. Sections 382 and 383 of the Code impose limitations on a corporation’s ability to utilize its net operating loss carryforwards (“NOLs”), and tax credits if it experiences an ownership change. As of December 31, 2008, Cornerstone had approximately $162.2 million of NOLs, $154.0 million of state net economic loss carryforwards (“NELs”), and $1.9 million of federal tax credits. However, as a result of Cornerstone’s merger with Critical Therapeutics, Inc. during 2008, Cornerstone’s ability to use such NOLs and tax credits is already subject to limitations under Sections 382 and 383 of the Code. As a consequence of those limitations, Cornerstone recorded a full valuation allowance in respect of all of its NOLs, NELs and tax credits in its December 31, 2008 audited financial statements.

Regulatory Approvals

Under the HSR Act and the rules and regulations promulgated under that legislation, Cornerstone and Chiesi cannot complete the Company Stock Sale until we and Chiesi notify and furnish information to the FTC and the Antitrust Division and specified waiting period requirements have been satisfied. Cornerstone and Chiesi filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on [    ●    ], 2009, and [    ●    ], 2009, respectively.

Stockholder Approval Requirement

We are seeking stockholder approval of the Company Stock Sale in accordance with the NASDAQ Listing Rules. These rules are applicable to us because our common stock is listed on the NASDAQ Capital Market.

Effect on Outstanding Common Stock

The issuance and sale of shares of our common stock to Chiesi pursuant to the Stock Purchase Agreement will have a dilutive effect on our existing stockholders’ percentage ownership interest and voting power in Cornerstone. The issuance and sale of shares of our common stock to Chiesi will result in Chiesi holding approximately 51% of the outstanding shares of our common stock on a fully diluted basis. Through its ownership of our common stock, and the provisions of the Governance Agreement, the Amended Bylaws and, after the Charter Amendment is adopted, our amended certificate of incorporation, Chiesi will have significant influence over all of our significant corporate actions.

The following table sets forth the dilutive effect on the beneficial ownership of the existing stockholders of Cornerstone upon the closing of the transaction with Chiesi. The information contained in the table is as of [    ●    ], 2009.

	Beneficial Ownership			Beneficial Ownership
	Pre-Closing(1)			Post Closing (1),(2)
	Number	Percent		Number	Percent

Chiesi	0	0%		●	51%
Cornerstone executive officers, directors and their respective affiliated entities(3)	●	●	%	●	●	%
Other Cornerstone Stockholders	●	●	%	●	●	%

(1)	Does not include beneficial ownership as a result of the Voting Agreements.

(2)	Beneficial ownership is calculated on a fully-diluted basis.

(3)	Consists of [ ● ].

Consequences if Stockholder Approval is Not Obtained

If we do not obtain stockholder approval as described in this proxy statement, we will not complete the Company Stock Sale because doing so would not be in compliance with the NASDAQ Listing Rules, and such non-compliance could result in the delisting of our common stock from the NASDAQ Capital Market.

In addition, if we do not obtain stockholder approval of the Company Stock Sale and do not complete the Company Stock Sale, we will not receive the cash injection contemplated by Stock Purchase Agreement and Chiesi will be entitled to terminate the grant of exclusive rights to distribute Chiesi’s Curosurf® treatment. Because completion of the Company Stock Sale is a condition to effectiveness of the other agreements we and certain related parties entered into in connection with the Stock Purchase Agreement, those agreements will terminate. Finally, if we do not obtain stockholder approval of the Company Stock Sale, we will not hold a second special meeting of the stockholders of Cornerstone to approve amendments to our certificate of incorporation as contemplated by the Stock Purchase Agreement.

Even if our stockholders approve the Company Stock Sale, it is possible that the transaction might not be completed. The Stock Purchase Agreement contains certain closing conditions which Chiesi and Cornerstone must satisfy or waive before the parties are obligated to consummate the issuance and sale of our common stock pursuant to the Stock Purchase Agreement.

Use of Proceeds

The cash proceeds from the Company Stock Sale are expected to be used for general corporate purposes, more specifically, the continuing development of our existing product pipeline and expansion of our sales organization. In addition, we anticipate the cash proceeds will enable us to more actively pursue opportunities to in-license more pharmaceutical products, thereby further broadening our portfolio and diversifying our revenue base.

THE STOCK PURCHASE AGREEMENT

The following section contains a summary of the Stock Purchase Agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference into this proxy statement. The rights and obligations of the parties to the Stock Purchase Agreement are governed by the express terms and conditions of the Stock Purchase Agreement and not by this summary. This summary and the summaries of the Stock Purchase Agreement elsewhere in this proxy statement may not contain all of the information about the Stock Purchase Agreement that is of importance to you and are qualified in its entirety by reference to the complete text of the Stock Purchase Agreement. We encourage you to read the Stock Purchase Agreement carefully and in its entirety for a more complete understanding of the Stock Purchase Agreement.

General

The Stock Purchase Agreement provides that, subject to the terms and conditions specified in the Agreement, Cornerstone will issue and sell 11,902,741 shares of Cornerstone’s common stock to Chiesi at the closing of the Company Stock Sale and issue a number of shares of our common stock within 90 days of the closing so that Chiesi owns 51% of the outstanding shares of our common stock on a Fully Diluted Basis (as defined in the Stock Purchase Agreement). In exchange Chiesi will (i) grant Cornerstone an exclusive 10-year license to distribute and market Chiesi’s Curosurf® product in the U.S. and (ii) pay Cornerstone $15,465,075 in cash.

The closing of the issuance and sale of shares of our common stock will occur on the second business day following the satisfaction or waiver of all the conditions set forth in the Stock Purchase Agreement, as more fully described under “—Conditions to Closing” below.

Representations and Warranties

The representations and warranties of Cornerstone and Chiesi contained in the Stock Purchase Agreement were made as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between Cornerstone and Chiesi and in a number of cases are subject to important qualifications and limitations agreed to by Cornerstone and Chiesi in connection with the negotiated terms of the Stock Purchase Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for purposes of allocating risk between Cornerstone and Chiesi rather than establishing matters as facts. Accordingly, investors should not rely on these representations and warranties as accurately describing any aspect of Cornerstone or Chiesi or their respective businesses, assets or liabilities.

Cornerstone has made certain customary representations and warranties to Chiesi, subject in certain cases to exceptions as set forth in the disclosure schedule delivered to Chiesi prior to the execution and delivery of the Stock Purchase Agreement or as disclosed in any reports on Form 10-K, 10-Q and 8-K or any proxy materials required to be filed with or furnished to the SEC by Cornerstone since October 31, 2008 that were publicly available before the date of the Stock Purchase Agreement (except for the forward-looking statements therein and the risk factors thereof). None of these representations and warranties will survive the closing of the Company Stock Sale. These representations and warranties include, but are not limited to, the following:

•	the due organization, valid existence, good standing, corporate power and authority and qualification of Cornerstone and its subsidiaries;

•	the capital structure of Cornerstone;

•	ownership of Cornerstone’s subsidiaries and the due authorization, valid issuance, full payment and non-assessability of the voting securities of Cornerstone’s subsidiaries;

•	the absence of direct or indirect ownership by Cornerstone or its subsidiaries of any interest in any person other than its subsidiaries;

•	the absence of obligation of Cornerstone or its subsidiaries to provide funds or make an investment in any person;

•	the due authorization, valid issuance, full payment and non-assessability of the shares of common stock to be issued to Chiesi;

•	Cornerstone’s corporate power and authority to execute and deliver the Stock Purchase Agreement and other transaction documents;

•	the due execution and delivery by Cornerstone of the Stock Purchase Agreement and other transaction documents to which it is a party, and the validity and enforceability of the Stock Purchase Agreement and other transaction documents against Cornerstone;

•	the validity of the actions taken by Cornerstone’s board to approve the Stock Purchase Agreement, the other transaction documents and the amendments and transactions contemplated thereby, to resolve to recommend to Cornerstone’s stockholders the Company Stock Sale and the Charter Amendment, and to render any anti-takeover statute or regulation inapplicable;

•	the absence of any required filings, registrations, notifications, authorizations, permits, consents, approvals or any other action by or in respect of any U.S. or non-U.S. governmental authority in relation to the Stock Purchase Agreement;

•	the absence of conflicts with or breaches of Cornerstone’s organizational documents, defaults, triggering of any right of termination, amendment, cancellation, acceleration or loss of rights or benefits, creation or acceleration of any right or obligation, or creation of any encumbrance under any contract to which Cornerstone or any of its subsidiaries is a party, or violation of any laws as a result of the transactions contemplated by the Stock Purchase Agreement;

•	compliance with SEC filing and reporting requirements, and the rules and regulations of the SEC and the NASDAQ Capital Market, and absence of requirement that any of Cornerstone’s subsidiaries make any filings with the SEC or any similar entity;

•	the maintenance of sufficient internal controls over financial reporting as defined in the Securities Exchange Act of 1934 (the “Exchange Act”), and the absence of significant deficiencies or material weaknesses in design or operation of internal controls;

•	the absence of undisclosed liabilities, obligations and commitments;

•	the material accuracy and completeness of Cornerstone’s draft Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

•	the absence of certain changes or events in Cornerstone’s business since December 31, 2008;

•	the material accuracy and completeness of information to be supplied in this proxy statement, except as supplied by or on behalf of Chiesi;

•	the maintenance of employee benefit plans and other compensation arrangements, compliance with applicable regulations and other employment matters;

•	the absence of certain litigation;

•	the compliance with applicable laws by Cornerstone and its subsidiaries;

•	the conduct of business by and possession of necessary permits by Cornerstone and its subsidiaries;

•	the provision of new drug applications, studies and trials and other information regarding Cornerstone’s investigational new drug applications;

•	the absence of certain product recalls, withdrawals, suspensions or discontinuations;

•	tax matters;

•	intellectual property matters;

•	the receipt by Cornerstone’s board of directors of the opinion of Houlihan Lokey as to the fairness to Cornerstone of the share issuance consideration;

•	the absence of broker’s, finder’s, financial advisor’s or other similar fees other than fees due Houlihan Lokey;

•	that Cornerstone is not a real property holding corporation within the meaning of the Code;

•	compliance with environmental laws by Cornerstone and its subsidiaries;

•	real property matters;

•	ownership of certain tangible personal property;

•	the absence of certain transactions with affiliates that would be required to be reported to the SEC;

•	the disclosure of certain material contracts to which Cornerstone or its subsidiary is a party;

•	insurance matters; and

•	the absence of any illegal payments made by Cornerstone or its subsidiaries.

Chiesi has made certain customary representations and warranties to Cornerstone, none of which representations and warranties will survive the closing of the Company Stock Sale. These representations and warranties include, but are not limited to, the following:

•	the due organization, valid existence, good standing, corporate power and authority of Chiesi;

•	Chiesi’s corporate power and authority to execute and deliver the Stock Purchase Agreement and other transaction documents;

•	the due execution and delivery by Chiesi of the Stock Purchase Agreement and other transaction documents to which it is a party, and the validity and enforceability of the Stock Purchase Agreement and other transaction documents against Chiesi;

•	required filings, registrations, notifications, authorizations, permits, consents, approvals or any other action by or in respect of any U.S. or non-U.S. governmental authority;

•	the absence of conflicts with or breaches of Chiesi’s organizational documents, defaults, triggering of any right of termination, amendment, cancellation, acceleration or loss of benefits or creation of any encumbrance under any contract to which Chiesi or any of its subsidiaries is a party, or violation of any judgments or laws applicable to Chiesi as a result of the transactions contemplated by the Stock Purchase Agreement;

•	the absence of facts that might impair Chiesi’s ability to obtain all necessary consents and approvals from governmental authorities on a timely basis;

•	the material accuracy and completeness of information to be supplied by or on behalf of Chiesi for inclusion in this proxy statement;

•	the sufficiency of funds to pay the cash consideration for the shares of Cornerstone common stock at closing;

•	Chiesi’s right to grant to Cornerstone the exclusive rights to distribute and market Curosurf® in the U.S.;

•	the absence of certain litigation that reasonably would be expected to have a material adverse effect on the future U.S. sales of Curosurf® or the profitability of those sales;

•	the manufacture, sale and distribution of Curosurf® by Chiesi are in material compliance with all applicable laws;

•	the absence of certain proceedings seeking recall, withdrawal, suspension or seizure of Curosurf® products;

•	ownership of intellectual property used in the manufacture, sale and promotion of Curosurf® and other Curosurf® intellectual property matters;

•	the absence of broker’s, finder’s, financial advisor’s or other similar fees; and

•	Chiesi’s investment intent in acquiring Cornerstone’s common stock for its own account.

Covenants

Conduct of Business by Cornerstone

Cornerstone agreed in the Stock Purchase Agreement that from May 6, 2009 to the closing of the Company Stock Sale, except as otherwise agreed by Cornerstone and Chiesi, Cornerstone will, and will cause its subsidiaries to, conduct its and their business in the ordinary course and use reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with Cornerstone or its subsidiaries. Cornerstone further agreed that from May 6, 2009 until the closing of the Company Stock Sale, Cornerstone will not, and will cause its subsidiaries not to, directly or indirectly:

•	declare or pay any dividends on or make other distributions in respect of any of its capital stock (except for dividends by any direct or indirect wholly-owned subsidiary of Cornerstone to its parent);

•	split, combine or reclassify any of its capital stock;

•	repurchase, redeem or otherwise acquire any shares of its or its subsidiaries’ capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

•	issue, deliver, sell, pledge or encumber, or authorize or propose the issuance, delivery, sale, pledge or encumbrance of, any shares of its capital stock or any other security or interest therein other than the issuance of shares of its common stock upon the exercise of options under Cornerstone’s option plans outstanding on the date of the Stock Purchase Agreement and in accordance with the existing terms of such option plans;

•	grant or authorize or propose any grant of any options, stock appreciation rights, phantom rights, profit participation rights or other rights to acquire securities or accelerate, amend or change the period of exercisability or vesting of options or other rights (including the exercise price thereof) granted under its unit or stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

•	alter or amend or propose to alter or amend any of the organizational documents of Cornerstone or its subsidiaries, other than as contemplated by the transaction documents relating to the Company Stock Sale;

•	except in connection with ordinary course treasury or cash management functions, acquire or agree to acquire any material assets (including securities) or merge or consolidate with any person, acquire any capital stock or equity interests of any corporation, partnership, association or other business organization or division thereof or engage in any similar transaction or make any loans, advances or capital contributions to, or investments in, any person other than an existing subsidiary;

•	sell, lease, license, encumber or otherwise dispose of any of its fixed assets or any interest therein, other than in the ordinary course, or take any action to adopt or implement a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring or other reorganization;

•	make or agree to make any capital expenditures in excess of $250,000 in any one case or $1,000,000 in the aggregate other than immaterial expenditures in the ordinary course of business;

•	pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business or in accordance with their terms, of such claims, liabilities or obligations;

•	other than as provided in the employment agreements entered into on the date of the Stock Purchase Agreement by Cornerstone and certain of its executives, (i) increase the compensation or benefits of any director, officer or employee, except for, in the cases of non-officer employees, increases in the ordinary course of business, (ii) adopt any amendment to or terminate a benefit plan, (iii) adopt any new plan, arrangement or agreement that would constitute a benefit plan or (iv) enter into, amend or modify any employment, consulting, severance, termination or similar agreement with any director, officer or employee;

•	sell, assign, license, lease, sublease, mortgage, pledge or otherwise encumber or dispose of any intellectual property used in the businesses of Cornerstone and its subsidiaries as currently conducted, or enter into any other agreement regarding the foregoing, except among Cornerstone and its subsidiaries or except in the ordinary course of business;

•	take any action (or fail to take any action) that could reasonably be expected to result in the loss, lapse or abandonment of any intellectual property used in the businesses of Cornerstone and its subsidiaries as currently conducted that is owned by or under the control of Cornerstone or its subsidiaries (other than (i) copyrights and patents expiring at the end of their natural term and (ii) abandonment or permitted lapse of any other such intellectual property (other than patents) for which Cornerstone determines in its reasonable business judgment that the cost of maintaining such intellectual property would outweigh the benefits);

•	cease to conduct any existing drug development, regulatory or commercialization activities with respect to any of Cornerstone’s material products;

•	make any change in its accounting methods, principles or practices other than in a manner required by U.S. generally accepted accounting principles, change any fiscal year or annual accounting period;

•	make or change any material tax election, change any tax accounting method, file any amended tax return, or settle or compromise any material tax liability;

•	enter into any consulting agreement, other than agreements with unaffiliated third parties for amounts not in excess of $250,000 individually and $1,000,000 in the aggregate;

•	assume, incur or guarantee, modify the terms of or repay in advance of its maturity date any “indebtedness” as defined in the Stock Purchase Agreement;

•	mortgage, pledge or permit to become subject to encumbrances (other than permitted encumbrances) any properties or assets of Cornerstone or any of its subsidiaries, other than in the ordinary course of business or in connection with the incurrence of indebtedness permitted in the Stock Purchase Agreement;

•	other than travel loans or advances in the ordinary course of business or other than to a direct or indirect wholly owned subsidiary of Cornerstone, make any loans, advances or capital contributions to, or investments in, any other person;

•	cancel any debts or waive any claims or rights in excess of $1,000,000, other than in the ordinary course of business;

•	amend, modify or terminate, or waive, any material term of the specified material contracts of Cornerstone or waive, release or assign any material rights under any such material contract or enter into any contract which, if entered into prior to the date of the Stock Purchase Agreement, would have been required to be disclosed as a material contract under the Stock Purchase Agreement; or

•	authorize any of, or commit or agree to take any of, the foregoing actions or any action that would result in a breach of any representation or warranty of Cornerstone contained in the Stock Purchase

Agreement as of the date when made or as of any future date or would result in any of the conditions to closing not being satisfied or in a material delay in the satisfaction of such conditions.

No Solicitation

Cornerstone has agreed in the Stock Purchase Agreement that until the closing of the Company Stock Sale, Cornerstone, its subsidiaries and their representatives will not, directly or indirectly, (x) solicit or encourage (including by providing information) any takeover proposal, or any inquiries that reasonably may be expected to lead to, any takeover proposal or (y) engage in any discussions or negotiations with respect to any takeover proposal or otherwise cooperate with, participate in, or facilitate any such inquiries or negotiations, or provide any confidential information relating to a takeover proposal.

This undertaking is subject to the qualification that at any time prior to obtaining stockholder approval of the Company Stock Sale, in response to a written unsolicited takeover proposal received after the date of the Stock Purchase Agreement, (i) Cornerstone may contact the person making such takeover proposal and its advisors solely for the purpose of clarifying the proposal, so as to determine whether the proposal for a takeover proposal is reasonably likely to lead to a superior proposal, as determined by Cornerstone’s board of directors in good faith and after consultation with its financial and legal advisors and (ii) if Cornerstone’s board of directors in fact determines that such takeover proposal is or is reasonably likely to lead to such a superior proposal, Cornerstone’s board of directors may, after providing Chiesi with not less than 72 hours written notice of its intention to take such actions, (x) furnish nonpublic information with respect to Cornerstone and its subsidiaries to the person that made such takeover proposal, subject to certain confidentiality terms, (y) disclose to Cornerstone’s stockholders any information required to be disclosed under applicable law and (z) participate in discussions and negotiations regarding such proposal.

Cornerstone is required to notify Chiesi of the material terms of any written proposal that Cornerstone or any of its affiliates may receive after the date of the Stock Purchase Agreement relating to a takeover proposal and will keep Chiesi reasonably informed as to the status of and any material developments regarding any such proposal.

The Stock Purchase Agreement further provides that subject to certain exceptions, described below, neither the board of directors of Cornerstone nor any committee thereof will fail to make, withdraw or modify, in a manner adverse to Chiesi, recommendations to Cornerstone’s stockholders that they vote in favor of the Company Stock Sale and in favor of the Charter Amendment. Subject to certain exceptions, described below, including as may be required under applicable law, neither the board of directors of Cornerstone nor any committee thereof may approve, recommend, or declare advisable any takeover proposal or authorize or permit Cornerstone to enter into any letter of intent or other contract constituting a takeover proposal (other than a confidentiality and standstill agreement to the extent permitted by, and in accordance with, the Stock Purchase Agreement), take any action or make any public statement inconsistent with the recommendations described above, or resolve, agree to take or publicly propose to do any of the foregoing actions. Notwithstanding the foregoing, if prior to obtaining the stockholder approval of the Company Stock Sale, Cornerstone’s board of directors in good faith, after consultation with Cornerstone’s legal advisors, determines that the failure to do so would be inconsistent with the directors’ duties under applicable law, the board may (i) withdraw, qualify or modify in a manner adverse to Chiesi, or fail to make, the recommendations described above or recommend that Cornerstone’s stockholders approve a superior proposal, (ii) cause Cornerstone to terminate the Stock Purchase Agreement and (iii) cause Cornerstone to enter into a definitive agreement providing for or implementing a superior proposal, but only (x) not less than 72 hours after providing written notice to Chiesi advising Chiesi that the board of directors of Cornerstone has received a superior proposal, specifying the material terms and conditions of such superior proposal and identifying the person making such superior proposal, accompanied by a copy of the definitive agreement proposed to be entered into with the person making the superior proposal and (y) if Cornerstone pays a termination fee as described in “—Expenses; Termination Fee” below.

For purposes of the Stock Purchase Agreement, a “takeover proposal” means any of the following (other than the transactions expressly provided for in the Stock Purchase Agreement): (i) any merger, consolidation, share exchange, business combination or similar transaction involving Cornerstone; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 15% or more of the fair market value of the assets (including by means of an issuance, sale or other disposition of voting securities) of Cornerstone and its subsidiaries, taken as a whole, or to which 15% or more of Cornerstone’s revenues or earnings on a consolidated basis are attributable; (iii) any direct or indirect acquisition (whether in a single transaction or a series of transactions) of beneficial ownership (within the meaning of Section 13 under the Exchange Act) of 15% or more of any class of equity securities of Cornerstone; or (iv) any tender offer or exchange offer that if consummated would result in any person or “group” (as defined in Section 13(d) of the Exchange Act) beneficially owning 15% or more of any class of voting securities of Cornerstone.

For purposes of the Stock Purchase Agreement, a “superior proposal” means a bona fide written proposal for a takeover proposal made by a third party after the date of the Stock Purchase Agreement that Cornerstone’s board of directors determines (after taking into account any amendments to the Stock Purchase Agreement entered into or which Chiesi irrevocably covenants to enter into and for which all internal approvals of Chiesi have been obtained prior to the date of such determination), in good faith and after consultation with its financial and legal advisors, is on terms that are more favorable to Cornerstone’s stockholders than the Company Stock Sale (based upon such considerations as Cornerstone’s board of directors in the exercise of its fiduciary responsibilities deems relevant), except that for the purpose of the definition of “superior proposal”, the references to “15%” in the definition of “takeover proposal” and deemed to refer to 50%.

Stockholder Approval; Preparation of Proxy Statements

Cornerstone has agreed that, in accordance with applicable law and its certificate of incorporation and bylaws, it will duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining stockholder approval of the Company Stock Sale and file a proxy statement with the SEC in connection therewith.

Charter Amendment

Cornerstone has agreed that, in accordance with applicable law and its certificate of incorporation and bylaws, following the closing of the Company Stock Sale it will duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining stockholder approval of the Charter Amendment and file a proxy statement with the SEC in connection therewith.

Reasonable Best Efforts

The parties to the Stock Purchase Agreement have agreed to use reasonable best efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by the Stock Purchase Agreement as promptly as practicable, including, without limitation, filings under the applicable rules and regulations of the HSR Act and the antitrust or competition laws of other jurisdictions. Each party has agreed to use its reasonable best efforts to respond to any comments of the SEC or its staff, and to any request by the SEC or its staff for amendments or supplements to the proxy statements contemplated by the Stock Purchase Agreement. The parties have agreed to use reasonable best efforts to prepare, execute and deliver such instruments and take or cause to be taken such actions as any other party may reasonably request and have agreed to notify and consult in good faith with the other party with respect to such filings.

Share Issuance Top-Up

The Stock Purchase Agreement provides that Chiesi will have 90 days following the closing of the Company Stock Sale to confirm that the shares of Cornerstone common stock it acquired at the closing from Cornerstone, together with the shares it purchased simultaneously from Mr. Collard and Mr. Lutz, represented 51% of the outstanding shares of Cornerstone’s common stock on a Fully Diluted Basis as of the completion of the closing, and will have access to Cornerstone’s books and records in order to do so. If during that 90-day period Chiesi establishes that the shares it acquired represented less than the targeted 51% ownership level,

Cornerstone will be required to “top up” Chiesi’s share ownership to that level by issuing additional shares to Chiesi for no additional consideration. “Fully Diluted Basis” is defined as a calculation that gives effect to the number of shares of Cornerstone common stock then issued and outstanding plus the aggregate number of all shares of common stock that Cornerstone may be required to issue as of such date pursuant to all options, warrants, rights, convertible or exchangeable securities or similar obligations then outstanding, whether or not such securities are then exercisable and exchangeable but excluding, however, any options, warrants or other similar rights outstanding at the date of the Stock Purchase Agreement that have an exercise price equal to or greater than $26.00 per share.

Other Covenants

The parties to the Stock Purchase Agreement have agreed to various other covenants in the Stock Purchase Agreement. Some of the covenants are mutual while others have been made either only by Cornerstone or Chiesi. The other covenants relate to the following:

•	access to information, subject to attorney-client or other legal privilege or any law that reasonably would be expected to make it more difficult to obtain all requisite clearances, approvals and authorizations for the transactions contemplated by the Stock Purchase Agreement, including under the HSR Act;

•	confidentiality;

•	obtaining consent of the other party prior to issuing a press release or making other public announcements or statements with respect to the Stock Purchase Agreement or related transaction documents or the transactions contemplated thereby, except as may be required by law or by any listing agreement with a national securities exchange or trading market (and in such case shall use all reasonable efforts to consult the other party prior to such release or statement);

•	contact with customers and suppliers;

•	responsibility for, and the payment obligation in connection with transfer taxes; and

•	notification of certain matters.

Conditions to Closing

The obligations of the parties to complete the closing of the Company Stock Sale are subject to the following mutual conditions:

•	approval of the Company Stock Sale by Cornerstone’s stockholders;

•	absence of any statute, rule, regulation, executive order, decree, ruling, judgment, decision or injunction shall have been enacted, entered, promulgated or enforced by any court or other governmental authority that prohibits consummation of the transactions contemplated by the Stock Purchase Agreement;

•	the waiting period applicable to the Company Stock Sale under U.S. antitrust law must have expired or been terminated; and

•	the sale of 1.6 million shares of our common stock by entities controlled by Craig A. Collard and Steven M. Lutz being consummated concurrently with the closing of the Company Stock Sale.

The obligations of Cornerstone to complete the closing of the Company Stock Sale are further conditioned on:

•	the continuing truth and correctness of Chiesi’s representations and warranties (subject to the materiality standards specified in the Stock Purchase Agreement);

•	receipt by Cornerstone of a certificate signed on Chiesi’s behalf by Chiesi’s President as to the satisfaction of the conditions described in the preceding bullet point;

•	performance in all material respects of Chiesi’s covenants and obligations under the Stock Purchase Agreement at or prior to the closing of the Company Stock Sale; and

•	the actual U.S. net sales of Curosurf® for 2008 being within 85% of the reported U.S. net sales of Curosurf® for that period as provided by Chiesi.

The obligations of Chiesi to complete the closing of the Company Stock Sale are further conditioned on:

•	the continuing truth and correctness of Cornerstone’s representations and warranties (subject to the materiality standards specified in the Stock Purchase Agreement);

•	receipt by Chiesi of a certificate signed on Cornerstone’s behalf by Cornerstone’s President as to the satisfaction of the conditions described in the preceding bullet point;

•	performance in all material respects of Cornerstone’s covenants and obligations under the Stock Purchase Agreement at or prior to the closing of the Company Stock Sale.

•	there having occurred no “Material Adverse Effect” (as defined in the Stock Purchase Agreement) since May 6, 2009;

•	the effectiveness of new amendments to Cornerstone’s bylaws as specified in the Stock Purchase Agreement;

•	receipt by Cornerstone of the consent of Meiji Seika Kaisha, Ltd. to the Company Stock Sale; and

•	receipt by Chiesi of a certificate of Cornerstone in the form contemplated by Section 897 of the Code to the effect that Cornerstone is not, and has not been within five years, a “United States real property holding corporation” within the meaning of such Section.

If applicable law permits, either Cornerstone or Chiesi could choose to waive a condition to its obligation to complete the Company Stock Sale even though that condition has not been satisfied.

Termination

The Stock Purchase Agreement may be terminated at any time prior to the Company Stock Sale, whether before or after Cornerstone’s stockholders approve the transaction, under certain circumstances. The Stock Purchase Agreement may be terminated by mutual written consent of both parties or by either party if: (i) the closing of the Company Stock Sale has not occurred by the close of business on October 31, 2009, (ii) a governmental authority has permanently enjoined, restrained or otherwise prohibited the Company Stock Sale by final and nonappealable action or (iii) the required vote at a duly held meeting of Cornerstone stockholders was not obtained.

Chiesi may terminate the Stock Purchase Agreement if:

•	Cornerstone’s board of directors or any committee thereof (i) fails to publicly affirm its recommendation of the Company Stock Sale and the Charter Amendment within 10 business days after a takeover proposal is publicly announced and Chiesi has requested such public affirmation, (ii) fails to include its recommendation of the Company Stock Sale in the proxy statement, (iii) publicly withdraws or modifies its recommendation of the Company Stock Sale in a manner materially adverse to Chiesi or (iv) publicly approves or recommends a takeover proposal;

•	there is any inaccuracy of any representation or warranty of Cornerstone or any breach by Cornerstone of its covenants that would prevent the satisfaction of related conditions to closing and that remain uncured for 30 days after written notice thereof has been delivered to Cornerstone;

•	Cornerstone materially breaches its non-solicitation covenant; or

•	any person or “group” (as defined in the Exchange Act), other than Chiesi or its affiliates, acquires beneficial ownership of more than 20% of the shares of Cornerstone common stock or more than 20% of the book value or fair market value of Cornerstone’s assets and its subsidiaries taken as a whole, or the right to acquire ownership of such shares or assets;

Cornerstone may terminate the Stock Purchase Agreement if:

•	its board of directors, in accordance with the terms of the Stock Purchase Agreement and in good faith after consultation with Cornerstone’s legal advisors, fails to make the recommendations contemplated by the Stock Purchase Agreement or recommends to the stockholders a superior proposal, causes Cornerstone to terminate the Stock Purchase Agreement and causes Cornerstone to enter into a definitive agreement regarding a superior proposal;

•	there is any inaccuracy of any representation and warranty of Chiesi or any breach by Chiesi of its covenants that would prevent Chiesi from satisfying related conditions to closing and such inaccuracy or breach is incapable of being cured on or before October 31, 2009 or that remains uncured for 30 days after written notice thereof has been delivered to Chiesi; or

•	all the conditions to the Chiesi’s obligations to close have been satisfied or waived but Chiesi fails to cause the transaction to be consummated.

If the Stock Purchase Agreement is terminated by either party, there will be no liability or obligation on the part of any party under the Stock Purchase Agreement, except no party will be relieved from liability arising out of any knowing or willful breach of any of its representations, warranties, covenants or other undertakings set forth in the Stock Purchase Agreement.

Expenses; Termination Fee

Whether or not the Company Stock Sale is consummated and except as otherwise provided in this Agreement, each party shall bear its own expenses in connection with the transactions contemplated by this Agreement, except that the expenses incurred in connection with the filing, printing and mailing of the proxy statement shall be borne equally by Chiesi and Cornerstone.

Cornerstone will pay Chiesi a termination fee of $2.5 million if the Stock Purchase Agreement is terminated:

•	by Chiesi because Cornerstone’s board of directors or any committee thereof (i) fails to publicly affirm its recommendation of the Company Stock Sale and the Charter Amendment within 10 business days after a takeover proposal is publicly announced and Chiesi has requested such public affirmation, (ii) fails to include its recommendation of the Company Stock Sale in the proxy statement, (iii) publicly withdraws or modifies its recommendation of the Company Stock Sale in a manner materially adverse to Chiesi or (iv) publicly approves or recommends a takeover proposal; or

•	by Cornerstone because its board of directors in good faith, after consultation with legal advisors and determining that the failure to do so would be inconsistent with the directors’ duties under applicable law, (i) withdraws, qualifies or modifies in a manner adverse to Chiesi or fails to make its recommendation of the approval of the Company Stock Sale and the Charter Amendment, or approves or recommends an alternative transaction that is a superior proposal, (ii) causes Cornerstone to terminate the Stock Purchase Agreement and (iii) causes Cornerstone to enter into a definitive agreement providing for or implementing a superior proposal, but only after providing the specified notice Chiesi;

•	by Chiesi because the required vote of Cornerstone’s stockholders to approve the Company Stock Sale is not obtained and prior to such termination a competing proposal has been publicly announced or made to Cornerstone and not subsequently withdrawn, and within 12 months following such termination, Cornerstone enters into a binding agreement to effect a competing proposal (and such alternative transaction is consummated) or a competing proposal with respect to Cornerstone is consummated; or

•	by either party if Cornerstone’s board of directors failed to adopt the amended bylaws even after Chiesi has requested such adoption at least 10 days prior to the termination.

If Cornerstone fails to pay any amount of any termination fee it is required to pay, and, in order to obtain such payment, Chiesi commences a suit that results in a judgment against Cornerstone for such amount,

Cornerstone will have to reimburse Chiesi for all its expenses in connection with such suit, including any costs of collection, together with interest on the amount of the judgment at the highest rate permitted by applicable law from the date such fee was required to be paid.

The Stock Purchase Agreement also provides that termination of the Stock Purchase Agreement will not relieve any party from liability arising out of any knowing or willful breach of any of its representations, warranties, covenants or other undertakings in the Stock Purchase Agreement.

THE LICENSE AND DISTRIBUTION AGREEMENT

The following section contains a summary of the License and Distribution Agreement, a copy of which is attached as Exhibit H to the Stock Purchase Agreement and is incorporated by reference into this proxy statement. The rights and obligations of the parties to the License and Distribution Agreement are governed by the express terms and conditions of the License and Distribution Agreement and not by this summary. This summary and the summaries of the License and Distribution Agreement elsewhere in this proxy statement may not contain all of the information about the License and Distribution Agreement that is of importance to you and are qualified in its entirety by reference to the complete text of the License and Distribution Agreement. We encourage you to read the License and Distribution Agreement carefully and in its entirety for a more complete understanding of the License and Distribution Agreement.

General

On May 6, 2009, Chiesi and Cornerstone entered into the License and Distribution Agreement pursuant to which Chiesi will grant Cornerstone exclusive rights to distribute Curosurf® in the U.S. to Cornerstone for a 10-year term.

Rights Granted to Cornerstone

Pursuant to the License and Distribution Agreement, Chiesi will grant Cornerstone a non-transferable, exclusive license to import, store, handle, promote, distribute, market, offer for sale and sell Curosurf® in the U.S. for a 10-year term. During the term of the agreement, Cornerstone agrees to refer to Chiesi all external business opportunities relating to the sale, delivery or use of Curosurf® outside the scope of the license which becomes known to Cornerstone. Cornerstone may not grant sublicenses or enter into co-promotion agreements for Curosurf® without Chiesi’s prior written consent. The term of the License and Distribution Agreement will commence on the applicable date whether or not the closing of the Company Stock Sale has occurred and even if the Stock Purchase Agreement has been terminated; however, if the closing of the Company Stock Sale has not occurred by October 31, 2009, Chiesi will have the right to terminate the License and Distribution Agreement with the specified notice.

Cornerstone’s Obligations

In exercising its distribution rights, Cornerstone is obligated to:

•	purchase Curosurf® from Chiesi on Cornerstone’s own account for resale to its customers;

•	use commercially reasonable efforts to achieve maximum market impact and concentration throughout the U.S. Such efforts will be at least at the same level as used with Cornerstone’s other similar products with similar sales potential;

•	provide Chiesi with written and oral reports, market information, competitive activities, sales forecasts, development of prices and other pertinent customer and industry information relating to Curosurf®;

•	maintain facilities of Cornerstone, or its designees, associated with the storage and distribution of Curosurf® in compliance with applicable regulatory requirements and provide Chiesi the right to inspect such facilities;

•	for at least one year after the expiration date of each lot or batch, maintain accurate records pertaining to the sale and distribution of Curosurf® with sufficient detail to enable the recall of such from the market, and maintain accurate records of all complaints and investigation results;

•	ensure that the storage and shipment of Curosurf® complies with regulatory requirements and occurs under the supervision of personnel having training sufficient to protect the health of consumers and purchasers. Cornerstone will maintain adequate staff sufficiently knowledgeable about Curosurf® to effectively (i) promote the sale of Curosurf®, (ii) respond to customer inquiries and complaints, and (iii) respond to regulatory personnel inquiries;

•	hold all licenses and comply with all directives, laws, rules and regulations applicable to Curosurf®. Cornerstone will comply with Chiesi’s quality standards and adhere to a level at least as high as Cornerstone maintains for similar activities conducted in relation to its other products;

•	maintain adequate stocks to meet all reasonably foreseeable demands for Curosurf® in the U.S. without undue delay; and

•	bear all expenses relating to the exercise of its distribution rights.

Marketing Authorization and Pharmacovigilance

Chiesi agrees to procure the transfer of the marketing authorization held by the prior U.S. licensee to Cornerstone on the specified date at Cornerstone’s expense. Following the transfer date, Cornerstone will be fully responsible for maintaining or obtaining a new marketing authorization at its own expense, unless Chiesi desires a new marketing authorization, in which case, the application expenses will be borne equally between the parties.

Cornerstone must obtain Chiesi’s approval prior to undertaking any study relating to Curosurf®. Chiesi will have the right to disagree with or request a modification of any proposed study. Upon request and at least once every six months, Cornerstone will provide Chiesi with written reports on the progress of such studies. In addition, Cornerstone must immediately provide to Chiesi any results from Cornerstone’s studies, which Chiesi will be free to use in and outside the U.S. Chiesi is also obligated to immediately provide to Cornerstone any results from Chiesi’s studies relating to Curosurf®, which results Cornerstone will be free to use in the U.S. The parties have agreed to meet at least twice a year to share, discuss and evaluate information relevant to Curosurf®.

The parties have agreed to enter into a pharmacovigilance agreement for the exchange of adverse event and safety information concerning Curosurf® within 10 weeks of May 6, 2009.

Supply and Manufacturing

Chiesi has agreed to use commercially reasonable efforts to produce and supply Cornerstone’s entire requirement of Curosurf®, and Cornerstone has agreed to purchase Curosurf® exclusively from Chiesi, subject to the terms of the License and Distribution Agreement relating to (i) inventory allocation in the event of a shortage, (ii) timeliness of deliveries, (iii) title, (iv) possession and risk of loss and (v) non-conforming deliveries. During the term of the agreement, Chiesi and its contract manufacturer collectively will hold and maintain all licenses and permits as required to fabricate, package, label, test, store and sell Curosurf® in the U.S.

Cornerstone and Chiesi have agreed to enter into a technical agreement in which they define their respective responsibilities in relation to the current good manufacturing practice and quality matters, technical specifications, release and supply of Curosurf®.

At least quarterly, the parties will discuss in a meeting or via telephone any supply chain or other delivery issues that have arisen during the quarter.

Until a specified date, the supply price for Curosurf® will equal the greater of a specified percent of its net sales price, or the applicable floor price. The initial floor price is specified in the License and Distribution

Agreement, and thereafter may be adjusted by Chiesi at specified times in accordance with evolving manufacturing and other relevant costs.

Cornerstone has agreed to pay any value added tax provided that Chiesi will use commercially reasonable efforts to procure any available exemption from or refund of value added tax.

Within a specified period after the end of each quarter, Cornerstone will deliver a report to Chiesi specifying:

•	the quantities of each Curosurf® product sold;

•	the gross sales and the calculation of net sales;

•	all quantities distributed free of charge, together with any documents evidencing such use;

•	the net selling price; and

•	the total amount payable.

Any party made aware of an assertion or change in law requiring income or withholding taxes to be withheld from any payments will inform the other party within 30 days and will consult with the other party regarding the consequences. Cornerstone will be entitled to deduct and pay the applicable tax, provided that it takes all reasonable steps to allow Chiesi to take advantage of any relevant double taxation treaties to minimize withholding taxes, and Chiesi promptly provides any necessary forms, certificates or other documentation or information reasonably requested by Cornerstone.

Cornerstone retains the right to determine the prices at which Curosurf® purchased by Cornerstone may be sold to any third party.

Marketing

Cornerstone has agreed to provide Chiesi with its proposed annual marketing plan, which will be duly carried out by Cornerstone taking into account all of Chiesi’s comments and suggestions, and will submit copies of all marketing materials relating to Curosurf® for prior written approval. Within a specified period after the end of each quarter, Cornerstone will send Chiesi a written report detailing the marketing activities in such quarter.

Chiesi will grant Cornerstone the right to link to the healthcare provider section of the Curosurf® website from the Cornerstone website and, to the extent applicable, will grant Cornerstone website access rights commensurate with those granted to physicians generally.

Intellectual Property

Chiesi or its affiliates or licensors will remain the owner of the intellectual property relating to Curosurf®. Cornerstone will promptly notify Chiesi of any improvements, which will be the sole property of Chiesi regardless of inventorship, and will assign, or cause to be assigned, all rights to such improvements at no cost to Chiesi. Cornerstone will provide Chiesi with reasonable support and any available relevant information in the filing and prosecution of any patent applications for improvements.

Cornerstone will promptly inform Chiesi in writing of any actual or alleged unauthorized use of Chiesi’s intellectual property of which it becomes aware and provide Chiesi with any available evidence. Chiesi will have the right, but not the obligation, to enforce its rights in the intellectual property with Cornerstone’s reasonable cooperation.

Cornerstone will only market and sell Curosurf® under the trademark. Chiesi may terminate the License and Distribution Agreement if Cornerstone takes any action which materially impairs any right, title or interest of Chiesi or its affiliate or licensors in the trademark. Chiesi will not have any rights in Cornerstone’s logo and any other Cornerstone-owned trade dress included on Curosurf® packages, labeling and inserts. In the event Cornerstone acquires any rights relating to the trademark, it will immediately assign such to Chiesi at no cost. Cornerstone will use its best efforts to avoid any act which might endanger, destroy or similarly affect the value of the trademark or any related goodwill, and will comply with all reasonable instructions issued by Chiesi relating to the form and manner in which to use the trademark.

Chiesi will be entitled to conduct all enforcement proceedings and decide how to respond to any claim associated with the trademark. Any such efforts will be conducted at Chiesi’s expense, and Cornerstone will reasonably cooperate with Chiesi. No settlement or consent judgment or other voluntary final disposition of an intellectual property suit may be entered into by either party without the prior written consent of the other party. Chiesi will execute or cause the execution of such legal papers in connection with the foregoing as may be reasonably requested by Cornerstone. In the event of any intellectual property claim, threat or suit by a third party against either Cornerstone or Chiesi, the notified party will promptly notify the other party in writing and the parties will defend in close cooperation. Such defense will be at Chiesi’s expense unless the alleged infringement relates to Cornerstone’s corporate logo or any other Cornerstone-owned trade dress. In the event that a conflict arises between the interests of Chiesi and Cornerstone in any intellectual property litigation, the non-funding party will have the right to be represented by counsel of its own choice and at its sole expense.

Representations, Warranties and Covenants

Each party has made certain customary representations, warranties and covenants, including representations and warranties regarding:

•	due organization, valid existence and good standing with executory power and authority; and

•	no conflicts and due authorization.

Cornerstone has made certain additional representations, warranties and covenants, including, that:

•	it performed an appropriate investigation to determine its interest in entering into the License and Distribution Agreement;

•	it will represent Curosurf® accurately and fairly and will refrain from misleading or unethical business practices; and

•	it will conduct its business in a manner that reflects favorably on Curosurf® and the good name, goodwill and reputation of Chiesi; and

•	it has all necessary or desirable agency consents.

Chiesi has made, or will require that its contract manufacturers make certain additional representations, warranties and covenants, including, that:

•	at the time of manufacture, any Curosurf® will be free and clear of liens or encumbrances;

•	to its knowledge, Cornerstone’s delineated purchase, sale, use, disposition, and advertisement of any Curosurf® or the trademark will not infringe on or violate any intellectual property right of any third party;

•	it has the right to grant the rights to Cornerstone under the License and Distribution Agreement; and

•	it and its contract manufacturers have all necessary or desirable agency consents.

Assignment

Neither the License and Distribution Agreement nor any rights or obligations under the License and Distribution Agreement may be assigned or otherwise transferred by either party without the prior written consent of the other, except that (i) Chiesi may assign the License and Distribution Agreement to any entity controlled by, under common control with or controlling Chiesi and (ii) either party may assign the License and Distribution Agreement to any successor by means of sale of all or substantially all of the assets of such party or sale of a majority of its voting stock.

Termination

The License and Distribution Agreement has an initial term of 10 years from the transfer date. Following the initial term, the License and Distribution Agreement will automatically renew for successive one-year periods, unless terminated by a party upon six months prior written notice.

Cornerstone may terminate the License and Distribution Agreement upon 30 business days prior written notice in the event of any adverse agency action that permanently prevents Cornerstone from importing, marketing or selling Curosurf® in the U.S., or in the event a regulatory authority requires Cornerstone to cease selling or distributing Curosurf® in the U.S.

If either party materially breaches the License and Distribution Agreement and such breach is not cured within 30 business days, the non-breaching party will (i) be entitled to bring action against the breaching party to recover damages arising from such breach and (ii) have the right to terminate the License and Distribution Agreement upon 30 business days written notice if it can prove a permanent material adverse effect on the economic value of the License and Distribution Agreement would result absent termination.

If the closing of the Company Stock Sale has not occurred by October 31, 2009, Chiesi will have the right to terminate the License and Distribution Agreement upon the specified notice, and if it exercises the termination right Chiesi will have the right to make employment offers to employees of Cornerstone’s Curosurf® business without any interference by Cornerstone.

Upon expiry or termination of the License and Distribution Agreement, Chiesi will have the option to repurchase all Curosurf® stocks held by Cornerstone at supply price within 30 days. If this repurchase option is not exercised, Cornerstone will be entitled to continue to sell the Curosurf® stock in the U.S. for the specified period.

THE GOVERNANCE AGREEMENT

The following section contains a summary of the Governance Agreement, a copy of which is attached as Exhibit C to the Stock Purchase Agreement and is incorporated by reference into this proxy statement. The rights and obligations of the parties to the Governance Agreement are governed by the express terms and conditions of the Governance Agreement and not by this summary. This summary and summaries of the Governance Agreement elsewhere in this proxy statement may not contain all of the information about the Governance Agreement that is of importance to you and are qualified in its entirety by reference to the complete text of the Governance Agreement. We encourage you to read the Governance Agreement carefully and in its entirety for a more complete understanding of the Governance Agreement.

General

On May 6, 2009, Cornerstone, Chiesi and the Founder Stockholders entered into the Governance Agreement. The Governance Agreement will become effective upon the closing of the Company Stock Sale.

Further Acquisitions, and Transfers, of Cornerstone Common Stock by Chiesi

The Governance Agreement provides that during the two-year period beginning on the closing of the Company Stock Sale (the “Blackout Period”), Chiesi will not directly or indirectly acquire or offer to acquire any shares of Cornerstone common stock except (i) with the approval of the Cornerstone’s board or a majority of its independent directors, (ii) as effected solely to the extent necessary to maintain the beneficial ownership of Chiesi and its affiliates at an amount equal to 51% of the shares of Cornerstone common stock on a Fully Diluted Basis (as defined in the Governance Agreement), (iii) pursuant to open market purchases in the same number of shares as the Founder Stockholders transfer during the same period, (iv) in order to effect the acquisition of all of the outstanding capital stock of Cornerstone by Chiesi and/or any of its affiliates, in accordance with the provisions of the Governance Agreement, and (v) pursuant to a mandatory tender offer by Chiesi that Chiesi will be required to make if Chiesi and its affiliates beneficially own 85% or more of the Cornerstone’s capital stock on a Fully Diluted Basis (as defined in the Governance Agreement) to acquire all the shares of Cornerstone common stock not then owned by Chiesi or its affiliates, at a minimum cash price per share equal to the highest per share price paid by Chiesi or any of its affiliates, directly or indirectly, to acquire any share of Cornerstone common stock in the 18 months prior to the commencement of such tender offer.

During the Blackout Period, Chiesi also will be prohibited from selling or otherwise transferring any shares of Cornerstone common stock except pursuant to a bona fide acquisition of Cornerstone by a third party through a merger, consolidation, stock exchange or tender offer that was not solicited by Chiesi or its affiliates and that was approved by the Cornerstone’s board and a majority of its independent directors. Neither Chiesi nor any of its affiliates will directly or indirectly transfer any shares of Cornerstone’s common stock to any person if immediately following the sale or transfer such person would beneficially own (together with such person’s affiliates) a number of shares representing more than five percent of all shares of Cornerstone’s common stock then outstanding, except pursuant to a sale to a bona fide underwriter that will acquire the shares pursuant to a distribution, upon completion of which, no purchaser will own in excess of five percent of all shares of Cornerstone’s common stock then outstanding.

Composition of Cornerstone’s Board of Directors; Voting

On the date the Governance Agreement becomes effective, the Company’s board of directors will be reconstituted to consist of its chief executive officer, three independent directors under the NASDAQ rules and four persons designated by Chiesi. Chiesi is entitled to designate for consideration for election to the Company’s board of directors a number of persons such that if Chiesi and its affiliates beneficially own Cornerstone common constituting beneficial ownership of all outstanding Cornerstone common stock on a Fully Diluted Basis (as defined in the Governance Agreement) of:

•	not less than 50%, four;

•	35% or more but less than 50%, three;

•	25% or more but less than 35%, two;

•	10% or more but more than 25%, one; and

•	less than 10%, none.

After the Charter Amendment takes effect, the persons designated by Chiesi shall be referred to as the Class B directors and all other directors shall be collectively referred to as the Class A Directors. A majority of the total authorized number of directors, including at least one Class B director, shall constitute a quorum for the transaction of business. Cornerstone’s nominating committee will nominate the Company’s chief executive officer and three independent directors. The nominating committee will also nominate each individual designated by Chiesi in accordance with the Governance Agreement, unless the nominating committee determines such individual lacks the proper qualifications to serve as a director or is otherwise ineligible due to a conflict of interest and accordingly notifies Chiesi to designate another individual for nomination.

Cornerstone has agreed to use its best efforts to solicit from its stockholders eligible to vote for the election of directors proxies in favor of the nominees designated in accordance with the procedures described above. In any election of directors or any stockholders meeting called for the election of directors, Chiesi and each of the Founder Stockholders agreed to cause attendance at such meetings and voting by the record holder(s) of all shares of common stock beneficially owned by them, respectively, in a manner consistent with the terms of the Governance Agreement.

Chiesi has further agreed to certain “standstill” obligations, pursuant to which Chiesi and certain related persons are prohibited during the Blackout Period from (other than pursuant to the Purchaser Voting Agreement):

•	soliciting, or becoming a participant in any solicitation of, any proxy from any holder of shares of our common stock in connection with any vote on any matter, or agree or announce its intention to vote with any person undertaking a “solicitation” (other than as provided in the Governance Agreement);

•	forming, joining or participating in any group of persons formed for the purpose of acquiring, holding, voting or disposing of shares of our common stock that would be required to file a statement with the SEC if such group beneficially owned 5% or more of any class of Cornerstone voting stock (other than Chiesi), unless approved by the majority of our independent directors;

•	granting any proxies with respect to any shares of our common stock to any person (other than as recommended by the Cornerstone board) or deposit any shares of our common stock in a voting trust or enter into any other arrangement or agreement with respect to the voting thereof;

•	seeking, alone or in concert with other persons, additional representation on the Cornerstone board (in addition to that provided for in the Governance Agreement) or seeking the removal of any member of our board of directors that is not a designee of Chiesi or a change in the composition or size of the Cornerstone board that is inconsistent with the Governance Agreement; or

•	entering into any arrangements, understandings or agreements with, or advising, financing or assisting any other persons in connection with any of the foregoing.

“Fully Diluted Basis” is defined in the Governance Agreement as a calculation that gives effect to the number of shares of Cornerstone common stock then issued and outstanding plus the aggregate number of all shares of common stock that Cornerstone may be required to issue as of such date pursuant to all options, warrants, rights, convertible or exchangeable securities or similar obligations then outstanding, whether or not such securities are then exercisable and exchangeable but excluding, however, any options, warrants or other similar rights outstanding at the date of the Governance Agreement that have an exercise price equal to or greater than $26.00 per share.

Rights of First Offer

Chiesi and Cornerstone each granted the other party a right of first offer, for a period of two years following the closing of the Company Stock Sale, with respect to distribution and marketing of its products within certain territories. Chiesi agreed to provide Cornerstone with a right of first offer with respect to the distribution and marketing in the U.S. of any pharmaceutical products owned or controlled by Chiesi or any of its affiliates that Chiesi makes available for distribution in the U.S. Cornerstone agreed to provide Chiesi with a right of first offer with respect to the distribution and marketing outside the U.S. of any pharmaceutical products owned or controlled by Cornerstone that Cornerstone makes available for distribution outside the U.S. Each right of offer will be available for a period of 30 days following receipt by the applicable party of written notice that a product is available for distribution in a given territory. The parties will have a specified number of days to negotiate and enter into a definitive agreement, and neither party will have any further obligations to offer rights to that product after such time.

Other Covenants

Cornerstone further agreed to take all lawful action necessary to ensure that its organizational and governance documents are not at any time inconsistent with the provisions of the Governance Agreement. Cornerstone and Chiesi also agreed that, in the event any law, rule or regulation comes into effect that conflicts with the terms and conditions of the Governance Agreement, they will negotiate in good faith to revise the Governance Agreement to achieve the parties’ original intention set forth therein.

Termination

The Governance Agreement, including each party’s right of first offer on the other party’s products, will terminate (i) automatically if the Stock Purchase Agreement is terminated pursuant to its terms, (ii) on the second anniversary of the date of the closing of the Company Stock Sale or (iii) at the earliest of (a) such time as Chiesi and its affiliates beneficially own Cornerstone common stock constituting 100% of all outstanding common stock on a “Fully Diluted Basis” (as defined in the Governance Agreement), (b) such time as Chiesi and its affiliates beneficially own Cornerstone common stock constituting less than 10% of all outstanding common stock on a Fully Diluted Basis, or (c) the effective time of a “Change in Control” (as defined in the Governance Agreement). In addition, the Governance Agreement will terminate with respect to any Founder Stockholder when such Founder Stockholder is no longer employed by Cornerstone.

THE STOCKHOLDERS AGREEMENT

The following section contains a summary of the Stockholders Agreement, a copy of which is attached as Exhibit B to the Stock Purchase Agreement and is incorporated by reference into this proxy statement. The rights and obligations of the parties to the Stockholders Agreement are governed by the express terms and conditions of the Stockholders Agreement and not by this summary. This summary and the summaries of the Stockholders Agreement elsewhere in this proxy statement may not contain all of the information about the Stockholders Agreement that is of importance to you and are qualified in its entirety by reference to the complete text of the Stockholders Agreement. We encourage you to read the Stockholders Agreement carefully and in its entirety for a more complete understanding of the Stockholders Agreement.

General

On May 6, 2009 Cornerstone, Chiesi and the Founder Stockholders entered into the Stockholders Agreement. The Stockholders Agreement will become effective upon the closing of the Company Stock Sale and (i) restricts the Founder Stockholders from transferring a certain number of shares of Cornerstone common stock owned by them and from acquiring additional shares of Cornerstone common stock for a specified period, (ii) provides Chiesi with the right to require the Founder Stockholders to sell those shares of Cornerstone stock that may not be transferred at a specified price and (iii) requires the Founder Stockholders to vote the shares of Cornerstone common stock owned by them in the manner specified in the Stockholders Agreement.

Each Founder Stockholder made certain customary representations and warranties, severally but not jointly and solely with respect to such Founder Stockholder and not with respect to the other Founder Stockholders, to Chiesi, with respect to the following:

•	ownership of shares of Cornerstone common stock;

•	capacity, power and authority;

•	due and valid execution; enforceability;

•	consents and approvals; and

•	no defaults.

Limitations on Share Transfers

Within two years of the closing of the Company Stock Sale, no Founder Stockholder will:

•	directly or indirectly, transfer any covered shares (as defined in the Stockholders Agreement) except pursuant to (1) an exempt transfer to an affiliate or by operation of descent and distribution laws, or (2) Chiesi’s call option described below; or

•	knowingly transfer any shares of common stock in a privately negotiated transaction to a pharmaceutical company.

Any transfer or purported transfer in violation of these restrictions will be void and ineffectual, and will not be recognized by Cornerstone. After two years of the closing of the Company Stock Sale, there will be no further share transfer restrictions.

Limitations on Share Purchases

Within two years of the closing of the Company Stock Sale, no Founder Stockholder will directly or indirectly, acquire or offer to acquire any shares or beneficial ownership of common stock, except through acquisitions of shares:

•	effected pursuant to transactions approved by the Cornerstone board or by a majority of Cornerstone’s independent directors;

•	effected solely to maintain the Founder Stockholder’s level of beneficial ownership of shares of Cornerstone common stock as of May 6, 2009; or

•	pursuant to Cornerstone’s equity compensation arrangements or the exercise of any options or warrants or similar rights granted or awarded under such arrangements.

Chiesi’s Call Option

Chiesi will have the option, exercisable in whole but not in part on a single occasion during the 30 days beginning on the earlier of the date on which the share transfer restrictions lapse, two years after the closing of the Company Stock Sale, or the date following the termination under certain circumstances of specified Cornerstone executives’ employment, to acquire all the Founder Stockholders’ covered shares (as defined in the Stockholders Agreement) for $12.00 per share in cash, subject to adjustment for any stock split, stock dividend, reverse stock split or similar adjustment occurring after the date of the Stockholders Agreement.

Agreement to Vote

Each Founder Stockholder agrees that, at any meeting of Cornerstone stockholders called to consider a transaction in which Chiesi or its affiliate will acquire all the outstanding capital stock of Cornerstone, such Founder Stockholder will vote all shares of common stock owned by such Founder Stockholder at the applicable record date in the same proportions that the shares of common stock owned by the other stockholders (other than Chiesi and its affiliates) are voted on such matter. These obligations of the Founder Stockholders will apply only if (i) a majority of Cornerstone’s directors who were not designated by, and are otherwise independent of, Chiesi and its affiliates (other than Cornerstone) has approved the transaction to be voted on at the meeting, and has recommended that Cornerstone’s stockholders vote to approve the transaction, and (ii) such approval and recommendation has not been withdrawn.

Termination

The Stockholders Agreement will terminate:

•	automatically, without action of any of the Founder Stockholders, Chiesi or Cornerstone, if the Stock Purchase Agreement is terminated pursuant to its terms;

•	at any time by an instrument in writing signed by all of the parties; and

•	as to any Founder Stockholder upon the termination under certain circumstances of specified Cornerstone executives’ employment with Cornerstone.

THE REGISTRATION RIGHTS AGREEMENTS

The following section contains a summary of the Stockholders Registration Rights Agreement and the Purchaser Registration Rights Agreement, copies of which are attached as Exhibit E and Exhibit D to the Stock Purchase Agreement, respectively, and are incorporated by reference into this proxy statement. The rights and obligations of the parties to the Stockholders Registration Rights Agreement and the Purchaser Registration Rights Agreement are governed by the express terms and conditions of such agreements and not by this summary. This summary and the summaries of the Stockholders Registration Rights Agreement and the Purchaser Registration Rights Agreement elsewhere in this proxy statement may not contain all of the information about the Stockholders Registration Rights Agreement and the Purchaser Registration Rights Agreement that is of importance to you and are qualified in its entirety by reference to the complete text of each of the Stockholders Registration Rights Agreement and the Purchaser Registration Rights Agreement. We encourage you to read each of the Stockholders Registration Rights Agreement and the Purchaser Registration Rights Agreement carefully and in its entirety for a more complete understanding of those agreements.

Stockholders Registration Rights Agreement

On May 6, 2009, Cornerstone and the Founder Stockholders entered into a registration rights agreement (the “Stockholders Registration Rights Agreement”) pursuant to which we agreed to provide registration rights, as described below, to the Founder Stockholders with respect to the shares of Cornerstone common stock owned by them.

Demand Registration Rights

The Founder Stockholders are entitled to demand that Cornerstone prepare and file with the SEC a registration statement relating to the sale of their shares of Cornerstone common stock, including in an underwritten offering. The Founder Stockholders are entitled to an aggregate of two demand registrations before the expiration of the lockup restrictions in the Stockholders Agreement and three demand registrations thereafter, so long as the shares requested to be registered have a market value of at least $5 million or represent all of the shares then beneficially owned by the Founder Stockholder that initially sent Cornerstone the notice requesting such demand registration. Upon receipt of a demand notice from a Founder Stockholder, Cornerstone is required to promptly give notice of such requested registration to all other Founder Stockholders, who may elect to include their shares in such registration.

Upon receipt of a demand notice, Cornerstone must prepare and file a registration statement with the SEC as soon as practicable and, in any event, within 45 days after receipt of the notice (subject to Cornerstone’s right described below to delay such filing), and use its reasonable efforts to cause the same to be declared effective by the SEC as promptly as practicable after filing. Additionally, Cornerstone is required to use reasonable efforts to keep the registration statement effective until the earlier of 24 months after the effective time of such registration statement and the date on which all the applicable securities are sold.

Cornerstone may, once in any period of 12 months, defer the filing for up to 90 days if it determines to effect a registered underwritten public offering of its common stock, or securities convertible into or exchangeable for its common stock, for Cornerstone’s account in connection with a material public financing transaction that Cornerstone is proceeding to effect. Cornerstone may also decline to include securities in a demand registration if the managing underwriters advise Cornerstone and the requesting stockholders that the aggregate amount of securities requested to be included is sufficiently large to have an adverse effect on the success of any such offering.

Piggyback Registration Rights

The registration rights agreements also provide the Founder Stockholders with piggyback registration rights such that if Cornerstone proposes to file a registration statement (other than a registration statement on Form S-8 or Form S-4) in connection with a public offering of any securities of Cornerstone, Cornerstone is required to give at least 20 business days prior written notice of such proposed filing to the Founder Stockholders, and the notice must offer the Founder Stockholders the opportunity to register such number of securities as each may request. Upon receipt of such notice, the Founder Stockholders have 15 business days to specify the amount of securities to be included in the proposed registration.

In connection with an underwritten offering, if the managing underwriters advise that inclusion of the securities requested to be registered by the Founder Stockholders would have an adverse effect on the success of the offering, Cornerstone’s shares (or another Cornerstone stockholder’s shares, in the case of an underwritten offering that was initiated by such stockholder) have first priority, shares of the Founder Stockholders have second priority and shares of other holders have third priority.

Expenses

Cornerstone will bear all registration expenses specified in the Purchaser Registration Rights agreement as well as all other expenses incurred by it in connection with the performance of its obligations under the registration rights agreements. The Founder Stockholders will bear any underwriting discounts, commissions, or fees attributable to the sale of the applicable shares whether or not any registration statement becomes effective, and the fees and expenses of any counsel, accountants or other accountants retained or employed by the Founder Stockholders.

Termination

The Stockholders Registration Rights Agreement will terminate automatically, without action by any party thereto, if the Stock Purchase Agreement is terminated pursuant to its terms. Furthermore, Cornerstone will have no further obligations pursuant to the registration rights agreements at such time as all shares of common stock that are beneficially owned by the Founder Stockholders, as applicable, have been effectively registered under Section 5 of the Securities Act and disposed of pursuant to an effective registration statement or such shares may be freely transferred without restriction under the Securities Act.

Purchaser Registration Rights Agreement

On May 6, 2009, Cornerstone and Chiesi entered into a registration rights agreement (the “Purchaser Registration Rights Agreement”) pursuant to which we agreed to provide registration rights to Chiesi with respect to the shares of Cornerstone common stock owned by them following the closing of the Company Stock Sale.

Demand Registration Rights

Chiesi is entitled to demand that Cornerstone prepare and file with the SEC a registration statement relating to the sale of their shares of Cornerstone common stock, including in an underwritten offering. Chiesi is entitled to request four such demand registrations at any time after the second anniversary of the date of the Company Stock Sale, so long as the shares requested to be registered have a market value of at least $50 million or represent all of the shares then beneficially owned by Chiesi.

Upon receipt of a demand notice, Cornerstone must prepare and file a registration statement with the SEC as soon as practicable and, in any event, within 45 days after receipt of the notice (subject to Cornerstone’s right described below to delay such filing), and use its reasonable efforts to cause the same to be declared effective by the SEC as promptly as practicable after filing. Additionally, Cornerstone is required to use reasonable efforts to keep the registration statement effective until the earlier of 24 months after the effective time of such registration statement and the date on which all the applicable securities are sold.

Cornerstone may, once in any period of 12 months, defer the filing for up to 90 days if it determines to effect a registered underwritten public offering of its common stock, or securities convertible into or exchangeable for its common stock, for Cornerstone’s account in connection with a material public financing transaction that Cornerstone is proceeding to effect. Cornerstone may also decline to include securities in a demand registration if the managing underwriters advise Cornerstone and the requesting stockholders that the aggregate amount of securities requested to be included is sufficiently large to have an adverse effect on the success of any such offering.

Piggyback Registration Rights

The registration rights agreements also provide Chiesi with piggyback registration rights such that if Cornerstone proposes to file a registration statement (other than a registration statement on Form S-8 or Form S-4) in connection with a public offering of any securities of Cornerstone, Cornerstone is required to give at least 20 business days prior written notice of such proposed filing to Chiesi, and the notice must offer Chiesi the opportunity to register such number of securities as each may request. Upon receipt of such notice, Chiesi has 15 business days to specify the amount of securities to be included in the proposed registration.

In connection with an underwritten offering, if the managing underwriters advise that inclusion of the securities requested to be registered by Chiesi would have an adverse effect on the success of the offering, Cornerstone’s shares (or another Cornerstone stockholder’s shares, in the case of an underwritten offering that was initiated by such stockholder) have first priority, shares of Chiesi have second priority and shares of other holders have third priority.

Expenses

Cornerstone will bear all registration expenses specified in the registration rights agreements as well as all other expenses incurred by it in connection with the performance of its obligations under the registration rights agreements. Chiesi will bear any underwriting discounts, commissions, or fees attributable to the sale of the applicable shares whether or not any registration statement becomes effective, and the fees and expenses of any counsel, accountants or other accountants retained or employed by Chiesi.

Termination

The Purchaser Registration Rights Agreement will terminate automatically, without action by any party thereto, if the Stock Purchase Agreement is terminated pursuant to its terms. Furthermore, Cornerstone will have no further obligations pursuant to the registration rights agreements at such time as all shares of common stock that are beneficially owned by Chiesi, as applicable, have been effectively registered under Section 5 of the Securities Act and disposed of pursuant to an effective registration statement or such shares may be freely transferred without restriction under the Securities Act.

THE VOTING AGREEMENTS

The following section contains a summary of the Stockholders Voting Agreement and the Purchaser Voting Agreement, copies of which are attached as Annex B and Annex C, respectively, to this proxy statement and are incorporated by reference into this proxy statement. The rights and obligations of the parties to the Stockholders Voting Agreement and the Purchaser Voting Agreement are governed by the express terms and conditions of such agreements and not by this summary. This summary and summaries of the Stockholders Voting Agreement and the Purchaser Voting Agreement elsewhere in this proxy statement may not contain all of the information about the Stockholders Voting Agreement and the Purchaser Voting Agreement that is of importance to you and are qualified in its entirety by reference to the complete text of each of the Stockholders Voting Agreement and the Purchaser Voting Agreement. We encourage you to read each of the Stockholders Voting Agreement and the Purchaser Voting Agreement carefully and in its entirety for a more complete understanding of those agreements.

Stockholders Voting Agreement

On May 6, 2009, Chiesi, the Founder Stockholders, David Price, Joshua Franklin, Brian Dickson, M.D., Alan Roberts and, solely with respect to the sections identified therein, Cornerstone, entered into a voting agreement (the “Stockholders Voting Agreement”) pursuant to which the Founder Stockholders and the other management stockholder have agreed to vote all their shares of common stock in favor of the approval of the Company Stock Sale and the approval and adoption of the Charter Amendment.

Voting

Each stockholder covenants and agrees to vote, or cause to be voted, in person or by proxy, all such stockholder’s shares of Cornerstone common stock owned as of the record date:

•	in favor of the approval of the Company Stock Sale and the approval and adoption of the Charter Amendment;

•	against the approval or adoption of any proposal made in opposition to, or in competition with, the Company Stock Sale and the approval and adoption of the Charter Amendment; and

•	against any of the following: (i) any merger, consolidation or business combination involving Cornerstone or any of its subsidiaries; (ii) any sale, lease or transfer of all or substantially all of the assets of Cornerstone or any of its subsidiaries; (iii) any reorganization, recapitalization, dissolution, liquidation or winding up of Cornerstone or any of its subsidiaries prohibited by the Stock Purchase Agreement; or (iv) any other action that is a breach of any covenant, representation or warranty or any other obligation or agreement of Cornerstone under the Stock Purchase Agreement or of such stockholder under the Stockholders Voting Agreement.

Irrevocable Proxy

Each stockholder irrevocably grants to and appoints Chiesi, and its executive officers, as their proxy and attorney-in-fact (with the full power of substitution and resubstitution) to vote the shares of common stock held by such stockholder as agreed upon in the Stockholders Voting Agreement.

In connection with the grant of this irrevocable proxy, each stockholder revokes any and all other proxies given in respect to its Cornerstone shares.

Chiesi may terminate this proxy with respect to each stockholder at any time at its sole election by written notice provided to such stockholder. This proxy will terminate upon the termination of the Stockholders Voting Agreement.

Restrictions on Transfer

During the agreement term, each stockholder will not, except as the result of the death of such stockholder or as otherwise permitted, transfer any of its Cornerstone shares unless the transferee will have executed and delivered an agreement to be bound by the terms and conditions of the by the Stockholders Voting Agreement.

If any stockholder attempts to transfer, vote or provide any other person with the authority to vote any of its Cornerstone shares other than in compliance with the Stockholders Voting Agreement, Cornerstone will not (i) permit any such transfer on its books and records, (ii) issue a new certificate representing any such shares or (iii) record such vote, in each case, unless and until such stockholder will have complied with the terms of the Stockholders Voting Agreement.

Each stockholder may not:

•	enter into any voting agreement with any person or entity with respect to any of its shares of Cornerstone common stock;

•	grant any person or entity any proxy or power of attorney with respect to any of its shares of Cornerstone common stock; or

•	deposit any of its Cornerstone shares in a voting trust or otherwise enter into any agreement or arrangement limiting or affecting such stockholder’s legal power, authority or right to vote such shares in favor of the approval of the Company Stock Sale and the approval and adoption of the Charter Amendment.

Solicitation

During the agreement term, each stockholder will not directly or indirectly (i) solicit, initiate, encourage, induce or knowingly facilitate the communication, making, submission or announcement of any alternative acquisition proposal or inquiry, or take any action that could reasonably be expected to lead to an alternative acquisition proposal or inquiry, (ii) engage in discussions or negotiations relating to any alternative acquisition proposal or inquiry, (iii) approve, endorse or recommend any alternative acquisition proposal, or (iv) enter into any letter of intent or similar document or any contract relating to any alternative acquisition proposal.

Termination

The Stockholders Voting Agreement will terminate upon the earlier of (i) the approval and adoption of the Charter Amendment or (ii) the termination of the Stock Purchase Agreement pursuant to its terms.

Purchaser Voting Agreement

Voting

On May 6, 2009, Chiesi and Cornerstone entered into a voting agreement (the “Purchaser Voting Agreement”) pursuant to which Chiesi covenants and agrees to vote, or cause to be voted, in person or by proxy, all its shares of Cornerstone common stock owned as of the record date in favor of the approval and adoption of the Charter Amendment.

Irrevocable Proxy

Chiesi irrevocably grants to and appoints Cornerstone, and its executive officers, as its proxy and attorney-in-fact (with the full power of substitution and resubstitution) to vote the shares of Cornerstone common stock held by Chiesi as agreed upon in the Purchaser Voting Agreement. In connection with the grant of this irrevocable proxy, Chiesi revokes any and all other proxies given in respect to its Cornerstone shares.

Cornerstone may terminate this proxy at any time at its sole election by written notice provided to Chiesi. This proxy will terminate upon the termination of the Purchaser Voting Agreement.

Restrictions on Transfer

During the term of the Purchaser Voting Agreement, Chiesi will not transfer any of its Cornerstone shares. If Chiesi attempts to transfer, vote or provide any other person with the authority to vote any of its Cornerstone shares other than in compliance with the Purchaser Voting Agreement, Cornerstone will not (i) permit any such transfer on its books and records, (ii) issue a new certificate representing any such shares or (iii) record such vote, in each case, unless and until Chiesi has complied with the terms of the Purchaser Voting Agreement.

In addition, Chiesi may not:

•	enter into any voting agreement with any person or entity with respect to any of its shares of Cornerstone common stock;

•	grant any person or entity any proxy or power of attorney with respect to any of its shares of Cornerstone common stock; and

•	deposit any of its shares of Cornerstone common stock in a voting trust or otherwise enter into any agreement or arrangement limiting or affecting Chiesi’s legal power, authority or right to vote such shares in favor of the approval and adoption of the Charter Amendment.

Termination

The Purchaser Voting Agreement will terminate upon the earlier of (i) the approval and adoption of Charter Amendment or (ii) the termination of the Stock Purchase Agreement pursuant to its terms.

THE AMENDED BYLAWS

The following section contains a summary of the Amended Bylaws, a copy of which is attached as Exhibit G to the Stock Purchase Agreement and is incorporated by reference into this proxy statement. The rights and obligations of Cornerstone are governed by the express terms and conditions of the Amended Bylaws. This summary and the summaries of the Amended Bylaws elsewhere in this proxy statement may not contain all of the information about the Amended Bylaws that is of importance to you and are qualified in their entirety by reference to the complete text of the Amended Bylaws. We encourage you to read the Amended Bylaws carefully and in their entirety for a more complete understanding of the Amended Bylaws.

The Stock Purchase Agreement and the Governance Agreement contemplate that Cornerstone’s bylaws will be amended to be consistent with the terms of the Governance Agreement. It is a condition to Chiesi’s obligation to consummate the Company Stock Sale that the Amended Bylaws will be in effect. Adoption of the Amended Bylaws requires the approval of Cornerstone’s board of directors, and does not require stockholder approval. While the Governance Agreement is in effect, the Amended Bylaws provide (i) that a majority of the total authorized number of directors and at least one Chiesi designated or nominated director shall constitute a quorum of Cornerstone’s board of directors, (ii) a majority in voting power of the Cornerstone board will constitute action by the Cornerstone board, (iii) any vacancies will be filled in accordance with the Governance Agreement and (iv) all matters relating to executive compensation will require the approval of the Cornerstone compensation committee and the ratification of the Cornerstone board. In addition, so long as Chiesi beneficially owns Cornerstone common stock constituting at least 50% of all outstanding common stock on a Fully Diluted Basis (as defined in the Amended Bylaws) the following actions are subject to approval by the Cornerstone board of directors:

•	the adoption, modification or amendment of Cornerstone’s annual operating or capital budget to be effective January 1 of that fiscal year;

•	the entry into, modification or amendment of any exclusive license, distribution or supply agreement to which Cornerstone is a party;

•	any capital expenditure in excess of $500,000 in any one case or $2 million in the aggregate;

•	any expense that deviates from the approved annual operating or capital budget, other than immaterial expenditures in the ordinary course of business; or

•	the incurrence by Cornerstone or any of its subsidiaries of indebtedness in excess of $1 million in the aggregate for borrowed money, including, but not limited to trade financing (less than 60 days) either on an individual or cumulative basis or issuing any equity security that ranks senior in liquidation preference to the equity securities outstanding as of the date of the amendment.

“Fully Diluted Basis” is defined in the Amended Bylaws as a calculation that gives effect to the number of shares of Cornerstone common stock then issued and outstanding plus the aggregate number of all shares of common stock that Cornerstone may be required to issue as of such date pursuant to all options, warrants, rights, convertible or exchangeable securities or similar obligations then outstanding, whether or not such securities are then exercisable and exchangeable but excluding, however, any options, warrants or other similar rights outstanding at the date the Amended Bylaws are adopted that have an exercise price equal to or greater than $26.00 per share.

THE EMPLOYMENT AGREEMENTS

The following section contains a summary of the Employment Agreements, copies of which are attached as Exhibit A to the Stock Purchase Agreement and are incorporated by reference into this proxy statement. The rights and obligations of the parties to each Employment Agreement are governed by the express terms and conditions of such Employment Agreement. This summary and the summaries of the Employment Agreements elsewhere in this proxy statement may not contain all of the information about the Employment Agreements that is of importance to you and are qualified in their entirety by reference to the complete text of the Employment Agreements. We encourage you to read the Employment Agreements carefully and in their entirety for a more complete understanding of the Employment Agreements.

On May 6, 2009, Cornerstone entered into employment agreements with the following individuals: Craig A. Collard, Steven M. Lutz, David Price, Joshua Franklin, Brian Dickson, M.D., and Alan Roberts (the “Employment Agreements”). Each of these individuals other than Mr. Roberts is currently an officer of Cornerstone and has agreed to continue to serve as an officer of Cornerstone, effective as of the closing of the Company Stock Sale. These agreements will become effective only if Cornerstone Stock Sale is consummated.

Craig A. Collard

Mr. Collard’s Employment Agreement provides that Mr. Collard will continue to serve as Cornerstone’s President and Chief Executive Officer. The initial term of the Employment Agreement will end on the one-year anniversary of the date of the closing of the Company Stock Sale, with automatic renewal for additional one-year terms unless either party gives notice of non-renewal at least 90 days prior to the end of the then current term or the agreement is terminated. Under the terms of the agreement, Mr. Collard is entitled to a minimum base salary of $394,784, which may be increased from time to time by the Cornerstone board, and an annual target cash bonus of up to 50% of his then annual base salary. Mr. Collard’s Employment Agreement also provides that while employed by Cornerstone, Mr. Collard will have full use of the motor vehicle leased by Cornerstone that Mr. Collard is currently using and Cornerstone will pay, or reimburse Mr. Collard for, the lease payments, automobile insurance, taxes and title fees associated with such vehicle. Mr. Collard will not be eligible to receive any annual equity awards unless otherwise approved by the Cornerstone board, but will be entitled to participate in all employee bonus and benefit programs of Cornerstone to the extent Mr. Collard’s position, tenure, salary, age, health and other qualifications make him eligible to participate.

If Mr. Collard’s employment is terminated by Cornerstone without Cause or by Mr. Collard for Good Reason and such termination is not during a Change of Control Period, and if Mr. Collard executes a release and settlement agreement in a form acceptable to Cornerstone, he will be entitled to:

•	a lump sum payment equal to one and a half times his annualized base salary;

•	continuation of benefits for the shorter of 12 months or until he is eligible for other employer-sponsored health coverage;

•	a lump sum payment in an amount equal to a pro rata payment of his target cash bonus; and

•	accelerated vesting of all of his outstanding unvested stock options and restricted stock by one year.

If Mr. Collard’s employment is terminated by Cornerstone without Cause or by Mr. Collard for Good Reason and such termination is during a Change in Control Period, and if Mr. Collard executes a release and settlement agreement in a form acceptable to Cornerstone, he will be entitled to:

•	a lump sum payment equal to two times his highest annualized base salary during the three-year period prior to the Change in Control;

•	continuation of benefits for the shorter of 24 months or until he is eligible for other employer-sponsored health coverage;

•	a lump sum payment in an amount equal to a pro rata payment of the annual bonus paid or payable for the most recently completed fiscal year; and

•	accelerated vesting of 100% of his outstanding unvested stock options and restricted stock.

The terms Cause, Good Reason and Change of Control Period are specifically defined in Mr. Collard’s Employment Agreement. Upon termination of Mr. Collard’s employment, Cornerstone will pay, or reimburse Mr. Collard for, the balance of the remaining lease payments on the vehicle provided by Cornerstone for his use, and will assign and transfer title and other appropriate evidence of ownership of the vehicle to him in exchange for $100.00.

Under the terms of his Employment Agreement, Mr. Collard agreed not to compete with Cornerstone during his employment with Cornerstone and if his employment is terminated, for (i) one and a half years following a termination without Cause or for Good Reason and not during a Change of Control Period, (ii) two years following a termination without Cause or for Good Reason during a Change of Control Period and (iii) one year following a termination under any other circumstances. Mr. Collard also agreed to a provision that prohibits him from soliciting, among others, Cornerstone’s employees and customers during the term of his employment and for one year following the termination of his employment. The Employment Agreement also contains customary provisions relating to confidentiality, proprietary information and non-disparagement.

Steven M. Lutz

Mr. Lutz’s Employment Agreement provides that he will continue to serve as Cornerstone’s Executive Vice President, Manufacturing and Trade. The initial term of the Employment Agreement will end on the one-year anniversary of the date of the closing of the Company Stock Sale, with automatic renewal for additional one-year terms unless either party gives notice of non-renewal at least 90 days prior to the end of the then current term or the agreement is terminated. Under the terms of the agreement, Mr. Lutz is entitled to a minimum base salary of $260,000, which may be increased from time to time by the Cornerstone board, an annual target cash bonus of up to 40% of his then annual base salary. Mr. Lutz’s Employment Agreement also provides that while employed by Cornerstone, Mr. Lutz will have full use of the motor vehicle leased by Cornerstone that Mr. Lutz is currently using and Cornerstone will pay, or reimburse Mr. Lutz for, the lease payments, automobile insurance, taxes and title fees associated with such vehicle. Mr. Lutz will not be eligible to receive any annual equity awards unless otherwise approved by the Cornerstone board, but will be entitled to participate in all employee bonus and benefit programs of Cornerstone to the extent Mr. Lutz’s position, tenure, salary, age, health and other qualifications make him eligible to participate.

If Mr. Lutz’s employment is terminated by Cornerstone without Cause or by Mr. Lutz for Good Reason, and if Mr. Lutz executes a release and settlement agreement in a form acceptable to Cornerstone, he will be entitled to:

•	a lump sum payment equal to one times his annualized base salary;

•	continuation of benefits for the shorter of 12 months or until he is eligible for other employer-sponsored health coverage;

•	a lump sum payment in an amount equal to a pro rata payment of his target cash bonus;

•	if such termination did not occur during a Change of Control Period, accelerated vesting of all of his outstanding unvested stock options and restricted stock by one year; and

•	if such termination occurred during a Change of Control Period, accelerated vesting of 100% of his outstanding unvested stock options and restricted stock.

The terms Cause, Good Reason and Change of Control Period are specifically defined in Mr. Lutz’s Employment Agreement.

Under the terms of his Employment Agreement, Mr. Lutz agreed not to compete with Cornerstone during his employment with Cornerstone and for year following termination of his employment. Mr. Lutz also agreed to a provision that prohibits him from soliciting, among others, Cornerstone’s employees and customers during the term of his employment and for one year following the termination of his employment. The Employment Agreement also contains customary provisions relating to confidentiality, proprietary information and non-disparagement.

David Price, Brian Dickson, M.D., Joshua Franklin and Alan Roberts

Each of the Employment Agreements of David Price, Brian Dickson, M.D., Joshua Franklin and Alan Roberts (collectively, the “Executives”), provide that such Executives will, with respect to Mr. Price, continue to serve as the Executive Vice President, Finance, Chief Financial Officer, Treasurer and Secretary of Cornerstone, with respect to Dr. Dickson, continue to serve as Chief Medical Officer of Cornerstone, with respect to Mr. Franklin, continue to serve as Vice President, Sales and Marketing of Cornerstone, and with respect to Mr. Roberts, continue to serve as Vice President, Scientific Affairs of Cornerstone. The initial term of each Employment Agreement will end on the one year anniversary of the date of the closing of the Company Stock Sale, with automatic renewal for additional one-year terms unless either party gives notice of non-renewal at least 90 days prior to the end of the then current term or the agreement is terminated. Under the terms of the Employment Agreements, each Executive is entitled to a minimum base salary of $288,791, with respect to Mr. Price, $281,216, with respect to Dr. Dickson, $222,600, with respect to Mr. Franklin and $225,000, with respect to Mr. Roberts, which may be increased from time to time by the Cornerstone board, an annual target cash bonus of up to 35% of his then annual base salary and, with respect to Mr. Price, Mr. Franklin and Mr. Roberts a monthly car allowance of $850. Dr. Dickson’s Employment Agreement provides that while employed by Cornerstone, Dr. Dickson will have full use of the motor vehicle leased by Cornerstone that Dr. Dickson is currently using and Cornerstone will pay, or reimburse Dr. Dickson for, the lease payments, automobile insurance, taxes and title fees associated with such vehicle. Under the terms of each Employment Agreement, Cornerstone has agreed to grant the Executive an option to purchase 50,000 shares of Common Stock, and each Executive will be eligible to receive an annual performance-based equity award in the form of an option to purchase, in whole or in part, up to 50,000 shares of Common Stock in each of the year 2010, 2011 and 2012, vesting ratably over a four-year period. For a period of two years, Executives may not, directly or indirectly, transfer any of his shares of Cornerstone common stock except as permitted under the Employment Agreements.

If an Executive’s employment is terminated by Cornerstone without Cause or by such Executive for Good Reason and if such Executive executes a release and settlement agreement in a form acceptable to Cornerstone, he will be entitled to:

•	a lump sum payment equal to one times his annualized base salary;

•	continuation of benefits for the shorter of 12 months or until he is eligible for other employer-sponsored health coverage;

•	a lump sum payment in an amount equal to a pro rata payment of his target cash bonus;

•	if such termination did not occur during a Change of Control Period, accelerated vesting of all of his outstanding unvested stock options and restricted stock by one year; and

•	if such termination occurred during a Change of Control Period, accelerated vesting of 100% of his outstanding unvested stock options and restricted stock.

The terms Cause, Good Reason and Change of Control Period are specifically defined in the Employment Agreements.

Under the terms of the Employment Agreements, each Executive agrees not to compete with Cornerstone during his employment with Cornerstone and for one year following termination of such Executive’s employment. Each Executive has also agreed to a provision that prohibits him from soliciting, among others, Cornerstone’s employees and customers during the term of his employment and for one year following the termination of his employment. The Employment Agreements also contain customary provisions relating to confidentiality, proprietary information and non-disparagement.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding beneficial ownership of our common stock as of [    ●    ] by:

•	Each person, entity or group of affiliated persons or entities known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

•	Each of our directors and nominees for director;

•	Our President and Chief Executive Officer as of December 31, 2008, two other individuals that served as our President and Chief Executive Officer during 2008, our two most highly compensated executive officers other than our President and Chief Executive Officer who were serving as executive officers on December 31, 2008, and two additional former executive officers who would have been among our most highly compensated executive officers if they had been serving as executive officers on December 31, 2008; and

•	All of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the applicable rules of the SEC and includes voting or investment power with respect to shares of our common stock. Shares of common stock issuable under stock options and warrants that are currently exercisable or exercisable within 60 days of [    ●    ], 2009 are deemed to be beneficially owned by the person holding the option or warrant for purposes of calculating the percentage ownership of that person but are not deemed outstanding for purposes of calculating the percentage ownership of any other person. The information set forth below is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of common stock beneficially owned by them, except, where applicable, to the extent authority is shared by spouses under community property laws.

Shares
	Number of	Underlying		Percentage of
	Outstanding	Options	Total Number	Common
	Shares	Exercisable	of Shares	Stock
Name and Address of	Beneficially	Within 60	Beneficially	Beneficially
Beneficial Owner(1)	Owned	Days	Owned	Owned

5% Stockholders
Craig A. Collard	●	●	●	●	%
President and Chief Executive Officer and Director
Cornerstone Biopharma Holdings, Ltd.	●	●	●	●	%
Carolina Pharmaceuticals Ltd.	●	●	●	●	%
Steven M. Lutz	●	●	●	●	%
Executive Vice President, Commercial Operations
Lutz Family Limited Partnership	●	●	●	●	%
James V. Baker	●	●	●	●	%

Shares
	Number of	Underlying		Percentage of
	Outstanding	Options	Total Number	Common
	Shares	Exercisable	of Shares	Stock
Name and Address of	Beneficially	Within 60	Beneficially	Beneficially
Beneficial Owner(1)	Owned	Days	Owned	Owned

Directors and Named Executive Officers
Christopher Codeanne	●	●	●	●
Director
Michael Enright	●	●	●	●
Director
Michael Heffernan	●	●	●	●
Director
Alastair McEwan	●	●	●	●
Director
Brian Dickson, M.D.	●	●	●	●
Chief Medical Officer
Scott B. Townsend, Esq.	●	●	●	●
Executive Vice President of Legal Affairs, General Counsel
Trevor Phillips, Ph.D.	●	●	●	●
Former President and Chief Executive Officer
Frank E. Thomas	●	●	●	●
Former President and Chief Executive Officer
Thomas P. Kelly	●	●	●	●
Former Chief Financial Officer and Senior Vice President of Finance and Corporate Development
Jeffrey E. Young	●	●	●	●
Former Vice President of Finance, Chief Accounting Officer and Treasurer
All executive officers and directors as a group (● persons, consisting of ● officers and ● non-employee directors)	●	●	●	●

(1)	Unless otherwise indicated, the address of each beneficial owner is care of Cornerstone Therapeutics Inc., 1255 Crescent Green Drive, Suite 250, Cary, North Carolina 27518.

QUESTIONS AND ANSWERS ABOUT
THE PROPOSED STOCK ISSUANCE AND THE SPECIAL MEETING

Q:  Why am I receiving this proxy statement?

A:	You are receiving this proxy statement because you have been identified as a stockholder of Cornerstone Therapeutics Inc., as of [ ● ], 2009, the record date, and therefore you are entitled to vote at the Special Meeting of the stockholders of Cornerstone. This document serves as a proxy statement of Cornerstone, used to solicit proxies for the Special Meeting. This document contains important information about the Special Meeting and the proposals to be considered at the Special Meeting, and you should read it carefully.

Q:	What am I being asked to vote on?

A:	You are being asked to vote to approve the issuance and sale of shares of Cornerstone’s common stock, par value $0.001 per share, to Chiesi Farmaceutici SpA, pursuant to the Stock Purchase Agreement, dated as of May 6, 2009, between Cornerstone and Chiesi. We sometimes refer to the proposed issuance and sale of shares as the Company Stock Sale. If the Company Stock Sale is approved, following the Company Stock Sale and the closing of the sale of 1.6 million shares of our common stock by entities controlled by Craig A. Collard, our President and Chief Executive Officer, and Steven M. Lutz, our Executive Vice President, Manufacturing and Trade, Chiesi will hold 51% of the our outstanding Common Stock on a fully diluted basis and be Cornerstone’s controlling stockholder. You also may be asked to vote to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies in favor of the proposal to approve the Company Stock Sale. For more information, please see the sections entitled “The Special Meeting,” beginning on page 11 of this proxy statement, for additional detail.

Q:	How many shares of Cornerstone common stock will Cornerstone issue and sell to Chiesi pursuant to the Stock Purchase Agreement?

A:	In the Stock Purchase Agreement we agreed to issue to Chiesi 11,902,741 shares of our common stock at the closing of the Company Stock Sale. The parties established the number of shares to be issued by Cornerstone based in part on Chiesi’s objective of acquiring a number of shares that will represent 51% of Cornerstone’s outstanding shares of common stock on a fully diluted basis. Accordingly, we have agreed that if Chiesi’s ownership level immediately following the closing of these transactions is below the targeted level of 51% on a fully diluted basis, Chiesi will have the right (but only during the 90-day period following the closing) to require us to issue to Chiesi the number of shares required to achieve Chiesi’s targeted level of ownership, for no additional consideration. Based on the number of shares of restricted stock and stock options that were issued after the date the Stock Purchase Agreement was entered into, we estimate we will be required under the Stock Purchase Agreement to issue an aggregate of 12,148,850 shares of our common stock to Chiesi.

Q:	Why is Cornerstone seeking to issue and sell shares of Common Stock to Chiesi?

A:	On May 6, 2009, we, Chiesi and certain related parties entered into a number of agreements, including the Stock Purchase Agreement, pursuant to which we agreed to issue and sell shares of Common Stock (in an amount presently estimated to be approximately 12,148,850 shares) to Chiesi in exchange for (i) the exclusive rights to distribute Chiesi’s Curosurf® treatment in the U.S. for a 10-year term; and (ii) a cash payment of $15,465,075. Chiesi has also agreed to grant us a right of first offer, for a period of two years following the closing of the Company Stock Sale, on all pharmaceutical products that Chiesi wishes to market in the U.S. We believe forming a strategic alliance with Chiesi through the transactions contemplated by the Stock Purchase Agreement is in the best interests of Cornerstone and its stockholders. For a more detailed description of the Stock Purchase Agreement and the agreements, please see the sections entitled “The Stock Purchase Agreement” beginning on page 36 of this proxy statement.

Q:	What will happen if stockholder approval of the issuance and sale of shares of our common stock to Chiesi pursuant to the Stock Purchase Agreement is not obtained?

A:	If we do not obtain stockholder approval for the Company Stock Sale, we will not complete the Company Stock Sale. In such event, we will not receive the cash injection contemplated by stock purchase agreement and Chiesi will be entitled to terminate the grant of exclusive rights to distribute Chiesi’s Curosurf® treatment. In addition, because the closing of the Company Stock Sale is a condition to effectiveness of the other agreements we and certain related parties entered into in connection with the Stock Purchase Agreement, those agreements will terminate. Finally, if we do not complete the Company Stock Sale, we will not hold a second special meeting of the stockholders of Cornerstone to approve amendments to our certificate of incorporation as contemplated by the Stock Purchase Agreement.

Q:	When do you expect the closing of the Company Stock Sale to occur?

A:	In addition to obtaining stockholder approval at the Special Meeting, we must satisfy various other customary closing conditions before the closing of the Company Stock Sale can be completed. We expect to complete the closing promptly following satisfaction of those closing conditions, which we currently expect to occur in the third calendar quarter of 2009.

Q:	What if I oppose the Company Stock Sale? Do I have appraisal rights?

A:	No, under Delaware law, Cornerstone stockholders are not entitled to appraisal rights with respect to the Company Stock Sale.

Q:	What vote is required to approve the issuance and sale of shares of our common stock to Chiesi pursuant to the Stock Purchase Agreement?

A:	Approval of the Company Stock Sale requires the affirmative vote of the majority of the total votes cast on the proposal to approve the Company Stock Sale so long as a quorum is present. If your shares are held by your broker in “street name,” and you do not vote your shares, your brokerage firm may not vote your unvoted shares on the proposed issuance. Broker non-votes will have no effect on the outcome of voting on this matter. Abstentions will have the effect of a vote against this matter.

Q:	What vote is required to adjourn the Special Meeting?

A:	The approval of the proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in favor of the proposal to approve the Proposed Issuance requires the affirmative vote of a majority of the shares of Cornerstone common stock present in person or represented by proxy and entitled to vote at the Special Meeting, even if less than a quorum. Broker non-votes will have no effect on the outcome of voting on this matter. Abstentions will have the effect of a vote against this matter.

Q:	How does Cornerstone’s board of directors recommend that I vote?

A:	Our board of directors unanimously recommends that our stockholders vote FOR the approval of the Company Stock Sale and FOR the adjournment of the Special Meeting, if necessary, to solicit additional proxies in favor of the proposal to approve the Proposed Issuance. You should read the section entitled “The Transaction — Reasons for the Transaction,” beginning on page 18, for a discussion of the factors that our board of directors considered in deciding to approve the Stock Purchase Agreement and the various transactions contemplated by the Stock Purchase Agreement.

Q:	Who can vote at the Special Meeting?

A:	To be able to vote, you must have been a stockholder of record at the close of business on [ ● ], 2009, the record date. The number of outstanding shares of Common Stock entitled to vote at the meeting as of the record date is [ ● ]. If you were a stockholder of record as of the close of business on the record date, you will be entitled to vote all of the shares that you held as of the close of business on the record date at the Special Meeting, or at any postponements or adjournments of the meeting.

Q:	How do I vote?

A:	You can vote in person or by submitting a proxy. Submitting a proxy will not affect your right to attend the Special Meeting and vote in person.

If your shares are registered directly in your name, you may vote:

•	Over the Internet. Go to the web site of our tabulator, BNY Mellon Shareowner Services, at http://www.proxyvoting.com/CRTX and follow the instructions you will find there. You must specify how you want your shares voted or your Internet proxy cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

•	By Telephone. Call (866) 540-5760 toll-free from the U.S. or Canada and follow the instructions. You must specify how you want your shares voted and confirm your proxy at the end of the call or your telephone proxy cannot be completed. Your shares will be voted according to your instructions.

•	By Mail. Complete, date and sign the enclosed proxy card and mail it in the enclosed postage-paid envelope to BNY Mellon Shareowner Services. Your proxy will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our board of directors.

•	In Person at the Meeting. If you attend the Special Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” for your account by a bank, broker or other nominee, you may vote:

•	Over the Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to submit a proxy and provide voting instructions over the Internet or by telephone.

•	By Mail. You will receive instructions from your broker or other nominee explaining how to submit a proxy and provide voting instructions for your shares.

•	In Person at the Meeting. Contact the broker or other nominee that holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. A broker’s proxy is not the form of proxy enclosed with this proxy statement. You will not be able to vote shares you hold in “street name” at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote the shares.

Q:	Can I change my vote?

A:	Yes. You may revoke your proxy and change your vote at any time before the Special Meeting. To do so, you must do one of the following:

•	Deliver to Cornerstone’s Secretary a written notice of revocation before the Special Meeting (or, if the Special Meeting is adjourned or postponed, before the adjourned or postponed meeting is actually held);

•	Deliver to Cornerstone’s Secretary a later-dated, duly executed proxy (including a proxy by telephone or through the Internet) before the Special Meeting (or, if the Special Meeting is adjourned or postponed, before the adjourned or postponed meeting is actually held);

•	Revoke the proxy in accordance with the telephone or Internet voting procedures described in the proxy voting instructions attached to the proxy card; or

•	Attend the Special Meeting (or, if the Special Meeting is adjourned or postponed, attend the adjourned or postponed meeting) and vote in person at the Special Meeting.

Q:	Will my shares be voted if I don’t return a proxy?

A:	If your shares are registered directly in your name, your shares will not be voted if you do not submit a proxy over the Internet or by telephone, return your proxy by mail, or vote by ballot at Special Meeting. If your shares are held in “street name,” your brokerage firm may vote your shares on the matters to be presented at the Special Meeting only if you give instructions as to how you wish your shares to be voted. We encourage you to provide voting instructions to your brokerage firm by giving your proxy to your brokerage firm. This ensures that your shares will be voted at the meeting according to your instructions.

You should receive directions from your brokerage firm about how to instruct your brokerage firm at the time you receive this proxy statement.

Q:	How many shares must be present to hold the Special Meeting?

A:	A majority of our outstanding shares of common stock must be present at the Special Meeting in order for us to validly conduct business at the meeting. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are represented by proxy or that are represented in person at the meeting. For purposes of establishing a quorum, we will count abstentions and broker non-votes.

Q:	When is the Special Meeting and where will it be held?

A:	The Special Meeting will be held on [ ● ], [ ● ], 2009, at 10:00 a.m. local time at The Umstead Hotel and Spa, 100 Woodland Pond, Cary, North Carolina. If you wish to vote in person at the Special Meeting and your shares are held in “street name” by a broker or other nominee, you need to obtain a proxy from the broker or other nominee authorizing you to vote your shares held in the broker’s name. That proxy is different from the proxy card provided with this proxy statement.

Q:	Where can I learn additional information?

A:	Further information about Cornerstone, such as annual, quarterly and current reports, proxy statements and other information is filed with the SEC. See “Where You Can Find Additional Information” on page 72 of this proxy statement for more information.

Q:	Who bears the costs of soliciting these proxies?

A:	We will bear the cost of soliciting proxies. In addition to these proxy materials, our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile and in person, without additional compensation. Upon request, we will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials. See the section entitled “The Special Meeting — Solicitation of Proxies” on page 14 of this proxy statement for more information.

Q:	Who can help answer my questions?

A:	If you have any questions about the Company Stock Sale, including the procedures for voting your shares, or if you need additional copies of this proxy statement or the enclosed proxy (which will be provided without charge), you should contact [ ● ], our proxy solicitor for the Special Meeting, or us, as follows:

[ ● ]	Cornerstone Therapeutics Inc.
[ ● ]	Attention: Chief Financial Officer 1255 Crescent Green Drive Suite 250
Stockholders call toll free: [ ● ]	Cary, North Carolina 27518 Telephone: (888) 466-6505

OTHER MATTERS

Our board of directors does not intend to bring before the Special Meeting of stockholders any matters other than those set forth herein, and has no present knowledge that any other matters will or may be brought before the Special Meeting by others. If, however, any other matters properly come before the Special Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with the majority of our board of directors.

FUTURE STOCKHOLDER PROPOSALS

In order to be included in proxy material for our 2010 annual meeting of stockholders, stockholders’ proposed resolutions must be received by us at our principal executive offices, Cornerstone Therapeutics Inc., Attn: Corporate Secretary, 1255 Crescent Green Drive, Suite 250, Cary, North Carolina 27518, no later than December 25, 2009. However, if the date of the 2010 annual meeting is changed by more than 30 days from the date of the first anniversary of the 2009 annual meeting, then the deadline is a reasonable time before we begin to print and mail our proxy statement for the 2010 annual meeting. We suggest that proponents submit their proposals by certified mail, return receipt requested, addressed to our Corporate Secretary.

In addition, our bylaws require that we be given advance notice of stockholder nominations for election to the board of directors and of other matters that stockholders wish to present for action at an annual meeting of stockholders, other than matters included in our proxy statement. The required notice must be in writing and received by our corporate secretary at our principal offices in the case of an election of directors at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. The date of our 2010 annual meeting of stockholders has not yet been established, but assuming it is held on May 28, 2010, in order to comply with the time periods set forth in our bylaws, appropriate notice for the 2010 annual meeting would need to be provided to our Corporate Secretary no earlier than January 28, 2010 and no later than February 27, 2010.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

The information contained in this proxy statement contains forward-looking statements within the meaning of Section 21E of the Exchange Act. These forward looking statements include statements about our ability to complete the Company Stock Sale.

When used in this proxy statement, we intend the words “may,” “believe,” “anticipate,” “plan,” “expect,” “predict,” “estimate,” “require,” “intend” and similar words to identify “forward looking statements.” These forward looking statements involve risks, uncertainties and other factors that may cause our actual results, performance or achievements, to be far different from that suggested by our forward looking statements. Such risks and uncertainties include our inability to complete the Company Stock Sale and the other risks and factors identified from time to time in reports we file with the SEC or in public statements issued by us. You should not place undue reliance on our forward looking statements. We disclaim any obligation to update any of these factors or to publicly announce the results of any revisions to any of these forward looking statements, and we claim the protection of the safe harbor for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the facilities of the SEC located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 or at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, N.W., Washington, D.C. 20006. Please call the SEC at 1-800-SEC-0330 for further information on its public reference rooms. Our SEC filings also are available to the public at its website at www.sec.gov.

The SEC allows Cornerstone to “incorporate by reference” information into this proxy statement. This means that Cornerstone can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that Cornerstone later files with the SEC may update and supersede the information incorporated by reference. Similarly, the information that Cornerstone later files with the SEC may update and supersede the information in this proxy statement. Cornerstone incorporates by reference each document it files under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this proxy statement and before the Special Meeting. Cornerstone also incorporates by reference into this proxy statement the following documents filed by it with the SEC under the Exchange Act:

•	Cornerstone’s annual report on Form 10-K for the year ended December 31, 2008;

•	Cornerstone’s quarterly report on Form 10-Q for the quarter ended March 31, 2009;

•	Cornerstone’s current reports on Form 8-K filed with the SEC on March 27, 2009, April 7, 2009, May 7, 2009 (item 8.01 only), May 12, 2009 and May 19, 2009 (item 5.02 only);

•	Cornerstone’s definitive proxy statement on Schedule 14A filed with the SEC on April 24, 2009; and

•	Cornerstone’s Form 8-A filed with the SEC on May 19, 2004, for a description of Cornerstone’s capital stock.

The Cornerstone Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC, is available on the Internet at www.proxydocs.com/crtx. Paper copies of the Cornerstone’s Form 10-K, excluding exhibits, are available free of charge by contacting Cornerstone Therapeutics Inc., Attention of David Price, Executive Vice President, Finance, and Chief Financial Officer, 1255 Crescent Green Drive, Suite 250, Cary, North Carolina 27518; telephone: 1 (888) 466-6505.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN SUCH JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT.

THIS PROXY STATEMENT IS DATED [    ●    ], 2009. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

If you have questions about the Special Meeting or the proposal to approve the Company Stock Sale after reading this proxy, or if you would like additional copies of this proxy statement or the proxy card, you should contact Cornerstone Therapeutics Inc., Attention of David Price, Executive Vice President, Finance, Chief Financial Officer and Secretary, 1255 Crescent Green Drive, Suite 250, Cary, North Carolina 27518; telephone: 1 (888) 466-6505. You may also call our proxy solicitor [    ●    ], toll-free at [    ●    ]).

By Order of the Board of Directors

David Price, Secretary
Cary, North Carolina

[    ●    ], 2009

ANNEX A

STOCK PURCHASE AGREEMENT
by and between
CHIESI FARMACEUTICI SPA
and
CORNERSTONE THERAPEUTICS INC.
Dated as of May 6, 2009

A-1

A-2

EXHIBITS

Exhibit A:  Employment Agreements

Exhibit B:  Stockholders Agreement

Exhibit C:  Governance Agreement

Exhibit D:  Purchaser Registration Rights Agreement

A-3

Exhibit E:  Stockholders Registration Rights Agreement

Exhibit F:  Form of Charter Amendment

Exhibit G:  Amended Bylaws

Exhibit H:  Form of U.S. Curosurf Agreement

SCHEDULES

Company Disclosure Schedule

Schedule A:  List of Individuals Entering into Employment Agreements

Schedule B:  List of Stockholders Entering into Stockholders Voting Agreement

Schedule C:  Data Regarding U.S. Sales of Curosurf

A-4

INDEX OF DEFINED TERMS

Page

2008 Annual Report	A-12
affiliate	A-39
Agreement	A-6
Amended Bylaws	A-7
Antitrust Division	A-30
Balance Sheet Date	A-13
Benefit Plans	A-14
business day	A-39
Cash Consideration	A-7
Charter Amendment	A-7
Charter Amendment Approval	A-11
Charter Documents	A-8
Closing	A-7
Closing Date	A-7
Code	A-10
Common Stock	A-6
Company	A-6
Company Balance Sheet	A-13
Company Disclosure Schedule	A-8
Company Intellectual Property	A-18
Company Material Contracts	A-20
Company Option Plans	A-9
Company Permits	A-16
Company Preferred Stock	A-9
Company SEC Documents	A-12
Company Stock Awards	A-9
Company Stock Sale	A-7
Confidentiality Agreement	A-30
Consideration	A-7
contract	A-12
control	A-39
Curosurf Intellectual Property	A-23
Curosurf MAE	A-24
DGCL	A-11
Drug Law	A-16
DSOS	A-11
EMEA	A-16
Employment Agreements	A-6
Encumbrances	A-10
Environmental Laws	A-19
ERISA	A-13
ERISA Affiliate	A-14
Exchange Act	A-11
expenses	A-34
FDA	A-16
Financial Advisor	A-19
First Quarter Form 10-Q	A-13
FTC	A-30
Fully Diluted Basis	A-31
Governance Agreement	A-6
Governmental Authority	A-11
HSR Act	A-12
Indebtedness	A-26
Initial Stock Purchase Agreement	A-6
Initial Stock Sale	A-6
Intellectual Property	A-19
Investigational Products	A-16
laws	A-15
Material Adverse Effect	A-8
New Shares	A-6
ordinary course of business	A-39
Pension Plans	A-13
Permitted Encumbrances	A-18
person	A-39
Proxy Statement	A-28
Purchaser	A-6
Purchaser Registration Rights Agreement	A-6
Purchaser Voting Agreement	A-7
reasonable best efforts	A-39
Recommendation	A-28
Representatives	A-29
SEC	A-12
Share Deficit Amount	A-31
Stock Sale Approval	A-11
Stockholders Agreement	A-6
Stockholders Meeting	A-28
Stockholders Registration Rights Agreement	A-6
Stockholders Voting Agreement	A-7
subsidiary	A-39
Superior Proposal	A-27
Takeover Proposal	A-27
Tax	A-18
Tax Return	A-18
Termination Date	A-33
Termination Fee	A-35
to the Company’s knowledge	A-39
Transaction Documents	A-7
U.S. Curosurf Agreement	A-7
U.S. Curosurf Rights	A-7

A-5

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of May 6, 2009 (this “Agreement”), is by and between CHIESI FARMACEUTICI SPA, a corporation organized under the laws of Italy (“Purchaser”), and CORNERSTONE THERAPEUTICS INC., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the parties wish to engage in a series of transactions pursuant to which, among other things (i) Purchaser will purchase an aggregate of 1,600,000 shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) from two of the Company’s stockholders for an aggregate consideration of $8,800,000 (which represents $5.50 per share) (the “Initial Stock Sale”); (ii) Purchaser will contribute to the Company $15,465,075 in cash and the U.S. Curosurf Rights (as defined below) in exchange for 11,902,741 newly-issued shares of Common Stock (the “New Shares”); and (iii) upon completion of the Initial Stock Sale and the Company Stock Sale (as defined below), Purchaser will own approximately 13,502,741 shares of Common Stock;

WHEREAS, concurrently with the execution and delivery of this Agreement, Purchaser and two stockholders of the Company are entering into a stock purchase agreement (the “Initial Stock Purchase Agreement”), dated the same date as this Agreement, which provides for the Initial Stock Sale to be consummated upon the terms and subject to the conditions set forth therein and substantially concurrently with the consummation of the transactions contemplated by this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, certain executives of the Company set forth on Schedule A hereto are entering into employment agreements with the Company (the “Employment Agreements”), each dated the same date as this Agreement, which shall become effective upon the Closing (as defined below), copies of which are attached hereto as Exhibit A;

WHEREAS, concurrently with the execution and delivery of this Agreement, Purchaser, certain stockholders of the Company and the Company are entering into a Stockholders Agreement (the “Stockholders Agreement”), dated the same date as this Agreement, which shall become effective upon the Closing and which provides for, among other things, restrictions on transfers of Common Stock owned by the stockholders and certain call options and rights of first offer over Common Stock owned by the executives, a copy of which is attached hereto as Exhibit B;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Purchaser and, solely with respect to the sections identified therein, certain stockholders of the Company named therein are entering into a Governance Agreement (the “Governance Agreement”), dated the same date as this Agreement, which shall become effective upon the Closing and which sets forth certain rights and obligations of the Company and Purchaser concerning, among other things, certain corporate governance matters, the voting of Purchaser’s shares of Common Stock and certain limitations on future acquisitions and dispositions of shares of Common Stock by Purchaser, a copy of which is attached hereto as Exhibit C;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and Purchaser are entering into a Registration Rights Agreement (the “Purchaser Registration Rights Agreement”), dated the same date as this Agreement, which shall become effective upon the Closing and which sets forth Purchaser’s right to require the Company to file with the SEC (as defined below) certain registration statements under the Securities Act (as defined below) with respect to the resale of the shares of Common Stock acquired pursuant to the Initial Stock Sale and Company Stock Sale, a copy of which is attached hereto as Exhibit D;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and certain stockholders of the Company are entering into a Registration Rights Agreement (the “Stockholders Registration Rights Agreement”), dated the same date as this Agreement, which shall become effective upon the Closing and which sets forth such stockholders’ rights to require the Company to file with the SEC (as defined below) certain registration statements under the Securities Act (as defined below) with respect to the resale of the shares of Common Stock owned by such stockholders, a copy of which is attached hereto as Exhibit E;

A-6

WHEREAS, the Governance Agreement contemplates that an amendment to the Company’s certificate of incorporation in the form attached hereto as Exhibit F (the “Charter Amendment”) will be adopted, filed, and become effective following the Closing in accordance with applicable law, and the amended and restated bylaws of the Company in the form attached hereto as Exhibit G (the “Amended Bylaws”) will be adopted concurrently with the approval of the transactions contemplated by this Agreement and will become effective at or prior to the Closing;

WHEREAS, the board of directors of the Company has, by the unanimous vote of the directors present (i) determined that the Company Stock Sale is fair to and in the best interests of the Company and the Company’s stockholders, (ii) approved this Agreement, the Charter Amendment, the Amended Bylaws and the other Transaction Documents (as defined below) and the transactions contemplated hereby and thereby, (iii) declared advisable the Charter Amendment, and (iv) resolved to submit each of the Company Stock Sale and the Charter Amendment to a vote of the Company’s stockholders and, subject to the terms hereof, to recommend approval by the stockholders of the Company Stock Sale and the Charter Amendment;

WHEREAS, concurrently with the execution and delivery of this Agreement, Purchaser and certain of the existing stockholders of the Company set forth on Schedule B hereto are entering into a voting agreement (the ‘‘Stockholders Voting Agreement”), dated the same date as this Agreement, pursuant to which such existing stockholders have agreed to vote all of the shares of Common Stock that are beneficially owned by them on the applicable record date in favor of the approval of the Company Stock Sale and the approval and adoption of the Charter Amendment; and

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and Purchaser are entering into a voting agreement (the ‘‘Purchaser Voting Agreement”, and, together with this Agreement, the Initial Stock Purchase Agreement, the Employment Agreements, the Stockholders Agreement, the Governance Agreement, the Purchaser Registration Rights Agreement, the Stockholders Registration Rights Agreement, the Charter Amendment, the Amended Bylaws, the Stockholders Voting Agreement and the Purchaser Voting Agreement, the “Transaction Documents”), dated the same date as this Agreement, pursuant to which Purchaser has agreed to vote all of the shares of Common Stock that will be beneficially owned by them after the Closing and on the applicable record date in favor of the approval of and adoption of the Charter Amendment.

NOW, THEREFORE, the parties hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF SHARES

Section 1.1.  Purchase and Sale.  At the Closing, upon the terms and subject to the conditions set forth in this Agreement and following the closing of the Initial Stock Sale, the Company will issue and sell the New Shares to Purchaser, and Purchaser will purchase and accept the New Shares from the Company (the “Company Stock Sale”).

Section 1.2.  Consideration.  The consideration (the ‘‘Consideration”) to be paid by Purchaser to the Company for the New Shares at the Closing shall be (a) U.S.$15,465,075 (the “Cash Consideration”) and (b) the license, grant, assignment and transfer of the exclusive rights to distribute and market Curosurf in the United States (the ‘‘U.S. Curosurf Rights”) pursuant to and in accordance with the terms of a license and distribution agreement between Purchaser and the Company in the form of Exhibit H, to be dated prior to or as of the date of the Closing (the “U.S. Curosurf Agreement”).

Section 1.3.  Closing.  The closing of the Company Stock Sale (the ‘‘Closing”) shall be held at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, at 10:00 a.m. local time, on the second business day following the satisfaction or waiver of all conditions set forth in Article V (other than conditions that, by their nature, are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) or at such other time or place as Purchaser and the Company mutually shall agree. The date of the Closing is referred to herein as the ‘‘Closing Date”.

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Section 1.4.  Closing Deliveries by Purchaser.  At the Closing, Purchaser shall deliver or cause to be delivered to the Company:

(a) the Cash Consideration, by wire transfer of immediately available funds in United States dollars to such account or accounts as the Company may direct in advance by written notice to Purchaser; and

(b) a duly executed counterpart of the U.S. Curosurf Agreement.

Section 1.5.  Closing Deliveries by the Company.  At the Closing, the Company shall deliver to Purchaser:

(a) certificates representing the New Shares; and

(b) a duly executed counterpart of the U.S. Curosurf Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Purchaser that (i) except as set forth in the disclosure schedule delivered by the Company to Purchaser prior to the execution and delivery of this Agreement (the “Company Disclosure Schedule”), which schedule shall identify any exceptions to the representations, warranties and covenants contained in this Agreement (with specific reference to the particular Section or subsection to which such information relates; provided, that an item disclosed in any Section or subsection shall be deemed to have been disclosed for each other Section or subsection of this Agreement to the extent the relevance is readily apparent on the face of such disclosure) and (ii) except as disclosed in the Company SEC Documents (as defined below) filed and publicly available before the date of this Agreement (except for the forward-looking statements therein and the risk factors thereof):

Section 2.1.  Organization; Qualification.

(a) The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to own, license, use, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company has made available to Purchaser before the date of this Agreement complete and correct copies of its certificate of incorporation and bylaws and the certificate of incorporation and bylaws (or corresponding organizational documents) of each of its subsidiaries (collectively, the “Charter Documents”). Such Charter Documents are in full force and effect and the Company is not in default of any provision thereunder.

(b) The Company and each of its subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the assets or property owned, licensed, used, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect. For purposes of this Agreement, a “Material Adverse Effect” means any event, circumstance, change or effect individually or in the aggregate that has or would reasonably be expected to have a material adverse effect on the business, assets, properties, liabilities, results of operations or financial condition of the Company and its subsidiaries taken as a whole or impairs, prevents or delays the ability of the Company to perform its obligations hereunder, other than any event, circumstance, change or effect due to (A) general economic, market or political conditions, except in the event those conditions have a materially disproportionate effect on the Company and its subsidiaries, taken as a whole, as compared to other persons operating in the same industry, (B) matters generally affecting the industry in which the Company operates, except in the event those conditions have a materially disproportionate effect on the Company and its subsidiaries, taken as a whole, as compared to other persons operating in the same industry, (C) the announcement or expectation of this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby, including any termination of, reduction in or other negative impact on relationships, contractual or otherwise, with any funding sources, customers, suppliers, distributors, licensors,

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licensees, partners or employees of the Company or any of its subsidiaries to the extent related to the announcement or performance of this Agreement and the other Transaction Documents or the identity of Purchaser, (D) any of the requirements or limitations imposed on any party pursuant to this Agreement or the other Transaction Documents, including compliance with any covenants in this Agreement and such other Transaction Documents, (E) changes in applicable laws or regulations or in accounting policies or principles or in any interpretations of any of the foregoing, (F) any outbreak or escalation of war or armed hostilities or any act of terrorism, (G) earthquakes, hurricanes or other natural disasters or acts of God, (H) any failure by the Company to meet any published estimates or expectations as to revenues, earnings or other measures of financial or operating performance, (I) any failure by the Company to meet any projections, forecasts or budgets prepared by or on behalf of the Company, it being understood however that the factors giving rise to any such failure are not otherwise excluded by this clause (I) from the definition of “Material Adverse Effect” or (J) a decline in the Company’s stock price, in and of itself.

Section 2.2.  Capitalization.

(a) The authorized capital stock of the Company consists of 90,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share (“Company Preferred Stock”). At the close of business on May 5, 2009, (i) 12,499,370 shares of Common Stock were issued and outstanding (including an aggregate of 475,355 restricted shares granted under the Company Option Plans (as defined below)), (ii) no shares of Company Preferred Stock were issued and outstanding, (iii) 2,069,090 shares of Common Stock were issuable upon the exercise of options and other similar rights (the ‘‘Company Stock Awards”) granted under the Company’s 2000 Equity Incentive Plan, 2003 Stock Incentive Plan, 2004 Stock Incentive Plan, 2005 Stock Incentive Plan and 2005 Stock Option Plan (each as amended from time to time and collectively, the “Company Option Plans”) and (iv) 725,633 shares of Common Stock were reserved and available for issuance pursuant to outstanding warrant agreements. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, were issued in compliance with all applicable federal and state securities laws, and have not been issued in violation of any preemptive or similar rights. The Company has duly reserved 153,083 shares of Common Stock for future issuances pursuant to the Company Option Plans. Except as set forth above in this Section 2.2(a), and for changes since the date referred to above resulting from the exercise of Company Stock Awards outstanding on such date in accordance with their terms, there are no outstanding shares of capital stock or other voting securities of the Company, securities of the Company convertible into or exchangeable for shares of capital stock or other securities of the Company or subscriptions, options, warrants, puts, calls, phantom stock rights, stock appreciation rights, stock-based performance units, agreements, understandings, claims or other commitments or rights of any type granted or entered into by the Company or any of its subsidiaries relating to the issuance, sale, repurchase or transfer of any securities of the Company or that give any person or entity the right to receive any economic benefit or right similar to or derived from the economic benefits and rights of securities of the Company. There are no outstanding obligations of the Company or any of the Company’s subsidiaries to repurchase, redeem or otherwise acquire or make any investment in (by means of a loan, capital contribution or otherwise) any securities of the Company, any of the Company’s subsidiaries or any other person or to vote or to dispose of any securities of the Company or any of the Company’s subsidiaries.

(b) The Company is not a party to any contract obligating the Company, directly or indirectly, to issue additional securities and there is no circumstance or condition that may give rise to a claim by any person that such person is entitled to acquire any securities of the Company. Other than the Stockholders Voting Agreement and the Purchaser Voting Agreement, the Company is not a party to any stockholder agreements, voting agreements, voting trusts or any such other similar arrangements with respect to the transfer, voting or other rights associated with its securities and, to the Company’s knowledge, there are no such agreements to which the Company is not a party.

(c) The Company has provided to Purchaser a report dated as of December 31, 2008 and updated through May 5, 2009, that sets forth with respect to all equity grants that are outstanding as of such date: (i) the name of each holder of such equity grants; (ii) the total number of shares subject to such equity grants originally issued to such holder; (iii) the date on which such equity grants were issued; (iv) the number of shares subject to the equity grants which have vested and the number of shares that remain subject to such equity grant;

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(v) the vesting schedule for such equity grants; (vi) the term of such equity grants; (vii) the purchase price per share of such equity grants; and (viii) whether such equity grant has been designated an “incentive stock option” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The Company has delivered to Purchaser accurate and complete copies of (A) its standard form of grant agreement for equity grants, (B) any agreement that deviates in any material respect from the standard form of agreement for equity grants and (C) the Company Option Plans.

(d) All outstanding Company Stock Awards have been duly authorized and validly issued and were issued in compliance with all applicable federal and state securities laws.

(e) All shares of Common Stock subject to issuance upon exercise of the Company Stock Awards, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

(f) The Company does not have outstanding any bonds, debentures, notes or other obligations or debt securities the holders of which have the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matter.

Section 2.3.  Subsidiaries.

(a) Section 2.3(a) of the Company Disclosure Schedule lists each subsidiary of the Company and sets forth with respect to each such subsidiary the jurisdiction of incorporation or organization, the authorized and outstanding capital stock of such subsidiary and the owner(s) of record of such outstanding capital stock. All the outstanding shares of capital stock (or other securities having by their terms voting power to elect a majority of directors or others performing similar functions) of each such subsidiary are owned by the Company, by another wholly-owned subsidiary of the Company or by the Company and another wholly-owned subsidiary of the Company, free and clear of all liens, charges, security interests, mortgages, pledges, options, preemptive rights, rights of first refusal or first offer, proxies, levies, voting trusts or agreements, or other adverse claims or restrictions on title or transfer of any nature whatsoever (collectively, “Encumbrances”), and are duly authorized, validly issued, fully paid and nonassessable. There are no securities convertible into or exchangeable for shares of capital stock or other securities of any subsidiary of the Company, or subscriptions, options, warrants, puts, calls, phantom stock rights, stock appreciation rights, stock-based performance units, agreements, understandings, claims or other commitments or rights of any type granted or entered into by the Company or any of its subsidiaries relating to the issuance, sale, repurchase or transfer of any securities of any subsidiary of the Company or that give any person or entity the right to receive any economic benefit or right similar to or derived from the economic benefits and rights of securities of any subsidiary of the Company. Except for the capital stock of its subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any person. The Company is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person.

(b) Other than the shares of capital stock set forth in Section 2.3(a) of the Company Disclosure Schedule, no subsidiary of the Company has outstanding securities of any kind. No subsidiary of the Company is party to any contract obligating such subsidiary, directly or indirectly, to issue any additional securities and there is no circumstance or condition that may give rise to a claim by any person that such person is entitled to acquire the securities of any such subsidiary.

(c) No subsidiary of the Company has outstanding any bonds, debentures, notes or other obligations or debt securities the holders of which have the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matter.

(d) Other than the subsidiaries set forth in Section 2.3(a) of the Company Disclosure Schedule, neither the Company nor any subsidiary of the Company, directly or indirectly, owns any securities or other interest in any corporation, partnership, joint venture or other business association or entity.

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(e) There are no obligations, contingent or otherwise, of the Company or any subsidiary of the Company to provide funds to or make an investment (in the form of a loan, capital contribution or otherwise) in any entity.

Section 2.4.  Validity of New Shares.  When issued and paid for in accordance with the provisions of this Agreement, the New Shares will be duly authorized and validly issued, fully paid and nonassessable and free of any Encumbrances other than Encumbrances (i) imposed under applicable securities laws or (ii) imposed under any of the Transaction Documents.

Section 2.5.  Authority.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to perform and consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party and the consummation by the Company of the transactions contemplated by this Agreement and the other Transaction Documents to which the Company is a party have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any other Transaction Document to which the Company is a party or to consummate transactions contemplated hereby and thereby, other than (i) the approval of the Company Stock Sale by a majority of the votes cast by all stockholders entitled to vote, as required under the rules of the NASDAQ Capital Market (the “Stock Sale Approval”); and (ii) the approval of the Charter Amendment by the affirmative vote of the holders of not less than 75% of the issued and outstanding shares of Common Stock (the “Charter Amendment Approval”). This Agreement, the Amended Bylaws and each other Transaction Document to which the Company is a party has been duly executed and delivered by the Company and, assuming the accuracy of the representations made in Section 3.2, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

(b) The board of directors of the Company, at a meeting duly called and held, by the unanimous vote of all the directors present (i) adopted a resolution approving this Agreement, the Charter Amendment and each other Transaction Document to which the Company is a party, (ii) approved the Company Stock Sale, the other transactions contemplated hereby and the transactions contemplated by the Transaction Documents; (iii) determined that the Company Stock Sale is fair to, and in the best interests of, the Company and its stockholders; (iv) declared the Charter Amendment advisable; (v) took all actions necessary to render any anti-takeover statute or regulation inapplicable to each of the transactions contemplated by the Transaction Documents; and (vi) resolved to recommend that the Company’s stockholders vote in favor of the Company Stock Sale and the Charter Amendment.

(c) The board of directors of the Company has taken all actions so that the restrictions contained in Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”) applicable to a “business combination” (as defined in such Section 203), and any other applicable law, will not apply to Purchaser or its affiliates with respect to the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents. No other anti-takeover statute or regulation applies to this Agreement and the other Transaction Documents and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents. The Company does not have any stockholder rights plan in effect.

Section 2.6.  Consents and Approvals; No Violations.

(a) The execution, delivery and performance by the Company of this Agreement and each other Transaction Document to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not require any filing or registration with, notification to, or authorization, permit, consent or approval of, or other action by or in respect of, any U.S. or non-U.S. government, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, judicial or arbitral body or other similar authority (a “Governmental Authority”) other than (i) the filing of the Charter Amendment with the Secretary of State of the State of Delaware (the “DSOS”), (ii) compliance with

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any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iii) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iv) compliance with any applicable requirements of the NASDAQ Capital Market and (v) where the failure to obtain such consents, approvals, authorizations or permits or to make such filings or notifications would not reasonably be expected to have a Material Adverse Effect.

(b) Subject to the receipt of the Charter Amendment Approval and the filing of the Charter Amendment with the DSOS, the execution, delivery and performance by the Company of this Agreement and each other Transaction Document to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in any breach of any provision of the Charter Documents or (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation, acceleration or loss of rights or benefits or the creation or acceleration of any right or obligation under or result in the creation of any Encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, loan, credit agreement, lease, license, permit, concession, franchise, purchase order, sales order, contract, agreement or other instrument, understanding or obligation, whether written or oral (a “contract”), to which the Company or any of its subsidiaries is a party or by which any of its properties or assets may be bound or (iii) violate any law applicable to the Company, any of its subsidiaries or any of their properties or assets, except in the case of clause (iii) for violations, breaches or defaults that would not reasonably be expected to have a Material Adverse Effect.

Section 2.7.  SEC Reports; Financial Statements; Accounting Matters.

(a) The Company has filed with the Securities and Exchange Commission (the ‘‘SEC”) all reports on Form 10-K, 10-Q and 8-K, and all proxy materials, required to be filed or furnished by it since October 31, 2008 (collectively, the “Company SEC Documents”). None of the Company SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No subsidiary of the Company is required to make any filings with the SEC or any similar Governmental Authority, the NASDAQ Capital Market or any other stock exchange or quotation service.

(b) The audited consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “2008 Annual Report”), including any related notes thereto, were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be set forth in the notes thereto and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods indicated.

(c) The Company is in compliance with (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 and (ii) the applicable listing and corporate governance rules and regulations of the NASDAQ Capital Market.

(d) The Company maintains a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting and preparation of financial statements for external purposes in accordance with United States generally accepted accounting principles. There are no significant deficiencies or material weaknesses in the design or operation of the Company’s internal controls that would adversely affect the Company’s ability to record, process, summarize and report financial data. There is no fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. The Company has (i) implemented disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) to ensure that material information relating to the Company, including its consolidated subsidiaries, is recorded, processed, summarized and reported within the time periods specified by the SEC’s rules and forms and is accumulated and made known to the management of the Company as appropriate to allow timely decisions regarding required disclosure, and that all such information is

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accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and the Chief Financial Officer of the Company required under the Exchange Act with respect to such reports and (ii) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the board of directors of the Company (x) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(e) There are no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise of the Company or any of its subsidiaries that would be required to be reflected or reserved against in a consolidated balance sheet of the Company and its consolidated subsidiaries prepared in accordance with United States generally accepted accounting principles other than (i) liabilities reflected, accrued, reserved against or otherwise disclosed in the Company’s audited consolidated balance sheet as of December 31, 2008, included in the 2008 Annual Report (the ‘‘Company Balance Sheet”), (ii) liabilities incurred in the ordinary course of business since the date of such balance sheet (the “Balance Sheet Date”), (iii) liabilities or obligations incurred pursuant to or in connection with the transactions contemplated by this Agreement and (iv) liabilities or obligations that would not reasonably be expected to result in a Material Adverse Effect.

(f) Section 2.7(f) of the Company Disclosure Schedule sets forth a draft, dated May 6, 2009, of the form of Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 to be filed by the Company with the SEC (the ‘‘First Quarter Form 10-Q”). As of the date hereof, the First Quarter Form 10-Q does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 2.8.  Absence of Certain Changes or Events.  Since the Balance Sheet Date and through and including the date of this Agreement, (a) the business of the Company has been conducted in the ordinary course of business in all material respects, except as permitted under Section 4.1 and (b) there has not been any development, occurrence or event that, individually or in the aggregate with other developments, occurrences or events since that date, has had a Material Adverse Effect.

Section 2.9.  Information Supplied.  The Proxy Statement (as defined below) will not, at the time of the Stockholders Meeting (as defined below), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will, when filed by the Company with the SEC, comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information which may be supplied by or on behalf of Purchaser or any of its representatives or advisers for inclusion in the Proxy Statement.

Section 2.10.  Benefit Plans; Employees and Employment Practices.

(a) Section 2.10(a) of the Company Disclosure Schedule contains a complete and accurate list of each (x) “employee pension benefit plan” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) (referred to herein as “Pension Plans”), “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other employee benefit plan (within the meaning of Section 3(3) of ERISA) that is maintained or sponsored by the Company or to which the Company contributes or for which the Company has or may have any liability, contingent or otherwise, either directly or as a result of an ERISA Affiliate, and (y) any other benefit arrangement, obligation or practice to provide benefits, other than salary, as compensation for services rendered, to one or more present or former employees, directors, agents or independent contractors, that is maintained or sponsored by the Company or to which the Company contributes or for which the Company has otherwise has or may have any liability, contingent or otherwise, either directly or as a result of an ERISA Affiliate, including, without limitation, bonus, nonqualified deferred

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compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, change of control, disability, workers’ compensation, death benefit, hospitalization, medical, fringe benefit, excess benefit, executive compensation, stock appreciation, restricted stock, indemnification, collective bargaining agreement, vacation pay, sick leave, severance policies or arrangements, or tuition reimbursement (collectively, “Benefit Plans”). With respect to each Benefit Plan, the Company has made available to Purchaser a true, correct and complete copy of: (i) any current plan documents and amendments thereto; (ii) for the most recently ended plan year, all IRS Form 5500 series forms (and any financial statements and other schedules attached thereto) filed with respect to any Benefit Plan; (iii) all current summary plan descriptions and subsequent summaries of material modifications with respect to each Benefit Plan for which such descriptions and modifications are required under ERISA; (iv) the most recent IRS determination letter for each Pension Plan that is intended to be qualified under Section 401(a) of the Code; (v) all notices that were issued within the preceding three years by the IRS, Department of Labor, or any other Governmental Authority with respect to any Benefit Plan; and (vi) any other material document relating to a Benefit Plan. For purposes of this Section 2.10, the term “Company” includes any ERISA Affiliate. For purposes of this Section 2.10, the term “ERISA Affiliate” shall mean any person that, together with the Company, is or was at any time treated as a single employer under Section 414 of the Code or Section 4001 of ERISA. Each Pension Plan intended to be qualified under Section 401(a) of the Code has been the subject of a determination letter from the Internal Revenue Service to the effect that such Pension Plan is so qualified under all currently applicable provisions of Section 401(a) of the Code and, to the knowledge of the Company, no circumstances exist that would adversely affect the qualification of any such Pension Plan.

(b) Except as would not, individually or in the aggregate, have a Material Adverse Effect, each Benefit Plan has been operated and administered in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code and in each case the regulations thereunder. Each Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS as to its tax exempt status, or has pending an application for such determination from the IRS with respect to those provisions for which the remedial amendment period under Section 401(b) of the Code has not expired or is a prototype plan covered by the prototype plan sponsor’s favorable determination letter, and, to the knowledge of the Company, there is not any reason why any such determination letter should be revoked. The Company does not sponsor, maintain or contribute to, or has any liability, contingent or otherwise, with respect to, any employee benefit plan subject to Section 302 of ERISA, Section 412 of the Code or Title IV of ERISA. None of the Benefit Plans is a multi-employer plan. The Company does not contribute to, and has never contributed to or had any liability, contingent or otherwise, with respect to, a multiemployer plan. The Company does not contribute to, and has never contributed to or had any liability, contingent or otherwise, with respect to, a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA. No Benefit Plan provides benefits, including death or medical benefits (whether or not insured), with respect to current or former employees or beneficiary or covered dependent of an employee or former employee or directors of the Company or any subsidiary of the Company beyond their retirement or other termination of service, other than (A) coverage mandated by applicable Law or (B) death benefits or retirement benefits under any “employee pension plan” (as such term is defined in Section 3(2) of ERISA). Except as would not, individually or in the aggregate, have a Material Adverse Effect, no liabilities as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code has been incurred by the Company, any subsidiary of the Company or any of their respective ERISA Affiliates that has not been satisfied in full, and, to the knowledge of the Company, no condition exists that shall result in the Company, any subsidiary of the Company or any of their respective ERISA Affiliates incurring any such liability. Except as would not, individually or in the aggregate, have a Material Adverse Effect, all amounts withheld from employee paychecks or other amounts payable by the Company or a subsidiary of the Company with respect to each Benefit Plan in respect of current or prior plan years have been contributed to the applicable Benefit Plan or paid or accrued in accordance with generally accepted accounting principles. Except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor a subsidiary of the Company has engaged in a transaction in connection with which the Company or a subsidiary of the Company

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reasonably could be subject to either a civil penalty assessed pursuant to Section 409 or 502(1) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code. There are no pending or, to the knowledge of the Company, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Benefit Plans or any trusts related thereto which would reasonably be expected to result in any liability of the Company or any subsidiary of the Company. Neither the Company nor its subsidiaries has agreed or otherwise committed to, whether in writing or otherwise, increase or improve the compensation, benefits or terms and conditions of employment or service of any director, officer, employee or consultant other than as required under an applicable Benefit Plan. Each Benefit Plan may be amended and terminated in accordance with its terms. No Benefit Plan is presently under audit or examination (nor has notice been received of a potential audit or examination) by the IRS, the Department of Labor or any other Governmental Authority, and no matters are pending with respect to any Benefit Plan under any IRS program.

(c) No payments or benefits under any Benefit Plan or other agreement of the Company, singularly or in the aggregate, will be considered “excess parachute payments” under Section 280G of the Code. Neither the Company nor any subsidiary has the obligation to indemnify, hold harmless or gross-up any individual with respect to any excise tax imposed under Section 4999 of the Code. No payments or benefits under any Benefit Plan or other agreement of the Company are, or expected to be, subject to the disallowance of a deduction under Section 162(m) of the Code. Neither the Company nor any subsidiary has the obligation to indemnify, hold harmless or gross-up any individual with respect to any penalty tax or interest under Section 409A of the Code. To the knowledge of the Company, each Benefit Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) is in documentary compliance with Section 409A of the Code. The Company believes that each nonqualified deferred compensation plan that is subject to Section 409A of the Code has been operated since January 1, 2005 in good faith compliance with Section 409A of the Code.

(d) Section 2.10(d) of the Company Disclosure Schedule lists each Benefit Plan, employment, severance, consulting or other contract or with or for the benefit of any officer, director or employee of the Company or any of its subsidiaries that provides for any payment, additional benefits, severance, termination, vesting or acceleration of benefits or rights or otherwise, or other payments or liabilities, upon a “change of control” or the execution of this Agreement or the consummation of any of the transactions contemplated hereby.

(e) The Company does not maintain, have any obligation to contribute to or have any liability, contingent or otherwise, with respect to, any benefit plan or arrangement outside the United State and has never had any obligation or liability with respect to any such benefit plan or arrangement. The Company does not employ any individual outside the United States.

(f) Neither the Company nor any subsidiary of the Company is the subject of a proceeding asserting it has committed an unfair labor practice, nor, to the knowledge of the Company, is any such proceeding threatened, nor is there any strike or other labor dispute by the employees of the Company or any subsidiary of the Company pending or threatened, nor does the Company have knowledge of any activity involving any employee of the Company or any subsidiary of the Company or labor organization seeking to certify a collective bargaining unit or engaging in union organizational activity.

Section 2.11.  Litigation.  There are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of the Company, threatened by or against the Company or any of its subsidiaries before any Governmental Authority that, if adversely determined, reasonably would be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries is subject to any outstanding order, writ, judgment, decree, injunction or settlement that reasonably that prohibits the Company Stock Sale or any other transaction contemplated by the Transaction Documents.

Section 2.12.  Compliance with Applicable Laws.

(a) The Company and its subsidiaries are in compliance with all statutes, laws, ordinances, rules, orders, regulations, guidelines or other binding directives of any Governmental Authority (collectively, “laws”) applicable to the Company or its subsidiaries or by which any of their respective properties are bound except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Except as would not result in a Material Adverse Effect, neither the Company nor its subsidiaries has been notified in

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writing by any Governmental Authority of any violation or investigation or to the Company’s knowledge, orally of any violation or investigation with respect to any such law, including, but not limited to, laws enforced by United States Attorneys, the United States Food and Drug Administration (the “FDA”), other federal or state administrative agencies and attorneys general of U.S. states and territories, the Centers for Medicare and Medicaid Services, the European Medicines Agency (“EMEA”) and comparable Governmental Authorities in any jurisdiction (collectively, ‘‘Drug Law” )).

(b) The Company and its subsidiaries have all applications, licenses, requests for approvals, exemptions, permits, variances, orders, approvals and other regulatory authorizations from Governmental Authorities required to conduct their respective businesses as now being conducted (the “Company Permits”), except where the failure to hold such Company Permits or the suspension or cancellation thereof would not reasonably be expected to have a Material Adverse Effect, and no such suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, in each case. The Company and its subsidiaries are in compliance with the terms and conditions of the Company Permits, except where the failure so to comply would not reasonably be expected to have a Material Adverse Effect. The Company has made available to Purchaser all material Company Permits from the FDA.

(c) The Company has made available to Purchaser all (i) approved and pending new drug applications (including Section 505(b)(2) applications) and abbreviated new drug applications as of the date hereof and (ii) all pre-clinical and clinical studies and trials and bioequivalence studies referenced in the Company’s investigational new drug applications, pending new drug applications (including Section 505(b)(2) applications) and abbreviated new drug applications previously or as of the date hereof currently undertaken or sponsored by the Company or any subsidiary of the Company. The Company has made available to Purchaser true, complete and accurate copies of all material data and reports with respect to such applications, studies and trials, and all other material information regarding the quality, efficacy and safety of the Products, as well as products subject to an Investigational New Drug Application (“Investigational Products”). The Company has made available to Purchaser all material correspondence and contact information between the Company, the FDA, EMEA and other Governmental Authorities regarding the products and Investigational Products in the Company’s possession, as the case may be, and, to the extent provided to the Company or any subsidiary of the Company, material correspondence between the FDA, EMEA and other Governmental Authorities relating thereto, including but not limited to (1) reports of inspection observations from any Governmental Authority related to manufacturing facilities where the products are being manufactured, to the extent such report relates to a product, (2) establishment inspection reports from any Governmental Authority, to the extent such report relates to a product, (3) any FDA Form 483s relating to the products or any equivalent thereto from any Governmental Authority in any applicable jurisdiction, (4) any minutes of meetings between the Company and FDA, EMEA or other Governmental Authorities regarding the products and (5) any notice, warning letter, regulatory letter, Section 305 notice, or any other similar communication to the Company or any of the subsidiaries stating that their businesses were or are in material violation of any law, clearance, Company Permit, consent, guidance or guideline, or were or are the subject of any material pending or, to the knowledge of the Company, threatened Governmental Authority investigation, proceeding, review or inquiry.

(d) Except as would not result in a Material Adverse Effect, none of the Company, any of its subsidiaries or any officers or, to the Company’s knowledge, employees of the Company or any of its subsidiaries is currently, or has been convicted of any crime or been debarred pursuant to 21 U.S.C. Section 335a(a) or 21 U.S.C. Section 335a(b) or any similar law or to the Company’s knowledge, engaged in any conduct for which debarment is mandated by 21 U.S.C. Section 335a(a) or any similar law or authorized by 21 U.S.C. Section 335a(b), or been charged with or convicted under U.S. law for conduct relating to the development or approval, or otherwise relating to the regulation of any product that is a drug under the Generic Drug Enforcement Act of 1992, or any other relevant or analogous law in any applicable jurisdiction.

(e) None of the Company, any of its subsidiaries or any officers or, to the Company’s knowledge, employees of the Company or any of its subsidiaries is currently excluded from participating in the federal health care programs under Section 1128 of the Social Security Act or any similar law, or otherwise made ineligible to participate in U.S. federal or state health care programs, or any other relevant or analogous law in any applicable jurisdictions or, to the Company’s knowledge, engaged in any conduct for which such person

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could be excluded from participating in the federal health care programs under Section 1128 of the Social Security Act or any similar law, or otherwise made ineligible to participate in U.S. federal or state health care programs, or any other relevant or analogous law in any applicable jurisdictions. Except as would not result in a Material Adverse Effect, none of the Company, any of its subsidiaries or any officers or, to the Company’s knowledge, employees of the Company or any of its subsidiaries is currently, or has violated or caused a violation of any federal or state health care fraud and abuse or false claims statute or regulation, including, without limitation, the Medicare/Medicaid Anti-kickback provisions of the Social Security Act, 42 U.S.C. §1320a-7b(b), and the relevant regulations in 42 C.F.R. Part 1001, or any other relevant or analogous law in any applicable jurisdictions. Except as would not result in a Material Adverse Effect, neither the Company nor any subsidiary, nor any officer, nor, to the Company’s knowledge, employee or agent acting on behalf of the Company or any subsidiary, has, unless corrected in a subsequent statement, act or disclosure made prior to the date hereof, made an untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to violate the FDA policy respecting “Fraud, Untrue Statements of Material Fact, Bribery, and Illegal Gratuities,” set forth in 56 Fed Reg. 46191 (September 10, 1991) or any similar policy or other relevant or analogous law in any applicable jurisdiction. Except as would not result in a Material Adverse Effect, none of the Company, any of its subsidiaries or any officers or, to the Company’s knowledge, employees of the Company or any of its subsidiaries has provided any false or fraudulent information to the Centers for Medicare & Medicaid Services, any of its contractors, or Part D prescription drug plans, for any purpose, including, but not limited to, coverage of any of its products or the setting of any reimbursement rates. Except as would not result in a Material Adverse Effect, none of the Company, any of its subsidiaries or any officers or, to the Company’s knowledge, employees of the Company or any of its subsidiaries has provided any false or fraudulent information to any compendia that are used by any Federal healthcare program to establish coverage or payment for any of the Company’s products. Except as would not result in a Material Adverse Effect, none of the Company, any of its subsidiaries or any officers or, to the Company’s knowledge, employees of the Company or any of its subsidiaries has furnished any false or fraudulent reimbursement advice to any actual or potential customer, or has indicated how any actual or potential customer could profit from seeking reimbursement for any of the Company’s products. Except as would not result in a Material Adverse Effect, each of the Company, its subsidiaries’ officers and, to the Company’s knowledge, employees of the Company or any of its subsidiaries, are all in material compliance with the PhRMA Code on Interactions with Healthcare Professionals.

(f) The Company and its subsidiaries have no knowledge of any material failure (or any material investigation with respect thereto) by them or any licensor, licensee, partner or distributor of the Company or any of its subsidiaries to have at all times complied in all material respects with their obligations to report accurate pricing and other relevant information for the Company’s or its subsidiaries’ products to a Governmental Authority and to pricing services relied upon by a Governmental Authority or other payors for such products.

(g) Except as would not result in a Material Adverse Effect, no product manufactured, tested, distributed, held and/or marketed by the Company or any of its subsidiaries has been recalled, withdrawn, suspended or discontinued (whether voluntarily or otherwise) since the date such product was acquired by the Company or one of its subsidiaries. Except as would not result in a Material Adverse Effect, no proceedings (whether completed or pending) seeking the recall, withdrawal, suspension or seizure of any such product or pre-market approvals or marketing authorizations of any such product are pending, or to the knowledge of the Company, threatened, against the Company or any of its subsidiaries, nor have any such proceedings been pending at any time since the date such product was acquired by the Company or one of its subsidiaries. The Company has provided or made available to Purchaser all material current U.S. annual periodic reports and all information about adverse drug experiences obtained or otherwise received by the Company, in each case since December 31, 2005, from any source, in the United States or outside the United States, including information derived from clinical investigations prior to any market authorization approvals, commercial marketing experience, postmarketing clinical investigations, postmarketing epidemiological/surveillance studies, reports in the scientific literature, and unpublished scientific papers, relating to any product or, to the Company’s

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knowledge, Investigational Product manufactured, tested, distributed, held and/or marketed by the Company, any of its subsidiaries in the possession of the Company or any of its subsidiaries, except for any adverse drug experiences or reports which would not result in a Material Adverse Effect.

Section 2.13.  Tax Matters.

(a) Except as would not reasonably be expected to have a Material Adverse Effect, (i) all Tax Returns required to be filed with any taxing authority by, or with respect to, the Company and its subsidiaries have been filed, and such Company Tax Returns are correct and complete in all material respects; (ii) the Company and its subsidiaries have paid all Taxes shown as due and payable on such Tax Returns; and (iii) the Company has made provision in its financial statements for all Taxes payable by the Company and its subsidiaries for which no Tax Return has yet been filed.

(b) There is no action, suit, proceeding, audit or claim now pending against the Company or any of its subsidiaries in respect of any Tax.

(c) Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(d) For purposes of this Agreement, (i) “Tax” means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, transfer or excise tax, or any other Tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to Tax or additional amount imposed by any governmental authority or any obligation to pay Taxes imposed on any entity for which a party to this Agreement is liable as a result of any indemnification provision or other contractual obligation, and (ii) “Tax Return” means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

(e) Neither the Company nor any of its subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(f) Neither the Company nor any of its subsidiaries is party to any agreement, contract arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of any (i) “excess parachute payment” within the meaning of Section 280 of the Code (or any corresponding provision of state, local or foreign Tax law) and (ii) amount that will not be fully deductible as a result of Section 162(m) of the Code (or any corresponding provision of state, local or foreign Tax law).

(g) Notwithstanding any other provision of this Article II, the provisions of this Section 2.13 are the sole representations and warranties of the Company relating to Tax, Tax Returns or any other topic addressed in this Section 2.13.

Section 2.14.  Intellectual Property.

(a) Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and each of its subsidiaries own free and clear of all Encumbrances (other than Permitted Encumbrances) or have a valid and enforceable right to use all Intellectual Property used in their businesses as currently conducted (the “Company Intellectual Property”); (ii) neither the Company nor any of its subsidiaries has received any notice since January 1, 2007 alleging that the conduct of the business of the Company or its subsidiaries has infringed or misappropriated the Intellectual Property of any other person or challenging the validity or enforceability of any Company Intellectual Property, and there is no suit, judicial, arbitral or other similar proceeding or claim pending (or to the knowledge of the Company, threatened) against the Company or any of its subsidiaries or, to the knowledge of the Company, against any other person, in which allegations to the same effect have been made; (iii) to the knowledge of the Company, no other person is infringing any Company Intellectual Property and (iv) to the knowledge of the Company, the conduct of the respective businesses of the Company and its subsidiaries does not infringe the Intellectual Property of any other person. ‘‘Permitted Encumbrances” means (i) Encumbrances for Taxes or other governmental charges not yet due and

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payable or which are being contested in good faith, (ii) mechanics’, carriers’, warehousemen’s, workers’ and other similar Encumbrances, (iii) Encumbrances on assets incurred to finance the acquisition of such assets or the construction of improvements thereon, (iv) easements, rights of way, building, zoning and other similar encumbrances or title defects, (v) Encumbrances on assets incurred in the ordinary course of business and (vi) other Encumbrances that do not materially impair the use of the underlying property in the ordinary course.

(b) For purposes of this Agreement, “Intellectual Property” means all patents, copyrights, trade secrets, trademarks, trade names, service marks (including any applications for, and registrations of any of the foregoing), ideas, concepts, discoveries, know-how, technology, inventions, improvements, modifications, techniques, processes, methods, operations, products, services, models, prototypes, logos, styles, designs (whether the design is ornamental or otherwise), computer programs and related documentation, other works of authorship, mask works and the like that are subject to patent, copyright, trade secret, trademark or other intellectual property protection.

(c) Notwithstanding any other provision of this Article II, the provisions of this Section 2.14 are the sole representations and warranties of the Company relating to Intellectual Property or any other topic addressed in this Section 2.14.

Section 2.15.  Opinion of Financial Advisor.  The board of directors of the Company has received the opinion of Houlihan Lokey Howard & Zukin (the ‘‘Financial Advisor”), dated the date of this Agreement, to the effect that, as of the date of this Agreement, the Consideration to be received by the Company is fair to the Company from a financial point of view.

Section 2.16.  Brokers and Other Advisors.  No broker, investment banker, financial advisor or other person, other than the Financial Advisor, the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

Section 2.17.  Real Property Holding Corporation.  The Company is not a real property holding corporation within the meaning of Section 897(c)(2) of the Code and any regulations promulgated thereunder.

Section 2.18.  Environmental.  The Company and its subsidiaries are and have been in material compliance with all and to the Company’s knowledge have no material liability under any Environmental Laws (including all permits and licenses required thereunder). “Environmental Laws” means all federal, state, local, foreign, provincial laws (including common law), statutes, regulations, and ordinances having the force or effect of law, and all judicial and administrative orders and determinations, concerning pollution or protection of the environment and worker health and safety, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, exposure, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, or polychlorinated biphenyls, that were enacted prior to the Closing Date and as they are in effect on the Closing Date. Except as would not result in a Material Adverse Effect, neither the Company nor any of its subsidiaries has received any written notice of any violation of, or any material liability under, any Environmental Law and no action, suit, proceeding or orders are pending, or to the Company’s knowledge, are threatened against the Company or any of its subsidiaries pursuant to or alleging any violation or liability under Environmental Laws.

Section 2.19.  Real Property.

(a) Neither the Company nor any subsidiary owns any real property.

(b) Section 2.19(b) of the Company Disclosure Schedule sets forth the address of each parcel of leased real property and a true and complete list of all leases for each such parcel of leased real property. The Company has made available to Purchaser a true and complete copy of each such lease (including all amendments, extensions, renewals and other agreements with respect thereto). The Company has not received written notice of any material default under any of such leases which has not been cured or waived. The

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Company (or one of its subsidiaries) has a valid and enforceable leasehold interest in each such parcel of leased real property. Except as set forth in Section 2.19(b) of the Company Disclosure Schedule, (i) the Company (or one of its subsidiaries) has a valid and enforceable leasehold interest in each such parcel of leased real property, (ii) to the Company’s knowledge, neither the Company nor any of its subsidiaries is in material default under such leases, and (iii) to the Company’s knowledge, no event has occurred that would (including upon the giving of notice or the passage of time) constitute a material breach or material default thereunder or allow the other party thereto to terminate or accelerate performance under or otherwise modify any of such leases.

(c) No portion of such leased real property is currently being subleased, licensed or underlet to any other party.

Section 2.20.  Tangible Personal Property.  Except: (a) as set forth on the Company Balance Sheet and (b) for Permitted Encumbrances, the Company or one of its subsidiaries owns good and marketable title to, free and clear of all Liens other than Permitted Encumbrances, or has a valid and enforceable contract, license or lease to use, all of the tangible personal property shown on the Company Balance Sheet or acquired after the date of the Company Balance Sheet, in each case, which is material to its business or operations. Each such item of material personal property is in operable condition and repair, subject to normal wear and tear, except as would not result in a Material Adverse Effect.

Section 2.21.  Related-Party Transactions.  Except as disclosed in the Company SEC Reports, no employee, officer, or director of the Company or member of his or her immediate family or any affiliate of the Company (other than a wholly-owned subsidiary of the Company) is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the Company’s knowledge, except as disclosed in the Company SEC Reports, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. Except as disclosed in the Company SEC Reports, no member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

Section 2.22.  Company Material Contracts.

(a) Section 2.22(a) of the Company Disclosure Schedule sets forth a list as of the date of this Agreement of each of the following types of written contracts to which any of the Company or its subsidiaries is a party (collectively, the “Company Material Contracts”), in each case, except to the extent set forth in the exhibit index in a Company SEC Report:

(i) any employment, management, severance, change in control or indemnification arrangements or agreements with any current or former employee of the Company or any of its subsidiaries or any other person that has future required scheduled payments in excess of $150,000 per annum, other than those terminable by the Company or any of its subsidiaries on no more than 30 days notice without material liability or obligation;

(ii) any employee collective bargaining agreement;

(iii) any agreement under which the Company or any of its subsidiaries has advanced or loaned any amount to any of its directors, officers, managers or employees outside of the ordinary course of business;

(iv) any agreement containing a covenant not to compete, exclusivity provision, right of first or last refusal or negotiation or similar right to any of the foregoing granted by the Company or any of its subsidiaries in favor of a third party that materially impairs the business of the Company and its subsidiaries as currently conducted, taken as a whole;

(v) any agreement relating to the licensing of any material Intellectual Property by the Company or any of its subsidiaries to a third party or by a third party to the Company or any of its subsidiaries or otherwise affecting the Company’s ability to use or exploit any material Company Intellectual Property or

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the Intellectual Property rights of third parties material to the Company’s business (in all cases, excluding agreements for commercially available, off-the-shelf software);

(vi) any material manufacturing or quality agreements relating to the sale or distribution of any products of the Company;

(vii) any material joint venture, partnership or similar arrangement;

(viii) any lease or similar agreement under which (a) the Company or one of its subsidiaries is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by a third party or (b) the Company or one of its subsidiaries is a lessor or sublessor of, or makes available for use by any third party, any tangible personal property owned or leased by the Company or one of its subsidiaries, in any case which has future required scheduled payments in excess of $250,000 per annum;

(ix) any agreement or contract under which the Company or one of its subsidiaries has borrowed any money or issued any note, indenture or other evidence of Indebtedness (as defined in Section 4.1(p)) or guaranteed Indebtedness or liabilities of others (other than intercompany Indebtedness among the Company and its subsidiaries, guarantees of Indebtedness of the Company or any of its subsidiaries, endorsements for the purpose of collection, or purchases of equipment or materials made under conditional sales contracts, in each case in the ordinary course of business ) or any letter of credit issued on behalf of the Company or any of its subsidiaries having an outstanding principal amount in excess of $1,000,000;

(x) any agreement for the sale or purchase of any material asset other than in the ordinary course of business entered into since January 1, 2008 with a purchase price in excess of $1,000,000;

(xi) any other agreement (including any consulting agreement), contract, lease, license or instrument, in each case not included in clauses (i) through (x) above or set forth on any of the other sections of the Company Disclosure Schedule, to which the Company or one of its subsidiaries is a party or by or to which any of their assets are bound or subject that has a remaining term of more than one year and is not terminable (without penalty) on notice of 12 months or less and that has future required scheduled payments to or by the Company or one of its subsidiaries in excess of $250,000 per annum (other than warranty obligations in the ordinary course of business, purchase orders and leases).

(b) The Company has delivered to, or made available for inspection by, Purchaser (including by filing with the SEC) a copy of each Company Material Contract. Except as disclosed in the Company Disclosure Schedule, each Company Material Contract is in full force and effect, and is a valid binding and enforceable obligation of the Company or its subsidiaries and, to the Company’s knowledge, of the other parties thereto where such failure to be so valid, binding and enforceable and in full force and effect would not, individually or in the aggregate, constitute a Material Adverse Effect. The Company or one of its subsidiaries, as applicable, is not (with or without the lapse of time or the giving of notice, or both) in material breach or default thereunder except for those breaches or defaults that would not have a Company Material Adverse Effect. The Company has not received any written notice or, to the Company’s knowledge, threat of breach, termination, cancellation or non-renewal that is currently in effect with respect to any Company Material Contract.

Section 2.23.  Insurance.  The Company maintains in full force and effect such types and amounts of insurance issued by insurers of recognized responsibility insuring the Company with respect to its business and properties, in such amounts and against such losses and risks which are usual and customary in the Company’s business as to amount and scope.

Section 2.24.  No Illegal Payments.  None of the Company, any of its subsidiaries or, to the Company’s knowledge, any affiliate, officer, agent or employee thereof, directly or indirectly, has, since inception, on behalf of or with respect to the Company or any of its subsidiaries, (a) made any unlawful domestic or foreign political contributions, (b) made any payment or provided services which were not legal to make or provide or which the Company, any of its subsidiaries or any affiliate thereof or any such officer, employee or other

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person should reasonably have known were not legal for the payee or the recipient of such services to receive, (c) received any payment or any services which were not legal for the payer or the provider of such services to make or provide, (d) had any material transactions or payments which are not recorded in its accounting books and records or (e) had any off-book bank or cash accounts or “slush funds.”

Section 2.25.  No Additional Representations.  Except as otherwise expressly set forth in this Article II, none of the Company, its subsidiaries or any other person acting on their behalf makes any representation or warranty of any kind, express or implied, in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, except as expressly set forth in this Article II, no representation or warranty is made by or on behalf of the Company or its subsidiaries as to any information provided in any management presentation, through any virtual or physical data room or otherwise, including in respect of any financial projections, estimates, forecasts or other data.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to the Company as follows:

Section 3.1.  Organization.  Purchaser is a corporation duly organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to own, license, use, lease and operate its assets and properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby or the transactions contemplated by the other Transaction Documents to which it is a party.

Section 3.2.  Authority.  Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to perform and consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary organization action on the part of Purchaser and no other organizational proceedings on the part of Purchaser are necessary to authorize this Agreement and each other Transaction Document to which it is a party or to consummate such transactions. No vote of the stockholders of Purchaser is required to approve this Agreement, any other Transaction Document to which Purchaser is a party or the transactions contemplated hereby and thereby. This Agreement and each other Transaction Document to which it is a party has been duly executed and delivered by Purchaser and, assuming the accuracy of the representations made in Section 2.5, constitutes a valid and binding obligation of Purchaser enforceable against it in accordance with their terms.

Section 3.3.  Consents and Approvals; No Violations.

(a) The execution, delivery and performance by Purchaser of this Agreement and each other Transaction Document to which it is party and the consummation by it of the transactions contemplated hereby and thereby do not and will not require any filing or registration with, notification to, or authorization, permit, consent or approval of, or other action by or in respect of, any Governmental Authority other than (i) compliance with any applicable requirements of the HSR Act, (ii) compliance with any applicable requirements of the Exchange Act, (iii) compliance with any applicable requirements of the NASDAQ Capital Market and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby and thereby.

(b) The execution, delivery and performance by Purchaser of this Agreement and each Transaction Document to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in any breach of any provision of the organizational documents of Purchaser, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of

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time or both) a default under, or give rise to any right of termination, amendment, cancellation, acceleration or loss of benefits under, or result in the creation of any Encumbrance upon any of the properties or assets of Purchaser or any of its subsidiaries under, any of the terms, conditions or provisions of any contract to which it or any of its subsidiaries is a party or by which any of its properties or assets may be bound or (iii) violate any judgment, order, writ, preliminary or permanent injunction or decree or any statute, law, ordinance, rule or regulation of any Governmental Authority applicable to Purchaser, any of its subsidiaries or any of their properties or assets.

(c) Purchaser is not aware of any fact relating to it or its businesses that might reasonably be expected to impair its ability to obtain, on a timely basis, all consents, orders, authorizations and approvals from Governmental Authorities necessary for the consummation of the transactions contemplated hereby.

Section 3.4.  Information Supplied.  None of the information supplied or to be supplied by Purchaser specifically for inclusion in the Proxy Statement will, at the time it is supplied, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 3.5.  Financing.  Purchaser has funds sufficient to pay the Cash Consideration at the Closing.

Section 3.6.  Curosurf.

(a) Purchaser has the right to grant to the Company the U.S. Curosurf Rights, pursuant to and in accordance with the provisions of the U.S. Curosurf Agreement free and clear of any and all Encumbrances.

(b) There are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of Purchaser, threatened by or against Purchaser or any of its subsidiaries or other affiliates before any Governmental Authority that, if adversely determined, reasonably would be expected to result in a Curosurf MAE. Except as would not result in a Curosurf MAE, neither Purchaser nor any of its subsidiaries or other affiliates is subject to any outstanding order, writ, judgment, decree, injunction or settlement that prohibits or could impose any material restriction on execution, delivery or performance of the U.S. Curosurf Agreement.

(c) Except as would not result in a Curosurf MAE, the manufacture, sale and distribution of Curosurf as conducted by Purchaser and its affiliates are in compliance with all applicable laws. Except as would not result in a Curosurf MAE, neither Purchaser nor its subsidiaries or other affiliates has been notified in writing by any Governmental Authority of any violation or investigation or to Purchaser’s knowledge, orally of any violation or investigation with respect to any law, including, but not limited to, any Drug Law, that relates directly or indirectly to Curosurf.

(d) Except as would not result in a Curosurf MAE, none of Purchaser, any of its subsidiaries or any officers or, to Purchaser’s knowledge, employees of Purchaser or any of its subsidiaries is currently, or has been convicted of any crime or been debarred pursuant to 21 U.S.C. Section 335a(a) or 21 U.S.C. Section 335a(b) or any similar law or to Purchaser’s knowledge, engaged in any conduct for which debarment is mandated by 21 U.S.C. Section 335a(a) or any similar law or authorized by 21 U.S.C. Section 335a(b), or been charged with or convicted under U.S. law for conduct relating to the development or approval, or otherwise relating to the regulation of any product that is a drug under the Generic Drug Enforcement Act of 1992, or any other relevant or analogous law in any applicable jurisdiction.

(e) Except as would not result in a Curosurf MAE, no proceedings (whether completed or pending) seeking the recall, withdrawal, suspension or seizure of any Curosurf product or pre-market approvals or marketing authorizations of Curosurf are pending, or to the knowledge of Purchaser, threatened, against Purchaser or any of its subsidiaries, nor have any such proceedings been pending at any time, since Purchaser acquired the rights to Curosurf.

(f) (i) Purchaser and each of its subsidiaries own free and clear of all Encumbrances other than Permitted Encumbrances or have a valid and enforceable right to use all Intellectual Property used in the manufacture, sale and promotion of Curosurf as currently conducted (the “Curosurf Intellectual Property”); (ii) except as would not result in a Curosurf MAE, neither Purchaser nor any of its subsidiaries has received any notice since January 1, 2007 alleging that the conduct of the business of Purchaser has infringed or misappropriated

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the Intellectual Property of any other person or challenging the validity or enforceability of any Curosurf Intellectual Property, and there is no suit, judicial, arbitral or other similar proceeding or claim pending (or to the knowledge of Purchaser, threatened) against Purchaser or any of its subsidiaries or, to the knowledge of Purchaser, against any other person, in which allegations to the same effect have been made; (iii) to the knowledge of Purchaser, no other person is infringing any Curosurf Intellectual Property and (iv) to the knowledge of Purchaser, the conduct of the business of Purchaser and its subsidiaries that relates to Curosurf does not infringe the Intellectual Property of any other person.

(g) As used herein the term “Curosurf MAE” shall mean any development, occurrence or event that, individually or in the aggregate has had or reasonably could be expected to have a material adverse effect on the future U.S. sales of Curosurf or the profitability of those sales other than any development, occurrence or event resulting from (A) general economic, market or political conditions, (B) the announcement or expectation of this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby, including any termination of, reduction in or other negative impact on relationships, contractual or otherwise, with any funding sources, customers, suppliers, distributors, licensors, licensees, partners or employees to the extent related to the announcement or performance of this Agreement and the other Transaction Documents or the identity of Purchaser, (C) changes in applicable laws or regulations or in accounting policies or principles or in any interpretations of any of the foregoing, (D) any failure by Purchaser to meet any projections, forecasts or budgets related to Curosurf prepared by or on behalf of Purchaser, it being understood however that the factors giving rise to any such failure are not otherwise excluded by this clause (D) from the definition of “Curosurf MAE” or (E) the introduction of any product that is competitive with Curosurf.

Section 3.7.  Brokers and Other Advisors.  No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement as a result of any action taken by or on behalf of Purchaser.

Section 3.8.  Investment Intent.  Purchaser is acquiring the New Shares for its own account, for the purpose of investment only and not with a view to, or for sale in connection with, any distribution thereof in violation of applicable securities laws.

Section 3.9.  No Additional Representations.  Except as otherwise expressly set forth in this Article III, none of Purchaser, its subsidiaries or any other person acting on their behalf makes any representation or warranty of any kind, express or implied, in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, except as expressly set forth in this Article III, no representation or warranty is made by or on behalf of Purchaser or its subsidiaries as to any information provided in any management presentation, through any virtual or physical data room or otherwise, including in respect of any financial projections, estimates, forecasts or other data.

ARTICLE IV

COVENANTS

Section 4.1.  Conduct of Business by the Company.  From the date hereof until the Closing, except as provided in Section 4.1 of the Company Disclosure Schedule, the Company shall, and shall cause its subsidiaries to, conduct its and their business in the ordinary course and use reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with the Company or its subsidiaries. Without limiting the generality of the foregoing, except as expressly otherwise provided in this Agreement, from the date hereof until the Closing, the Company shall not, and shall cause its subsidiaries not to, directly or indirectly:

(a) (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock (except for dividends by any direct or indirect wholly-owned subsidiary of the Company to its parent), (ii) split, combine or reclassify any of its capital stock or (iii) repurchase, redeem or otherwise

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acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

(b) issue, deliver, sell, pledge or encumber, or authorize or propose the issuance, delivery, sale, pledge or Encumbrance of, any shares of its capital stock or any other security or interest therein other than the issuance of shares of Common Stock upon the exercise of options under the Company Option Plans outstanding on the date of this Agreement and in accordance with the existing terms of such Company Option Plans;

(c) grant or authorize or propose any grant of any options, stock appreciation rights, phantom rights, profit participation rights or other rights to acquire securities or accelerate, amend or change the period of exercisability or vesting of options or other rights (including the exercise price thereof) granted under its unit or stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

(d) alter or amend or propose to alter or amend any of the Charter Documents, other than as contemplated by the Transaction Documents;

(e) except in connection with ordinary course treasury or cash management functions, acquire or agree to acquire any material assets (including securities) or merge or consolidate with any person, acquire any capital stock or equity interests of any corporation, partnership, association or other business organization or division thereof or engage in any similar transaction or make any loans, advances or capital contributions to, or investments in, any person other than an existing subsidiary;

(f) sell, lease, license, encumber or otherwise dispose of any of its fixed assets or any interest therein, other than in the ordinary course, or take any action to adopt or implement a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring or other reorganization;

(g) make or agree to make any capital expenditures in excess of $250,000 in any one case or $1,000,000 in the aggregate other than immaterial expenditures in the ordinary course of business;

(h) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business or in accordance with their terms, of such claims, liabilities or obligations;

(i) other than as provided in the Employment Agreements, (i) increase the compensation or benefits of any director, officer or employee, except for, in the cases of non-officer employees, increases in the ordinary course of business, (ii) adopt any amendment to or terminate a Benefit Plan, (iii) adopt any new plan, arrangement or agreement that would constitute a Benefit Plan or (iv) enter into, amend or modify any employment, consulting, severance, termination or similar agreement with any director, officer or employee;

(j) sell, assign, license, lease, sublease, mortgage, pledge or otherwise encumber or dispose of any Company Intellectual Property, or enter into any other agreement regarding the foregoing, except among the Company and its subsidiaries or except in the ordinary course of business;

(k) take any action (or fail to take any action) that could reasonably be expected to result in the loss, lapse or abandonment of any Company Intellectual Property owned by or under the control of the Company or its subsidiaries (other than (i) copyrights and patents expiring at the end of their natural term and (ii) abandonment or permitted lapse of any other Company Intellectual Property (other than patents) for which the Company determines in its reasonable business judgment that the cost of maintaining such Company Intellectual Property would outweigh the benefits);

(l) cease to conduct any existing drug development, regulatory or commercialization activities with respect to any of the Company’s material products;

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(m) make any change in its accounting methods, principles or practices other than in a manner required by United States generally accepted accounting principles, change any fiscal year or annual accounting period;

(n) make or change any material Tax election, change any Tax accounting method, file any amended Tax Return, or settle or compromise any material Tax liability;

(o) enter into any consulting agreement, other than agreements with unaffiliated third parties for amounts not in excess of $250,000 individually and $1,000,000 in the aggregate;

(p) (i) assume, incur or guarantee any (A) any indebtedness for borrowed money, (B) any obligations evidenced by bonds, debentures, notes or other similar instruments, (C) any obligations to pay the deferred purchase price of property or services, except trade accounts payable and other current liabilities arising in the ordinary course of business, (D) any obligations as lessee under capitalized leases, (E) any indebtedness created or arising under any conditional sale or other title retention agreement with respect to acquired property, (F) any obligations, contingent or otherwise, under acceptance credit, letters of credit or similar facilities, and (G) any guaranty of any of the foregoing (collectively, “Indebtedness”) (other than endorsements for collection in the ordinary course of business), except for draws under the Company’s existing line(s) of credit in the ordinary course of business, (ii) modify the terms of any existing Indebtedness or (iii) repay any existing Indebtedness in advance of its maturity date;

(q) mortgage, pledge or permit to become subject to Encumbrances (other than Permitted Encumbrances) any properties or assets of the Company or any of its subsidiaries, other than in the ordinary course of business or in connection with the incurrence of Indebtedness permitted hereunder;

(r) other than travel loans or advances in the ordinary course of business or other than to a direct or indirect wholly owned subsidiary of the Company, make any loans, advances or capital contributions to, or investments in, any other person;

(s) cancel any debts or waive any claims or rights in excess of $1,000,000, other than in the ordinary course of business;

(t) (i) amend, modify or terminate, or waive, any material term of any Company Material Contract or waive, release or assign any material rights under any Company Material Contract or (ii) enter into any contract which, if entered into prior to the date hereof, would have been required to be set forth in Section 2.22(a) of the Company Disclosure Schedule; or

(u) authorize any of, or commit or agree to take any of, the foregoing actions or any action that would result in a breach of any representation or warranty of the Company contained in this Agreement as of the date when made or as of any future date or would result in any of the conditions to Closing not being satisfied or in a material delay in the satisfaction of such conditions.

Section 4.2.  No Solicitation.

(a) The Company agrees that from the date hereof through the Closing, (i) it and its subsidiaries shall not, and (ii) it shall cause its and its subsidiaries’ Representatives (as defined in Section 4.4(a)) to not, directly or indirectly, (x) solicit, initiate, seek, facilitate or encourage (including by way of providing information) the submission of any Takeover Proposal or any inquiries, proposals or offers that reasonably may be expected to lead to, any Takeover Proposal or (y) engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations, or provide any confidential information relating to a Takeover Proposal. The Company shall, and shall direct each of its subsidiaries and each Representative to immediately cease any discussions, negotiations or communications with any party with respect to any Takeover Proposal and use commercially reasonable efforts to obtain the return from all such persons or cause the destruction of all copies of confidential information previously provided to such parties by the Company, its subsidiaries or its Representatives.

(b) Notwithstanding the provisions of Section 4.2(a), at any time prior to obtaining the Stock Sale Approval, in response to a written unsolicited Takeover Proposal received by the Company after the date

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hereof, (i) the Company may, directly or through officers or advisors, contact the person making such Takeover Proposal and its advisors solely for the purpose of clarifying the proposal and any material terms thereof and the capability of consummation, so as to determine whether the proposal for a Takeover Proposal is reasonably likely to lead to a Superior Proposal and (ii) if the Company’s board of directors determines in good faith following consultation with its legal and financial advisors that such Takeover Proposal is or is reasonably likely to lead to a Superior Proposal, the Company’s board of directors may (directly or through officers or advisors), after providing Purchaser with not less than 72 hours written notice of its intention to take such actions, (x) furnish nonpublic information with respect to the Company and the Company’s subsidiaries to the person that made such Takeover Proposal (provided, that the Company shall furnish such information pursuant to a confidentiality agreement no less favorable to the Company than the terms of the Confidentiality Agreement), (y) disclose to the Company’s stockholders any information required to be disclosed under applicable law and (z) participate in discussions and negotiations regarding such proposal.

(c) Except as set forth in this Section 4.2(c), neither the board of directors of the Company nor any committee thereof shall fail to make, withdraw or modify in a manner adverse to Purchaser the Recommendation (as defined below) or approve, recommend, or declare advisable any Takeover Proposal or authorize or permit the Company to enter into any letter of intent or other contract constituting a Takeover Proposal (other than a confidentiality and standstill agreement to the extent permitted by, and in accordance with, Section 4.2(a)), take any action or make any public statement inconsistent with the Recommendation, or resolve, agree to take or publicly propose to do any of the foregoing actions. Notwithstanding the foregoing, if prior to obtaining the Stock Sale Approval, the Company’s board of directors in good faith, after consultation with the Company’s legal advisors, determines that the failure to do so would be inconsistent with the directors’ duties under applicable law, the board may (i) withdraw, qualify or modify in a manner adverse to Purchaser, or fail to make, the Recommendation or recommend that the Company’s stockholders approve a Superior Proposal, (ii) cause the Company to terminate this Agreement and (iii) cause the Company to enter into a definitive agreement providing for or implementing a Superior Proposal, but only (x) not less than 72 hours after providing written notice to Purchaser advising Purchaser that the board of directors of the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and, identifying the person making such Superior Proposal, accompanied by a copy of the definitive agreement proposed to be entered into with the person making the Superior Proposal and (y) if the Company pays the Termination Fee as provided in Section 6.3.

(d) For purposes of this Agreement, “Takeover Proposal” means any of the following (other than the transactions expressly provided for in this Agreement): (i) any merger, consolidation, share exchange, business combination or similar transaction involving the Company; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 15% or more of the fair market value of the assets (including by means of an issuance, sale or other disposition of voting securities) of the Company and its subsidiaries, taken as a whole, or to which 15% or more of the Company’s revenues or earnings on a consolidated basis are attributable; (iii) any direct or indirect acquisition (whether in a single transaction or a series of transactions) of beneficial ownership (within the meaning of Section 13 under the Exchange Act) of 15% or more of any class of equity securities of the Company; or (iv) any tender offer or exchange offer that if consummated would result in any person or “group” (as defined in Section 13(d) of the Exchange Act) beneficially owning 15% or more of any class of voting securities of the Company.

(e) For purposes of this Agreement, “Superior Proposal” means a bona fide written proposal for a Takeover Proposal made by a third party after the date hereof that the Company’s board of directors determines (after taking into account any amendments to this Agreement entered into or which Purchaser irrevocably covenants to enter into and for which all internal approvals of Purchaser have been obtained prior to the date of such determination), in good faith and after consultation with its financial and legal advisors, is on terms that are more favorable to the Company’s stockholders than the Company Stock Sale (based upon the financial terms of such Takeover Proposal, the timing of and the availability of financing and the expectations of obtaining required approvals and such other considerations as the Company’s board of directors in the exercise of its fiduciary responsibilities deems relevant); provided, that for the purpose of the definition of

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“Superior Proposal”, the references to “15%” in the definition of “Takeover Proposal” shall be deemed to refer to 50%.

(f) The Company shall notify Purchaser of, promptly, but in no event later than three business days after receipt thereof, the material terms of any written proposal that any of the Company or any of its subsidiaries or its officers, directors, or Representatives or affiliates may receive after the date hereof relating to a Takeover Proposal and shall keep Purchaser reasonably informed as to the status of and any material developments regarding any such proposal.

(g) Nothing in this Section 4.2 or elsewhere in this Agreement shall prevent the Company’s board of directors from complying with Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act with respect to a Takeover Proposal or from issuing a stop, look and listen announcement or otherwise making any required disclosure to the Company stockholders if, in the good faith judgment of the Company’s board of directors, after consultation with outside legal counsel, failure to do so would be inconsistent with its obligations under applicable law, including Rule 14d-9 promulgated under the Exchange Act or Item 1012(a) of Regulation M-A.

(h) The Company agrees that any violations of the restrictions set forth in this Section 4.2 by any Representative of the Company or any of its subsidiaries shall be deemed to be a breach of this Section 4.2 by the Company.

Section 4.3.  Stockholder Approval; Preparation of Proxy Statement.

(a) The Company shall, in accordance with applicable law and its certificate of incorporation and bylaws, as promptly as practicable following the date of this Agreement and the date on which the Proxy Statement is cleared by the staff of the SEC, duly call, give notice of, convene and hold a meeting of its stockholders (the “Stockholders Meeting”) for the purpose of obtaining the Stock Sale Approval and the Charter Amendment Approval.

(b) Except to the extent expressly permitted by Section 4.2, (i) the board of directors of the Company shall recommend that the Company’s stockholders vote in favor of the Company Stock Sale and the Charter Amendment Approval, and (ii) the Proxy Statement shall include a statement that the board of directors of the Company has recommended that the Company’s stockholders vote in favor of the Company Stock Sale and the proxy statement described in Section 4.9 shall include a statement that the board of directors of the Company has recommended that the Company’s stockholders vote in favor of the Charter Amendment Approval (this statement and the statement in the Proxy Statement, the “Recommendation”). Notwithstanding the foregoing, if prior to obtaining the Stock Sale Approval, the Company’s board of directors in good faith, after consultation with the Company’s legal advisors, determines that the failure to do so would be inconsistent with the directors’ duties under applicable law, the board may withdraw, qualify or modify, or fail to make the Recommendation. Regardless of whether the Company’s board of directors withdraws, qualifies or modifies, or fails to make the Recommendation, the Company shall submit the Company Stock Sale and the Charter Amendment Approval to the Company’s stockholders for their vote.

(c) The Company shall, as soon as reasonably practicable following the date of this Agreement, but no later than within fifteen business days from the date hereof, prepare and file a preliminary proxy statement (as subsequently amended, the “Proxy Statement”) with the SEC and thereafter each of the Company and Purchaser shall use their reasonable best efforts to respond to any comments of the SEC or its staff, and to any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information. The Proxy Statement and any amendments or supplements to the Proxy Statement will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act. If at any time prior to the Stockholders Meeting there shall occur any event that is required to be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare, and, after consultation with Purchaser, mail to its stockholders such an amendment or supplement. Purchaser shall cooperate fully with the Company in the preparation of the Proxy Statement, including any amendment or supplement thereto, and shall furnish the Company, promptly upon the Company’s request, with all information reasonably requested by the Company for inclusion in, or otherwise in respect of, the Proxy Statement. Purchaser and its

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counsel shall be given a reasonable opportunity to review and comment upon the Proxy Statement and related proxy materials and any proposed amendment or supplement to the Proxy Statement prior to its filing with the SEC or dissemination to the Company’s stockholders, and reasonable and good faith consideration shall be given to any comments made by Purchaser and its counsel.

(d) Without limiting the generality of the foregoing, each of the parties shall correct promptly any information provided by it to be used in the Proxy Statement, if and to the extent any such information shall be or have become false or misleading in any material respect and shall take all steps necessary to correct the same and to cause the Proxy Statement as so corrected to be disseminated to the stockholders of the Company, in each case to the extent required by applicable law or otherwise deemed appropriate by the Company.

(e) Notwithstanding anything to the contrary in this Agreement, the Stockholders Meeting, with the consent of the Purchaser, may be postponed.

(f) The Company shall not be required to hold the Stockholders Meeting if this Agreement is terminated in accordance with its terms before that meeting is held.

Section 4.4.  Access to Information; Confidentiality.

(a) The Company shall (i) provide Purchaser and its officers, directors, employees, agents, counsel, accountants, financial advisors and other representatives (together, its “Representatives”) with reasonable access, upon reasonable prior written notice, to the senior management, officers, facilities and books and records of the Company and its subsidiaries and (ii) furnish Purchaser and its Representatives with such financial and other information and data concerning the Company and its subsidiaries and operations of the Company and its subsidiaries as Purchaser reasonably may request in writing. Any exercise by Purchaser or its Representatives of the rights granted under this Section shall be conducted in such a manner as to avoid unreasonable interference with, or any disruption of, the business and operations of the Company and its subsidiaries and so as to avoid any significant interference with the discharge by the employees of the Company and its subsidiaries of their respective normal duties. Neither the Company nor any of its subsidiaries shall be required to provide access or to disclose information if doing so would in the Company’s reasonable opinion jeopardize any attorney-client or other legal privilege or contravene any law in the opinion of outside antitrust counsel reasonably would be expected to make it more difficult to obtain all requisite clearances, approvals and authorizations for the transactions contemplated by this Agreement, including under the HSR Act.

(b) Each party to this Agreement will hold, and will use its best efforts to cause its affiliates, and their respective Representatives to hold, in strict confidence from any person (other than any such affiliate or Representative), unless (i) compelled to disclose by judicial or administrative process (including in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental Authorities) or by other requirements of law or (ii) disclosed in an action or proceeding brought by a party to this Agreement in pursuit of its rights or in the exercise of its remedies under this Agreement, all documents and information concerning the other party or any of its affiliates furnished to it by the other party or such other party’s Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (A) previously known by the party receiving such documents or information, (B) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (C) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided, however, that following the Closing the foregoing restrictions will not apply to Purchaser’s use of documents and information concerning the Company and its subsidiaries furnished by the Company under this Agreement. In the event the transactions contemplated by this Agreement are not consummated, upon the request of the other party, each party hereto will, and will cause its affiliates and their respective Representatives to, promptly redeliver or cause to be redelivered all copies of documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related to such documents and information or based on such documents and information prepared by the party furnished

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such documents and information or its Representatives. The provisions of this Section 4.4 shall supersede the Confidential Disclosure Agreement, dated as of January 6, 2009 between Purchaser and the Company (the “Confidentiality Agreement”).

Section 4.5.  Reasonable Best Efforts to Consummate.

(a) Subject to the terms and conditions of this Agreement, each of the parties to this Agreement shall (and shall cause its respective subsidiaries, if any, to) use its reasonable best efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement as promptly as practicable, including using its reasonable best efforts to prepare, execute and deliver such instruments and take or cause to be taken such actions as any other party shall reasonably request.

(b) Without limiting the generality of anything contained in Section 4.5(a) or elsewhere in this Agreement, each of the parties undertakes and agrees to file as soon as practicable, and in any event within fifteen business days after the date hereof, a Notification and Report Form under the HSR Act with the United States Federal Trade Commission (the “FTC”) and the United States Department of Justice, Antitrust Division (the “Antitrust Division”) and as promptly as reasonably practicable to make all other required filings under the antitrust or competition laws of other jurisdictions. Each of the parties shall (i) respond as promptly as practicable to any inquiries received from the FTC, the Antitrust Division or other applicable Governmental Authorities for additional information or documentation and to all inquiries and requests received from any State Attorney General or other Governmental Authority; and (ii) not extend any waiting period under the HSR Act and other applicable Antitrust or competition laws, rules or regulations or enter into any agreement with the FTC, the Antitrust Division or other applicable Governmental Authorities not to consummate the transactions contemplated buy this Agreement, except with the prior written consent of the other parties hereto. Each party shall (x) promptly notify the other party of any written communication to that party or its affiliates from any Governmental Authority and, subject to applicable law, permit the other party to review in advance any proposed written communication to any of the foregoing; (y) not agree to participate, or to permit its affiliates to participate, in any substantive meeting or discussion with any Governmental Authority in respect of any filings, investigation or inquiry concerning this Agreement unless it consults with the other party in advance and, to the extent permitted by such Governmental Authority, gives the other party the opportunity to attend and participate in such meeting; and (z) furnish the other party with copies of all correspondence, filings, and communications (and memoranda setting forth the substance thereof) between them and their affiliates and their respective Representatives on the one hand, and any Governmental Authority or members or their respective staffs on the other hand, with respect to this Agreement.

Section 4.6.  Public Announcements.  The initial press release with respect to the execution of this Agreement shall be a joint press release reasonably acceptable to Purchaser and the Company. Until the Closing, neither Purchaser nor the Company nor any of their respective affiliates shall issue or cause the dissemination of any press release or other public announcements or statements with respect to this Agreement or the other Transaction Documents or the transactions contemplated hereby and thereby without the consent of the other party, which consent will not be unreasonably withheld, except as may be required by law or by any listing agreement with a national securities exchange or trading market (and in such case shall use all reasonable efforts to consult the other party prior to such release or statement).

Section 4.7.  Contact with Customers and Suppliers.  Prior to the Closing, neither Purchaser nor any affiliate, officer, director, advisor, agent, employee or other representative of Purchaser shall contact any employee, customer, supplier or other person having a commercial relationship with the Company or any subsidiary without the consent of the Company, such consent not to be unreasonably withheld.

Section 4.8.  Transfer Taxes.  The responsibility for, and the payment obligation in connection therewith, all transfer, registration, stamp, documentary, sales, use and similar Taxes (including all applicable transfer Taxes), and any penalties, interest and additions to such Taxes, and fees incurred, levied or payable in connection with the transactions contemplated by this Agreement shall be borne and paid by Purchaser and Purchaser will at its own expense file or other otherwise submit all necessary returns and other documentation with respect to all such Taxes and fees.

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Section 4.9.  Charter Amendment Approval; Filing of the Certificate of Incorporation.  As promptly as practicable following the Closing, the Company shall, in accordance with applicable law and its certificate of incorporation and bylaws, duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the Charter Amendment Approval. After promptly as reasonably practicable following the Charter Amendment Approval, the Company shall duly execute and file the Charter Amendment with the DSOS in accordance with the DGCL. The preliminary proxy statement for such stockholders’ meeting will be filed contemporaneously with the Proxy Statement described in Section 4.3 with the SEC and thereafter each of the Company and Purchaser shall use their reasonable best efforts to respond to any comments of the SEC or its staff, and to any request by the SEC or its staff for amendments or supplements to such proxy statement or for additional information. Such proxy statement and any amendments or supplements to such proxy statement will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act. If at any time prior to the stockholders’ meeting called to obtain the Charter Amendment Approval there shall occur any event that is required to be set forth in an amendment or supplement to such proxy statement, the Company shall promptly prepare, and, after consultation with Purchaser, mail to its stockholders such an amendment or supplement. Purchaser shall cooperate fully with the Company in the preparation of such proxy statement, including any amendment or supplement thereto, and shall furnish the Company, promptly upon the Company’s request, with all information reasonably requested by the Company for inclusion in, or otherwise in respect of, such proxy statement. Purchaser and its counsel shall be given a reasonable opportunity to review and comment upon such proxy statement and related proxy materials and any proposed amendment or supplement to such proxy statement prior to its filing with the SEC or dissemination to the Company’s stockholders, and reasonable and good faith consideration shall be given to any comments made by Purchaser and its counsel.

Section 4.10.  Notification of Certain Matters.  The Company shall give prompt notice to Purchaser of any fact, event or circumstance known to it that (a) individually or taken together with all other facts, events and circumstances known to it, has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (b) would cause or constitute a breach of any of its representations, warranties, covenants or agreements contained herein, (c) the failure of any condition precedent to Purchaser’s obligations, (d) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, (e) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement or (f) any actions, suits or proceedings, claims, arbitration, litigation or investigations commenced relating to the Company or any of its subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 2.11; provided, however, that (i) the delivery of any notice pursuant to this Section 4.10 shall not limit or otherwise affect any remedies available to Purchaser or prevent or cure any misrepresentations, breach of warranty or breach of covenant, and (ii) disclosure by the Company shall not be deemed to amend or supplement the Company Disclosure Schedule or constitute an exception to any representation or warranty. Under no circumstances shall a breach of this Section 4.10 cause the conditions set forth in Section 5.2(c) not to be satisfied.

Section 4.11.  Share Issuance Top-Up.

(a) Purchaser may, within 90 days after the Closing, notify the Company that the aggregate number of shares of Common Stock acquired by Purchaser pursuant to the Initial Stock Sale and at the Closing under this Agreement represents less than 51% of all shares of Common Stock outstanding on a Fully Diluted Basis. “Fully Diluted Basis” means as of any date a calculation that gives effect to the number of shares of Common Stock then issued and outstanding plus the aggregate number of all shares of Common Stock that the Company may be required to issue as of such date pursuant to all options, warrants, rights, convertible or exchangeable securities or similar obligations then outstanding, whether or not such securities are then exercisable and exchangeable but excluding, however, any options, warrants or other similar rights outstanding at the date hereof that have an exercise price equal to or greater than $26.00 per share. Any such notice shall include a detailed explanation of the basis for the calculation, and for the number of shares required to increase such share position to 51% (the “Share Deficit Amount”). If Purchaser’s calculation of the Share

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Deficit Amount is correct then, within five business days after receipt of such notice, the Company shall issue and deliver to Purchaser a number of shares of Common Stock equal to the Share Deficit Amount.

(b) During the 90-day period referred to in Section 4.11(a), the Company shall provide Purchaser with such access as Purchaser reasonably may request to the books and records of the Company for the purpose of verifying Purchaser’s percentage share ownership.

ARTICLE V

CONDITIONS

Section 5.1.  Conditions to Each Party’s Obligations.  The respective obligations of each party to effect the Closing are subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

(a) the Stock Sale Approval shall have been obtained;

(b) no statute, rule, regulation, executive order, decree, ruling, judgment, decision or injunction shall have been enacted, entered, promulgated or enforced by any court or other Governmental Authority of competent jurisdiction that prohibits the consummation of the transactions contemplated by this Agreement;

(c) the waiting period applicable to the Company Stock Sale under the HSR Act shall have expired or been terminated; and

(d) the Initial Stock Sale shall be consummated concurrently with the Closing.

Section 5.2.  Conditions to Obligations of Purchaser.  The obligations of Purchaser to effect the Closing are further subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

(a) the representations and warranties of the Company contained in this Agreement shall be true and correct in all respects (without regard to materiality qualifiers or Material Adverse Effect qualifiers contained therein) at and as of the date hereof and as of the Closing Date with the same effect as though such representations and warranties were made at and as of the Closing Date, except for failures to be true and correct that have not had, and would not reasonably be expected to have, a Material Adverse Effect (other than those representations and warranties contained in Section 2.2(a) [capitalization], 2.4 [validity of new shares] and 2.5 [authority], which shall be true and correct in all but immaterial respects); provided, that for this purpose, any representation or warranty of the Company in this Agreement that is made only as of a specific date shall be required to be true and correct (to the extent specified above) only as of the specific date;

(b) Purchaser shall have received a certificate signed on behalf of the Company by the President of the Company to the effect specified in Section 5.2(a);

(c) the Company shall have performed in all material respects all of its covenants and obligations required to be performed by it under this Agreement at or prior to the Closing;

(d) since the date of this Agreement, no Material Adverse Effect shall have occurred with respect to the Company and be continuing;

(e) the Company shall have obtained the consent of Meiji Seika Kaisha, Ltd. to the Company Stock Sale;

(f) Purchaser shall have received a certificate in the form contemplated by Section 897 of the Code and the regulations thereunder, signed by the Company, to the effect that the Company is not and has not been within five years of the date of the certificate a “United States real property holding corporation” within the meaning of Section 897 of the Code; and

(g) the Amended Bylaws shall have become effective.

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Section 5.3.  Conditions to Obligations of the Company.  The obligations of the Company to effect the Closing are further subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

(a) the representations and warranties of Purchaser contained in this Agreement (other than the representations and warranties set forth in Section 3.6) shall be true and correct in all material respects as of the Closing Date, and the representations and warranties of Purchaser set forth in Section 3.6 [Curosurf] shall be true and correct in all respects (without regard to materiality qualifiers or Curosurf MAE qualifiers contained therein) at and as of the date hereof and as of the Closing Date with the same effect as though such representations and warranties were made at and as of the Closing Date, except for failures to be true and correct that have not had, and would not reasonably be expected to have, a Curosurf MAE;

(b) the Company shall have received a certificate signed on behalf of Purchaser by the President of Purchaser to the effect specified in Section 5.3(a);

(c) Purchaser shall have performed in all material respects all of its covenants and obligations required to be performed by it under this Agreement at or prior to the Closing; and

(d) the actual U.S. net sales of Curosurf during the period covered by Schedule C shall equal at least 85% of the amounts set forth on Schedule C.

ARTICLE VI

TERMINATION; AMENDMENT AND EXPENSES

Section 6.1.  Termination.  This Agreement may be terminated at any time prior to the Closing Date, whether before or after receipt of the Stock Sale Approval:

(a) by mutual written consent of Purchaser and the Company; or

(b) by either Purchaser or the Company:

(i) if the Closing has not occurred by the close of business on October 31, 2009 (the “Termination Date”); or

(ii) if any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Company Stock Sale and such order, decree, ruling or other action shall have become final and nonappealable; or

(iii) the Stock Sale Approval shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders (including any adjournment thereof) at which a vote thereon was taken; or

(c) by Purchaser:

(i) if the board of directors of the Company or any committee thereof shall have (1) failed to publicly reaffirm its Recommendation within ten business days after (x) a Takeover Proposal shall have been publicly announced and (y) Purchaser shall have requested in writing that the Company’s board of directors do so (provided, that Purchaser may make no more than one such request in respect of each such Takeover Proposal; provided, that each such Takeover Proposal is on the same terms), (2) failed to include the Recommendation in the Proxy Statement, (3) publicly withdrawn or modified the Recommendation in a manner materially adverse to Purchaser (for this purpose, a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act shall not be deemed a withdrawal or modification of the Recommendation) or (4) publicly approved or recommended a Takeover Proposal; or

(ii) if any representation or warranty of the Company set forth in this Agreement shall have been inaccurate when made or become inaccurate, or if a breach of any covenant or agreement of the Company contained in this Agreement shall have occurred, which in any such case would cause

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any of the conditions set forth in Section 5.2(a) or Section 5.2(c) not to be satisfied, and such inaccuracy or breach shall remain uncured 30 days after written notice thereof shall have been delivered to the Company; or

(iii) there shall have been a material breach by the Company of any provision of Section 4.2; or

(iv) if any person or “group” (as defined in Section 13(d)(3) of the Exchange Act), other than Purchaser or any of its affiliates acquires beneficial ownership of more than 20% of the shares of Common Stock or more than 20% of the book value or fair market value of the assets of the Company and its subsidiaries taken as a whole, or the right to acquire ownership of such shares of Common Stock or assets; or

(d) by the Company:

(i) in accordance with Section 4.2(c); or

(ii) if any representation or warranty of Purchaser set forth in this Agreement shall have been inaccurate when made or become inaccurate, or if a breach of any covenant or agreement of Purchaser contained in this Agreement shall have occurred, which in any such case would cause any of the conditions set forth in Section 5.3(a) or Section 5.3(c) not to be satisfied, and such inaccuracy or breach is incapable of being cured before the Termination Date or shall remain uncured 30 days after written notice thereof shall have been delivered to Purchaser; or

(iii) if (x) all of the conditions to the obligations of Purchaser to consummate the Company Stock Sale set forth in Section 5.1 and Section 5.2 have been satisfied or (to the extent permitted hereunder) waived, other than conditions that by their terms are to be satisfied at Closing but which conditions would be satisfied if the Closing were held on the date of such termination and (y) Purchaser shall have failed to cause the Company Stock Sale to be consummated.

Notwithstanding anything else contained in this Agreement, (x) the right to terminate this Agreement under Section 6.1(b)(i) shall not be available to a party whose failure to fulfill its obligations or to comply with its covenants under this Agreement has caused the delay of the Closing beyond the Termination Date and (y) the right to terminate this Agreement under Section 6.1(c)(ii) or Section 6.1(d)(ii) shall not be available to a party that then is in material breach of its obligations hereunder.

Section 6.2.  Effect of Termination.  If this Agreement is terminated by either the Company or Purchaser as provided in Section 6.1, this Agreement shall forthwith become void except as specifically provided herein and except for Article VI, Article VII and the Confidentiality Agreement, which will survive termination, and there shall be no liability or obligation on the part of Purchaser or the Company or their respective officers or directors hereunder; provided, that nothing contained in this Section 6.2 shall relieve any party from liability arising out of any knowing or willful breach of any of its representations, warranties, covenants or other undertakings set forth in this Agreement.

Section 6.3.  Fees and Expenses.

(a) Whether or not the Company Stock Sale is consummated and except as otherwise provided in this Agreement, including Section 6.3(b) and Section 6.3(c), each party shall bear its own expenses in connection with the transactions contemplated by this Agreement, except that the expenses incurred in connection with the filing, printing and mailing of the Proxy Statement shall be borne equally by Purchaser on the one hand and the Company on the other hand. For purposes of this Section, “expenses” means the out-of-pocket fees and expenses of any advisors, counsel and accountants, incurred by the party or on its behalf in connection with this Agreement and the transactions contemplated hereby.

(b) The Company agrees that:

(i) if Purchaser shall terminate this Agreement pursuant to Section 6.1(c)(i) [Change of Recommendation], other than in a situation in which the condition set forth Section 5.3(d) would not be satisfied at Closing;

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(ii) if the Company shall terminate this Agreement pursuant to Section 6.1(d)(i) [Superior Proposal];

(iii) if Purchaser shall terminate this Agreement pursuant to Section 6.1(b)(iii) [Failure to Obtain Stock Sale Approval] and prior to such termination a Takeover Proposal for the Company shall have been publicly announced or made to the Company and not subsequently withdrawn, and within twelve months following the termination of this Agreement, the Company enters into a binding agreement to effect a Takeover Proposal (and the transaction provided for in such agreement subsequently is consummated), or a Takeover Proposal with respect to the Company is consummated; or

(iv) if either party shall have terminated this Agreement pursuant to Section 6.1(b) and as of that date, the Company’s board of directors shall have failed to take such action as would be required to cause the condition set forth in Section 5.2(g) be satisfied, and not less than ten business days prior to such termination Purchaser shall have given notice to the Company requesting that the Company’s board of directors take such action;

then in each case the Company shall pay to Purchaser a fee of $2,500,000 (the ‘‘Termination Fee”).

(c) The Termination Fee shall be payable by wire transfer of immediately available funds to an account designated to the Company by Purchaser, as follows:

(i) in the case of a termination described in Section 6.3(b)(i) or Section 6.3(b)(iv), within three business days after termination;

(ii) in the case of a termination described in Section 6.3(b)(ii), simultaneously with such termination; and

(iii) in the case of a termination described in Section 6.3(b)(iii), within two business days after the earlier of entering such agreement or consummation thereof of the Takeover Proposal referred to therein.

Notwithstanding the foregoing, (i) under no circumstances shall the Company be required to pay the Termination Fee earlier than one full business day after Purchaser has provided wire transfer instructions sufficient to make the payment (and accordingly, no delay by Purchaser in providing wire transfer instructions shall affect the Company’s right to terminate this Agreement pursuant to Section 6.1(d)(i)); and (ii) under no circumstances shall the Company be required to pay more than one Termination Fee.

(d) If any party fails to pay any amount due pursuant to this Section 6.3 when it is required to be paid, and, in order to obtain such payment, the party entitled to the payment commences a suit that results in a judgment against the other party for any amount payable under this Section 6.3, the defaulting party shall reimburse the prevailing party for all its expenses in connection with such suit, including any costs of collection, together with interest on the amount of the judgment at the highest rate permitted by applicable law from the date such fee was required to be paid.

ARTICLE VII

MISCELLANEOUS

Section 7.1.  Representations and Warranties Do Not Survive.  Other than as described in Section 6.2, none of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing. This Section 7.1 shall not limit any covenant or agreement which by its terms contemplates performance after the Closing, including Section 4.9.

Section 7.2.  Notices.

(a) All notices and other communications under this Agreement must be in writing and delivered to the applicable party or parties in person or by delivery to the address or facsimile number specified below (or to

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such other address or facsimile number as the recipient previously shall have specified by notice to the other parties hereunder):

If to the Company:

Cornerstone Therapeutics Inc.
1255 Crescent Green Drive, Suite 250
Cary, NC 27518
Attention: Chief Financial Officer
Copy to: General Counsel
Facsimile: (888) 443-3092

With a copy (which shall not constitute notice) to:

Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
Attention: John A. Healy
Facsimile: (212) 878-8375

If to Purchaser:

Chiesi Farmaceutici SpA
Via Palermo 26/A
43122 Parma, Italy
Attention: President and CEO
Copy to: Corporate Development Director and Legal and Corporate Affairs Director
Facsimile: +39 0521 774468

With copies (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP
1111 Pennsylvania Avenue, NW
Washington, DC 20004
Attention: Stephen Paul Mahinka
Facsimile: (202) 739-3001

and

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178
Attention: Emilio Ragosa and Steven Navarro
Facsimile: (212) 309-6001

(b) All notices and other communications sent to the applicable address or facsimile number specified above shall be deemed to have been delivered at the earlier of (i) the time of actual receipt by the addressee; (ii) if the notice is sent by facsimile transmission, the time indicated on the transmitting party’s receipt of confirmation of transmission that time is during the addressee’s regular business hours on a business day, and otherwise at 9:00 a.m. on the next business day after such time; and (iii) if the notice is sent by a nationally recognized, reputable overnight courier service, the time shown on the confirmation of delivery provided by that service if that time is during the recipient’s regular business hours on a business day, and otherwise at 9:00 a.m. on the next business day after such time.

Section 7.3.  Entire Agreement.  This Agreement and the exhibits, annexes and schedules hereto, together with the Confidentiality Agreement, the Company Disclosure Schedule and the other Transaction Documents, constitute the sole and entire agreement among the parties to this Agreement with respect to the subject matter of this Agreement, and supersede all prior and contemporaneous representations, agreements and understandings, written or oral, with respect to the subject matter hereof.

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Section 7.4.  Waiver.  Subject to applicable law and except as otherwise provided in this Agreement, any party to this Agreement may, at any time prior to the Closing, extend the time for performance of any obligation under this Agreement of any other party or waive compliance with any term or condition of this Agreement by any other party. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by the party granting such extension or waiver. No delay in asserting or exercising a right under this Agreement shall be deemed a wavier of that right.

Section 7.5.  Amendment.  Subject to applicable law and except as otherwise provided in this Agreement, this Agreement may be amended, supplemented or modified at any time prior to the Closing, whether before or after obtaining the Stock Sale Approval; provided, that after the Stock Sale Approval, no amendment shall be made that under applicable law requires further approval by such stockholders without obtaining such further approval. No such amendment, supplement or modification shall be effective unless it is set forth in a written instrument duly executed by each of the parties hereto.

Section 7.6.  No Third-Party Beneficiaries.  The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

Section 7.7.  Assignment; Binding Effect.  Neither this Agreement nor any right, interest or obligation under this Agreement may be assigned by any party to this Agreement, by operation of law or otherwise, without the prior written consent of the other parties to this Agreement and any attempt to do so will be void. Subject to the foregoing, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties to this Agreement and their respective successors and assigns.

Section 7.8.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD FOR ANY OF THE CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

Section 7.9.  CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.  EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE DELAWARE CHANCERY COURT SITTING IN THE COUNTY OF NEW CASTLE, OR IF SUCH COURT SHALL NOT HAVE PROPER JURISDICTION, OF THE UNITED STATES FEDERAL DISTRICT COURT SITTING IN DELAWARE, AND ANY APPELLATE COURT THEREOF, IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE BROUGHT ONLY IN SUCH COURTS (AND WAIVES AND AGREES NOT TO ASSERT ANY OBJECTION BASED ON FORUM NON CONVENIENS OR ANY OTHER OBJECTION TO VENUE THEREIN OR JURISDICTION THEREOF); PROVIDED, HOWEVER, THAT SUCH CONSENT TO JURISDICTION IS SOLELY FOR THE PURPOSE REFERRED TO IN THIS SECTION 7.9 AND SHALL NOT BE DEEMED TO BE A GENERAL SUBMISSION TO THE JURISDICTION OF SAID COURTS OR IN THE STATE OF DELAWARE OTHER THAN FOR SUCH PURPOSE. Any and all process may be served in any action, suit or proceeding arising in connection with this Agreement by complying with the provisions of Section 7.2. Such service of process shall have the same effect as if the party being served were a resident in the State of Delaware and had been lawfully served with such process in such jurisdiction. The parties hereby waive all claims of error by reason of such service. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction to enforce judgments or rulings of the aforementioned courts. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE

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FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.9.

Section 7.10.  Remedies.  The parties hereto agree that the parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to specific performance of the terms hereof, in addition to any other remedy at law or equity to which the parties may be entitled. Except as otherwise provided herein, all remedies available under this Agreement, at law or otherwise, shall be deemed cumulative and not alternative or exclusive of other remedies. The exercise by any party of a particular remedy shall not preclude the exercise of any other remedy.

Section 7.11.  Invalid Provisions.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and the parties hereto shall cooperate in good faith to formulate and implement such provision.

Section 7.12.  Counterparts.  This Agreement may be executed manually or by facsimile, in any number of counterparts, all of which will constitute one and the same instrument, and will become effective when a counterpart shall have been executed and delivered by each party to the other parties (except that parties that are affiliates need not deliver counterparts to each other in order for this Agreement to be effective).

Section 7.13.  Interpretation.

(a) When a reference is made in this Agreement to an Article or a Section hereof, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated.

(b) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c) The parties have participated jointly in negotiating and drafting this Agreement. If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(d) The words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.”

(e) The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

(f) All terms defined in this Agreement have their defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein.

(g) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(h) If any action is to be taken by any party hereto pursuant to this Agreement on a day that is not a business day, such action shall be taken on the next business day following such day.

(i) References to a person are also to its permitted successors and assigns.

(j) The use of “or” is not intended to be exclusive unless expressly indicated otherwise.

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(k) The term “reasonable best efforts” or similar terms shall not require the waiver of any rights under this Agreement.

(l) The term “to the Company’s knowledge” and any similar term shall be deemed to mean, with respect to any fact or matter, the actual knowledge of the directors and executive officers of the Company after due inquiry.

(m) A “subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

(n) The term “person” means any natural person, corporation, general partnership, limited partnership, limited or unlimited liability company, proprietorship, joint venture, other business organization, trust, union, association or Governmental Authority.

(o) The term “ordinary course of business” (or similar terms) shall be deemed to be followed by the words “consistent with past practice.”

(p) Except as otherwise may be provided herein, the term “business day” means any day other than a Saturday, Sunday or day when commercial banks in New York City are permitted or required by law to be closed for the conduct of regular banking business.

(q) The term “affiliate” means, with respect to any person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the person specified.

(r) The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CHIESI FARMACEUTICI SPA

By:	/s/ Alberto Chiesi
Name:     Alberto Chiesi

Title:	President

CORNERSTONE THERAPEUTICS INC.

By:	/s/ Craig A. Collard
Name:     Craig A. Collard

Title:	CEO

[Signature Page to Stock Purchase Agreement]

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Exhibit A

AMENDED AND RESTATED
EXECUTIVE EMPLOYMENT AGREEMENT

This AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of May 6, 2009 by and between Cornerstone Therapeutics Inc., a Delaware corporation (the “Company”), and Craig A. Collard (the “Executive”). This Agreement shall be effective on the Closing Date (as such term is defined in the Stock Purchase Agreement, dated the same date as this Agreement, between the Company and Chiesi Farmaceutici SpA (the “Effective Date”).

WHEREAS, the Executive is currently employed by the Company pursuant to the terms of an employment agreement between Cornerstone BioPharma, Inc. and the Executive dated as of March 1, 2006 (the “Prior Agreement”);

WHEREAS, the Company desires to continue such employment relationship and enter into this Agreement, which will supersede the Prior Agreement, the Proprietary Information, Inventions, Non-competition, and Non-solicitation Agreement, dated as of March 1, 2006 between Cornerstone BioPharma, Inc. and the Executive and the Executive Retention Agreement, dated as of February 8, 2006, between Cornerstone BioPharma, Inc. and the Executive, and set forth the terms and conditions under which the Executive will continue to serve the Company and its affiliates; and

WHEREAS, the Executive wishes to continue his employment with the Company on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereto agree as follows:

1. Term of Employment.  The Company hereby agrees to employ the Executive, and the Executive hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on the Effective Date (the “Commencement Date”) and ending on the one year anniversary of the Effective Date (the “Initial Term”) unless renewed or sooner terminated in accordance with the provisions of this Section 1 or Section 4, respectively. Upon each subsequent anniversary of the Commencement Date, the term of this Agreement shall automatically extend for an additional year (such period, including the Initial Term and as it may be extended, the “Employment Period”) unless (i) either the Company or the Executive gives at least ninety (90) days notice of non-renewal prior to such anniversary or (ii) the Agreement is terminated in accordance with the provisions of Section 4.

2. Title; Capacity.  The Executive shall serve as Chief Executive Officer and President. The Executive shall be based at the Company’s office in Cary, North Carolina. The Executive shall be subject to the supervision of, and shall have such authority as is delegated to him by, the Board of Directors of the Company (the “Board”).

The Executive hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Board shall from time to time reasonably assign to him. The Executive agrees to devote his entire business time, attention and energies to the business and interests of the Company during the Employment Period; provided, however, that the Executive may serve as a consultant or a member of an advisory board or a board of directors with the prior consent of the Board. The Executive agrees to abide by any rules, regulations, instructions, personnel practices and policies of the Company that are applicable to him and any changes therein that may be adopted from time to time by the Company.

3. Compensation and Benefits.

3.1. Salary.  The Company shall pay the Executive a base salary for the year starting January 1, 2009 in accordance with its regular payroll practices at an annualized rate of $394,784, less lawful deductions. Such salary shall be subject to adjustment thereafter as determined by the Board.

3.2. Annual Target Cash Bonus.  The Executive shall be eligible to receive an annual target cash bonus of up to fifty (50) percent of his then annual base salary (“Target Cash Bonus”). The Board (or a committee thereof) shall determine the amount of the actual award, if any, based on overall corporate performance and individual performance. Actual awards may be greater than or less than the Executive’s Target Cash Bonus, depending in part upon the extent to which actual performance exceeds or falls below the performance goals. Any bonus shall be paid in a single lump sum, subject to lawful deductions, at such time as bonuses are regularly paid to senior executives of the Company, but in any event such bonus shall be paid on or before March 15 of the year following the year to which the bonus relates. Except as may be expressly provided below, Executive must be employed on the date that the bonus is paid to be eligible for any Target Cash Bonus. Each cash bonus award that may become payable shall be paid solely from the general assets of the Company.

3.3. Annual Equity Awards.  The Executive hereby agrees that he shall not be eligible to receive any annual equity awards, unless otherwise approved by the Board or a committee thereof.

3.4. Fringe Benefits.  The Executive shall be entitled to participate in all bonus and benefit programs (excluding the Company’s Cash Bonus Program for Employees (Other than Executive Officers)) that the Company establishes and makes available to its employees or executives, if any, to the extent that the Executive’s position, tenure, salary, age, health and other qualifications make him eligible to participate; provided, however, the Executive’s participation is subject to the applicable terms, conditions and eligibility requirements of these plans as they may exist from time to time. The Executive shall be entitled to four (4) weeks of paid vacation per year, accrued at a rate of 1.67 days per month, and, if requested in writing by the Board, such vacation time shall be taken at such times as may be approved by the Board or its designee. Accrued but unused vacation at the end of each year will not carry over to the next year.

3.5. Reimbursement of Expenses.  The Company shall reimburse the Executive for all reasonable travel, entertainment and other expenses incurred or paid by the Executive in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, in accordance with the Company’s expense reimbursement policy, including the Executive’s presentation of documentation, expense statements, vouchers and/or such other supporting information as the Company may request, provided, however, that the amount available for such travel, entertainment and other expenses may be fixed in advance by the Board. Notwithstanding the foregoing, (i) the expenses eligible for reimbursement in any particular taxable year may not affect the expenses eligible for reimbursement in any other taxable year, (ii) such reimbursement must be made on or before the last day of the year following the year in which the expense was incurred, and (iii) the right to reimbursement is not subject to liquidation or exchange for another benefit.

3.6. Automobile.  The Executive shall have full use of that motor vehicle leased by the Company the Executive is currently using, whether for business or personal uses. Both a valid driver’s license and an acceptable motor vehicle record are required at all times to operate a Company vehicle. The Company shall pay, or reimburse the Executive for, the lease of financing payments, automobile insurance, taxes and title fees associated with such vehicle. Upon termination of employment with the Company, the Company shall pay, or reimburse the Executive for the balance of the remaining lease payments, and will assign and transfer title and other appropriate evidence of ownership of the vehicle to the Executive in exchange for $100.00 paid by the Executive. The Company reserves the right to change or discontinue its Company vehicle program at any time.

4. Employment Termination.  The employment of the Executive by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

4.1. Expiration of the Employment Period in accordance with Section 1;

4.2. At the election of the Company, for Cause (as defined in Section 21), immediately upon written notice by the Company to the Executive;

4.3. At the election of the Executive, for Good Reason (as defined in Section 21), upon written notice by the Executive to the Company;

4.4. At the election of the Company without Cause during a Change of Control Period (as defined in Section 21) or at the election of the Executive for Good Reason during a Change of Control Period;

4.5. Upon the death or Disability (as defined in Section 21) of the Executive;

4.6. At the election of the Executive, without Good Reason, by providing written notice to the Company; and

4.7. At the election of the Company, without Cause, by providing written notice to the Executive.

5. Effect of Termination.

5.1. Termination for Cause.  In the event the Executive’s employment is terminated for Cause pursuant to Section 4.2, the Company shall pay to the Executive the compensation and benefits otherwise payable to him under Section 3 through the last day of his actual employment by the Company.

5.2. Termination at the Election of the Executive Without Good Reason.  In the event the Executive elects to terminate his employment pursuant to Section 4.6, the Company shall pay the Executive the compensation and benefits otherwise payable to him under Section 3 through the last day of his actual employment by the Company. No other benefits are payable upon the Executive’s voluntary resignation pursuant to Section 4.6.

5.3. Termination for Death or Disability.  If the Executive’s employment is terminated by death or because of Disability pursuant to Section 4.5, in addition to any disability or life insurance benefits for which the Executive or the estate of the Executive may be eligible, the Company shall pay to the estate of the Executive or to the Executive, as the case may be, the compensation and benefits otherwise payable to him under Section 3 through the last day of his actual employment by the Company. In addition, if the Executive’s employment terminates as a result of his death, the Executive’s estate shall receive an amount equal to a pro rata payment of the annual cash bonus, if any, paid to the Executive in the year prior to his death, payable in a lump sum, less lawful deductions, within ten (10) calendar days following the effective date of the Release required by Section 5.6, but not later than ninety (90) days following termination of employment. Notwithstanding the foregoing, if the ninetieth (90th) day following the Executive’s termination from employment occurs in the calendar year following the year of the Executive’s termination, then the payment shall be made no earlier than January 1 of such subsequent calendar year. No other benefits are payable upon the Executive’s termination pursuant to Section 4.5.

5.4. Termination Without Cause or for Good Reason and not during a Change of Control Period.  If the Executive’s employment is terminated without Cause pursuant to Section 4.7, or for Good Reason pursuant to Section 4.3 and such termination does not occur during a Change of Control Period, the Company shall:

(i) pay the Executive a lump sum payment equal to one and a half (1.5) times his annualized base salary, less lawful deductions, payable within ten (10) calendar days following the effective date of the Release required by Section 5.6, but not later than ninety (90) days following termination of employment. Notwithstanding the foregoing, if the ninetieth (90th) day following the Executive’s termination from employment occurs in the calendar year following the year of the Executive’s termination, then the payment shall be made no earlier than January 1 of such subsequent calendar year;

(ii) pay on behalf of the Executive, in accordance with the Company’s regular payroll practices, on a monthly basis an amount equal to (a) one hundred (100) percent of the Executive’s monthly health and dental COBRA premiums for the Executive and his dependents, if any, if the Executive properly elects to continue health and dental insurance under COBRA and (b) pay to the Executive on the first business day of each applicable month one hundred (100) percent of the cost of the monthly premiums paid by the Company to the insurance companies for life insurance and disability insurance for the Executive in the month preceding the Executive’s termination of employment, such payments under subsections (a) and (b) to continue until the earlier of (x) twelve (12) months after the termination of the Executive’s employment and (y) the last day of the first month that the Executive is eligible for other employer-sponsored health coverage. Notwithstanding the foregoing, to the extent such payments are reimbursement to the Executive of medical expenses incurred by the Executive as described in Reg. §1.409A-

1(b)(9)(v)(B), reimbursements may not be made beyond the period of time during which the Executive would be entitled (or would, but for such arrangement, be entitled) to COBRA continuation coverage under a group health plan of the Company;

(iii) pay the Executive a lump sum payment in an amount equal to a pro rata payment of the Target Cash Bonus for which he was eligible, less lawful deductions; such payment shall be paid within ten (10) calendar days following the effective date of the Release required by Section 5.6, but not later than ninety (90) days following termination of employment. Notwithstanding the foregoing, if the ninetieth (90th ) day following the Executive’s termination from employment occurs in the calendar year following the year of the Executive’s termination, then the payment shall be made no earlier than January 1 of such subsequent calendar year; and

(iv) accelerate vesting of all the Executive’s outstanding unvested stock options and restricted stock by one year.

5.5. Termination Without Cause or for Good Reason during a Change of Control Period.  If the Executive’s employment is terminated without Cause pursuant to Section 4.4, or for Good Reason pursuant to Section 4.4 and such termination occurs during a Change of Control Period, the Company shall:

(i) pay the Executive a lump sum payment equal to two (2) times his highest annualized base salary during the three year period prior to the date of the Change of Control, less lawful deductions, payable within ten (10) calendar days following the effective date of the Release required by Section 5.6 but not later than ninety (90) days following termination of employment. Notwithstanding the foregoing, if the ninetieth (90th) day following the Executive’s termination from employment occurs in the calendar year following the year of the Executive’s termination, then the payment shall be made no earlier than January 1 of such subsequent calendar year;

(ii) pay on behalf of the Executive, in accordance with the Company’s regular payroll practices, on a monthly basis an amount equal to (a) one hundred (100) percent of the Executive’s monthly health and dental COBRA premiums for the Executive and his dependents, if any, if the Executive properly elects to continue health and dental insurance under COBRA and (b) pay to the Executive on the first business day of each applicable month one hundred (100) percent of the cost of the monthly premiums paid by the Company to the insurance companies for life insurance and disability insurance for the Executive in the month preceding the Executive’s termination of employment, such payments under subsections (a) and (b) to continue until the earlier of (x) twenty four (24) months after the termination of the Executive’s employment and (y) the last day of the first month that the Executive is eligible for other employer-sponsored health coverage. Notwithstanding the foregoing, to the extent such payments are reimbursement to the Executive of medical expenses incurred by the Executive as described in Reg. §1.409A-1(b)(9)(v)(B), reimbursements may not be made beyond the period of time during which the Executive would be entitled (or would, but for such arrangement, be entitled) to COBRA continuation coverage under a group health plan of the Company;

(iii) pay the Executive a lump sum payment in an amount equal to a pro rata payment of the annual bonus paid or payable for the most recently completed fiscal year, less lawful deductions; such payment shall be paid within ten (10) calendar days following the effective date of the Release required by Section 5.6, but not later than ninety (90) days following termination of employment. Notwithstanding the foregoing, if the ninetieth (90th ) day following the Executive’s termination from employment occurs in the calendar year following the year of the Executive’s termination, then the payment shall be made no earlier than January 1 of such subsequent calendar year; and

(iv) accelerate vesting of one hundred (100) percent of all of the Executive’s outstanding unvested stock options and restricted stock.

5.6 Release of Claims as a Condition of Payment.  Notwithstanding any provision of this Agreement to the contrary, the Company’s obligation to provide the payments and benefits under Sections 5.2, 5.3, 5.4, and 5.5 is conditioned upon the Executive’s, or the Executive’s estate, execution of a severance agreement and full release of all claims against the Company and all affiliated persons and entities, drafted by and satisfactory to counsel for the Company (the “Release”) and the Executive’s compliance with Sections 7 and 8 of this Agreement. The Release shall include clauses covering confidentiality, non-disparagement, cooperation, and non-admissions, among other terms, all in a form acceptable to the Company. If the Executive chooses not to execute such a release or fails to comply with those Sections, then the Company’s obligation to compensate the Executive ceases on the effective termination date except as to base salary up through the termination date. The Release shall be provided to the Executive within thirty (30) days of the Executive’s separation from service and the Executive must execute it within the time period specified in the Release (which shall not be longer than forty-five (45) days from the date of receipt). Such Release shall not be effective until any applicable revocation period specified therein has expired.

6. Vesting of Stock Upon a Change of Control.  One hundred (100) percent of the Executive’s outstanding unvested stock options and restricted stock will vest on a Change of Control (as defined in Section 21).

7. Non-Compete.

(a) During Executive’s employment with the Company and for a period of time (as defined in Section 7(g) below) following the cessation thereof (whether voluntary or involuntary and regardless of the reason for, or party initiating, the termination), the Executive will not engage in any of the following on his own behalf or in any capacity on another’s behalf:

(i) engage in any business activity (or assist others to engage in any business activity) that directly competes with the Company; or

(ii) have any interest in any business that directly competes with the Company; or

(iii) be employed (or otherwise engaged) in (A) a management capacity, (B) other capacity providing the same or similar services which Executive provided to the Company, or (C) any capacity connected with competitive business activities, by any person or entity that engages in the same, similar or otherwise competitive business as the Company.

The restrictions set forth in subparagraphs 7(a)(i)-(iii) shall apply in the following severable geographic areas: (i) the Raleigh-Cary-Durham-Chapel Hill, NC metropolitan areas; (ii) any city, metropolitan area, county, state (or similar political subdivisions in foreign countries) in which the Company is located or does or, during the last twelve (12) months of Executive’s employment with the Company, did business; (iii) any city, metropolitan area, county, or state (or similar political subdivisions in foreign countries) in which Executive’s services were provided, or for which Executive had responsibility, or in which Executive worked on Company projects, during the last twelve (12) months of Executive’s employment with the Company; or (iv) the entire United States of America and its territories.

(b) During Executive’s employment with the Company and for a period of one (1) year following the cessation thereof (whether voluntary or involuntary and regardless of the reason for, or party initiating, the termination), Executive will not engage in any of the following on his own behalf or in any capacity on another’s behalf, directly or indirectly:

(i) solicit, persuade, induce, encourage or attempt to solicit, persuade, induce or encourage any person to leave his or her employment with the Company or to refrain from providing services to the Company; or

(ii) induce or attempt to induce (including, without limitation, by soliciting business from), or otherwise encourage or assist, any customer, client, or business relation of the Company with which Executive had contact on behalf of the Company (A) to cease doing business with the Company or reduce the level of business it conducts with the Company, or (B) to purchase or promote any prescription pharmaceutical product that competes directly with the Company’s products for the treatment of any indication for which the Company has received United States Food and Drug Administration (“FDA”) approval or for an indication which the Company’s products are being developed or may be developed.

Upon cessation of Executive’s employment with the Company, the Executive will sever all marketing and sales relationships with customers of the Company and Executive agrees that any attempt to retain these customers for his or her own or another’s benefit will be a material breach of this Agreement.

(c) The Executive agrees that, if requested by the Company in writing, he will give notice to the Company of each new business activity he plans to undertake during the non-competition period, at least ten (10) business days prior to beginning any such activity. The notice shall state the name and address of the individual, corporation, association or other entity or organization (“Entity”) for whom such activity is undertaken and the name of the Executive’s business relationship or position with the entity. The Executive further agrees to provide the Company with other pertinent information concerning such business activity as the Company may reasonably request in order to determine the Executive’s continued compliance with his obligations under this Agreement. The Executive agrees that, if requested by the Company in writing, he will provide a copy of Section 7 and 8 of this Agreement to all persons and Entities with whom he seeks to be hired or do business before accepting employment or engagement with any of them.

(d) If any restriction set forth in this Section 7 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

(e) The Executive acknowledges that the restrictions contained in this Section are necessary for the protection of the business and goodwill of the Company and in light of, among other things, the highly competitive market in which the Company operates. The Executive agrees that any breach of this Section will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief without posting a bond.

(f) If the Executive violates the provisions of this Section 7, he shall continue to be held by the restrictions set forth in this Section, until a period equal to the period of restriction has expired without any violation.

(g) The terms of this Section 7 shall remain in effect as follows:

(i) In the event of termination pursuant to Section 5.4 of this Agreement, the Executive will not engage in any of the above-listed activities for a period of one and a half (1.5) years.

(ii) In the event of termination pursuant to Section 5.5 of this Agreement, the Executive will not engage in any of the above-listed activities for a period of two (2) years.

(iii) In the event of termination pursuant to Sections 5.1, 5.2, 5.3 of this Agreement, the Executive will not engage in any of the above-listed activities for a period of one (1) year.

8. Proprietary Information and Developments.

8.1. Proprietary Information.

(a) The Executive agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company’s business or financial affairs (collectively, “Proprietary Information”) is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, and customer and supplier lists. Executive will disclose Proprietary Information solely to employees, officers, and directors of the Company and only on a need-to-know basis and will use the same solely for purposes of performing Executive’s duties and responsibilities on behalf of Company as described in Section 2 hereof, unless otherwise permitted by prior written approval of an officer of the Company. Developments (defined in Section 8.2(a) below) shall constitute Proprietary Information of Company for all purposes hereunder.

(b) The Executive agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Executive or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Executive only in the performance of his duties for the Company.

(c) The Executive agrees that his obligations set forth in paragraphs (a) and (b) above also extend to such types of information, know-how, records and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Executive in the course of the Company’s business.

8.2. Developments.

(a) The Executive will make full and prompt disclosure to the Company of all inventions, discoveries, processes, methods, developments, software, and works of authorship, whether or not patentable or copyrightable, which are created, made, conceived or reduced to practice by the Executive or under his direction or jointly with others during his employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which, along with all improvements, modifications, and derivative works thereof and thereto and all proprietary know-how and other information associated therewith, are collectively referred to in this Agreement as “Developments”).

(b) The Executive agrees to irrevocably and unconditionally assign, and does hereby irrevocably and unconditionally assign, to the Company (or any person or entity designated by the Company) and to forever waive and never assert any and all his right, title and interest in and to all Developments and all related patents, patent applications, copyrights, copyright registration applications, and other intellectual property rights and moral rights associated therewith. The rights assigned to Company herein shall include, without limitation, the rights (i) to bring claims and causes of action for damages and other relief by reason of all past and future infringements, misappropriations, or other violations of any and all rights under such Developments; (ii) to collect and enjoy damages, benefits, and other remedies resulting therefrom; and (iii) to charge and collect royalties or other payments arising out of or relating to the grant of licenses or similar rights under any such Developments.

(c) The Executive agrees to cooperate fully with the Company, both during and after his employment with the Company, with respect to the prosecution, procurement, maintenance and enforcement and/or defense of patents, trademarks, copyrights, trade secrets and other means for protection of the Developments (both in the United States and foreign countries). Executive shall sign all papers, including, without limitation, copyright registration applications, patent applications, declarations, oaths, formal assignments, assignment of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development. The Executive shall further execute and deliver all such instruments and take all other actions as in the opinion of the Company and its counsel shall be appropriate to vest in the Company (or in such person as the Company may specify) all right, title and interest in said Developments and any patents, trademarks, copyrights, trade secrets and other intellectual property rights associated therewith.

(d) Whenever requested to do so by the Company, both during and after his employment with the Company, and at the expense of the Company, the Executive shall cooperate fully and assist the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future in connection with (i) any litigation commenced by the Company against third parties, (ii) any litigation commenced by a third party against the Company and (iii) any administrative hearing or administrative proceeding involving the Company. The Executive’s full cooperation in connection with any claims, actions or administrative proceedings shall include, but not be limited to, his being available to meet with the Company’s counsel to prepare for trial, discovery or an administrative hearing and to act as a witness when requested by the Company at reasonable times designated by the Company.

(e) The Executive hereby irrevocably appoints the Company to be his attorney in fact and, in his name and on his behalf, to execute all such instruments and take all other actions and generally to use his name for the purpose of providing to the Company the full benefit of the provisions of this Section 8 of the Agreement.

(f) The Executive hereby waives and quitclaims to the Company any and all claims, of any nature, which the Executive now or may hereafter have for infringement, misappropriation, or other violation of any Development assigned hereunder to the Company.

(g) The Executive acknowledges and agrees that all original works of authorship which are created by the Executive (solely or jointly with others) within the scope of Executive’s employment and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act (17 U.S.C. Section 101).

(h) The Executive represents and warrants that to the extent applicable, the Executive has provided to the Company a list entitled “List of Inventions,” that is a true and complete list of all inventions, discoveries, methods, processes, developments, software, and works of authorship, whether or not patentable or copyrightable, which were created, made, conceived or reduced to practice by the Executive, whether solely or jointly with others, prior to his employment by the Company (collectively, “Inventions”). Any improvements to or derivative works of any such Inventions, whether or not patentable or copyrightable and whether or not reduced to practice, conceived or created after commencement of the Executive’s employment by the Company shall constitute Developments for all purposes hereunder to the extent arising out of or relating to any use of or other reliance on any Proprietary Information by or on behalf of the Executive.

8.3.  Other Agreements.  Other than as previously disclosed to the Company by the Executive in writing, the Executive hereby represents that he is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. The Executive further represents that his performance of all the terms of this Agreement and as an Executive of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company.

9. Other Severance Arrangements.  The benefits under this Agreement will be provided in lieu of benefits under any severance plan of the Company or under the Executive’s offer letter. The Executive acknowledges and agrees that the acceleration of vesting of stock options and restricted stock under this Agreement is in lieu of any acceleration of vesting of stock options and restricted stock upon a change of control under the Company’s current and any future stock option plans, including but not limited to, the Company’s 2000 Equity Incentive Plan, 2003 Stock Incentive Plan, 2004 Stock Incentive Plan, the Cornerstone BioPharma Holdings, Inc. 2005 Stock Option Plan, and the Cornerstone BioPharma Holdings, Inc. 2005 Stock Incentive Plan, each as amended from time to time.

10. Lock-Up.  The Executive shall be subject to the lock up as set forth in that certain Stockholders Agreement with the Company dated as of the date hereof.

11. Mitigation.  The Executive has no obligation to mitigate amounts payable under the Agreement by seeking other employment.

12. Notices.  All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 12.

13. Pronouns.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

14. Entire Agreement.  This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof, and this Agreement supersedes and renders null and void any and all prior oral or written agreements, understandings or commitments pertaining to the subject matter hereof. The parties agree and acknowledge that the Prior Agreement, the Proprietary Information, Inventions, Non-competition, and Non-solicitation Agreement, dated as of March 1, 2006 between Cornerstone BioPharma, Inc. and the Executive and the Executive and the Executive Retention Agreement, dated as of February 8, 2006, between Cornerstone BioPharma, Inc. and the Executive are hereby cancelled and shall have no further force or effect. To the extent this Agreement is inconsistent or conflicts with any other agreement entered into between Executive and the Company, including any option or restricted stock award agreements, this Agreement shall control.

15. Amendment.  This Agreement may be amended or modified only by a written instrument executed by both the Company and the Executive.

16. Governing Law.  This Agreement shall be interpreted and enforced in accordance with the laws of the State of North Carolina without regard to conflict of laws provisions. Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the State of North Carolina (or, if appropriate, a federal court located within the State of North Carolina) and the Company and the Executive each consents to the jurisdiction of such a court.

17. Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Executive are personal and shall not be assigned by the Executive.

18. Dispute Resolution.  Any claim or controversy arising out of or relating to this Agreement, or any breach thereof, or otherwise arising out of or relating to the Executive’s employment, compensation and benefits with the Company or the termination thereof including any claim for discrimination under any local, state or federal employment discrimination law, except as specifically excluded herein, shall be brought in any court having jurisdiction thereof. Both the Company and the Executive expressly waive any right that any party either has or may have to a jury trial of any dispute arising out of or in any way related to the Executive’s employment with or termination from the Company. The Executive expressly acknowledges and agrees that he hereby waives any right to claim or recover punitive damages.

19. Acknowledgment.  THE EXECUTIVE ACKNOWLEDGES THAT HE HAS HAD A REASONABLE PERIOD SUFFICIENT TO STUDY, UNDERSTAND AND CONSIDER THIS AGREEMENT, THAT HE HAS HAD AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL OF HIS CHOICE, THAT HE HAS READ THIS AGREEMENT AND UNDERSTANDS ALL OF ITS TERMS, THAT HE IS ENTERING INTO AND SIGNING THIS AGREEMENT KNOWINGLY AND VOLUNTARILY, AND THAT IN DOING SO HE IS NOT RELYING UPON ANY STATEMENTS OR REPRESENTATIONS BY THE COMPANY OR ITS AGENTS.

20. Miscellaneous.

20.1. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

20.2. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

20.3. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

20.4. Nothing in this Agreement should be construed to create a trust or to establish or evidence Executive’s claim of any right to payment other than as an unsecured general creditor with respect to any payment to which Executive may be entitled.

20.5. The provisions of Sections 7 and 8 shall survive the termination of this Agreement.

20.6. Upon termination of Executive’s employment by the Company for any reason whatsoever whether voluntarily or involuntarily, or at any other time upon the Company’s request, Executive agrees to promptly return to the possession of the Company any materials or copies thereof, in hard copy or electronically, containing and/or pertaining to Proprietary Information relating to the Company or any of its subsidiaries or affiliates and shall not take any material or copies thereof from the possession of the Company, or destroy any such materials. In addition, Executive shall also return to the Company all Company property and equipment in the Executive’s possession or control, including but not limited to, all documents, product samples, tapes, notes, computer files, equipment, phone, facsimile, printer, computer, physician lists, employee lists, lab notebooks, files, computer equipment, security badges, telephone calling cards, credit cards, and other information or materials (and all copies) which contain confidential, proprietary or non-public information of the Company. The Executive further agrees to leave intact all electronic Company documents on the Company’s servers or computers, including those which Executive developed or helped develop during Executive’s employment. Executive further agrees to promptly return or make available to the Company or its agents any motor vehicle provided to Executive by the Company.

21. Definitions.

21.1. For the purposes of this Agreement, “Cause” for termination shall be deemed to exist upon (a) the Executive’s use of alcohol or narcotics which proximately results in the willful material breach or habitual willful neglect of the Executive’s duties under this Agreement; (b) the Executive’s criminal conviction of fraud, embezzlement, misappropriation of assets, or the Executive’s conviction of any felony or other crime that brings embarrassment to the Company, but in no event traffic or similar violations; (c) any act of the Executive constituting willful misconduct which is materially detrimental to the Company’s best interests, including but not limited to misappropriation of, or intentional damage to, the funds, property or business of the Company; (d) the Executive’s material violation of the Company’s policies, including but not limited to violations of the Company’s policies prohibiting harassment or discrimination; or (e) the Executive’s willful Material Breach (as defined below) of this Agreement, if such willful Material Breach is not cured by the Executive within thirty (30) days after the Company’s written notice thereof specifying the nature of such willful Material Breach. “Material Breach” shall mean (x) the substantial and continual willful nonperformance of the Executive’s material duties under this Agreement resulting from the Executive’s gross negligence or willful misconduct which the Board reasonably determines has resulted in material injury to the Company or (y) the breach of Section 7 or Section 8 of this Agreement.

21.2. For purposes of this Agreement, a “Change of Control” shall mean:

(a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (as defined below)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); or

(b) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of the Employment Agreement by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(c) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Voting Securities immediately prior to such Business Combination and (y) no Person (excluding any Executive benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(d) the liquidation or dissolution of the Company.

21.3. For purposes of this Agreement, a “Change of Control Period” shall consist of the period from three (3) months before until three (3) months after the date on which a Change of Control occurs.

21.4. As used in this Agreement, the term “Disability” means, with respect to the Executive, that the Executive is unable to perform the essential functions of his position with a reasonable accommodation if necessary by reason of any medically determinable physical or mental impairment. A determination of Disability shall be agreed upon by a physician satisfactory to the Executive and a physician selected by the Company, provided that if these physicians do not agree, the Executive and the Company shall each select a physician and these two together shall select a third physician, whose determination as to Disability shall be binding on all parties.

21.5. As used in this Agreement, the term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

21.6. For purposes of this Agreement, “Good Reason” shall be deemed to exist upon (a) any material reduction in the annual base compensation payable to the Executive (but exclusive of any Target Cash Bonus, annual equity award or other similar cash bonus or equity plans for this purpose); (b) the relocation of the place of business at which the Executive is principally located to a location that is greater than thirty (30) miles from its current location; (c) the failure of the Company to comply with a material term of this Agreement; or (d) a material reduction in Executive’s level of responsibility to that which is not consistent with to the position of the Company’s Chief Executive Officer, so long as notice of the Good Reason condition is given within thirty (30) days of the condition’s initial existence, the Company is given thirty (30) days to remedy the condition, and the termination from employment occurs within ninety (90) days following the initial existence of one or more Good Reason conditions. By way of clarification, any change in ownership of the outstanding capital stock of the Company, including but not limited to, the fact that the Company is no longer registered pursuant to Section 12 of the Securities Act of 1933, as amended, shall not constitute a “good reason” within the context of this Agreement.

21.7. For purposes of this Agreement, “pro rata payment” shall be deemed to mean the calculation of a payment by the Company based on the proportion of the calendar year completed, based on the nearest whole number of months of Executive’s employment (for illustrative purposes only, if Executive was terminated without Cause by the Company on April 13th of a given year, Executive would be entitled to 1/4 of his Target Cash Bonus for such year under Section 5.4(iii)).

22. Non-Disparagement.  The Executive understands and agrees that as a condition to him of the monetary consideration provided in connection with this Agreement, during the term of the Agreement and after the termination of his employment with the Company for any reason, he shall not make any false, disparaging or derogatory statements in public or private to any person or media outlet regarding the Company or any of its directors, officers, employees, agents, or representatives or the Company’s business affairs and financial condition. Nothing in this Section shall prohibit the Executive from communicating or testifying truthfully (i) to the extent required or protected by law, (ii) to any federal, state, or local governmental agency, or (iii) in response to a subpoena to testify issued by a court of competent jurisdiction.

23. Section 409A.

23.1 Parties’ Intent.  The parties intend that the provisions of this Agreement comply with the provisions of Section 409A and all provisions of this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. If any provision of this Agreement (or of any award of compensation, including equity compensation or benefits) would cause the Executive to incur any additional tax or interest under Section 409A, the Company shall, upon the specific request of the Executive, use its reasonable business efforts to in good faith reform such provision to comply with Section 409A; provided, that to the maximum extent practicable, the original intent and economic benefit to the Executive and the Company of the applicable provision shall be maintained, and the Company shall have no obligation to make any changes that could create any additional economic cost or loss of benefit to the Company. The Company shall timely use its reasonable business efforts to amend any plan or program in which the Executive participates to bring it in compliance with Section 409A. Notwithstanding the foregoing, the Company shall have no liability with regard to any failure to comply with Section 409A so long as it has acted in good faith with regard to compliance therewith.

23.2 Separation from Service.  A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination also constitutes a “Separation from Service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment,” “separation from service” or like terms shall mean Separation from Service.

23.3 Separate Payments.  Each installment payment required under this Agreement shall be considered a separate payment for purposes of Section 409A.

23.4 Delayed Distribution to Key Employees.  If the Company determines in accordance with Sections 409A and 416(i) of the Code and the regulations promulgated thereunder, in the Company’s sole discretion, that the Executive is a Key Employee of the Company on the date the Executive’s employment with the Company terminates and that a delay in benefits provided under this Agreement is necessary to comply with Code Section 409A(A)(2)(B)(i), then any severance payments and any continuation of benefits or reimbursement of benefit costs provided by this Agreement, and not otherwise exempt from Section 409A, shall be delayed for a period of six (6) months following the date of termination of the Executive’s employment (the “409A Delay Period”). In such event, any severance payments and the cost of any continuation of benefits provided under this Agreement that would otherwise be due and payable to the Executive during the 409A Delay Period shall be paid to the Executive in a lump sum cash amount in the month following the end of the 409A Delay Period. For purposes of this Agreement, “Key Employee” shall mean an employee who, on an Identification Date (“Identification Date” shall mean each December 31) is a key employee as defined in Section 416(i) of the Code without regard to paragraph (5) thereof. If the Executive is identified as a Key Employee on an Identification Date, then the Executive shall be considered a Key Employee for purposes of this Agreement during the period beginning on the first April 1 following the Identification Date and ending on the following March 31.

24. Parachutes.  If all, or any portion, of the payments provided under this Agreement, either alone or together with other payments and benefits which the Executive receives or is entitled to receive from the Company or an affiliate, would constitute an excess “parachute payment” within the meaning of Section 280G of the Code, the payments and benefits provided under this Agreement shall be reduced to the extent necessary so that no portion thereof shall fail to be tax-deductible under Section 280G of the Code.

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SIGNATURE PAGE TO EXECUTIVE EMPLOYMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

CORNERSTONE THERAPEUTICS INC.

By:	/s/ Craig A. Collard
Name:     Craig A. Collard

Title:	President and Chief Executive Officer

EXECUTIVE

/s/  Craig A. Collard
Craig A. Collard

AMENDED AND RESTATED
EXECUTIVE EMPLOYMENT AGREEMENT

This AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of May 6, 2009, by and between Cornerstone Therapeutics Inc., a Delaware corporation (the “Company”), and Steven M. Lutz (the “Executive”). This Agreement shall be effective on the Closing Date (as such term is defined in the Stock Purchase Agreement, dated the same date as this Agreement, between the Company and Chiesi Farmaceutici SpA (the “Effective Date”).

WHEREAS, the Executive is currently employed by Cornerstone Biopharma, Inc. pursuant to the terms of an employment agreement between the Company and the Executive dated as of March 1, 2006 (the “Prior Agreement”);

WHEREAS, the Company desires to continue such employment relationship and enter into this Agreement, which will supersede the Prior Agreement, the Proprietary Information, Inventions, Non-competition, and Non-solicitation Agreement, dated as of March 1, 2006, between Cornerstone BioPharma, Inc. and the Executive, and the Agreement Regarding Employment, Employee Duties, Ownership of Employee Developments, and Confidentiality, dated as of July 13, 2004, between Cornerstone Pharmaceuticals, Inc. and the Executive, and set forth the terms and conditions under which the Executive will continue to serve the Company and its affiliates; and

WHEREAS, the Executive wishes to continue his employment with the Company on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereto agree as follows:

1. Term of Employment.  The Company hereby agrees to employ the Executive, and the Executive hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on the Effective Date (the “Commencement Date”) and ending on the one year anniversary of the Effective Date (the “Initial Term”) unless renewed or sooner terminated in accordance with the provisions of this Section 1 or Section 4, respectively. Upon each subsequent anniversary of the Commencement Date, the term of this Agreement shall automatically extend for an additional year (such period, including the Initial Term and as it may be extended, the “Employment Period”) unless (i) either the Company or the Executive gives at least ninety (90) days notice of non-renewal prior to such anniversary or (ii) the Agreement is terminated in accordance with the provisions of Section 4.

2. Title; Capacity.  The Executive shall serve as Executive Vice President, Manufacturing and Trade and in such other position as the Company or its Board of Directors (the “Board”) may determine from time to time. The Executive shall be based at the Company’s office in Cary, North Carolina. The Executive shall be subject to the supervision of, and shall have such authority as is delegated to him by, the President and Chief Executive Officer of the Company or his designee.

The Executive hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the President and Chief Executive Officer or his designee shall from time to time reasonably assign to him. The Executive agrees to devote his entire business time, attention and energies to the business and interests of the Company during the Employment Period; provided, however, that the Executive may serve as a consultant or a member of an advisory board or a board of directors with the prior consent of the Board. The Executive agrees to abide by any rules, regulations, instructions, personnel practices and policies of the Company that are applicable to him and any changes therein that may be adopted from time to time by the Company.

3. Compensation and Benefits.

3.1. Salary.  The Company shall pay the Executive a base salary for the year starting January 1, 2009 in accordance with its regular payroll practices at an annualized rate of $260,000, less lawful deductions. Such salary shall be subject to adjustment thereafter as determined by the Board.

3.2. Annual Target Cash Bonus.  The Executive shall be eligible to receive an annual target cash bonus of up to forty (40) percent of his then annual base salary (“Target Cash Bonus”). The Board (or a committee thereof) shall determine the amount of the actual award, if any, based on overall corporate performance and individual performance. Actual awards may be greater than or less than the Executive’s Target Cash Bonus, depending in part upon the extent to which actual performance exceeds or falls below the performance goals. Any bonus shall be paid in a single lump sum, subject to lawful deductions, at such time as bonuses are regularly paid to senior executives of the Company, but in any event such bonus shall be paid on or before March 15 of the year following the year to which the bonus relates. Except as may be expressly provided below, the Executive must be employed on the date that the bonus is paid to be eligible for any Target Cash Bonus. Each cash bonus award that may become payable shall be paid solely from the general assets of the Company.

3.3. Annual Target Equity Awards.  The Executive hereby agrees that he shall not be eligible to receive any annual equity awards, unless otherwise approved by the Board or a committee thereof.

3.4. Fringe Benefits.  The Executive shall be entitled to participate in all bonus and benefit programs (excluding the Company’s Cash Bonus Program for Employees (Other than Executive Officers)) that the Company establishes and makes available to its employees or executives, if any, to the extent that the Executive’s position, tenure, salary, age, health and other qualifications make him eligible to participate; provided, however, the Executive’s participation is subject to the applicable terms, conditions and eligibility requirements of these plans as they may exist from time to time. The Executive shall be entitled to four (4) weeks of paid vacation per year, accrued at a rate of 1.67 days per month, and, if requested in writing by the Chief Executive Officer, such vacation time shall be taken at such times as may be approved by the Chief Executive Officer or his designee. Accrued but unused vacation at the end of each year will not carry over to the next year.

3.5. Reimbursement of Expenses.  The Company shall reimburse the Executive for all reasonable travel, entertainment and other expenses incurred or paid by the Executive in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, in accordance with the Company’s expense reimbursement policy, including the Executive’s presentation of documentation, expense statements, vouchers and/or such other supporting information as the Company may request, provided, however, that the amount available for such travel, entertainment and other expenses may be fixed in advance by the Board. Notwithstanding the foregoing, (i) the expenses eligible for reimbursement in any particular taxable year may not affect the expenses eligible for reimbursement in any other taxable year, (ii) such reimbursement must be made on or before the last day of the year following the year in which the expense was incurred, and (iii) the right to reimbursement is not subject to liquidation or exchange for another benefit.

3.6. Automobile.  While employed by the Company, the Executive shall have full use of that motor vehicle leased by the Company the Executive is currently using, whether for business or personal uses. Both a valid driver’s license and an acceptable motor vehicle record are required at all times to operate a Company vehicle. The Company shall pay, or reimburse the Executive for, the lease of financing payments, automobile insurance, taxes and title fees associated with such vehicle. Upon termination of employment with the Company, the Executive will discontinue use of the vehicle and return the vehicle when and as requested by the Company. The Company reserves the right to change or discontinue its Company vehicle program at any time. If such motor vehicle is no longer available, the Executive will receive a monthly car allowance in the amount of $850.

4. Employment Termination.  The employment of the Executive by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

4.1. Expiration of the Employment Period in accordance with Section 1;

4.2. At the election of the Company, for Cause (as defined in Section 20), immediately upon written notice by the Company to the Executive;

4.3. At the election of the Executive, for Good Reason (as defined in Section 20), upon written notice by the Executive to the Company;

4.4. At the election of the Company without Cause during a Change of Control Period (as defined in Section 20) or at the election of the Executive for Good Reason during a Change of Control Period;

4.5. Upon the death or Disability (as defined in Section 20) of the Executive;

4.6. At the election of the Executive, without Good Reason, by providing written notice to the Company; and

4.7. At the election of the Company, without Cause, by providing written notice to the Executive.

5. Effect of Termination.

5.1. Termination for Cause.  In the event the Executive’s employment is terminated for Cause pursuant to Section 4.2, the Company shall pay to the Executive the compensation and benefits otherwise payable to him under Section 3 through the last day of his actual employment by the Company.

5.2. Termination at the Election of the Executive Without Good Reason.  In the event the Executive elects to terminate his employment pursuant to Section 4.6, the Company shall pay the Executive the compensation and benefits otherwise payable to him under Section 3 through the last day of his actual employment by the Company.

5.3. Termination for Death or Disability.  If the Executive’s employment is terminated by death or because of Disability pursuant to Section 4.5, in addition to any disability or life insurance benefits for which the Executive or the estate of the Executive may be eligible, the Company shall pay to the estate of the Executive or to the Executive, as the case may be, the compensation and benefits otherwise payable to him under Section 3 through the last day of his actual employment by the Company. In addition, if the Executive’s employment terminates as a result of his death, the Executive’s estate shall receive an amount equal to a pro rata payment of the annual cash bonus for which he would have been eligible, less lawful deductions, within ten (10) calendar days following the effective date of the Release required by Section 5.6, but not later than ninety (90) days following termination of employment. Notwithstanding the foregoing, if the ninetieth (90th) day following the Executive’s termination from employment occurs in the calendar year following the year of the Executive’s termination, then the payment shall be made no earlier than January 1 of such subsequent calendar year. No other benefits are payable upon the Executive’s termination pursuant to Section 4.5.

5.4. Termination Without Cause or for Good Reason and not during a Change of Control Period.  If the Executive’s employment is terminated without Cause pursuant to Section 4.7, or for Good Reason pursuant to Section 4.3 and such termination does not occur during a Change of Control Period, the Company shall:

(i) pay the Executive a lump sum payment equal to one (1) times his annualized base salary, less lawful deductions, payable within ten (10) calendar days following the effective date of the Release required by Section 5.6 but not later than ninety (90) days following termination of employment. Notwithstanding the foregoing, if the ninetieth (90th) day following the Executive’s termination from employment occurs in the calendar year following the year of the Executive’s termination, then the payment shall be made no earlier than January 1 of such subsequent calendar year;

(ii) pay on behalf of the Executive, in accordance with the Company’s regular payroll practices, on a monthly basis an amount equal to (a) one hundred (100) percent of the Executive’s monthly health and dental COBRA premiums for the Executive and his dependents, if any, if the Executive properly elects to continue health and dental insurance under COBRA and (b) pay to the Executive on the first business day of each applicable month one hundred (100) percent of the cost of the monthly premiums paid by the Company to the insurance companies for life insurance and disability insurance for the Executive in the month preceding the Executive’s termination of employment, such payments under subsections (a) and (b) to continue until the earlier of (x) twelve (12) months after the termination of the Executive’s employment and (y) the last day of the first month that the Executive is eligible for other employer-sponsored health coverage. Notwithstanding the foregoing, to the extent such payments are reimbursement to the Executive of medical expenses incurred by the Executive as described in Reg. § 1.409A-1(b)(9)(v)(B), reimbursements may not be made beyond the period of time during which the Executive would be entitled (or would, but for such arrangement, be entitled) to COBRA continuation coverage under a group health plan of the Company;

(iii) pay the Executive a lump sum payment in an amount equal to a pro rata payment of the Target Cash Bonus for which he was eligible, less lawful deductions; such payment shall be paid within ten (10) calendar days following the effective date of the Release required by Section 5.6, but not later than ninety (90) days following termination of employment. Notwithstanding the foregoing, if the ninetieth (90th) day following the Executive’s termination from employment occurs in the calendar year following the year of the Executive’s termination, then the payment shall be made no earlier than January 1 of such subsequent calendar year; and

(iv) accelerate vesting of all of the Executive’s outstanding unvested stock options and restricted stock by one year.

5.5. Termination Without Cause or for Good Reason during a Change of Control Period.  If the Executive’s employment is terminated without Cause pursuant to Section 4.4, or for Good Reason pursuant to Section 4.4 and such termination occurs during a Change of Control Period, the Company shall:

(i) pay the Executive a lump sum payment equal to one (1) times his annualized base salary, less lawful deductions, payable within ten (10) calendar days following the effective date of the Release required by Section 5.6, but not later than ninety (90) days following termination of employment. Notwithstanding the foregoing, if the ninetieth (90th) day following the Executive’s termination from employment occurs in the calendar year following the year of the Executive’s termination, then the payment shall be made no earlier than January 1 of such subsequent calendar year;

(ii) pay on behalf of the Executive, in accordance with the Company’s regular payroll practices, on a monthly basis an amount equal to (a) one hundred (100) percent of the Executive’s monthly health and dental COBRA premiums for the Executive and his dependents, if any, if the Executive properly elects to continue health and dental insurance under COBRA and (b) pay to the Executive on the first business day of each applicable month one hundred (100) percent of the cost of the monthly premiums paid by the Company to the insurance companies for life insurance and disability insurance for the Executive in the month preceding the Executive’s termination of employment, such payments under subsections (a) and (b) to continue until the earlier of (x) twelve (12) months after the termination of the Executive’s employment and (y) the last day of the first month that the Executive is eligible for other employer-sponsored health coverage. Notwithstanding the foregoing, to the extent such payments are reimbursement to the Executive of medical expenses incurred by the Executive as described in Reg. § 1.409A-1(b)(9)(v)(B), reimbursements may not be made beyond the period of time during which the Executive would be entitled (or would, but for such arrangement, be entitled) to COBRA continuation coverage under a group health plan of the Company;

(iii) pay the Executive a lump sum payment in an amount equal to a pro rata payment of the Target Cash Bonus for which he was eligible, less lawful deductions; such payment shall be paid ten (10) calendar days following the effective date of the Release required by Section 5.6, but not later than ninety (90) days following termination of employment. Notwithstanding the foregoing, if the ninetieth (90th) day following the Executive’s termination from employment occurs in the calendar year following the year of the Executive’s termination, then the payment shall be made no earlier than January 1 of such subsequent calendar year; and

(iv) accelerate vesting of one hundred (100) percent of all of the Executive’s outstanding unvested stock options and restricted stock.

5.6 Release of Claims as a Condition of Payment.  Notwithstanding any provision of this Agreement to the contrary, the Company’s obligation to provide the payments and benefits under Sections 5.2, 5.3, 5.4, and 5.5 is conditioned upon the Executive’s, or the Executive’s estate, execution of a severance agreement and full release of all claims against the Company and all affiliated persons and entities, drafted by and satisfactory to counsel for the Company (the “Release”) and the Executive’s compliance with Sections 7 and 8 of this Agreement. The Release shall include clauses covering confidentiality, non-disparagement, cooperation, and non-admissions, among other terms, all in a form acceptable to the Company. If the Executive chooses not to execute such a release or fails to comply with those Sections, then the Company’s obligation to compensate the Executive ceases on the effective termination date except as to base salary up through the termination date. The Release shall be provided to the Executive within thirty (30) days of the Executive’s separation from service and the Executive must execute it within the time period specified in the Release (which shall not be longer than forty-five (45) days from the date of receipt). Such Release shall not be effective until any applicable revocation period specified therein has expired.

6. Vesting of Stock Upon a Change of Control.  One hundred (100) percent of the Executive’s outstanding unvested stock options and restricted stock will vest on a Change of Control (as defined in Section 20).

7. Non-Compete.

(a) During the Executive’s employment with the Company and for a period of one year following the cessation thereof, the Executive will not engage in any of the following on his own behalf or in any capacity on another’s behalf:

(i) engage in any business activity (or assist others to engage in any business activity) that directly competes with the Company; or

(ii) have any interest in any business that directly competes with the Company; or

(iii) be employed (or otherwise engaged) in (A) a management capacity, (B) other capacity providing the same or similar services which Executive provided to the Company, or (C) any capacity connected with competitive business activities, by any person or entity that engages in the same, similar or otherwise competitive business as the Company.

The restrictions set forth in subparagraphs 7(a)(i) — (iii) shall apply in the following severable geographic areas: (i) the Raleigh-Cary-Durham-Chapel Hill, NC metropolitan areas; (ii) any city, metropolitan area, county, state (or similar political subdivisions in foreign countries) in which the Company is located or does or, during the last twelve (12) months of Executive’s employment with the Company, did business; (iii) any city, metropolitan area, county, or state (or similar political subdivisions in foreign countries) in which Executive’s services were provided, or for which Executive had responsibility, or in which Executive worked on Company projects, during the last twelve (12) months of Executive’s employment with the Company; or (iv) the entire United States of America and its territories.

(b) During Executive’s employment with the Company and for a period of one (1) year following the cessation thereof (whether voluntary or involuntary and regardless of the reason for, or party initiating, the termination), Executive will not engage in any of the following on his own behalf or in any capacity on another’s behalf, directly or indirectly:

(i) solicit, persuade, induce, encourage or attempt to solicit, persuade, induce or encourage any person to leave his or her employment with the Company or to refrain from providing services to the Company; or

(ii) induce or attempt to induce (including, without limitation, by soliciting business from), or otherwise encourage or assist, any customer, client, or business relation of the Company with which Executive had contact on behalf of the Company (A) to cease doing business with the Company or reduce the level of business it conducts with the Company, or (B) to purchase or promote any prescription pharmaceutical product that competes directly with the Company’s products for the treatment of any indication for which the Company has received United States Food and Drug Administration (“FDA”) approval or for an indication which the Company’s products are being developed or may be developed.

Upon cessation of Executive’s employment with the Company, the Executive will sever all marketing and sales relationships with customers of the Company and Executive agrees that any attempt to retain these customers for his or her own or another’s benefit will be a material breach of this Agreement.

(c) The Executive agrees that, if requested by the Company in writing, he will give notice to the Company of each new business activity he plans to undertake during the non-competition period, at least ten (10) business days prior to beginning any such activity. The notice shall state the name and address of the individual, corporation, association or other entity or organization (“Entity”) for whom such activity is undertaken and the name of the Executive’s business relationship or position with the entity. The Executive further agrees to provide the Company with other pertinent information concerning such business activity as the Company may reasonably request in order to determine the Executive’s continued compliance with his obligations under this Agreement. The Executive agrees that, if requested by the Company in writing, he will provide a copy of Section 7 and 8 of this Agreement to all persons and Entities with whom he seeks to be hired or do business before accepting employment or engagement with any of them.

(d) If any restriction set forth in this Section 7 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

(e) The Executive acknowledges that the restrictions contained in this Section are necessary for the protection of the business and goodwill of the Company and in light of, among other things, the highly competitive market in which the Company operates. The Executive agrees that any breach of this Section will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief without posting a bond.

(f) If the Executive violates the provisions of this Section 7, he shall continue to be held by the restrictions set forth in this Section, until a period equal to the period of restriction has expired without any violation.

8. Proprietary Information and Developments.

8.1. Proprietary Information.

(a) The Executive agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company’s business or financial affairs (collectively, “Proprietary Information”) is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, and customer and supplier lists. Executive will disclose Proprietary Information solely to employees, officers, and directors of the Company and only on a need-to-know basis and will use the same solely for purposes of performing Executive’s duties and responsibilities on behalf of Company as described in Section 2 hereof, unless otherwise permitted by prior written approval of an officer of the Company. Developments (defined in Section 8.2(a) below) shall constitute Proprietary Information of Company for all purposes hereunder.

(b) The Executive agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Executive or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Executive only in the performance of his duties for the Company.

(c) The Executive agrees that his obligations set forth in paragraphs (a) and (b) above also extend to such types of information, know-how, records and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Executive in the course of the Company’s business.

8.2. Developments.

(a) The Executive will make full and prompt disclosure to the Company of all inventions, discoveries, processes, methods, developments, software, and works of authorship, whether or not patentable or copyrightable, which are created, made, conceived or reduced to practice by the Executive or under his direction or jointly with others during his employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which, along with all improvements, modifications, and derivative works thereof and thereto and all proprietary know-how and other information associated therewith, are collectively referred to in this Agreement as “Developments”).

(b) The Executive agrees to irrevocably and unconditionally assign, and does hereby irrevocably and unconditionally assign, to the Company (or any person or entity designated by the Company) and to forever waive and never assert any and all his right, title and interest in and to all Developments and all related patents, patent applications, copyrights, copyright registration applications, and other intellectual property rights and moral rights associated therewith. The rights assigned to Company herein shall include, without limitation, the rights (i) to bring claims and causes of action for damages and other relief by reason of all past and future infringements, misappropriations, or other violations of any and all rights under such Developments; (ii) to collect and enjoy damages, benefits, and other remedies resulting therefrom; and (iii) to charge and collect royalties or other payments arising out of or relating to the grant of licenses or similar rights under any such Developments.

(c) The Executive agrees to cooperate fully with the Company, both during and after his employment with the Company, with respect to the prosecution, procurement, maintenance and enforcement and/or defense of patents, trademarks, copyrights, trade secrets and other means for protection of the Developments (both in the United States and foreign countries). Executive shall sign all papers, including, without limitation, copyright registration applications, patent applications, declarations, oaths, formal assignments, assignment of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development. The Executive shall further execute and deliver all such instruments and take all other actions as in the opinion of the Company and its counsel shall be appropriate to vest in the Company (or in such person as the Company may specify) all right, title and interest in said Developments and any patents, trademarks, copyrights, trade secrets and other intellectual property rights associated therewith.

(d) Whenever requested to do so by the Company, both during and after his employment with the Company, and at the expense of the Company, the Executive shall cooperate fully and assist the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future in connection with (i) any litigation commenced by the Company against third parties, (ii) any litigation commenced by a third party against the Company and (iii) any administrative hearing or administrative proceeding involving the Company. The Executive’s full cooperation in connection with any claims, actions or administrative proceedings shall include, but not be limited to, his being available to meet with the Company’s counsel to prepare for trial, discovery or an administrative hearing and to act as a witness when requested by the Company at reasonable times designated by the Company.

(e) The Executive hereby irrevocably appoints the Company to be his attorney in fact and, in his name and on his behalf, to execute all such instruments and take all other actions and generally to use his name for the purpose of providing to the Company the full benefit of the provisions of this Section 8 of the Agreement.

(f) The Executive hereby waives and quitclaims to the Company any and all claims, of any nature, which the Executive now or may hereafter have for infringement, misappropriation, or other violation of any Development assigned hereunder to the Company.

(g) The Executive acknowledges and agrees that all original works of authorship which are created by the Executive (solely or jointly with others) within the scope of Executive’s employment and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act (17 U.S.C. Section 101).

(h) The Executive represents and warrants that to the extent applicable, the Executive has provided to the Company a list entitled “List of Inventions,” that a true and complete list of all inventions, discoveries, methods, processes, developments, software, and works of authorship, whether or not patentable or copyrightable, which were created, made, conceived or reduced to practice by the Executive, whether solely or jointly with others, prior to his employment by the Company (collectively, “Inventions”). Any improvements to or derivative works of any such Inventions, whether or not patentable or copyrightable and whether or not reduced to practice, conceived or created after commencement of the Executive’s employment by the Company shall constitute Developments for all purposes hereunder to the extent arising out of or relating to any use of or other reliance on any Proprietary Information by or on behalf of the Executive.

8.3. Other Agreements.  Other than as previously disclosed to the Company by the Executive in writing, the Executive hereby represents that he is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. The Executive further represents that his performance of all the terms of this Agreement and as an Executive of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company.

9. Other Severance Arrangements.  The benefits under this Agreement will be provided in lieu of benefits under any severance plan of the Company or under the Executive’s offer letter. The Executive acknowledges and agrees that the acceleration of vesting of stock options and restricted stock under this Agreement is in lieu of any acceleration of vesting of stock options and restricted stock upon a change of control under the Company’s current and any future stock option plans, including but not limited to, the Company’s 2000 Equity Incentive Plan, 2003 Stock Incentive Plan, 2004 Stock Incentive Plan, the Cornerstone BioPharma Holdings, Inc. 2005 Stock Option Plan, and the Cornerstone BioPharma Holdings, Inc. 2005 Stock Incentive Plan, each as amended from time to time.

10. Mitigation.  The Executive has no obligation to mitigate amounts payable under the Agreement by seeking other employment.

11. Notices.  All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 11.

12. Pronouns.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

13. Entire Agreement.  This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof, and this Agreement supersedes and renders null and void any and all prior oral or written agreements, understandings or commitments pertaining to the subject matter hereof. The parties agree and acknowledge that the Prior Agreement, the Proprietary Information, Inventions, Non-competition, and Non-solicitation Agreement, dated as of March 1, 2006, between Cornerstone BioPharma, Inc. and the Executive, and the Agreement Regarding Employment, Employee Duties, Ownership of Employee Developments, and Confidentiality, dated as of July 13, 2004, between Cornerstone Pharmaceuticals, Inc. and the Executive, are hereby cancelled and shall have no further force or effect. To the extent this Agreement is inconsistent or conflicts with any other agreement entered into between Executive and the Company, including any option or restricted stock award agreements, this Agreement shall control.

14. Amendment.  This Agreement may be amended or modified only by a written instrument executed by both the Company and the Executive.

15. Governing Law.  This Agreement shall be interpreted and enforced in accordance with the laws of the State of North Carolina without regard to conflict of laws provisions. Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the State of North Carolina (or, if appropriate, a federal court located within the State of North Carolina) and the Company and the Executive each consents to the jurisdiction of such a court.

16. Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Executive are personal and shall not be assigned by the Executive.

17. Dispute Resolution.  Any claim or controversy arising out of or relating to this Agreement, or any breach thereof, or otherwise arising out of or relating to the Executive’s employment, compensation and benefits with the Company or the termination thereof including any claim for discrimination under any local, state or federal employment discrimination law, except as specifically excluded herein, shall be brought in any court having jurisdiction thereof. Both the Company and the Executive expressly waive any right that any party either has or may have to a jury trial of any dispute arising out of or in any way related to the Executive’s employment with or termination from the Company. The Executive expressly acknowledges and agrees that he hereby waives any right to claim or recover punitive damages.

18. Acknowledgment.  THE EXECUTIVE ACKNOWLEDGES THAT HE HAS HAD A REASONABLE PERIOD SUFFICIENT TO STUDY, UNDERSTAND AND CONSIDER THIS AGREEMENT, THAT HE HAS HAD AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL OF HIS CHOICE, THAT HE HAS READ THIS AGREEMENT AND UNDERSTANDS ALL OF ITS TERMS, THAT HE IS ENTERING INTO AND SIGNING THIS AGREEMENT KNOWINGLY AND VOLUNTARILY, AND THAT IN DOING SO HE IS NOT RELYING UPON ANY STATEMENTS OR REPRESENTATIONS BY THE COMPANY OR ITS AGENTS.

19. Miscellaneous.

19.1. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

19.2. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

19.3. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

19.4. Nothing in this Agreement should be construed to create a trust or to establish or evidence Executive’s claim of any right to payment other than as an unsecured general creditor with respect to any payment to which Executive may be entitled.

19.5. The provisions of Sections 7 and 8 shall survive the termination of this Agreement.

19.6. Upon termination of Executive’s employment by the Company for any reason whatsoever whether voluntarily or involuntarily, or at any other time upon the Company’s request, Executive agrees to promptly return to the possession of the Company any materials or copies thereof, in hard copy or electronically, containing and/or pertaining to Proprietary Information relating to the Company or any of its subsidiaries or affiliates and shall not take any material or copies thereof from the possession of the Company, or destroy any such materials. In addition, Executive shall also return to the Company all Company property and equipment in the Executive’s possession or control, including but not limited to, all documents, product samples, tapes, notes, computer files, equipment, phone, facsimile, printer, computer, physician lists, employee lists, lab notebooks, files, computer equipment, security badges, telephone calling cards, credit cards, and other information or materials (and all copies) which contain confidential, proprietary or non-public information of the Company. The Executive further agrees to leave intact all electronic Company documents on the Company’s servers or computers, including those which Executive developed or helped develop during Executive’s employment. Executive further agrees to promptly return or make available to the Company or its agents any motor vehicle provided to Executive by the Company.

20. Definitions.

20.1. For the purposes of this Agreement, “Cause” for termination shall be deemed to exist upon (a) the Executive’s use of alcohol or narcotics which proximately results in the willful material breach or habitual willful neglect of the Executive’s duties under this Agreement; (b) the Executive’s criminal conviction of fraud, embezzlement, misappropriation of assets, or the Executive’s conviction of any felony or other crime that brings embarrassment to the Company, but in no event traffic or similar violations; (c) any act of the Executive constituting willful misconduct which is materially detrimental to the Company’s best interests, including but not limited to misappropriation of, or intentional damage to, the funds, property or business of the Company; (d) the Executive’s material violation of the Company’s policies, including but not limited to violations of the Company’s policies prohibiting harassment or discrimination; or (e) the Executive’s willful Material Breach (as defined below) of this Agreement, if such willful Material Breach is not cured by the Executive within thirty (30) days after the Company’s written notice thereof specifying the nature of such willful Material Breach. “Material Breach” shall mean (x) the substantial and continual willful nonperformance of the Executive’s material duties under this Agreement resulting from the Executive’s gross negligence or willful misconduct which the Board reasonably determines has resulted in material injury to the Company or (y) the breach of Section 7 or Section 8 of this Agreement.

20.2. For purposes of this Agreement, a “Change of Control” shall mean:

(a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (as defined below)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); or

(b) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of the Employment Agreement by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(c) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Voting Securities immediately prior to such Business Combination and (y) no Person (excluding any Executive benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(d) the liquidation or dissolution of the Company.

20.3. For purposes of this Agreement, a “Change of Control Period” shall consist of the period from three (3) months before until three (3) months after the date on which a Change of Control occurs.

20.4. As used in this Agreement, the term “Disability” means, with respect to the Executive, that the Executive is unable to perform the essential functions of his position with a reasonable accommodation if necessary by reason of any medically determinable physical or mental impairment. A determination of Disability shall be agreed upon by a physician satisfactory to the Executive and a physician selected by the Company, provided that if these physicians do not agree, the Executive and the Company shall each select a physician and these two together shall select a third physician, whose determination as to Disability shall be binding on all parties.

20.5. As used in this Agreement, the term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

20.6. For purposes of this Agreement, “Good Reason” shall be deemed to exist upon (a) any material reduction in the annual base compensation payable to the Executive (but exclusive of any Target Cash Bonus, annual equity award or other similar cash bonus or equity plans for this purpose); (b) the relocation of the place of business at which the Executive is principally located to a location that is greater than thirty (30) miles from its current location; (c) the failure of the Company to comply with a material term of this Agreement; or (d) a material reduction in Executive’s level of responsibility to that which is not consistent with to the position held by the Executive, as defined in Section 2 herein, so long as notice of the Good Reason condition is given within thirty (30) days of the condition’s initial existence, the Company is given thirty (30) days to remedy the condition, and the termination from employment occurs within ninety (90) days following the initial existence of one or more Good Reason conditions. By way of clarification, any change in ownership of the outstanding capital stock of the Company, including but not limited to, the fact that the Company is no longer registered pursuant to Section 12 of the Securities Act of 1933, as amended, shall not constitute a “good reason” within the context of this Agreement.

20.7. For purposes of this Agreement, “pro rata payment” shall be deemed to mean the calculation of a payment by the Company based on the proportion of the calendar year completed, based on the nearest whole number of months of Executive’s employment (for illustrative purposes only, if Executive was terminated without Cause by the Company on April 13th of a given year, Executive would be entitled to 1/4 of his Target Cash Bonus for such year under Section 5.4(iii)).

21. Non-Disparagement.  The Executive understands and agrees that as a condition to him of the monetary consideration provided in connection with this Agreement, during the term of the Agreement and after the termination of his employment with the Company for any reason, he shall not make any false, disparaging or derogatory statements in public or private to any person or media outlet regarding the Company or any of its directors, officers, employees, agents, or representatives or the Company’s business affairs and financial condition. Nothing in this Section shall prohibit the Executive from communicating or testifying truthfully (i) to the extent required or protected by law, (ii) to any federal, state, or local governmental agency, or (iii) in response to a subpoena to testify issued by a court of competent jurisdiction.

22. Section 409A.

22.1 Parties’ Intent.  The parties intend that the provisions of this Agreement comply with the provisions of Section 409A and all provisions of this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. If any provision of this Agreement (or of any award of compensation, including equity compensation or benefits) would cause the Executive to incur any additional tax or interest under Section 409A, the Company shall, upon the specific request of the Executive, use its reasonable business efforts to in good faith reform such provision to comply with Section 409A; provided, that to the maximum extent practicable, the original intent and economic benefit to the Executive and the Company of the applicable provision shall be maintained, and the Company shall have no obligation to make any changes that could create any additional economic cost or loss of benefit to the Company. The Company shall timely use its reasonable business efforts to amend any plan or program in which the Executive participates to bring it in compliance with Section 409A. Notwithstanding the foregoing, the Company shall have no liability with regard to any failure to comply with Section 409A so long as it has acted in good faith with regard to compliance therewith.

22.2 Separation from Service.  A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination also constitutes a “Separation from Service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment,” “separation from service” or like terms shall mean Separation from Service.

22.3 Separate Payments.  Each installment payment required under this Agreement shall be considered a separate payment for purposes of Section 409A.

22.4 Delayed Distribution to Key Employees.  If the Company determines in accordance with Sections 409A and 416(i) of the Code and the regulations promulgated thereunder, in the Company’s sole discretion, that the Executive is a Key Employee of the Company on the date the Executive’s employment with the Company terminates and that a delay in benefits provided under this Agreement is necessary to comply with Code Section 409A(A)(2)(B)(i), then any severance payments and any continuation of benefits or reimbursement of benefit costs provided by this Agreement, and not otherwise exempt from Section 409A, shall be delayed for a period of six (6) months following the date of termination of the Executive’s employment (the “409A Delay Period”). In such event, any severance payments and the cost of any continuation of benefits provided under this Agreement that would otherwise be due and payable to the Executive during the 409A Delay Period shall be paid to the Executive in a lump sum cash amount in the month following the end of the 409A Delay Period. For purposes of this Agreement, “Key Employee” shall mean an employee who, on an Identification Date (“Identification Date” shall mean each December 31) is a key employee as defined in Section 416(i) of the Code without regard to paragraph (5) thereof. If the Executive is identified as a Key Employee on an Identification Date, then the Executive shall be considered a Key Employee for purposes of this Agreement during the period beginning on the first April 1 following the Identification Date and ending on the following March 31.

23. Parachutes.  If all, or any portion, of the payments provided under this Agreement, either alone or together with other payments and benefits which the Executive receives or is entitled to receive from the Company or an affiliate, would constitute an excess “parachute payment” within the meaning of Section 280G of the Code, the payments and benefits provided under this Agreement shall be reduced to the extent necessary so that no portion thereof shall fail to be tax-deductible under Section 280G of the Code.

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SIGNATURE PAGE TO EXECUTIVE EMPLOYMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

CORNERSTONE THERAPEUTICS INC.

By:	/s/ Craig A. Collard
Name: Craig A. Collard
Title: President and Chief Executive Officer

EXECUTIVE

/s/  Steven M. Lutz
Steven M. Lutz

AMENDED AND RESTATED
EXECUTIVE EMPLOYMENT AGREEMENT

This AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of May 6, 2009, by and between Cornerstone Therapeutics Inc., a Delaware corporation (the “Company”), and David Price (the “Executive”). This Agreement shall be effective on the Closing Date (as such term is defined in the Stock Purchase Agreement, dated the same date as this Agreement between the Company and Chiesi Farmaceutici SpA (the “Effective Date”).

WHEREAS, the Executive is currently employed by the Company pursuant to the terms of an employment agreement between Cornerstone BioPharma, Inc. and the Executive dated as of August 20, 2008 (the “Prior Agreement”);

WHEREAS, the Company desires to continue such employment relationship and enter into this Agreement, which will supersede the Prior Agreement and set forth the terms and conditions under which the Executive will continue to serve the Company and its affiliates; and

WHEREAS, the Executive wishes to continue his employment with the Company on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereto agree as follows:

1. Term of Employment.  The Company hereby agrees to employ the Executive, and the Executive hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on the Effective Date (the “Commencement Date”) and ending on the one year anniversary of the Effective Date (the “Initial Term”) unless renewed or sooner terminated in accordance with the provisions of this Section 1 or Section 4, respectively. Upon each subsequent anniversary of the Commencement Date, the term of this Agreement shall automatically extend for an additional year (such period, including the Initial Term and as it may be extended, the “Employment Period”) unless (i) either the Company or the Executive gives at least ninety (90) days notice of non-renewal prior to such anniversary or (ii) the Agreement is terminated in accordance with the provisions of Section 4.

2. Title; Capacity.  The Executive shall serve as Executive Vice President, Finance, Chief Financial Officer, Treasurer and Assistant Secretary and in such other position as the Company or its Board of Directors (the “Board”) may determine from time to time. The Executive shall be based at the Company’s office in Cary, North Carolina. The Executive shall be subject to the supervision of, and shall have such authority as is delegated to him by, the President and Chief Executive Officer of the Company or his designee.

The Executive hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the President and Chief Executive Officer or his designee shall from time to time reasonably assign to him. The Executive agrees to devote his entire business time, attention and energies to the business and interests of the Company during the Employment Period; provided, however, that the Executive may serve as a consultant or a member of an advisory board or a board of directors with the prior consent of the Board. The Executive agrees to abide by any rules, regulations, instructions, personnel practices and policies of the Company that are applicable to him and any changes therein that may be adopted from time to time by the Company.

3. Compensation and Benefits.

3.1. Salary.  The Company shall pay the Executive a base salary for the year starting January 1, 2009 in accordance with its regular payroll practices at an annualized rate of $288,791, less lawful deductions. Such salary shall be subject to adjustment thereafter as determined by the Board.

3.2. Annual Target Cash Bonus.  The Executive shall be eligible to receive an annual target cash bonus of up to thirty-five (35) percent of his then annual base salary (“Target Cash Bonus”). The Board (or a committee thereof) shall determine the amount of the actual award, if any, based on overall corporate performance and individual performance. Actual awards may be greater than or less than the Executive’s

Target Cash Bonus, depending in part upon the extent to which actual performance exceeds or falls below the performance goals. Any bonus shall be paid in a single lump sum, subject to lawful deductions, at such time as bonuses are regularly paid to senior executives of the Company, but in any event such bonus shall be paid on or before March 15 of the year following the year to which the bonus relates. Except as may be expressly provided below, the Executive must be employed on the date that the bonus is paid to be eligible for any Target Cash Bonus. Each cash bonus award that may become payable shall be paid solely from the general assets of the Company.

3.3. Annual Target Equity Awards.  The Executive shall be eligible to receive an annual target equity award in the form of an option to purchase, in whole or in part, up to fifty thousand (50,000) shares of common stock of the Company in each of the year 2010, 2011 and 2012. The Board (or a committee thereof) shall determine the amount of the actual equity award, if any, based on overall corporate performance and individual performance. Each grant of options under Sections 3.3 and 3.4 shall vest over a four-year period, 25% per year, pursuant to the terms of the terms of the Company Stock Plan.

3.4. Grant of Options.   Effective as of the date hereof, the Executive shall be granted an option to purchase, in whole or in part, fifty thousand (50,000) shares common stock. The option shall be on such terms and conditions as are described on Appendix A hereto.

3.5. Fringe Benefits.  The Executive shall be entitled to participate in all bonus and benefit programs (excluding the Company’s Cash Bonus Program for Employees (Other than Executive Officers)) that the Company establishes and makes available to its employees or executives, if any, to the extent that the Executive’s position, tenure, salary, age, health and other qualifications make him eligible to participate; provided, however, the Executive’s participation is subject to the applicable terms, conditions and eligibility requirements of these plans as they may exist from time to time. The Executive shall be entitled to four (4) weeks of paid vacation per year, accrued at a rate of 1.67 days per month, and, if requested in writing by the Chief Executive Officer, such vacation time shall be taken at such times as may be approved by the Chief Executive Officer or his designee. Accrued but unused vacation at the end of each year will not carry over to the next year.

3.6. Reimbursement of Expenses.  The Company shall reimburse the Executive for all reasonable travel, entertainment and other expenses incurred or paid by the Executive in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, in accordance with the Company’s expense reimbursement policy, including the Executive’s presentation of documentation, expense statements, vouchers and/or such other supporting information as the Company may request, provided, however, that the amount available for such travel, entertainment and other expenses may be fixed in advance by the Board. Notwithstanding the foregoing, (i) the expenses eligible for reimbursement in any particular taxable year may not affect the expenses eligible for reimbursement in any other taxable year, (ii) such reimbursement must be made on or before the last day of the year following the year in which the expense was incurred, and (iii) the right to reimbursement is not subject to liquidation or exchange for another benefit.

3.7. Car Allowance.  The Executive will receive a monthly car allowance in the amount of $850. Both a valid driver’s license, an acceptable motor vehicle record and personal automobile insurance are required at all times to operate a personal motor vehicle on Company business. The Company reserves the right to change or discontinue its vehicle reimbursement program at any time.

4. Employment Termination.  The employment of the Executive by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

4.1. Expiration of the Employment Period in accordance with Section 1;

4.2. At the election of the Company, for Cause (as defined in Section 21), immediately upon written notice by the Company to the Executive;

4.3. At the election of the Executive, for Good Reason (as defined in Section 21), upon written notice by the Executive to the Company;

4.4. At the election of the Company without Cause during a Change of Control Period (as defined in Section 21) or at the election of the Executive for Good Reason during a Change of Control Period;

4.5. Upon the death or Disability (as defined in Section 21) of the Executive;

4.6. At the election of the Executive, without Good Reason, by providing written notice to the Company; and

4.7. At the election of the Company, without Cause, by providing written notice to the Executive.

5. Effect of Termination.

5.1. Termination for Cause.  In the event the Executive’s employment is terminated for Cause pursuant to Section 4.2, the Company shall pay to the Executive the compensation and benefits otherwise payable to him under Section 3 through the last day of his actual employment by the Company.

5.2. Termination at the Election of the Executive Without Good Reason.  In the event the Executive elects to terminate his employment pursuant to Section 4.6, the Company shall pay the Executive the compensation and benefits otherwise payable to him under Section 3 through the last day of his actual employment by the Company.

5.3. Termination for Death or Disability.  If the Executive’s employment is terminated by death or because of Disability pursuant to Section 4.5, in addition to any disability or life insurance benefits for which the Executive or the estate of the Executive may be eligible, the Company shall pay to the estate of the Executive or to the Executive, as the case may be, the compensation and benefits otherwise payable to him under Section 3 through the last day of his actual employment by the Company. In addition, if the Executive’s employment terminates as a result of his death, the Executive’s estate shall receive an amount equal to a pro rata payment of the annual cash bonus for which he would have been eligible, less lawful deductions, within ten (10) calendar days following the effective date of the Release required by Section 5.6, but not later than ninety (90) days following termination of employment. Notwithstanding the foregoing, if the ninetieth (90th) day following the Executive’s termination from employment occurs in the calendar year following the year of the Executive’s termination, then the payment shall be made no earlier than January 1 of such subsequent calendar year. No other benefits are payable upon the Executive’s termination pursuant to Section 4.5.

5.4. Termination Without Cause or for Good Reason and not during a Change of Control Period.  If the Executive’s employment is terminated without Cause pursuant to Section 4.7, or for Good Reason pursuant to Section 4.3 and such termination does not occur during a Change of Control Period, the Company shall:

(i) pay the Executive a lump sum payment equal to one (1) times his annualized base salary, less lawful deductions, payable within ten (10) calendar days following the effective date of the Release required by Section 5.6 but not later than ninety (90) days following termination of employment. Notwithstanding the foregoing, if the ninetieth (90th) day following the Executive’s termination from employment occurs in the calendar year following the year of the Executive’s termination, then the payment shall be made no earlier than January 1 of such subsequent calendar year;

(ii) pay on behalf of the Executive, in accordance with the Company’s regular payroll practices, on a monthly basis an amount equal to (a) one hundred (100) percent of the Executive’s monthly health and dental COBRA premiums for the Executive and his dependents, if any, if the Executive properly elects to continue health and dental insurance under COBRA and (b) pay to the Executive on the first business day of each applicable month one hundred (100) percent of the cost of the monthly premiums paid by the Company to the insurance companies for life insurance and disability insurance for the Executive in the month preceding the Executive’s termination of employment, such payments under subsections (a) and (b) to continue until the earlier of (x) twelve (12) months after the termination of the Executive’s employment and (y) the last day of the first month that the Executive is eligible for other employer-sponsored health coverage. Notwithstanding the foregoing, to the extent such payments are reimbursement to the Executive of medical expenses incurred by the Executive as described in Reg. § 1.409A-1(b)(9)(v)(B), reimbursements may not be made beyond the period of time during which the Executive would be entitled (or would, but for such arrangement, be entitled) to COBRA continuation coverage under a group health plan of the Company;

(iii) pay the Executive a lump sum payment in an amount equal to a pro rata payment of the Target Cash Bonus for which he was eligible, less lawful deductions; such payment shall be paid within ten (10) calendar days following the effective date of the Release required by Section 5.6, but not later than ninety (90) days following termination of employment. Notwithstanding the foregoing, if the ninetieth (90th) day following the Executive’s termination from employment occurs in the calendar year following the year of the Executive’s termination, then the payment shall be made no earlier than January 1 of such subsequent calendar year; and

(iv) accelerate vesting of all of the Executive’s outstanding unvested stock options and restricted stock by one year.

5.5. Termination Without Cause or for Good Reason during a Change of Control Period.  If the Executive’s employment is terminated without Cause pursuant to Section 4.4, or for Good Reason pursuant to Section 4.4 and such termination occurs during a Change of Control Period, the Company shall:

(i) pay the Executive a lump sum payment equal to one (1) times his annualized base salary, less lawful deductions, payable within ten (10) calendar days following the effective date of the Release required by Section 5.6, but not later than ninety (90) days following termination of employment. Notwithstanding the foregoing, if the ninetieth (90th) day following the Executive’s termination from employment occurs in the calendar year following the year of the Executive’s termination, then the payment shall be made no earlier than January 1 of such subsequent calendar year;

(ii) pay on behalf of the Executive, in accordance with the Company’s regular payroll practices, on a monthly basis an amount equal to (a) one hundred (100) percent of the Executive’s monthly health and dental COBRA premiums for the Executive and his dependents, if any, if the Executive properly elects to continue health and dental insurance under COBRA and (b) pay to the Executive on the first business day of each applicable month one hundred (100) percent of the cost of the monthly premiums paid by the Company to the insurance companies for life insurance and disability insurance for the Executive in the month preceding the Executive’s termination of employment, such payments under subsections (a) and (b) to continue until the earlier of (x) twelve (12) months after the termination of the Executive’s employment and (y) the last day of the first month that the Executive is eligible for other employer-sponsored health coverage. Notwithstanding the foregoing, to the extent such payments are reimbursement to the Executive of medical expenses incurred by the Executive as described in Reg. § 1.409A-1(b)(9)(v)(B), reimbursements may not be made beyond the period of time during which the Executive would be entitled (or would, but for such arrangement, be entitled) to COBRA continuation coverage under a group health plan of the Company;

(iii) pay the Executive a lump sum payment in an amount equal to a pro rata payment of the Target Cash Bonus for which he was eligible, less lawful deductions; such payment shall be paid ten (10) calendar days following the effective date of the Release required by Section 5.6, but not later than ninety (90) days following termination of employment. Notwithstanding the foregoing, if the ninetieth (90th) day following the Executive’s termination from employment occurs in the calendar year following the year of the Executive’s termination, then the payment shall be made no earlier than January 1 of such subsequent calendar year; and

(iv) accelerate vesting of one hundred (100) percent of all of the Executive’s outstanding unvested stock options and restricted stock.

5.6 Release of Claims as a Condition of Payment.   Notwithstanding any provision of this Agreement to the contrary, the Company’s obligation to provide the payments and benefits under Sections 5.2, 5.3, 5.4, and 5.5 is conditioned upon the Executive’s, or the Executive’s estate, execution of a severance agreement and full release of all claims against the Company and all affiliated persons and entities, drafted by and satisfactory to counsel for the Company (the “Release”) and the Executive’s compliance with Sections 7 and 8 of this Agreement. The Release shall include clauses covering confidentiality, non-disparagement, cooperation, and non-admissions, among other terms, all in a form acceptable to the Company. If the Executive chooses not to execute such a release or fails to comply with those Sections, then the Company’s obligation to compensate the Executive ceases on the effective termination date except as to base salary up through the termination date.

The Release shall be provided to the Executive within thirty (30) days of the Executive’s separation from service and the Executive must execute it within the time period specified in the Release (which shall not be longer than forty-five (45) days from the date of receipt). Such Release shall not be effective until any applicable revocation period specified therein has expired.

6. Vesting of Stock Upon a Change of Control.  One hundred (100) percent of the Executive’s outstanding unvested stock options and restricted stock will vest on a Change of Control (as defined in Section 21).

7.	Non-Compete.

(a) During the Executive’s employment with the Company and for a period of one year following the cessation thereof, the Executive will not engage in any of the following on his own behalf or in any capacity on another’s behalf:

(i) engage in any business activity (or assist others to engage in any business activity) that directly competes with the Company; or

(ii) have any interest in any business that directly competes with the Company; or

(iii) be employed (or otherwise engaged) in (A) a management capacity, (B) other capacity providing the same or similar services which Executive provided to the Company, or (C) any capacity connected with competitive business activities, by any person or entity that engages in the same, similar or otherwise competitive business as the Company.

The restrictions set forth in subparagraphs 7(a)(i) — (iii) shall apply in the following severable geographic areas: (i) the Raleigh-Cary-Durham-Chapel Hill, NC metropolitan areas; (ii) any city, metropolitan area, county, state (or similar political subdivisions in foreign countries) in which the Company is located or does or, during the last twelve (12) months of Executive’s employment with the Company, did business; (iii) any city, metropolitan area, county, or state (or similar political subdivisions in foreign countries) in which Executive’s services were provided, or for which Executive had responsibility, or in which Executive worked on Company projects, during the last twelve (12) months of Executive’s employment with the Company; or (iv) the entire United States of America and its territories.

(b) During Executive’s employment with the Company and for a period of one (1) year following the cessation thereof (whether voluntary or involuntary and regardless of the reason for, or party initiating, the termination), Executive will not engage in any of the following on his own behalf or in any capacity on another’s behalf, directly or indirectly:

(i) solicit, persuade, induce, encourage or attempt to solicit, persuade, induce or encourage any person to leave his or her employment with the Company or to refrain from providing services to the Company; or

(ii) induce or attempt to induce (including, without limitation, by soliciting business from), or otherwise encourage or assist, any customer, client, or business relation of the Company with which Executive had contact on behalf of the Company (A) to cease doing business with the Company or reduce the level of business it conducts with the Company, or (B) to purchase or promote any prescription pharmaceutical product that competes directly with the Company’s products for the treatment of any indication for which the Company has received United States Food and Drug Administration (“FDA”) approval or for an indication which the Company’s products are being developed or may be developed.

Upon cessation of Executive’s employment with the Company, the Executive will sever all marketing and sales relationships with customers of the Company and Executive agrees that any attempt to retain these customers for his or her own or another’s benefit will be a material breach of this Agreement.

(c) The Executive agrees that, if requested by the Company in writing, he will give notice to the Company of each new business activity he plans to undertake during the non-competition period, at least ten (10) business days prior to beginning any such activity. The notice shall state the name and address of the individual, corporation, association or other entity or organization (“Entity”) for whom such activity is undertaken and the name of the Executive’s business relationship or position with the entity. The Executive further agrees to provide the Company with other pertinent information concerning such business activity as the Company may reasonably request in order to determine the Executive’s continued compliance with his obligations under this Agreement. The Executive agrees that, if requested by the Company in writing, he will provide a copy of Section 7 and 8 of this Agreement to all persons and Entities with whom he seeks to be hired or do business before accepting employment or engagement with any of them.

(d) If any restriction set forth in this Section 7 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

(e) The Executive acknowledges that the restrictions contained in this Section are necessary for the protection of the business and goodwill of the Company and in light of, among other things, the highly competitive market in which the Company operates. The Executive agrees that any breach of this Section will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief without posting a bond.

(f) If the Executive violates the provisions of this Section 7, he shall continue to be held by the restrictions set forth in this Section, until a period equal to the period of restriction has expired without any violation.

8. Proprietary Information and Developments.

8.1. Proprietary Information.

(a) The Executive agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company’s business or financial affairs (collectively, “Proprietary Information”) is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, and customer and supplier lists. Executive will disclose Proprietary Information solely to employees, officers, and directors of the Company and only on a need-to-know basis and will use the same solely for purposes of performing Executive’s duties and responsibilities on behalf of Company as described in Section 2 hereof, unless otherwise permitted by prior written approval of an officer of the Company. Developments (defined in Section 8.2(a) below) shall constitute Proprietary Information of Company for all purposes hereunder.

(b) The Executive agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Executive or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Executive only in the performance of his duties for the Company.

(c) The Executive agrees that his obligations set forth in paragraphs (a) and (b) above also extend to such types of information, know-how, records and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Executive in the course of the Company’s business.

8.2. Developments.

(a) The Executive will make full and prompt disclosure to the Company of all inventions, discoveries, processes, methods, developments, software, and works of authorship, whether or not patentable or copyrightable, which are created, made, conceived or reduced to practice by the Executive or under his direction or jointly with others during his employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which, along with all improvements, modifications, and derivative works thereof and thereto and all proprietary know-how and other information associated therewith, are collectively referred to in this Agreement as “Developments”).

(b) The Executive agrees to irrevocably and unconditionally assign, and does hereby irrevocably and unconditionally assign, to the Company (or any person or entity designated by the Company) and to forever waive and never assert any and all his right, title and interest in and to all Developments and all related patents, patent applications, copyrights, copyright registration applications, and other intellectual property rights and moral rights associated therewith. The rights assigned to Company herein shall include, without limitation, the rights (i) to bring claims and causes of action for damages and other relief by reason of all past and future infringements, misappropriations, or other violations of any and all rights under such Developments; (ii) to collect and enjoy damages, benefits, and other remedies resulting therefrom; and (iii) to charge and collect royalties or other payments arising out of or relating to the grant of licenses or similar rights under any such Developments.

(c) The Executive agrees to cooperate fully with the Company, both during and after his employment with the Company, with respect to the prosecution, procurement, maintenance and enforcement and/or defense of patents, trademarks, copyrights, trade secrets and other means for protection of the Developments (both in the United States and foreign countries). Executive shall sign all papers, including, without limitation, copyright registration applications, patent applications, declarations, oaths, formal assignments, assignment of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development. The Executive shall further execute and deliver all such instruments and take all other actions as in the opinion of the Company and its counsel shall be appropriate to vest in the Company (or in such person as the Company may specify) all right, title and interest in said Developments and any patents, trademarks, copyrights, trade secrets and other intellectual property rights associated therewith.

(d) Whenever requested to do so by the Company, both during and after his employment with the Company, and at the expense of the Company, the Executive shall cooperate fully and assist the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future in connection with (i) any litigation commenced by the Company against third parties, (ii) any litigation commenced by a third party against the Company and (iii) any administrative hearing or administrative proceeding involving the Company. The Executive’s full cooperation in connection with any claims, actions or administrative proceedings shall include, but not be limited to, his being available to meet with the Company’s counsel to prepare for trial, discovery or an administrative hearing and to act as a witness when requested by the Company at reasonable times designated by the Company.

(e) The Executive hereby irrevocably appoints the Company to be his attorney in fact and, in his name and on his behalf, to execute all such instruments and take all other actions and generally to use his name for the purpose of providing to the Company the full benefit of the provisions of this Section 8 of the Agreement.

(f) The Executive hereby waives and quitclaims to the Company any and all claims, of any nature, which the Executive now or may hereafter have for infringement, misappropriation, or other violation of any Development assigned hereunder to the Company.

(g) The Executive acknowledges and agrees that all original works of authorship which are created by the Executive (solely or jointly with others) within the scope of Executive’s employment and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act (17 U.S.C. Section 101).

(h) The Executive represents and warrants that to the extent applicable, the Executive has provided to the Company a list entitled “List of Inventions,” that a true and complete list of all inventions, discoveries, methods, processes, developments, software, and works of authorship, whether or not patentable or copyrightable, which were created, made, conceived or reduced to practice by the Executive, whether solely or jointly with others, prior to his employment by the Company (collectively, “Inventions”). Any improvements to or derivative works of any such Inventions, whether or not patentable or copyrightable and whether or not reduced to practice, conceived or created after commencement of the Executive’s employment by the Company shall constitute Developments for all purposes hereunder to the extent arising out of or relating to any use of or other reliance on any Proprietary Information by or on behalf of the Executive.

8.3. Other Agreements.  Other than as previously disclosed to the Company by the Executive in writing, the Executive hereby represents that he is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. The Executive further represents that his performance of all the terms of this Agreement and as an Executive of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company.

9. Lock-Up.  For a period of two years following the Effective Date, the Executive may not, directly or indirectly, Transfer any of his vested Covered Shares except pursuant to an Exempt Transfer. During this two year period, any Transfer or purported Transfer in violation of the foregoing restrictions shall be void and of no effect and shall not be recognized by the Company.

10. Other Severance Arrangements.  The benefits under this Agreement will be provided in lieu of benefits under any severance plan of the Company or under the Executive’s offer letter. The Executive acknowledges and agrees that the acceleration of vesting of stock options and restricted stock under this Agreement is in lieu of any acceleration of vesting of stock options and restricted stock upon a change of control under the Company’s current and any future stock option plans, including but not limited to, the Company’s 2000 Equity Incentive Plan, 2003 Stock Incentive Plan, 2004 Stock Incentive Plan, the Cornerstone BioPharma Holdings, Inc. 2005 Stock Option Plan, and the Cornerstone BioPharma Holdings, Inc. 2005 Stock Incentive Plan, each as amended from time to time.

11. Mitigation.  The Executive has no obligation to mitigate amounts payable under the Agreement by seeking other employment.

12. Notices.  All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 12.

13. Pronouns.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

14. Entire Agreement.  This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof, and this Agreement supersedes and renders null and void any and all prior oral or written agreements, understandings or commitments pertaining to the subject matter hereof. The parties agree and acknowledge that the Prior Agreement is hereby cancelled and shall have no further force or effect. To the extent this Agreement is inconsistent or conflicts with any other agreement entered into between Executive and the Company, including any option or restricted stock award agreements, this Agreement shall control.

15. Amendment.  This Agreement may be amended or modified only by a written instrument executed by both the Company and the Executive.

16. Governing Law.  This Agreement shall be interpreted and enforced in accordance with the laws of the State of North Carolina without regard to conflict of laws provisions. Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the State of North Carolina (or, if appropriate, a federal court located within the State of North Carolina) and the Company and the Executive each consents to the jurisdiction of such a court.

17. Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the

Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Executive are personal and shall not be assigned by the Executive.

18. Dispute Resolution.  Any claim or controversy arising out of or relating to this Agreement, or any breach thereof, or otherwise arising out of or relating to the Executive’s employment, compensation and benefits with the Company or the termination thereof including any claim for discrimination under any local, state or federal employment discrimination law, except as specifically excluded herein, shall be brought in any court having jurisdiction thereof. Both the Company and the Executive expressly waive any right that any party either has or may have to a jury trial of any dispute arising out of or in any way related to the Executive’s employment with or termination from the Company. The Executive expressly acknowledges and agrees that he hereby waives any right to claim or recover punitive damages.

19. Acknowledgment.  THE EXECUTIVE ACKNOWLEDGES THAT HE HAS HAD A REASONABLE PERIOD SUFFICIENT TO STUDY, UNDERSTAND AND CONSIDER THIS AGREEMENT, THAT HE HAS HAD AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL OF HIS CHOICE, THAT HE HAS READ THIS AGREEMENT AND UNDERSTANDS ALL OF ITS TERMS, THAT HE IS ENTERING INTO AND SIGNING THIS AGREEMENT KNOWINGLY AND VOLUNTARILY, AND THAT IN DOING SO HE IS NOT RELYING UPON ANY STATEMENTS OR REPRESENTATIONS BY THE COMPANY OR ITS AGENTS.

20. Miscellaneous.

20.1. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

20.2. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

20.3. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

20.4. Nothing in this Agreement should be construed to create a trust or to establish or evidence Executive’s claim of any right to payment other than as an unsecured general creditor with respect to any payment to which Executive may be entitled.

20.5. The provisions of Sections 7 and 8 shall survive the termination of this Agreement.

20.6. Upon termination of Executive’s employment by the Company for any reason whatsoever whether voluntarily or involuntarily, or at any other time upon the Company’s request, Executive agrees to promptly return to the possession of the Company any materials or copies thereof, in hard copy or electronically, containing and/or pertaining to Proprietary Information relating to the Company or any of its subsidiaries or affiliates and shall not take any material or copies thereof from the possession of the Company, or destroy any such materials. In addition, Executive shall also return to the Company all Company property and equipment in the Executive’s possession or control, including but not limited to, all documents, product samples, tapes, notes, computer files, equipment, phone, facsimile, printer, computer, physician lists, employee lists, lab notebooks, files, computer equipment, security badges, telephone calling cards, credit cards, and other information or materials (and all copies) which contain confidential, proprietary or non-public information of the Company. The Executive further agrees to leave intact all electronic Company documents on the Company’s servers or computers, including those which Executive developed or helped develop during Executive’s employment. Executive further agrees to promptly return or make available to the Company or its agents any motor vehicle provided to Executive by the Company.

21. Definitions.

21.1. For the purposes of this Agreement, “Cause” for termination shall be deemed to exist upon (a) the Executive’s use of alcohol or narcotics which proximately results in the willful material breach or habitual willful neglect of the Executive’s duties under this Agreement; (b) the Executive’s criminal conviction of fraud, embezzlement, misappropriation of assets, or the Executive’s conviction of any felony or other crime that brings embarrassment to the Company, but in no event traffic or similar violations; (c) any act of the Executive constituting willful misconduct which is materially detrimental to the Company’s best interests, including but not limited to misappropriation of, or intentional damage to, the funds, property or business of the Company; (d) the Executive’s material violation of the Company’s policies, including but not limited to violations of the Company’s policies prohibiting harassment or discrimination; or (e) the Executive’s willful Material Breach (as defined below) of this Agreement, if such willful Material Breach is not cured by the Executive within thirty (30) days after the Company’s written notice thereof specifying the nature of such willful Material Breach. “Material Breach” shall mean (x) the substantial and continual willful nonperformance of the Executive’s material duties under this Agreement resulting from the Executive’s gross negligence or willful misconduct which the Board reasonably determines has resulted in material injury to the Company or (y) the breach of Section 7 or Section 8 of this Agreement.

21.2. For purposes of this Agreement, a “Change of Control” shall mean:

(a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (as defined below)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); or

(b) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of the Employment Agreement by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(c) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Voting Securities immediately prior to such Business Combination and (y) no Person (excluding any Executive benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(d) the liquidation or dissolution of the Company.

21.3. For purposes of this Agreement, a “Change of Control Period” shall consist of the period from three (3) months before until three (3) months after the date on which a Change of Control occurs.

21.4. As used in this Agreement, the term “Disability” means, with respect to the Executive, that the Executive is unable to perform the essential functions of his position with a reasonable accommodation if necessary by reason of any medically determinable physical or mental impairment. A determination of Disability shall be agreed upon by a physician satisfactory to the Executive and a physician selected by the Company, provided that if these physicians do not agree, the Executive and the Company shall each select a physician and these two together shall select a third physician, whose determination as to Disability shall be binding on all parties.

21.5. As used in this Agreement, the term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

21.6. For purposes of this Agreement, “Good Reason” shall be deemed to exist upon (a) any material reduction in the annual base compensation payable to the Executive (but exclusive of any Target Cash Bonus, annual equity award or other similar cash bonus or equity plans for this purpose); (b) the relocation of the place of business at which the Executive is principally located to a location that is greater than thirty (30) miles from its current location; (c) the failure of the Company to comply with a material term of this Agreement; or (d) a material reduction in Executive’s level of responsibility to that which is not consistent with to the position held by the Executive, as defined in Section 2 herein, so long as notice of the Good Reason condition is given within thirty (30) days of the condition’s initial existence, the Company is given thirty (30) days to remedy the condition, and the termination from employment occurs within ninety (90) days following the initial existence of one or more Good Reason conditions. By way of clarification, any change in ownership of the outstanding capital stock of the Company, including but not limited to, the fact that the Company is no longer registered pursuant to Section 12 of the Securities Act of 1933, as amended, shall not constitute a “good reason” within the context of this Agreement.

21.7. For purposes of this Agreement, “pro rata payment” shall be deemed to mean the calculation of a payment by the Company based on the proportion of the calendar year completed, based on the nearest whole number of months of Executive’s employment (for illustrative purposes only, if Executive was terminated without Cause by the Company on April 13th of a given year, Executive would be entitled to 1/4 of his Target Cash Bonus for such year under Section 5.4(iii)).

21.8. For purposes of this Agreement, “Transfer” means any sale, assignment or other outright transfer, including transfers pursuant to a domestic relations proceeding, testate or intestate transfers, transfers by merger and transfers otherwise by operation of law, of Beneficial Ownership of any shares of common stock of the Company. “Transferred” shall have a correlative meaning.

21.9. For purposes of this Agreement, “Covered Shares” means 66 and two thirds percent (66 2/3%) of the number the shares of common stock of the Company Beneficially Owned by the Executive or shares of Common Stock that may be issued pursuant to all options, warrants, rights, convertible or exchangeable securities Beneficially Owned by him or her, so long as then exercisable or exchangeable as of the date of this Agreement, as set forth on Appendix B of this Agreement.

21.10. For purposes of this Agreement, “Beneficially Owns” means, with respect to any security, having the power to direct or control the voting or disposition of such security, and “Beneficially Owned” shall have a correlative meaning.

21.11. For purposes of this Agreement, “Exempt Transfer” means any direct or indirect Transfer of Beneficial Ownership of common stock of the Company made:

(a) to any Trust Affiliate, Partnership Affiliate or Corporate Affiliate of the transferor; provided, that after giving effect to such Transfer, the transferor continues to own at least one share of Common Stock and continues to be a party to this Agreement and bound by the terms and provisions hereof; and further provided, that if on a later date the condition in the foregoing proviso ceases to be satisfied or such Trust Affiliate, Partnership Affiliate or Corporate Affiliate ceases to be a Trust Affiliate, Partnership Affiliate or Corporate Affiliate of the transferor, a Transfer (which shall not constitute an Exempt Transfer) of the amount of common stock of the Company originally Transferred to such transferee shall be deemed to have occurred; or

(b) by operation of the laws of descent and distribution.

21.12. For purposes of this Agreement, “Trust Affiliate” means a trust established for the primary benefit of the Executive, so long as the only persons entitled to direct the voting of any common stock of the Company held by the trust are the transferor or a bank or other corporation having trust powers.

21.13. For purposes of this Agreement, “Corporate Affiliate” means a corporation of which all the capital stock is owned, directly or indirectly, by the Executive.

21.14. For purposes of this Agreement, “Partnership Affiliate” means a limited partnership, the general partner of which is, or is under the exclusive control of, and the majority of the limited liability partnership interests of which are owned by the Executive.

22. Non-Disparagement.  The Executive understands and agrees that as a condition to him of the monetary consideration provided in connection with this Agreement, during the term of the Agreement and after the termination of his employment with the Company for any reason, he shall not make any false, disparaging or derogatory statements in public or private to any person or media outlet regarding the Company or any of its directors, officers, employees, agents, or representatives or the Company’s business affairs and financial condition. Nothing in this Section shall prohibit the Executive from communicating or testifying truthfully (i) to the extent required or protected by law, (ii) to any federal, state, or local governmental agency, or (iii) in response to a subpoena to testify issued by a court of competent jurisdiction.

23. Section 409A.

23.1 Parties’ Intent.  The parties intend that the provisions of this Agreement comply with the provisions of Section 409A and all provisions of this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. If any provision of this Agreement (or of any award of compensation, including equity compensation or benefits) would cause the Executive to incur any additional tax or interest under Section 409A, the Company shall, upon the specific request of the Executive, use its reasonable business efforts to in good faith reform such provision to comply with Section 409A; provided, that to the maximum extent practicable, the original intent and economic benefit to the Executive and the Company of the applicable provision shall be maintained, and the Company shall have no obligation to make any changes that could create any additional economic cost or loss of benefit to the Company. The Company shall timely use its reasonable business efforts to amend any plan or program in which the Executive participates to bring it in compliance with Section 409A. Notwithstanding the foregoing, the Company shall have no liability with regard to any failure to comply with Section 409A so long as it has acted in good faith with regard to compliance therewith.

23.2 Separation from Service.  A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination also constitutes a “Separation from Service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment,” “separation from service” or like terms shall mean Separation from Service.

23.3 Separate Payments.  Each installment payment required under this Agreement shall be considered a separate payment for purposes of Section 409A.

23.4 Delayed Distribution to Key Employees.  If the Company determines in accordance with Sections 409A and 416(i) of the Code and the regulations promulgated thereunder, in the Company’s sole discretion, that the Executive is a Key Employee of the Company on the date the Executive’s employment with the Company terminates and that a delay in benefits provided under this Agreement is necessary to comply with Code Section 409A(A)(2)(B)(i), then any severance payments and any continuation of benefits or reimbursement of benefit costs provided by this Agreement, and not otherwise exempt from Section 409A, shall be delayed for a period of six (6) months following the date of termination of the Executive’s employment (the “409A Delay Period”). In such event, any severance payments and the cost of any continuation of benefits provided under this Agreement that would otherwise be due and payable to the Executive during the 409A Delay Period shall be paid to the Executive in a lump sum cash amount in the month following the end of the 409A Delay Period. For purposes of this Agreement, “Key Employee” shall mean an employee who, on an Identification Date (“Identification Date” shall mean each December 31) is a key employee as defined in Section 416(i) of the Code without regard to paragraph (5) thereof. If the Executive is identified as a Key Employee on an Identification Date, then the Executive shall be considered a Key Employee for purposes of this Agreement during the period beginning on the first April 1 following the Identification Date and ending on the following March 31.

24. Parachutes.  If all, or any portion, of the payments provided under this Agreement, either alone or together with other payments and benefits which the Executive receives or is entitled to receive from the Company or an affiliate, would constitute an excess “parachute payment” within the meaning of Section 280G of the Code, the payments and benefits provided under this Agreement shall be reduced to the extent necessary so that no portion thereof shall fail to be tax-deductible under Section 280G of the Code.

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SIGNATURE PAGE TO EXECUTIVE EMPLOYMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

CORNERSTONE THERAPEUTICS INC.

By:	/s/ Craig A. Collard
Name:     Craig A. Collard

Title:	President and Chief Executive Officer

EXECUTIVE

/s/  David Price
David Price

Appendix A

Vesting — over 4 years.

Appendix B

No. of Covered Shares: 216,756

AMENDED AND RESTATED
EXECUTIVE EMPLOYMENT AGREEMENT

This AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of May 6, 2009, by and between Cornerstone Therapeutics Inc., a Delaware corporation (the “Company”), and Brian Dickson, M.D. (the “Executive”). This Agreement shall be effective on the Closing Date (as such term is defined in the Stock Purchase Agreement, dated the same date as this Agreement between the Company and Chiesi Farmaceutici SpA (the “Effective Date”).

WHEREAS, the Executive is currently employed by the Company pursuant to the terms of an employment agreement between Cornerstone BioPharma, Inc. and the Executive dated as of March 1, 2006 (the “Prior Agreement”);

WHEREAS, the Company desires to continue such employment relationship and enter into this Agreement, which will supersede the Prior Agreement, the Proprietary Information, Inventions, Non-competition, and Non-solicitation Agreement, dated as of April 28, 2006 between Cornerstone BioPharma, Inc. and the Executive, and the Agreement Regarding Employment, Employee Duties, Ownership of Employee Developments, and Confidentiality, dated as of May 2005, between Cornerstone BioPharma, Inc. and the Executive, and set forth the terms and conditions under which the Executive will continue to serve the Company and its affiliates; and

WHEREAS, the Executive wishes to continue his employment with the Company on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereto agree as follows:

1. Term of Employment.  The Company hereby agrees to employ the Executive, and the Executive hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on the Effective Date (the “Commencement Date”) and ending on the one year anniversary of the Effective Date (the “Initial Term”) unless renewed or sooner terminated in accordance with the provisions of this Section 1 or Section 4, respectively. Upon each subsequent anniversary of the Commencement Date, the term of this Agreement shall automatically extend for an additional year (such period, including the Initial Term and as it may be extended, the “Employment Period”) unless (i) either the Company or the Executive gives at least ninety (90) days notice of non-renewal prior to such anniversary or (ii) the Agreement is terminated in accordance with the provisions of Section 4.

2. Title; Capacity.  The Executive shall serve as Chief Medical Director and in such other position as the Company or its Board of Directors (the “Board”) may determine from time to time. The Executive shall be based at the Company’s office in Cary, North Carolina. The Executive shall be subject to the supervision of, and shall have such authority as is delegated to him by, the President and Chief Executive Officer of the Company or his designee.

The Executive hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the President and Chief Executive Officer or his designee shall from time to time reasonably assign to him. The Executive agrees to devote his entire business time, attention and energies to the business and interests of the Company during the Employment Period; provided, however, that the Executive may serve as a consultant or a member of an advisory board or a board of directors with the prior consent of the Board. The Executive agrees to abide by any rules, regulations, instructions, personnel practices and policies of the Company that are applicable to him and any changes therein that may be adopted from time to time by the Company.

3. Compensation and Benefits.

3.1. Salary.  The Company shall pay the Executive a base salary for the year starting January 1, 2009 in accordance with its regular payroll practices at an annualized rate of $281,216, less lawful deductions. Such salary shall be subject to adjustment thereafter as determined by the Board.

3.2. Annual Target Cash Bonus.  The Executive shall be eligible to receive an annual target cash bonus of up to thirty-five (35) percent of his then annual base salary (“Target Cash Bonus”). The Board (or a committee thereof) shall determine the amount of the actual award, if any, based on overall corporate performance and individual performance. Actual awards may be greater than or less than the Executive’s Target Cash Bonus, depending in part upon the extent to which actual performance exceeds or falls below the performance goals. Any bonus shall be paid in a single lump sum, subject to lawful deductions, at such time as bonuses are regularly paid to senior executives of the Company, but in any event such bonus shall be paid on or before March 15 of the year following the year to which the bonus relates. Except as may be expressly provided below, the Executive must be employed on the date that the bonus is paid to be eligible for any Target Cash Bonus. Each cash bonus award that may become payable shall be paid solely from the general assets of the Company.

3.3. Annual Target Equity Awards.  The Executive shall be eligible to receive an annual target equity award in the form of an option to purchase, in whole or in part, up to fifty thousand (50,000) shares of common stock of the Company in each of the year 2010, 2011 and 2012. The Board (or a committee thereof) shall determine the amount of the actual equity award, if any, based on overall corporate performance and individual performance. Each grant of options under Sections 3.3 and 3.4 shall vest over a four-year period, 25% per year, pursuant to the terms of the terms of the Company Stock Plan.

3.4. Grant of Options.  Effective as of the date hereof, the Executive shall be granted an option to purchase, in whole or in part, fifty thousand (50,000) shares common stock. The option shall be on such terms and conditions as are described on Appendix A hereto.

3.5. Fringe Benefits.   The Executive shall be entitled to participate in all bonus and benefit programs (excluding the Company’s Cash Bonus Program for Employees (Other than Executive Officers)) that the Company establishes and makes available to its employees or executives, if any, to the extent that the Executive’s position, tenure, salary, age, health and other qualifications make him eligible to participate; provided, however, the Executive’s participation is subject to the applicable terms, conditions and eligibility requirements of these plans as they may exist from time to time. The Executive shall be entitled to three (3) weeks of paid vacation per year, accrued at a rate of 1.25 days per month until the Executive has completed four (4) years of service with the Company or any of its subsidiaries at which time vacation shall accrue at 1.67 days per month (four (4) weeks per year), and, if requested in writing by the Chief Executive Officer, such vacation time shall be taken at such times as may be approved by the Chief Executive Officer or his designee. Accrued but unused vacation at the end of each year will not carry over to the next year.

3.6. Reimbursement of Expenses.  The Company shall reimburse the Executive for all reasonable travel, entertainment and other expenses incurred or paid by the Executive in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, in accordance with the Company’s expense reimbursement policy, including the Executive’s presentation of documentation, expense statements, vouchers and/or such other supporting information as the Company may request, provided, however, that the amount available for such travel, entertainment and other expenses may be fixed in advance by the Board. Notwithstanding the foregoing, (i) the expenses eligible for reimbursement in any particular taxable year may not affect the expenses eligible for reimbursement in any other taxable year, (ii) such reimbursement must be made on or before the last day of the year following the year in which the expense was incurred, and (iii) the right to reimbursement is not subject to liquidation or exchange for another benefit.

3.7. Automobile.  While employed by the Company, the Executive shall have full use of that motor vehicle leased by the Company the Executive is currently using, whether for business or personal uses. Both a valid driver’s license and an acceptable motor vehicle record are required at all times to operate a Company vehicle. The Company shall pay, or reimburse the Executive for, the lease of financing payments, automobile insurance, taxes and title fees associated with such vehicle. Upon termination of employment with the Company, the Executive will discontinue use of the vehicle and return the vehicle when and as requested by the Company. The Company reserves the right to change or discontinue its Company vehicle program at any time. If such motor vehicle is no longer available, the Executive will receive a monthly car allowance in the amount of $850.

4. Employment Termination.  The employment of the Executive by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

4.1. Expiration of the Employment Period in accordance with Section 1;

4.2. At the election of the Company, for Cause (as defined in Section 21), immediately upon written notice by the Company to the Executive;

4.3. At the election of the Executive, for Good Reason (as defined in Section 21), upon written notice by the Executive to the Company;

4.4. At the election of the Company without Cause during a Change of Control Period (as defined in Section 21) or at the election of the Executive for Good Reason during a Change of Control Period;

4.5. Upon the death or Disability (as defined in Section 21) of the Executive;

4.6. At the election of the Executive, without Good Reason, by providing written notice to the Company; and

4.7. At the election of the Company, without Cause, by providing written notice to the Executive.

5. Effect of Termination.

5.1. Termination for Cause.  In the event the Executive’s employment is terminated for Cause pursuant to Section 4.2, the Company shall pay to the Executive the compensation and benefits otherwise payable to him under Section 3 through the last day of his actual employment by the Company.

5.2. Termination at the Election of the Executive Without Good Reason.  In the event the Executive elects to terminate his employment pursuant to Section 4.6, the Company shall pay the Executive the compensation and benefits otherwise payable to him under Section 3 through the last day of his actual employment by the Company.

5.3. Termination for Death or Disability.  If the Executive’s employment is terminated by death or because of Disability pursuant to Section 4.5, in addition to any disability or life insurance benefits for which the Executive or the estate of the Executive may be eligible, the Company shall pay to the estate of the Executive or to the Executive, as the case may be, the compensation and benefits otherwise payable to him under Section 3 through the last day of his actual employment by the Company. In addition, if the Executive’s employment terminates as a result of his death, the Executive’s estate shall receive an amount equal to a pro rata payment of the annual cash bonus for which he would have been eligible, less lawful deductions, within ten (10) calendar days following the effective date of the Release required by Section 5.6, but not later than ninety (90) days following termination of employment. Notwithstanding the foregoing, if the ninetieth (90th) day following the Executive’s termination from employment occurs in the calendar year following the year of the Executive’s termination, then the payment shall be made no earlier than January 1 of such subsequent calendar year. No other benefits are payable upon the Executive’s termination pursuant to Section 4.5.

5.4. Termination Without Cause or for Good Reason and not during a Change of Control Period.  If the Executive’s employment is terminated without Cause pursuant to Section 4.7, or for Good Reason pursuant to Section 4.3 and such termination does not occur during a Change of Control Period, the Company shall:

(i) pay the Executive a lump sum payment equal to one (1) times his annualized base salary, less lawful deductions, payable within ten (10) calendar days following the effective date of the Release required by Section 5.6 but not later than ninety (90) days following termination of employment. Notwithstanding the foregoing, if the ninetieth (90th) day following the Executive’s termination from employment occurs in the calendar year following the year of the Executive’s termination, then the payment shall be made no earlier than January 1 of such subsequent calendar year;

(ii) pay on behalf of the Executive, in accordance with the Company’s regular payroll practices, on a monthly basis an amount equal to (a) one hundred (100) percent of the Executive’s monthly health and dental COBRA premiums for the Executive and his dependents, if any, if the Executive properly elects to continue health and dental insurance under COBRA and (b) pay to the Executive on the first business day of each applicable month one hundred (100) percent of the cost of the monthly premiums paid by the Company to the insurance companies for life insurance and disability insurance for the Executive in the month preceding the Executive’s termination of employment, such payments under subsections (a) and (b) to continue until the earlier of (x) twelve (12) months after the termination of the Executive’s employment and (y) the last day of the first month that the Executive is eligible for other employer-sponsored health coverage. Notwithstanding the foregoing, to the extent such payments are reimbursement to the Executive of medical expenses incurred by the Executive as described in Reg. § 1.409A-1(b)(9)(v)(B), reimbursements may not be made beyond the period of time during which the Executive would be entitled (or would, but for such arrangement, be entitled) to COBRA continuation coverage under a group health plan of the Company;

(iii) pay the Executive a lump sum payment in an amount equal to a pro rata payment of the Target Cash Bonus for which he was eligible, less lawful deductions; such payment shall be paid within ten (10) calendar days following the effective date of the Release required by Section 5.6, but not later than ninety (90) days following termination of employment. Notwithstanding the foregoing, if the ninetieth (90th) day following the Executive’s termination from employment occurs in the calendar year following the year of the Executive’s termination, then the payment shall be made no earlier than January 1 of such subsequent calendar year; and

(iv) accelerate vesting of all of the Executive’s outstanding unvested stock options and restricted stock by one year.

5.5. Termination Without Cause or for Good Reason during a Change of Control Period.  If the Executive’s employment is terminated without Cause pursuant to Section 4.4, or for Good Reason pursuant to Section 4.4 and such termination occurs during a Change of Control Period, the Company shall:

(i) pay the Executive a lump sum payment equal to one (1) times his annualized base salary, less lawful deductions, payable within ten (10) calendar days following the effective date of the Release required by Section 5.6, but not later than ninety (90) days following termination of employment. Notwithstanding the foregoing, if the ninetieth (90th) day following the Executive’s termination from employment occurs in the calendar year following the year of the Executive’s termination, then the payment shall be made no earlier than January 1 of such subsequent calendar year;

(ii) pay on behalf of the Executive, in accordance with the Company’s regular payroll practices, on a monthly basis an amount equal to (a) one hundred (100) percent of the Executive’s monthly health and dental COBRA premiums for the Executive and his dependents, if any, if the Executive properly elects to continue health and dental insurance under COBRA and (b) pay to the Executive on the first business day of each applicable month one hundred (100) percent of the cost of the monthly premiums paid by the Company to the insurance companies for life insurance and disability insurance for the Executive in the month preceding the Executive’s termination of employment, such payments under subsections (a) and (b) to continue until the earlier of (x) twelve (12) months after the termination of the Executive’s employment and (y) the last day of the first month that the Executive is eligible for other employer-sponsored health coverage. Notwithstanding the foregoing, to the extent such payments are reimbursement to the Executive of medical expenses incurred by the Executive as described in Reg. § 1.409A-1(b)(9)(v)(B), reimbursements may not be made beyond the period of time during which the Executive would be entitled (or would, but for such arrangement, be entitled) to COBRA continuation coverage under a group health plan of the Company;

(iii) pay the Executive a lump sum payment in an amount equal to a pro rata payment of the Target Cash Bonus for which he was eligible, less lawful deductions; such payment shall be paid ten (10) calendar days following the effective date of the Release required by Section 5.6, but not later than ninety (90) days following termination of employment. Notwithstanding the foregoing, if the ninetieth (90th) day following the Executive’s termination from employment occurs in the calendar year following the year of the Executive’s termination, then the payment shall be made no earlier than January 1 of such subsequent calendar year; and

(iv) accelerate vesting of one hundred (100) percent of all of the Executive’s outstanding unvested stock options and restricted stock.

5.6 Release of Claims as a Condition of Payment.  Notwithstanding any provision of this Agreement to the contrary, the Company’s obligation to provide the payments and benefits under Sections 5.2, 5.3, 5.4, and 5.5 is conditioned upon the Executive’s, or the Executive’s estate, execution of a severance agreement and full release of all claims against the Company and all affiliated persons and entities, drafted by and satisfactory to counsel for the Company (the “Release”) and the Executive’s compliance with Sections 7 and 8 of this Agreement. The Release shall include clauses covering confidentiality, non-disparagement, cooperation, and non-admissions, among other terms, all in a form acceptable to the Company. If the Executive chooses not to execute such a release or fails to comply with those Sections, then the Company’s obligation to compensate the Executive ceases on the effective termination date except as to base salary up through the termination date. The Release shall be provided to the Executive within thirty (30) days of the Executive’s separation from service and the Executive must execute it within the time period specified in the Release (which shall not be longer than forty-five (45) days from the date of receipt). Such Release shall not be effective until any applicable revocation period specified therein has expired.

6. Vesting of Stock Upon a Change of Control.  One hundred (100) percent of the Executive’s outstanding unvested stock options and restricted stock will vest on a Change of Control (as defined in Section 21).

7. Non-Compete.

(a) During the Executive’s employment with the Company and for a period of one year following the cessation thereof, the Executive will not engage in any of the following on his own behalf or in any capacity on another’s behalf:

(i) engage in any business activity (or assist others to engage in any business activity) that directly competes with the Company; or

(ii) have any interest in any business that directly competes with the Company; or

(iii) be employed (or otherwise engaged) in (A) a management capacity, (B) other capacity providing the same or similar services which Executive provided to the Company, or (C) any capacity connected with competitive business activities, by any person or entity that engages in the same, similar or otherwise competitive business as the Company.

The restrictions set forth in subparagraphs 7(a)(i)—(iii) shall apply in the following severable geographic areas: (i) the Raleigh-Cary-Durham-Chapel Hill, NC metropolitan areas; (ii) any city, metropolitan area, county, state (or similar political subdivisions in foreign countries) in which the Company is located or does or, during the last twelve (12) months of Executive’s employment with the Company, did business; (iii) any city, metropolitan area, county, or state (or similar political subdivisions in foreign countries) in which Executive’s services were provided, or for which Executive had responsibility, or in which Executive worked on Company projects, during the last twelve (12) months of Executive’s employment with the Company; or (iv) the entire United States of America and its territories.

(b) During Executive’s employment with the Company and for a period of one (1) year following the cessation thereof (whether voluntary or involuntary and regardless of the reason for, or party initiating, the termination), Executive will not engage in any of the following on his own behalf or in any capacity on another’s behalf, directly or indirectly:

(i) solicit, persuade, induce, encourage or attempt to solicit, persuade, induce or encourage any person to leave his or her employment with the Company or to refrain from providing services to the Company; or

(ii) induce or attempt to induce (including, without limitation, by soliciting business from), or otherwise encourage or assist, any customer, client, or business relation of the Company with which Executive had contact on behalf of the Company (A) to cease doing business with the Company or reduce the level of business it conducts with the Company, or (B) to purchase or promote any prescription pharmaceutical product that competes directly with the Company’s products for the treatment of any indication for which the Company has received United States Food and Drug Administration (“FDA”) approval or for an indication which the Company’s products are being developed or may be developed.

Upon cessation of Executive’s employment with the Company, the Executive will sever all marketing and sales relationships with customers of the Company and Executive agrees that any attempt to retain these customers for his or her own or another’s benefit will be a material breach of this Agreement.

(c) The Executive agrees that, if requested by the Company in writing, he will give notice to the Company of each new business activity he plans to undertake during the non- competition period, at least ten (10) business days prior to beginning any such activity. The notice shall state the name and address of the individual, corporation, association or other entity or organization (“Entity”) for whom such activity is undertaken and the name of the Executive’s business relationship or position with the entity. The Executive further agrees to provide the Company with other pertinent information concerning such business activity as the Company may reasonably request in order to determine the Executive’s continued compliance with his obligations under this Agreement. The Executive agrees that, if requested by the Company in writing, he will provide a copy of Section 7 and 8 of this Agreement to all persons and Entities with whom he seeks to be hired or do business before accepting employment or engagement with any of them.

(d) If any restriction set forth in this Section 7 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

(e) The Executive acknowledges that the restrictions contained in this Section are necessary for the protection of the business and goodwill of the Company and in light of, among other things, the highly competitive market in which the Company operates. The Executive agrees that any breach of this Section will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief without posting a bond.

(f) If the Executive violates the provisions of this Section 7, he shall continue to be held by the restrictions set forth in this Section, until a period equal to the period of restriction has expired without any violation.

8. Proprietary Information and Developments.

8.1. Proprietary Information.

(a) The Executive agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company’s business or financial affairs (collectively, “Proprietary Information”) is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, and customer and supplier lists. Executive will disclose Proprietary Information solely to employees, officers, and directors of the Company and only on a need-to-know basis and will use the same solely for purposes of performing Executive’s duties and responsibilities on behalf of Company as described in Section 2 hereof, unless otherwise permitted by prior written approval of an officer of the Company. Developments (defined in Section 8.2(a) below) shall constitute Proprietary Information of Company for all purposes hereunder.

(b) The Executive agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Executive or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Executive only in the performance of his duties for the Company.

(c) The Executive agrees that his obligations set forth in paragraphs (a) and (b) above also extend to such types of information, know-how, records and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Executive in the course of the Company’s business.

8.2. Developments.

(a) The Executive will make full and prompt disclosure to the Company of all inventions, discoveries, processes, methods, developments, software, and works of authorship, whether or not patentable or copyrightable, which are created, made, conceived or reduced to practice by the Executive or under his direction or jointly with others during his employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which, along with all improvements, modifications, and derivative works thereof and thereto and all proprietary know-how and other information associated therewith, are collectively referred to in this Agreement as “Developments”).

(b) The Executive agrees to irrevocably and unconditionally assign, and does hereby irrevocably and unconditionally assign, to the Company (or any person or entity designated by the Company) and to forever waive and never assert any and all his right, title and interest in and to all Developments and all related patents, patent applications, copyrights, copyright registration applications, and other intellectual property rights and moral rights associated therewith. The rights assigned to Company herein shall include, without limitation, the rights (i) to bring claims and causes of action for damages and other relief by reason of all past and future infringements, misappropriations, or other violations of any and all rights under such Developments; (ii) to collect and enjoy damages, benefits, and other remedies resulting therefrom; and (iii) to charge and collect royalties or other payments arising out of or relating to the grant of licenses or similar rights under any such Developments.

(c) The Executive agrees to cooperate fully with the Company, both during and after his employment with the Company, with respect to the prosecution, procurement, maintenance and enforcement and/or defense of patents, trademarks, copyrights, trade secrets and other means for protection of the Developments (both in the United States and foreign countries). Executive shall sign all papers, including, without limitation, copyright registration applications, patent applications, declarations, oaths, formal assignments, assignment of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development. The Executive shall further execute and deliver all such instruments and take all other actions as in the opinion of the Company and its counsel shall be appropriate to vest in the Company (or in such person as the Company may specify) all right, title and interest in said Developments and any patents, trademarks, copyrights, trade secrets and other intellectual property rights associated therewith.

(d) Whenever requested to do so by the Company, both during and after his employment with the Company, and at the expense of the Company, the Executive shall cooperate fully and assist the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future in connection with (i) any litigation commenced by the Company against third parties, (ii) any litigation commenced by a third party against the Company and (iii) any administrative hearing or administrative proceeding involving the Company. The Executive’s full cooperation in connection with any claims, actions or administrative proceedings shall include, but not be limited to, his being available to meet with the Company’s counsel to prepare for trial, discovery or an administrative hearing and to act as a witness when requested by the Company at reasonable times designated by the Company.

(e) The Executive hereby irrevocably appoints the Company to be his attorney in fact and, in his name and on his behalf, to execute all such instruments and take all other actions and generally to use his name for the purpose of providing to the Company the full benefit of the provisions of this Section 8 of the Agreement.

(f) The Executive hereby waives and quitclaims to the Company any and all claims, of any nature, which the Executive now or may hereafter have for infringement, misappropriation, or other violation of any Development assigned hereunder to the Company.

(g) The Executive acknowledges and agrees that all original works of authorship which are created by the Executive (solely or jointly with others) within the scope of Executive’s employment and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act (17 U.S.C. Section 101).

(h) The Executive represents and warrants that to the extent applicable, the Executive has provided to the Company a list entitled “List of Inventions,” that a true and complete list of all inventions, discoveries, methods, processes, developments, software, and works of authorship, whether or not patentable or copyrightable, which were created, made, conceived or reduced to practice by the Executive, whether solely or jointly with others, prior to his employment by the Company (collectively, “Inventions”). Any improvements to or derivative works of any such Inventions, whether or not patentable or copyrightable and whether or not reduced to practice, conceived or created after commencement of the Executive’s employment by the Company shall constitute Developments for all purposes hereunder to the extent arising out of or relating to any use of or other reliance on any Proprietary Information by or on behalf of the Executive.

8.3. Other Agreements.  Other than as previously disclosed to the Company by the Executive in writing, the Executive hereby represents that he is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. The Executive further represents that his performance of all the terms of this Agreement and as an Executive of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company.

9. Lock-Up.   For a period of two years following the Effective Date, the Executive may not, directly or indirectly, Transfer any of his vested Covered Shares except pursuant to an Exempt Transfer. During this two year period, any Transfer or purported Transfer in violation of the foregoing restrictions shall be void and of no effect and shall not be recognized by the Company.

10. Other Severance Arrangements.  The benefits under this Agreement will be provided in lieu of benefits under any severance plan of the Company or under the Executive’s offer letter. The Executive acknowledges and agrees that the acceleration of vesting of stock options and restricted stock under this Agreement is in lieu of any acceleration of vesting of stock options and restricted stock upon a change of control under the Company’s current and any future stock option plans, including but not limited to, the Company’s 2000 Equity Incentive Plan, 2003 Stock Incentive Plan, 2004 Stock Incentive Plan, the Cornerstone BioPharma Holdings, Inc. 2005 Stock Option Plan, and the Cornerstone BioPharma Holdings, Inc. 2005 Stock Incentive Plan, each as amended from time to time.

11. Mitigation.  The Executive has no obligation to mitigate amounts payable under the Agreement by seeking other employment.

12. Notices.  All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 12.

13. Pronouns.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

14. Entire Agreement.  This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof, and this Agreement supersedes and renders null and void any and all prior oral or written agreements, understandings or commitments pertaining to the subject matter hereof. The parties agree and acknowledge that the Prior Agreement, the Proprietary Information, Inventions, Non-competition, and Non-solicitation Agreement, dated as of April 28, 2006 between Cornerstone BioPharma, Inc. and the Executive, and the Agreement Regarding Employment, Employee Duties, Ownership of Employee Developments, and Confidentiality, dated as of May 2005, between Cornerstone BioPharma, Inc. and the Executive, are hereby cancelled and shall have no further force or effect. To the extent this Agreement is inconsistent or conflicts with any other agreement entered into between Executive and the Company, including any option or restricted stock award agreements, this Agreement shall control.

15. Amendment.  This Agreement may be amended or modified only by a written instrument executed by both the Company and the Executive.

16. Governing Law.  This Agreement shall be interpreted and enforced in accordance with the laws of the State of North Carolina without regard to conflict of laws provisions. Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the State of North Carolina (or, if appropriate, a federal court located within the State of North Carolina) and the Company and the Executive each consents to the jurisdiction of such a court.

17. Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Executive are personal and shall not be assigned by the Executive.

18. Dispute Resolution.  Any claim or controversy arising out of or relating to this Agreement, or any breach thereof, or otherwise arising out of or relating to the Executive’s employment, compensation and benefits with the Company or the termination thereof including any claim for discrimination under any local, state or federal employment discrimination law, except as specifically excluded herein, shall be brought in any court having jurisdiction thereof. Both the Company and the Executive expressly waive any right that any party either has or may have to a jury trial of any dispute arising out of or in any way related to the Executive’s employment with or termination from the Company. The Executive expressly acknowledges and agrees that he hereby waives any right to claim or recover punitive damages.

19. Acknowledgment.  THE EXECUTIVE ACKNOWLEDGES THAT HE HAS HAD A REASONABLE PERIOD SUFFICIENT TO STUDY, UNDERSTAND AND CONSIDER THIS AGREEMENT, THAT HE HAS HAD AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL OF HIS CHOICE, THAT HE HAS READ THIS AGREEMENT AND UNDERSTANDS ALL OF ITS TERMS, THAT HE IS ENTERING INTO AND SIGNING THIS AGREEMENT KNOWINGLY AND VOLUNTARILY, AND THAT IN DOING SO HE IS NOT RELYING UPON ANY STATEMENTS OR REPRESENTATIONS BY THE COMPANY OR ITS AGENTS.

20. Miscellaneous.

20.1. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

20.2. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

20.3. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

20.4. Nothing in this Agreement should be construed to create a trust or to establish or evidence Executive’s claim of any right to payment other than as an unsecured general creditor with respect to any payment to which Executive may be entitled.

20.5. The provisions of Sections 7 and 8 shall survive the termination of this Agreement.

20.6. Upon termination of Executive’s employment by the Company for any reason whatsoever whether voluntarily or involuntarily, or at any other time upon the Company’s request, Executive agrees to promptly return to the possession of the Company any materials or copies thereof, in hard copy or electronically, containing and/or pertaining to Proprietary Information relating to the Company or any of its subsidiaries or affiliates and shall not take any material or copies thereof from the possession of the Company, or destroy any such materials. In addition, Executive shall also return to the Company all Company property and equipment in the Executive’s possession or control, including but not limited to, all documents, product samples, tapes, notes, computer files, equipment, phone, facsimile, printer, computer, physician lists, employee lists, lab notebooks, files, computer equipment, security badges, telephone calling cards, credit cards, and other information or materials (and all copies) which contain confidential, proprietary or non-public information of the Company. The Executive further agrees to leave intact all electronic Company documents on the Company’s servers or computers, including those which Executive developed or helped develop during Executive’s employment. Executive further agrees to promptly return or make available to the Company or its agents any motor vehicle provided to Executive by the Company.

21. Definitions.

21.1. For the purposes of this Agreement, “Cause” for termination shall be deemed to exist upon (a) the Executive’s use of alcohol or narcotics which proximately results in the willful material breach or habitual willful neglect of the Executive’s duties under this Agreement; (b) the Executive’s criminal conviction of fraud, embezzlement, misappropriation of assets, or the Executive’s conviction of any felony or other crime that brings embarrassment to the Company, but in no event traffic or similar violations; (c) any act of the Executive constituting willful misconduct which is materially detrimental to the Company’s best interests, including but not limited to misappropriation of, or intentional damage to, the funds, property or business of the Company; (d) the Executive’s material violation of the Company’s policies, including but not limited to violations of the Company’s policies prohibiting harassment or discrimination; or (e) the Executive’s willful Material Breach (as defined below) of this Agreement, if such willful Material Breach is not cured by the Executive within thirty (30) days after the Company’s written notice thereof specifying the nature of such willful Material Breach. “Material Breach” shall mean (x) the substantial and continual willful nonperformance of the Executive’s material duties under this Agreement resulting from the Executive’s gross negligence or willful misconduct which the Board reasonably determines has resulted in material injury to the Company or (y) the breach of Section 7 or Section 8 of this Agreement.

21.2. For purposes of this Agreement, a “Change of Control” shall mean:

(a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (as defined below)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); or

(b) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of the Employment Agreement by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(c) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Voting Securities immediately prior to such Business Combination and (y) no Person (excluding any Executive benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(d) the liquidation or dissolution of the Company.

21.3. For purposes of this Agreement, a “Change of Control Period” shall consist of the period from three (3) months before until three (3) months after the date on which a Change of Control occurs.

21.4. As used in this Agreement, the term “Disability” means, with respect to the Executive, that the Executive is unable to perform the essential functions of his position with a reasonable accommodation if necessary by reason of any medically determinable physical or mental impairment. A determination of Disability shall be agreed upon by a physician satisfactory to the Executive and a physician selected by the Company, provided that if these physicians do not agree, the Executive and the Company shall each select a physician and these two together shall select a third physician, whose determination as to Disability shall be binding on all parties.

21.5. As used in this Agreement, the term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

21.6. For purposes of this Agreement, “Good Reason” shall be deemed to exist upon (a) any material reduction in the annual base compensation payable to the Executive (but exclusive of any Target Cash Bonus, annual equity award or other similar cash bonus or equity plans for this purpose); (b) the relocation of the place of business at which the Executive is principally located to a location that is greater than thirty (30) miles from its current location; (c) the failure of the Company to comply with a material term of this Agreement; or (d) a material reduction in Executive’s level of responsibility to that which is not consistent with to the position held by the Executive, as defined in Section 2 herein, so long as notice of the Good Reason condition is given within thirty (30) days of the condition’s initial existence, the Company is given thirty (30) days to remedy the condition, and the termination from employment occurs within ninety (90) days following the initial existence of one or more Good Reason conditions. By way of clarification, any change in ownership of the outstanding capital stock of the Company, including but not limited to, the fact that the Company is no longer registered pursuant to Section 12 of the Securities Act of 1933, as amended, shall not constitute a “good reason” within the context of this Agreement.

21.7. For purposes of this Agreement, “pro rata payment” shall be deemed to mean the calculation of a payment by the Company based on the proportion of the calendar year completed, based on the nearest whole number of months of Executive’s employment (for illustrative purposes only, if Executive was terminated without Cause by the Company on April 13th of a given year, Executive would be entitled to 1/4 of his Target Cash Bonus for such year under Section 5.4(iii)).

21.8. For purposes of this Agreement, “Transfer” means any sale, assignment or other outright transfer, including transfers pursuant to a domestic relations proceeding, testate or intestate transfers, transfers by merger and transfers otherwise by operation of law, of Beneficial Ownership of any shares of common stock of the Company. “Transferred” shall have a correlative meaning.

21.9. For purposes of this Agreement, “Covered Shares” means 66 and two thirds percent (66 2/3%) of the number the shares of common stock of the Company Beneficially Owned by the Executive or shares of Common Stock that may be issued pursuant to all options, warrants, rights, convertible or exchangeable securities Beneficially Owned by him or her, so long as then exercisable or exchangeable as of the date of this Agreement, as set forth on Appendix B of this Agreement.

21.10. For purposes of this Agreement, “Beneficially Owns” means, with respect to any security, having the power to direct or control the voting or disposition of such security, and “Beneficially Owned” shall have a correlative meaning.

21.11. For purposes of this Agreement, “Exempt Transfer” means any direct or indirect Transfer of Beneficial Ownership of common stock of the Company made:

(a) to any Trust Affiliate, Partnership Affiliate or Corporate Affiliate of the transferor; provided, that after giving effect to such Transfer, the transferor continues to own at least one share of Common Stock and continues to be a party to this Agreement and bound by the terms and provisions hereof; and further provided, that if on a later date the condition in the foregoing proviso ceases to be satisfied or such Trust Affiliate, Partnership Affiliate or Corporate Affiliate ceases to be a Trust Affiliate, Partnership Affiliate or Corporate Affiliate of the transferor, a Transfer (which shall not constitute an Exempt Transfer) of the amount of common stock of the Company originally Transferred to such transferee shall be deemed to have occurred; or

(b) by operation of the laws of descent and distribution.

21.12. For purposes of this Agreement, “Trust Affiliate” means a trust established for the primary benefit of the Executive, so long as the only persons entitled to direct the voting of any common stock of the Company held by the trust are the transferor or a bank or other corporation having trust powers.

21.13. For purposes of this Agreement, “Corporate Affiliate” means a corporation of which all the capital stock is owned, directly or indirectly, by the Executive.

21.14. For purposes of this Agreement, “Partnership Affiliate” means a limited partnership, the general partner of which is, or is under the exclusive control of, and the majority of the limited liability partnership interests of which are owned by the Executive.

22. Non-Disparagement.  The Executive understands and agrees that as a condition to him of the monetary consideration provided in connection with this Agreement, during the term of the Agreement and after the termination of his employment with the Company for any reason, he shall not make any false, disparaging or derogatory statements in public or private to any person or media outlet regarding the Company or any of its directors, officers, employees, agents, or representatives or the Company’s business affairs and financial condition. Nothing in this Section shall prohibit the Executive from communicating or testifying truthfully (i) to the extent required or protected by law, (ii) to any federal, state, or local governmental agency, or (iii) in response to a subpoena to testify issued by a court of competent jurisdiction.

23. Section 409A.

23.1 Parties’ Intent.  The parties intend that the provisions of this Agreement comply with the provisions of Section 409A and all provisions of this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. If any provision of this Agreement (or of any award of compensation, including equity compensation or benefits) would cause the Executive to incur any additional tax or interest under Section 409A, the Company shall, upon the specific request of the Executive, use its reasonable business efforts to in good faith reform such provision to comply with Section 409A; provided, that to the maximum extent practicable, the original intent and economic benefit to the Executive and the Company of the applicable provision shall be maintained, and the Company shall have no obligation to make any changes that could create any additional economic cost or loss of benefit to the Company. The Company shall timely use its reasonable business efforts to amend any plan or program in which the Executive participates to bring it in compliance with Section 409A. Notwithstanding the foregoing, the Company shall have no liability with regard to any failure to comply with Section 409A so long as it has acted in good faith with regard to compliance therewith.

23.2 Separation from Service.  A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination also constitutes a “Separation from Service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment,” “separation from service” or like terms shall mean Separation from Service.

23.3 Separate Payments.  Each installment payment required under this Agreement shall be considered a separate payment for purposes of Section 409A.

23.4 Delayed Distribution to Key Employees.  If the Company determines in accordance with Sections 409A and 416(i) of the Code and the regulations promulgated thereunder, in the Company’s sole discretion, that the Executive is a Key Employee of the Company on the date the Executive’s employment with the Company terminates and that a delay in benefits provided under this Agreement is necessary to comply with Code Section 409A(A)(2)(B)(i), then any severance payments and any continuation of benefits or reimbursement of benefit costs provided by this Agreement, and not otherwise exempt from Section 409A, shall be delayed for a period of six (6) months following the date of termination of the Executive’s employment (the “409A Delay Period”). In such event, any severance payments and the cost of any continuation of benefits provided under this Agreement that would otherwise be due and payable to the Executive during the 409A Delay Period shall be paid to the Executive in a lump sum cash amount in the month following the end of the 409A Delay Period. For purposes of this Agreement, “Key Employee” shall mean an employee who, on an Identification Date (“Identification Date” shall mean each December 31) is a key employee as defined in Section 416(i) of the Code without regard to paragraph (5) thereof. If the Executive is identified as a Key Employee on an Identification Date, then the Executive shall be considered a Key Employee for purposes of this Agreement during the period beginning on the first April 1 following the Identification Date and ending on the following March 31.

24. Parachutes.  If all, or any portion, of the payments provided under this Agreement, either alone or together with other payments and benefits which the Executive receives or is entitled to receive from the Company or an affiliate, would constitute an excess “parachute payment” within the meaning of Section 280G of the Code, the payments and benefits provided under this Agreement shall be reduced to the extent necessary so that no portion thereof shall fail to be tax-deductible under Section 280G of the Code.

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SIGNATURE PAGE TO EXECUTIVE EMPLOYMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

CORNERSTONE THERAPEUTICS INC.

By:	/s/ Craig A. Collard
Name:     Craig A. Collard

Title:	President and Chief Executive Officer

EXECUTIVE

/s/  Brian Dickson
Brian Dickson, M.D.

Appendix A

Vesting — over 4 years.

Appendix B

No. of Covered Shares: 253,956

AMENDED AND RESTATED
EXECUTIVE EMPLOYMENT AGREEMENT

This AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (this ‘‘Agreement”) is entered into as of May 6, 2009, by and between Cornerstone Therapeutics Inc., a Delaware corporation (the “Company”), and Joshua Franklin (the “Executive”). This Agreement shall be effective on the Closing Date (as such term is defined in the Stock Purchase Agreement, dated the same date as this Agreement between the Company and Chiesi Farmaceutici SpA (the “Effective Date”).

WHEREAS, the Executive is currently employed by the Company pursuant to the terms of an employment agreement between Cornerstone BioPharma, Inc. and the Executive dated as of September 29, 2008 (the “Prior Agreement”);

WHEREAS, the Company desires to continue such employment relationship and enter into this Agreement, which will supersede the Prior Agreement and set forth the terms and conditions under which the Executive will continue to serve the Company and its affiliates; and

WHEREAS, the Executive wishes to continue his employment with the Company on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereto agree as follows:

1. Term of Employment.  The Company hereby agrees to employ the Executive, and the Executive hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on the Effective Date (the “Commencement Date”) and ending on the one year anniversary of the Effective Date (the “Initial Term”) unless renewed or sooner terminated in accordance with the provisions of this Section 1 or Section 4, respectively. Upon each subsequent anniversary of the Commencement Date, the term of this Agreement shall automatically extend for an additional year (such period, including the Initial Term and as it may be extended, the ‘Employment Period”) unless (i) either the Company or the Executive gives at least ninety (90) days notice of non-renewal prior to such anniversary or (ii) the Agreement is terminated in accordance with the provisions of Section 4.

2. Title; Capacity.  The Executive shall serve as Vice President, Sales and Marketing and in such other position as the Company or its Board of Directors (the “Board”) may determine from time to time. The Executive shall be based at the Company’s office in Cary, North Carolina. The Executive shall be subject to the supervision of, and shall have such authority as is delegated to him by, the President and Chief Executive Officer of the Company or his designee.

The Executive hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the President and Chief Executive Officer or his designee shall from time to time reasonably assign to him. The Executive agrees to devote his entire business time, attention and energies to the business and interests of the Company during the Employment Period; provided, however, that the Executive may serve as a consultant or a member of an advisory board or a board of directors with the prior consent of the Board. The Executive agrees to abide by any rules, regulations, instructions, personnel practices and policies of the Company that are applicable to him and any changes therein that may be adopted from time to time by the Company.

3. Compensation and Benefits.

3.1. Salary.  The Company shall pay the Executive a base salary for the year starting January 1, 2009 in accordance with its regular payroll practices at an annualized rate of $222,600, less lawful deductions. Such salary shall be subject to adjustment thereafter as determined by the Board.

3.2. Annual Target Cash Bonus.  The Executive shall be eligible to receive an annual target cash bonus of up to thirty-five (35) percent of his then annual base salary (“Target Cash Bonus”). The Board (or a committee thereof) shall determine the amount of the actual award, if any, based on overall corporate performance and individual performance. Actual awards may be greater than or less than the Executive’s

Target Cash Bonus, depending in part upon the extent to which actual performance exceeds or falls below the performance goals. Any bonus shall be paid in a single lump sum, subject to lawful deductions, at such time as bonuses are regularly paid to senior executives of the Company, but in any event such bonus shall be paid on or before March 15 of the year following the year to which the bonus relates. Except as may be expressly provided below, the Executive must be employed on the date that the bonus is paid to be eligible for any Target Cash Bonus. Each cash bonus award that may become payable shall be paid solely from the general assets of the Company.

3.3. Annual Target Equity Awards.  The Executive shall be eligible to receive an annual target equity award in the form of an option to purchase, in whole or in part, up to fifty thousand (50,000) shares of common stock of the Company in each of the year 2010, 2011 and 2012. The Board (or a committee thereof) shall determine the amount of the actual equity award, if any, based on overall corporate performance and individual performance. Each grant of options under Sections 3.3 and 3.4 shall vest over a four-year period, 25% per year, pursuant to the terms of the terms of the Company Stock Plan.

3.4. Grant of Options.  Effective as of the date hereof, the Executive shall be granted an option to purchase, in whole or in part, fifty thousand (50,000) shares common stock. The option shall be on such terms and conditions as are described on Appendix A hereto.

3.5. Fringe Benefits.  The Executive shall be entitled to participate in all bonus and benefit programs (excluding the Company’s Cash Bonus Program for Employees (Other than Executive Officers)) that the Company establishes and makes available to its employees or executives, if any, to the extent that the Executive’s position, tenure, salary, age, health and other qualifications make him eligible to participate; provided, however, the Executive’s participation is subject to the applicable terms, conditions and eligibility requirements of these plans as they may exist from time to time. The Executive shall be entitled to three (3) weeks of paid vacation per year, accrued at a rate of 1.25 days per month until the Executive has completed four (4) years of service with the Company or any of its subsidiaries at which time vacation shall accrue at 1.67 days per month (four (4) weeks per year), and, if requested in writing by the Chief Executive Officer, such vacation time shall be taken at such times as may be approved by the Chief Executive Officer or his designee. Accrued but unused vacation at the end of each year will not carry over to the next year.

3.6. Reimbursement of Expenses.  The Company shall reimburse the Executive for all reasonable travel, entertainment and other expenses incurred or paid by the Executive in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, in accordance with the Company’s expense reimbursement policy, including the Executive’s presentation of documentation, expense statements, vouchers and/or such other supporting information as the Company may request, provided, however, that the amount available for such travel, entertainment and other expenses may be fixed in advance by the Board. Notwithstanding the foregoing, (i) the expenses eligible for reimbursement in any particular taxable year may not affect the expenses eligible for reimbursement in any other taxable year, (ii) such reimbursement must be made on or before the last day of the year following the year in which the expense was incurred, and (iii) the right to reimbursement is not subject to liquidation or exchange for another benefit.

3.7. Car Allowance.  The Executive will receive a monthly car allowance in the amount of $850. Both a valid driver’s license, an acceptable motor vehicle record and personal automobile insurance are required at all times to operate a personal motor vehicle on Company business. The Company reserves the right to change or discontinue its vehicle reimbursement program at any time.

4. Employment Termination.  The employment of the Executive by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

4.1. Expiration of the Employment Period in accordance with Section 1;

4.2. At the election of the Company, for Cause (as defined in Section 21), immediately upon written notice by the Company to the Executive;

4.3. At the election of the Executive, for Good Reason (as defined in Section 21), upon written notice by the Executive to the Company;

4.4. At the election of the Company without Cause during a Change of Control Period (as defined in Section 21) or at the election of the Executive for Good Reason during a Change of Control Period;

4.5. Upon the death or Disability (as defined in Section 21) of the Executive;

4.6. At the election of the Executive, without Good Reason, by providing written notice to the Company; and

4.7. At the election of the Company, without Cause, by providing written notice to the Executive.

5. Effect of Termination.

5.1. Termination for Cause.  In the event the Executive’s employment is terminated for Cause pursuant to Section 4.2, the Company shall pay to the Executive the compensation and benefits otherwise payable to him under Section 3 through the last day of his actual employment by the Company.

5.2. Termination at the Election of the Executive Without Good Reason.  In the event the Executive elects to terminate his employment pursuant to Section 4.6, the Company shall pay the Executive the compensation and benefits otherwise payable to him under Section 3 through the last day of his actual employment by the Company.

5.3. Termination for Death or Disability.  If the Executive’s employment is terminated by death or because of Disability pursuant to Section 4.5, in addition to any disability or life insurance benefits for which the Executive or the estate of the Executive may be eligible, the Company shall pay to the estate of the Executive or to the Executive, as the case may be, the compensation and benefits otherwise payable to him under Section 3 through the last day of his actual employment by the Company. In addition, if the Executive’s employment terminates as a result of his death, the Executive’s estate shall receive an amount equal to a pro rata payment of the annual cash bonus for which he would have been eligible, less lawful deductions, within ten (10) calendar days following the effective date of the Release required by Section 5.6, but not later than ninety (90) days following termination of employment. Notwithstanding the foregoing, if the ninetieth (90th) day following the Executive’s termination from employment occurs in the calendar year following the year of the Executive’s termination, then the payment shall be made no earlier than January 1 of such subsequent calendar year. No other benefits are payable upon the Executive’s termination pursuant to Section 4.5.

5.4. Termination Without Cause or for Good Reason and not during a Change of Control Period.  If the Executive’s employment is terminated without Cause pursuant to Section 4.7, or for Good Reason pursuant to Section 4.3 and such termination does not occur during a Change of Control Period, the Company shall:

(i) pay the Executive a lump sum payment equal to one (1) times his annualized base salary, less lawful deductions, payable within ten (10) calendar days following the effective date of the Release required by Section 5.6 but not later than ninety (90) days following termination of employment. Notwithstanding the foregoing, if the ninetieth (90th) day following the Executive’s termination from employment occurs in the calendar year following the year of the Executive’s termination, then the payment shall be made no earlier than January 1 of such subsequent calendar year;

(ii) pay on behalf of the Executive, in accordance with the Company’s regular payroll practices, on a monthly basis an amount equal to (a) one hundred (100) percent of the Executive’s monthly health and dental COBRA premiums for the Executive and his dependents, if any, if the Executive properly elects to continue health and dental insurance under COBRA and (b) pay to the Executive on the first business day of each applicable month one hundred (100) percent of the cost of the monthly premiums paid by the Company to the insurance companies for life insurance and disability insurance for the Executive in the month preceding the Executive’s termination of employment, such payments under subsections (a) and (b) to continue until the earlier of (x) twelve (12) months after the termination of the Executive’s employment and (y) the last day of the first month that the Executive is eligible for other employer-sponsored health coverage. Notwithstanding the foregoing, to the extent such payments are reimbursement to the Executive of medical expenses incurred by the Executive as described in Reg. § 1.409A-1(b)(9)(v)(B), reimbursements may not be made beyond the period of time during which the Executive would be entitled (or would, but for such arrangement, be entitled) to COBRA continuation coverage under a group health plan of the Company;

(iii) pay the Executive a lump sum payment in an amount equal to a pro rata payment of the Target Cash Bonus for which he was eligible, less lawful deductions; such payment shall be paid within ten (10) calendar days following the effective date of the Release required by Section 5.6, but not later than ninety (90) days following termination of employment. Notwithstanding the foregoing, if the ninetieth (90th) day following the Executive’s termination from employment occurs in the calendar year following the year of the Executive’s termination, then the payment shall be made no earlier than January 1 of such subsequent calendar year; and

(iv) accelerate vesting of all of the Executive’s outstanding unvested stock options and restricted stock by one year.

5.5. Termination Without Cause or for Good Reason during a Change of Control Period.  If the Executive’s employment is terminated without Cause pursuant to Section 4.4, or for Good Reason pursuant to Section 4.4 and such termination occurs during a Change of Control Period, the Company shall:

(i) pay the Executive a lump sum payment equal to one (1) times his annualized base salary, less lawful deductions, payable within ten (10) calendar days following the effective date of the Release required by Section 5.6, but not later than ninety (90) days following termination of employment. Notwithstanding the foregoing, if the ninetieth (90th) day following the Executive’s termination from employment occurs in the calendar year following the year of the Executive’s termination, then the payment shall be made no earlier than January 1 of such subsequent calendar year;

(ii) pay on behalf of the Executive, in accordance with the Company’s regular payroll practices, on a monthly basis an amount equal to (a) one hundred (100) percent of the Executive’s monthly health and dental COBRA premiums for the Executive and his dependents, if any, if the Executive properly elects to continue health and dental insurance under COBRA and (b) pay to the Executive on the first business day of each applicable month one hundred (100) percent of the cost of the monthly premiums paid by the Company to the insurance companies for life insurance and disability insurance for the Executive in the month preceding the Executive’s termination of employment, such payments under subsections (a) and (b) to continue until the earlier of (x) twelve (12) months after the termination of the Executive’s employment and (y) the last day of the first month that the Executive is eligible for other employer-sponsored health coverage. Notwithstanding the foregoing, to the extent such payments are reimbursement to the Executive of medical expenses incurred by the Executive as described in Reg. § 1.409A-1(b)(9)(v)(B), reimbursements may not be made beyond the period of time during which the Executive would be entitled (or would, but for such arrangement, be entitled) to COBRA continuation coverage under a group health plan of the Company;

(iii) pay the Executive a lump sum payment in an amount equal to a pro rata payment of the Target Cash Bonus for which he was eligible, less lawful deductions; such payment shall be paid ten (10) calendar days following the effective date of the Release required by Section 5.6, but not later than ninety (90) days following termination of employment. Notwithstanding the foregoing, if the ninetieth (90th) day following the Executive’s termination from employment occurs in the calendar year following the year of the Executive’s termination, then the payment shall be made no earlier than January 1 of such subsequent calendar year; and

(iv) accelerate vesting of one hundred (100) percent of all of the Executive’s outstanding unvested stock options and restricted stock.

5.6 Release of Claims as a Condition of Payment.  Notwithstanding any provision of this Agreement to the contrary, the Company’s obligation to provide the payments and benefits under Sections 5.2, 5.3, 5.4, and 5.5 is conditioned upon the Executive’s, or the Executive’s estate, execution of a severance agreement and full release of all claims against the Company and all affiliated persons and entities, drafted by and satisfactory to counsel for the Company (the “Release”) and the Executive’s compliance with Sections 7 and 8 of this Agreement. The Release shall include clauses covering confidentiality, non-disparagement, cooperation, and non-admissions, among other terms, all in a form acceptable to the Company. If the Executive chooses not to execute such a release or fails to comply with those Sections, then the Company’s obligation to compensate the Executive ceases on the effective termination date except as to base salary up through the termination date.

The Release shall be provided to the Executive within thirty (30) days of the Executive’s separation from service and the Executive must execute it within the time period specified in the Release (which shall not be longer than forty-five (45) days from the date of receipt). Such Release shall not be effective until any applicable revocation period specified therein has expired.

6. Vesting of Stock Upon a Change of Control.  One hundred (100) percent of the Executive’s outstanding unvested stock options and restricted stock will vest on a Change of Control (as defined in Section 21).

7. Non-Compete.

(a) During the Executive’s employment with the Company and for a period of one year following the cessation thereof, the Executive will not engage in any of the following on his own behalf or in any capacity on another’s behalf:

(i) engage in any business activity (or assist others to engage in any business activity) that directly competes with the Company; or

(ii) have any interest in any business that directly competes with the Company; or

(iii) be employed (or otherwise engaged) in (A) a management capacity, (B) other capacity providing the same or similar services which Executive provided to the Company, or (C) any capacity connected with competitive business activities, by any person or entity that engages in the same, similar or otherwise competitive business as the Company.

The restrictions set forth in subparagraphs 7(a)(i) — (iii) shall apply in the following severable geographic areas: (i) the Raleigh-Cary-Durham-Chapel Hill, NC metropolitan areas; (ii) any city, metropolitan area, county, state (or similar political subdivisions in foreign countries) in which the Company is located or does or, during the last twelve (12) months of Executive’s employment with the Company, did business; (iii) any city, metropolitan area, county, or state (or similar political subdivisions in foreign countries) in which Executive’s services were provided, or for which Executive had responsibility, or in which Executive worked on Company projects, during the last twelve (12) months of Executive’s employment with the Company; or (iv) the entire United States of America and its territories.

(b) During Executive’s employment with the Company and for a period of one (1) year following the cessation thereof (whether voluntary or involuntary and regardless of the reason for, or party initiating, the termination), Executive will not engage in any of the following on his own behalf or in any capacity on another’s behalf, directly or indirectly:

(i) solicit, persuade, induce, encourage or attempt to solicit, persuade, induce or encourage any person to leave his or her employment with the Company or to refrain from providing services to the Company; or

(ii) induce or attempt to induce (including, without limitation, by soliciting business from), or otherwise encourage or assist, any customer, client, or business relation of the Company with which Executive had contact on behalf of the Company (A) to cease doing business with the Company or reduce the level of business it conducts with the Company, or (B) to purchase or promote any prescription pharmaceutical product that competes directly with the Company’s products for the treatment of any indication for which the Company has received United States Food and Drug Administration (“FDA”) approval or for an indication which the Company’s products are being developed or may be developed.

Upon cessation of Executive’s employment with the Company, the Executive will sever all marketing and sales relationships with customers of the Company and Executive agrees that any attempt to retain these customers for his or her own or another’s benefit will be a material breach of this Agreement.

(c) The Executive agrees that, if requested by the Company in writing, he will give notice to the Company of each new business activity he plans to undertake during the non-competition period, at least ten (10) business days prior to beginning any such activity. The notice shall state the name and address of the individual, corporation, association or other entity or organization (“Entity”) for whom such activity is undertaken and the name of the Executive’s business relationship or position with the entity. The Executive further agrees to provide the Company with other pertinent information concerning such business activity as the Company may reasonably request in order to determine the Executive’s continued compliance with his obligations under this Agreement. The Executive agrees that, if requested by the Company in writing, he will provide a copy of Section 7 and 8 of this Agreement to all persons and Entities with whom he seeks to be hired or do business before accepting employment or engagement with any of them.

(d) If any restriction set forth in this Section 7 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

(e) The Executive acknowledges that the restrictions contained in this Section are necessary for the protection of the business and goodwill of the Company and in light of, among other things, the highly competitive market in which the Company operates. The Executive agrees that any breach of this Section will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief without posting a bond.

(f) If the Executive violates the provisions of this Section 7, he shall continue to be held by the restrictions set forth in this Section, until a period equal to the period of restriction has expired without any violation.

8. Proprietary Information and Developments.

8.1. Proprietary Information.

(a) The Executive agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company’s business or financial affairs (collectively, “Proprietary Information”) is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, and customer and supplier lists. Executive will disclose Proprietary Information solely to employees, officers, and directors of the Company and only on a need-to-know basis and will use the same solely for purposes of performing Executive’s duties and responsibilities on behalf of Company as described in Section 2 hereof, unless otherwise permitted by prior written approval of an officer of the Company. Developments (defined in Section 8.2(a) below) shall constitute Proprietary Information of Company for all purposes hereunder.

(b) The Executive agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Executive or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Executive only in the performance of his duties for the Company.

(c) The Executive agrees that his obligations set forth in paragraphs (a) and (b) above also extend to such types of information, know-how, records and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Executive in the course of the Company’s business.

8.2. Developments.

(a) The Executive will make full and prompt disclosure to the Company of all inventions, discoveries, processes, methods, developments, software, and works of authorship, whether or not patentable or copyrightable, which are created, made, conceived or reduced to practice by the Executive or under his direction or jointly with others during his employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which, along with all improvements, modifications, and derivative works thereof and thereto and all proprietary know-how and other information associated therewith, are collectively referred to in this Agreement as “Developments”).

(b) The Executive agrees to irrevocably and unconditionally assign, and does hereby irrevocably and unconditionally assign, to the Company (or any person or entity designated by the Company) and to forever waive and never assert any and all his right, title and interest in and to all Developments and all related patents, patent applications, copyrights, copyright registration applications, and other intellectual property rights and moral rights associated therewith. The rights assigned to Company herein shall include, without limitation, the rights (i) to bring claims and causes of action for damages and other relief by reason of all past and future infringements, misappropriations, or other violations of any and all rights under such Developments; (ii) to collect and enjoy damages, benefits, and other remedies resulting therefrom; and (iii) to charge and collect royalties or other payments arising out of or relating to the grant of licenses or similar rights under any such Developments.

(c) The Executive agrees to cooperate fully with the Company, both during and after his employment with the Company, with respect to the prosecution, procurement, maintenance and enforcement and/or defense of patents, trademarks, copyrights, trade secrets and other means for protection of the Developments (both in the United States and foreign countries). Executive shall sign all papers, including, without limitation, copyright registration applications, patent applications, declarations, oaths, formal assignments, assignment of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development. The Executive shall further execute and deliver all such instruments and take all other actions as in the opinion of the Company and its counsel shall be appropriate to vest in the Company (or in such person as the Company may specify) all right, title and interest in said Developments and any patents, trademarks, copyrights, trade secrets and other intellectual property rights associated therewith.

(d) Whenever requested to do so by the Company, both during and after his employment with the Company, and at the expense of the Company, the Executive shall cooperate fully and assist the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future in connection with (i) any litigation commenced by the Company against third parties, (ii) any litigation commenced by a third party against the Company and (iii) any administrative hearing or administrative proceeding involving the Company. The Executive’s full cooperation in connection with any claims, actions or administrative proceedings shall include, but not be limited to, his being available to meet with the Company’s counsel to prepare for trial, discovery or an administrative hearing and to act as a witness when requested by the Company at reasonable times designated by the Company.

(e) The Executive hereby irrevocably appoints the Company to be his attorney in fact and, in his name and on his behalf, to execute all such instruments and take all other actions and generally to use his name for the purpose of providing to the Company the full benefit of the provisions of this Section 8 of the Agreement.

(f) The Executive hereby waives and quitclaims to the Company any and all claims, of any nature, which the Executive now or may hereafter have for infringement, misappropriation, or other violation of any Development assigned hereunder to the Company.

(g) The Executive acknowledges and agrees that all original works of authorship which are created by the Executive (solely or jointly with others) within the scope of Executive’s employment and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act (17 U.S.C. Section 101).

(h) The Executive represents and warrants that to the extent applicable, the Executive has provided to the Company a list entitled “List of Inventions,” that a true and complete list of all inventions, discoveries, methods, processes, developments, software, and works of authorship, whether or not patentable or copyrightable, which were created, made, conceived or reduced to practice by the Executive, whether solely or jointly with others, prior to his employment by the Company (collectively, “Inventions”). Any improvements to or derivative works of any such Inventions, whether or not patentable or copyrightable and whether or not reduced to practice, conceived or created after commencement of the Executive’s employment by the Company shall constitute Developments for all purposes hereunder to the extent arising out of or relating to any use of or other reliance on any Proprietary Information by or on behalf of the Executive.

8.3. Other Agreements.  Other than as previously disclosed to the Company by the Executive in writing, the Executive hereby represents that he is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. The Executive further represents that his performance of all the terms of this Agreement and as an Executive of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company.

9. Lock-Up.  For a period of two years following the Effective Date, the Executive may not, directly or indirectly, Transfer any of his vested Covered Shares except pursuant to an Exempt Transfer. During this two year period, any Transfer or purported Transfer in violation of the foregoing restrictions shall be void and of no effect and shall not be recognized by the Company.

10. Other Severance Arrangements.  The benefits under this Agreement will be provided in lieu of benefits under any severance plan of the Company or under the Executive’s offer letter. The Executive acknowledges and agrees that the acceleration of vesting of stock options and restricted stock under this Agreement is in lieu of any acceleration of vesting of stock options and restricted stock upon a change of control under the Company’s current and any future stock option plans, including but not limited to, the Company’s 2000 Equity Incentive Plan, 2003 Stock Incentive Plan, 2004 Stock Incentive Plan, the Cornerstone BioPharma Holdings, Inc. 2005 Stock Option Plan, and the Cornerstone BioPharma Holdings, Inc. 2005 Stock Incentive Plan, each as amended from time to time.

11. Mitigation.  The Executive has no obligation to mitigate amounts payable under the Agreement by seeking other employment.

12. Notices.  All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 12.

13. Pronouns.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

14. Entire Agreement.  This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof, and this Agreement supersedes and renders null and void any and all prior oral or written agreements, understandings or commitments pertaining to the subject matter hereof. The parties agree and acknowledge that the Prior Agreement is hereby cancelled and shall have no further force or effect. To the extent this Agreement is inconsistent or conflicts with any other agreement entered into between Executive and the Company, including any option or restricted stock award agreements, this Agreement shall control.

15. Amendment.  This Agreement may be amended or modified only by a written instrument executed by both the Company and the Executive.

16. Governing Law.  This Agreement shall be interpreted and enforced in accordance with the laws of the State of North Carolina without regard to conflict of laws provisions. Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the State of North Carolina (or, if appropriate, a federal court located within the State of North Carolina) and the Company and the Executive each consents to the jurisdiction of such a court.

17. Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the

Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Executive are personal and shall not be assigned by the Executive.

18. Dispute Resolution.  Any claim or controversy arising out of or relating to this Agreement, or any breach thereof, or otherwise arising out of or relating to the Executive’s employment, compensation and benefits with the Company or the termination thereof including any claim for discrimination under any local, state or federal employment discrimination law, except as specifically excluded herein, shall be brought in any court having jurisdiction thereof. Both the Company and the Executive expressly waive any right that any party either has or may have to a jury trial of any dispute arising out of or in any way related to the Executive’s employment with or termination from the Company. The Executive expressly acknowledges and agrees that he hereby waives any right to claim or recover punitive damages.

19. Acknowledgment.  THE EXECUTIVE ACKNOWLEDGES THAT HE HAS HAD A REASONABLE PERIOD SUFFICIENT TO STUDY, UNDERSTAND AND CONSIDER THIS AGREEMENT, THAT HE HAS HAD AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL OF HIS CHOICE, THAT HE HAS READ THIS AGREEMENT AND UNDERSTANDS ALL OF ITS TERMS, THAT HE IS ENTERING INTO AND SIGNING THIS AGREEMENT KNOWINGLY AND VOLUNTARILY, AND THAT IN DOING SO HE IS NOT RELYING UPON ANY STATEMENTS OR REPRESENTATIONS BY THE COMPANY OR ITS AGENTS.

20. Miscellaneous.

20.1. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

20.2. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

20.3. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

20.4. Nothing in this Agreement should be construed to create a trust or to establish or evidence Executive’s claim of any right to payment other than as an unsecured general creditor with respect to any payment to which Executive may be entitled.

20.5. The provisions of Sections 7 and 8 shall survive the termination of this Agreement.

20.6. Upon termination of Executive’s employment by the Company for any reason whatsoever whether voluntarily or involuntarily, or at any other time upon the Company’s request, Executive agrees to promptly return to the possession of the Company any materials or copies thereof, in hard copy or electronically, containing and/or pertaining to Proprietary Information relating to the Company or any of its subsidiaries or affiliates and shall not take any material or copies thereof from the possession of the Company, or destroy any such materials. In addition, Executive shall also return to the Company all Company property and equipment in the Executive’s possession or control, including but not limited to, all documents, product samples, tapes, notes, computer files, equipment, phone, facsimile, printer, computer, physician lists, employee lists, lab notebooks, files, computer equipment, security badges, telephone calling cards, credit cards, and other information or materials (and all copies) which contain confidential, proprietary or non-public information of the Company. The Executive further agrees to leave intact all electronic Company documents on the Company’s servers or computers, including those which Executive developed or helped develop during Executive’s employment. Executive further agrees to promptly return or make available to the Company or its agents any motor vehicle provided to Executive by the Company.

21. Definitions.

21.1. For the purposes of this Agreement, “Cause” for termination shall be deemed to exist upon (a) the Executive’s use of alcohol or narcotics which proximately results in the willful material breach or habitual willful neglect of the Executive’s duties under this Agreement; (b) the Executive’s criminal conviction of fraud, embezzlement, misappropriation of assets, or the Executive’s conviction of any felony or other crime that brings embarrassment to the Company, but in no event traffic or similar violations; (c) any act of the Executive constituting willful misconduct which is materially detrimental to the Company’s best interests, including but not limited to misappropriation of, or intentional damage to, the funds, property or business of the Company; (d) the Executive’s material violation of the Company’s policies, including but not limited to violations of the Company’s policies prohibiting harassment or discrimination; or (e) the Executive’s willful Material Breach (as defined below) of this Agreement, if such willful Material Breach is not cured by the Executive within thirty (30) days after the Company’s written notice thereof specifying the nature of such willful Material Breach. “Material Breach” shall mean (x) the substantial and continual willful nonperformance of the Executive’s material duties under this Agreement resulting from the Executive’s gross negligence or willful misconduct which the Board reasonably determines has resulted in material injury to the Company or (y) the breach of Section 7 or Section 8 of this Agreement.

21.2. For purposes of this Agreement, a “Change of Control” shall mean:

(a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (as defined below)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); or

(b) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of the Employment Agreement by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(c) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Voting Securities immediately prior to such Business Combination and (y) no Person (excluding any Executive benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(d) the liquidation or dissolution of the Company.

21.3. For purposes of this Agreement, a “Change of Control Period” shall consist of the period from three (3) months before until three (3) months after the date on which a Change of Control occurs.

21.4. As used in this Agreement, the term “Disability” means, with respect to the Executive, that the Executive is unable to perform the essential functions of his position with a reasonable accommodation if necessary by reason of any medically determinable physical or mental impairment. A determination of Disability shall be agreed upon by a physician satisfactory to the Executive and a physician selected by the Company, provided that if these physicians do not agree, the Executive and the Company shall each select a physician and these two together shall select a third physician, whose determination as to Disability shall be binding on all parties.

21.5. As used in this Agreement, the term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

21.6. For purposes of this Agreement, “Good Reason” shall be deemed to exist upon (a) any material reduction in the annual base compensation payable to the Executive (but exclusive of any Target Cash Bonus, annual equity award or other similar cash bonus or equity plans for this purpose); (b) the relocation of the place of business at which the Executive is principally located to a location that is greater than thirty (30) miles from its current location; (c) the failure of the Company to comply with a material term of this Agreement; or (d) a material reduction in Executive’s level of responsibility to that which is not consistent with to the position held by the Executive, as defined in Section 2 herein, so long as notice of the Good Reason condition is given within thirty (30) days of the condition’s initial existence, the Company is given thirty (30) days to remedy the condition, and the termination from employment occurs within ninety (90) days following the initial existence of one or more Good Reason conditions. By way of clarification, any change in ownership of the outstanding capital stock of the Company, including but not limited to, the fact that the Company is no longer registered pursuant to Section 12 of the Securities Act of 1933, as amended, shall not constitute a “good reason” within the context of this Agreement.

21.7. For purposes of this Agreement, “pro rata payment” shall be deemed to mean the calculation of a payment by the Company based on the proportion of the calendar year completed, based on the nearest whole number of months of Executive’s employment (for illustrative purposes only, if Executive was terminated without Cause by the Company on April 13th of a given year, Executive would be entitled to 1/4 of his Target Cash Bonus for such year under Section 5.4(iii)).

21.8. For purposes of this Agreement, “Transfer” means any sale, assignment or other outright transfer, including transfers pursuant to a domestic relations proceeding, testate or intestate transfers, transfers by merger and transfers otherwise by operation of law, of Beneficial Ownership of any shares of common stock of the Company. “Transferred” shall have a correlative meaning.

21.9. For purposes of this Agreement, “Covered Shares” means 66 and two thirds percent (66 2/3%) of the number the shares of common stock of the Company Beneficially Owned by the Executive or shares of Common Stock that may be issued pursuant to all options, warrants, rights, convertible or exchangeable securities Beneficially Owned by him or her, so long as then exercisable or exchangeable as of the date of this Agreement, as set forth on Appendix B of this Agreement.

21.10. For purposes of this Agreement, “Beneficially Owns” means, with respect to any security, having the power to direct or control the voting or disposition of such security, and “Beneficially Owned” shall have a correlative meaning.

21.11. For purposes of this Agreement, “Exempt Transfer” means any direct or indirect Transfer of Beneficial Ownership of common stock of the Company made:

(a) to any Trust Affiliate, Partnership Affiliate or Corporate Affiliate of the transferor; provided, that after giving effect to such Transfer, the transferor continues to own at least one share of Common Stock and continues to be a party to this Agreement and bound by the terms and provisions hereof; and further provided, that if on a later date the condition in the foregoing proviso ceases to be satisfied or such Trust Affiliate, Partnership Affiliate or Corporate Affiliate ceases to be a Trust Affiliate, Partnership Affiliate or Corporate Affiliate of the transferor, a Transfer (which shall not constitute an Exempt Transfer) of the amount of common stock of the Company originally Transferred to such transferee shall be deemed to have occurred; or

(b) by operation of the laws of descent and distribution.

21.12. For purposes of this Agreement, “Trust Affiliate” means a trust established for the primary benefit of the Executive, so long as the only persons entitled to direct the voting of any common stock of the Company held by the trust are the transferor or a bank or other corporation having trust powers.

21.13. For purposes of this Agreement, “Corporate Affiliate” means a corporation of which all the capital stock is owned, directly or indirectly, by the Executive.

21.14. For purposes of this Agreement, “Partnership Affiliate” means a limited partnership, the general partner of which is, or is under the exclusive control of, and the majority of the limited liability partnership interests of which are owned by the Executive.

22. Non-Disparagement.  The Executive understands and agrees that as a condition to him of the monetary consideration provided in connection with this Agreement, during the term of the Agreement and after the termination of his employment with the Company for any reason, he shall not make any false, disparaging or derogatory statements in public or private to any person or media outlet regarding the Company or any of its directors, officers, employees, agents, or representatives or the Company’s business affairs and financial condition. Nothing in this Section shall prohibit the Executive from communicating or testifying truthfully (i) to the extent required or protected by law, (ii) to any federal, state, or local governmental agency, or (iii) in response to a subpoena to testify issued by a court of competent jurisdiction.

23. Section 409A.

23.1 Parties’ Intent.  The parties intend that the provisions of this Agreement comply with the provisions of Section 409A and all provisions of this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. If any provision of this Agreement (or of any award of compensation, including equity compensation or benefits) would cause the Executive to incur any additional tax or interest under Section 409A, the Company shall, upon the specific request of the Executive, use its reasonable business efforts to in good faith reform such provision to comply with Section 409A; provided, that to the maximum extent practicable, the original intent and economic benefit to the Executive and the Company of the applicable provision shall be maintained, and the Company shall have no obligation to make any changes that could create any additional economic cost or loss of benefit to the Company. The Company shall timely use its reasonable business efforts to amend any plan or program in which the Executive participates to bring it in compliance with Section 409A. Notwithstanding the foregoing, the Company shall have no liability with regard to any failure to comply with Section 409A so long as it has acted in good faith with regard to compliance therewith.

23.2 Separation from Service.  A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination also constitutes a “Separation from Service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment,” “separation from service” or like terms shall mean Separation from Service.

23.3 Separate Payments.  Each installment payment required under this Agreement shall be considered a separate payment for purposes of Section 409A.

23.4 Delayed Distribution to Key Employees.  If the Company determines in accordance with Sections 409A and 416(i) of the Code and the regulations promulgated thereunder, in the Company’s sole discretion, that the Executive is a Key Employee of the Company on the date the Executive’s employment with the Company terminates and that a delay in benefits provided under this Agreement is necessary to comply with Code Section 409A(A)(2)(B)(i), then any severance payments and any continuation of benefits or reimbursement of benefit costs provided by this Agreement, and not otherwise exempt from Section 409A, shall be delayed for a period of six (6) months following the date of termination of the Executive’s employment (the “409A Delay Period”). In such event, any severance payments and the cost of any continuation of benefits provided under this Agreement that would otherwise be due and payable to the Executive during the 409A Delay Period shall be paid to the Executive in a lump sum cash amount in the month following the end of the 409A Delay Period. For purposes of this Agreement, “Key Employee” shall mean an employee who, on an Identification Date (“Identification Date” shall mean each December 31) is a key employee as defined in Section 416(i) of the Code without regard to paragraph (5) thereof. If the Executive is identified as a Key Employee on an Identification Date, then the Executive shall be considered a Key Employee for purposes of this Agreement during the period beginning on the first April 1 following the Identification Date and ending on the following March 31.

24. Parachutes.  If all, or any portion, of the payments provided under this Agreement, either alone or together with other payments and benefits which the Executive receives or is entitled to receive from the Company or an affiliate, would constitute an excess “parachute payment” within the meaning of Section 280G of the Code, the payments and benefits provided under this Agreement shall be reduced to the extent necessary so that no portion thereof shall fail to be tax-deductible under Section 280G of the Code.

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SIGNATURE PAGE TO EXECUTIVE EMPLOYMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

CORNERSTONE THERAPEUTICS INC.

By:	/s/ Craig A. Collard
Name:     Craig A. Collard

Title:	President and Chief Executive Officer

EXECUTIVE

/s/ Josh Franklin
Josh Franklin

Appendix A

Vesting — over 4 years.

Appendix B

No. of Covered Shares: 47,617

EXECUTIVE EMPLOYMENT AGREEMENT

This EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of May 6, 2009, by and between Cornerstone Therapeutics Inc., a Delaware corporation (the “Company”), and Alan Roberts (the “Executive”). This Agreement shall be effective on the Closing Date (as such term is defined in the Stock Purchase Agreement, dated the same date as this Agreement between the Company and Chiesi Farmaceutici SpA (the “Effective Date”).

WHEREAS, the Company desires to employ the Executive and enter into this Agreement, which will set forth the terms and conditions under which the Executive will serve the Company and its affiliates; and

WHEREAS, the Executive wishes to be employed by the Company on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereto agree as follows:

1. Term of Employment.  The Company hereby agrees to employ the Executive, and the Executive hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on the Effective Date (the “Commencement Date”) and ending on the one year anniversary of the Effective Date (the “Initial Term”) unless renewed or sooner terminated in accordance with the provisions of this Section 1 or Section 4, respectively. Upon each subsequent anniversary of the Commencement Date, the term of this Agreement shall automatically extend for an additional year (such period, including the Initial Term and as it may be extended, the “Employment Period”) unless (i) either the Company or the Executive gives at least ninety (90) days notice of non-renewal prior to such anniversary or (ii) the Agreement is terminated in accordance with the provisions of Section 4.

2. Title; Capacity.  The Executive shall serve as Vice President, Scientific Affairs and in such other position as the Company or its Board of Directors (the “Board”) may determine from time to time. The Executive shall be based at the Company’s office in Cary, North Carolina. The Executive shall be subject to the supervision of, and shall have such authority as is delegated to him by, the President and Chief Executive Officer of the Company or his designee.

The Executive hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the President and Chief Executive Officer or his designee shall from time to time reasonably assign to him. The Executive agrees to devote his entire business time, attention and energies to the business and interests of the Company during the Employment Period; provided, however, that the Executive may serve as a consultant or a member of an advisory board or a board of directors with the prior consent of the Board. The Executive agrees to abide by any rules, regulations, instructions, personnel practices and policies of the Company that are applicable to him and any changes therein that may be adopted from time to time by the Company.

3. Compensation and Benefits.

3.1. Salary.  The Company shall pay the Executive a base salary for the year starting January 1, 2009 in accordance with its regular payroll practices at an annualized rate of $225,000, less lawful deductions. Such salary shall be subject to adjustment thereafter as determined by the Board.

3.2. Annual Target Cash Bonus.  The Executive shall be eligible to receive an annual target cash bonus of up to thirty-five (35) percent of his then annual base salary (“Target Cash Bonus”). The Board (or a committee thereof) shall determine the amount of the actual award, if any, based on overall corporate performance and individual performance. Actual awards may be greater than or less than the Executive’s Target Cash Bonus, depending in part upon the extent to which actual performance exceeds or falls below the performance goals. Any bonus shall be paid in a single lump sum, subject to lawful deductions, at such time as bonuses are regularly paid to senior executives of the Company, but in any event such bonus shall be paid on or before March 15 of the year following the year to which the bonus relates. Except as may be expressly provided below, the Executive must be employed on the date that the bonus is paid to be eligible for any

Target Cash Bonus. Each cash bonus award that may become payable shall be paid solely from the general assets of the Company.

3.3. Annual Target Equity Awards.  The Executive shall be eligible to receive an annual target equity award in the form of an option to purchase, in whole or in part, up to fifty thousand (50,000) shares of common stock of the Company in each of the year 2010, 2011 and 2012. The Board (or a committee thereof) shall determine the amount of the actual equity award, if any, based on overall corporate performance and individual performance. Each grant of options under Sections 3.3 and 3.4 shall vest over a four-year period, 25% per year, pursuant to the terms of the terms of the Company Stock Plan.

3.4. Grant of Options.  Effective as of the date hereof, the Executive shall be granted an option to purchase, in whole or in part, fifty thousand (50,000) shares common stock. The option shall be on such terms and conditions as are described on Appendix A hereto.

3.5. Fringe Benefits.  The Executive shall be entitled to participate in all bonus and benefit programs (excluding the Company’s Cash Bonus Program for Employees (Other than Executive Officers)) that the Company establishes and makes available to its employees or executives, if any, to the extent that the Executive’s position, tenure, salary, age, health and other qualifications make him eligible to participate; provided, however, the Executive’s participation is subject to the applicable terms, conditions and eligibility requirements of these plans as they may exist from time to time. The Executive shall be entitled to three (3) weeks of paid vacation per year, accrued at a rate of 1.25 days per month until the Executive has completed four (4) years of service with the Company or any of its subsidiaries at which time vacation shall accrue at 1.67 days per month (four (4) weeks per year), and, if requested in writing by the Chief Executive Officer, such vacation time shall be taken at such times as may be approved by the Chief Executive Officer or his designee. Accrued but unused vacation at the end of each year will not carry over to the next year.

3.6. Reimbursement of Expenses.  The Company shall reimburse the Executive for all reasonable travel, entertainment and other expenses incurred or paid by the Executive in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, in accordance with the Company’s expense reimbursement policy, including the Executive’s presentation of documentation, expense statements, vouchers and/or such other supporting information as the Company may request, provided, however, that the amount available for such travel, entertainment and other expenses may be fixed in advance by the Board. Notwithstanding the foregoing, (i) the expenses eligible for reimbursement in any particular taxable year may not affect the expenses eligible for reimbursement in any other taxable year, (ii) such reimbursement must be made on or before the last day of the year following the year in which the expense was incurred, and (iii) the right to reimbursement is not subject to liquidation or exchange for another benefit.

3.7. Car Allowance.  The Executive will receive a monthly car allowance in the amount of $850. Both a valid driver’s license, an acceptable motor vehicle record and personal automobile insurance are required at all times to operate a personal motor vehicle on Company business. The Company reserves the right to change or discontinue its vehicle reimbursement program at any time.

4. Employment Termination.  The employment of the Executive by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

4.1. Expiration of the Employment Period in accordance with Section 1;

4.2. At the election of the Company, for Cause (as defined in Section 21), immediately upon written notice by the Company to the Executive;

4.3. At the election of the Executive, for Good Reason (as defined in Section 21), upon written notice by the Executive to the Company;

4.4. At the election of the Company without Cause during a Change of Control Period (as defined in Section 21) or at the election of the Executive for Good Reason during a Change of Control Period;

4.5. Upon the death or Disability (as defined in Section 21) of the Executive;

4.6. At the election of the Executive, without Good Reason, by providing written notice to the Company; and

4.7. At the election of the Company, without Cause, by providing written notice to the Executive.

5. Effect of Termination.

5.1. Termination for Cause.  In the event the Executive’s employment is terminated for Cause pursuant to Section 4.2, the Company shall pay to the Executive the compensation and benefits otherwise payable to him under Section 3 through the last day of his actual employment by the Company.

5.2. Termination at the Election of the Executive Without Good Reason.  In the event the Executive elects to terminate his employment pursuant to Section 4.6, the Company shall pay the Executive the compensation and benefits otherwise payable to him under Section 3 through the last day of his actual employment by the Company.

5.3. Termination for Death or Disability.  If the Executive’s employment is terminated by death or because of Disability pursuant to Section 4.5, in addition to any disability or life insurance benefits for which the Executive or the estate of the Executive may be eligible, the Company shall pay to the estate of the Executive or to the Executive, as the case may be, the compensation and benefits otherwise payable to him under Section 3 through the last day of his actual employment by the Company. In addition, if the Executive’s employment terminates as a result of his death, the Executive’s estate shall receive an amount equal to a pro rata payment of the annual cash bonus for which he would have been eligible, less lawful deductions, within ten (10) calendar days following the effective date of the Release required by Section 5.6, but not later than ninety (90) days following termination of employment. Notwithstanding the foregoing, if the ninetieth (90th) day following the Executive’s termination from employment occurs in the calendar year following the year of the Executive’s termination, then the payment shall be made no earlier than January 1 of such subsequent calendar year. No other benefits are payable upon the Executive’s termination pursuant to Section 4.5.

5.4. Termination Without Cause or for Good Reason and not during a Change of Control Period.  If the Executive’s employment is terminated without Cause pursuant to Section 4.7, or for Good Reason pursuant to Section 4.3 and such termination does not occur during a Change of Control Period, the Company shall:

(i) pay the Executive a lump sum payment equal to one (1) times his annualized base salary, less lawful deductions, payable within ten (10) calendar days following the effective date of the Release required by Section 5.6 but not later than ninety (90) days following termination of employment. Notwithstanding the foregoing, if the ninetieth (90th) day following the Executive’s termination from employment occurs in the calendar year following the year of the Executive’s termination, then the payment shall be made no earlier than January 1 of such subsequent calendar year;

(ii) pay on behalf of the Executive, in accordance with the Company’s regular payroll practices, on a monthly basis an amount equal to (a) one hundred (100) percent of the Executive’s monthly health and dental COBRA premiums for the Executive and his dependents, if any, if the Executive properly elects to continue health and dental insurance under COBRA and (b) pay to the Executive on the first business day of each applicable month one hundred (100) percent of the cost of the monthly premiums paid by the Company to the insurance companies for life insurance and disability insurance for the Executive in the month preceding the Executive’s termination of employment, such payments under subsections (a) and (b) to continue until the earlier of (x) twelve (12) months after the termination of the Executive’s employment and (y) the last day of the first month that the Executive is eligible for other employer-sponsored health coverage. Notwithstanding the foregoing, to the extent such payments are reimbursement to the Executive of medical expenses incurred by the Executive as described in Reg. § 1.409A-1(b)(9)(v)(B), reimbursements may not be made beyond the period of time during which the Executive would be entitled (or would, but for such arrangement, be entitled) to COBRA continuation coverage under a group health plan of the Company;

(iii) pay the Executive a lump sum payment in an amount equal to a pro rata payment of the Target Cash Bonus for which he was eligible, less lawful deductions; such payment shall be paid within ten

(10) calendar days following the effective date of the Release required by Section 5.6, but not later than ninety (90) days following termination of employment. Notwithstanding the foregoing, if the ninetieth (90th) day following the Executive’s termination from employment occurs in the calendar year following the year of the Executive’s termination, then the payment shall be made no earlier than January 1 of such subsequent calendar year; and

(iv) accelerate vesting of all of the Executive’s outstanding unvested stock options and restricted stock by one year.

5.5. Termination Without Cause or for Good Reason during a Change of Control Period.  If the Executive’s employment is terminated without Cause pursuant to Section 4.4, or for Good Reason pursuant to Section 4.4 and such termination occurs during a Change of Control Period, the Company shall:

(i) pay the Executive a lump sum payment equal to one (1) times his annualized base salary, less lawful deductions, payable within ten (10) calendar days following the effective date of the Release required by Section 5.6, but not later than ninety (90) days following termination of employment. Notwithstanding the foregoing, if the ninetieth (90th) day following the Executive’s termination from employment occurs in the calendar year following the year of the Executive’s termination, then the payment shall be made no earlier than January 1 of such subsequent calendar year;

(ii) pay on behalf of the Executive, in accordance with the Company’s regular payroll practices, on a monthly basis an amount equal to (a) one hundred (100) percent of the Executive’s monthly health and dental COBRA premiums for the Executive and his dependents, if any, if the Executive properly elects to continue health and dental insurance under COBRA and (b) pay to the Executive on the first business day of each applicable month one hundred (100) percent of the cost of the monthly premiums paid by the Company to the insurance companies for life insurance and disability insurance for the Executive in the month preceding the Executive’s termination of employment, such payments under subsections (a) and (b) to continue until the earlier of (x) twelve (12) months after the termination of the Executive’s employment and (y) the last day of the first month that the Executive is eligible for other employer-sponsored health coverage. Notwithstanding the foregoing, to the extent such payments are reimbursement to the Executive of medical expenses incurred by the Executive as described in Reg. § 1.409A-1(b)(9)(v)(B), reimbursements may not be made beyond the period of time during which the Executive would be entitled (or would, but for such arrangement, be entitled) to COBRA continuation coverage under a group health plan of the Company;

(iii) pay the Executive a lump sum payment in an amount equal to a pro rata payment of the Target Cash Bonus for which he was eligible, less lawful deductions; such payment shall be paid ten (10) calendar days following the effective date of the Release required by Section 5.6, but not later than ninety (90) days following termination of employment. Notwithstanding the foregoing, if the ninetieth (90th) day following the Executive’s termination from employment occurs in the calendar year following the year of the Executive’s termination, then the payment shall be made no earlier than January 1 of such subsequent calendar year; and

(iv) accelerate vesting of one hundred (100) percent of all of the Executive’s outstanding unvested stock options and restricted stock.

5.6 Release of Claims as a Condition of Payment.  Notwithstanding any provision of this Agreement to the contrary, the Company’s obligation to provide the payments and benefits under Sections 5.2, 5.3, 5.4, and 5.5 is conditioned upon the Executive’s, or the Executive’s estate, execution of a severance agreement and full release of all claims against the Company and all affiliated persons and entities, drafted by and satisfactory to counsel for the Company (the “Release”) and the Executive’s compliance with Sections 7 and 8 of this Agreement. The Release shall include clauses covering confidentiality, non-disparagement, cooperation, and non-admissions, among other terms, all in a form acceptable to the Company. If the Executive chooses not to execute such a release or fails to comply with those Sections, then the Company’s obligation to compensate the Executive ceases on the effective termination date except as to base salary up through the termination date. The Release shall be provided to the Executive within thirty (30) days of the Executive’s separation from service and the Executive must execute it within the time period specified in the Release (which shall not be longer than forty-five (45) days from the date of receipt). Such Release shall not be effective until any applicable revocation period specified therein has expired.

6. Vesting of Stock Upon a Change of Control.  One hundred (100) percent of the Executive’s outstanding unvested stock options and restricted stock will vest on a Change of Control (as defined in Section 21).

7. Non-Compete.

(a) During the Executive’s employment with the Company and for a period of one year following the cessation thereof, the Executive will not engage in any of the following on his own behalf or in any capacity on another’s behalf:

(i) engage in any business activity (or assist others to engage in any business activity) that directly competes with the Company; or

(ii) have any interest in any business that directly competes with the Company; or

(iii) be employed (or otherwise engaged) in (A) a management capacity, (B) other capacity providing the same or similar services which Executive provided to the Company, or (C) any capacity connected with competitive business activities, by any person or entity that engages in the same, similar or otherwise competitive business as the Company.

The restrictions set forth in subparagraphs 7(a)(i)—(iii) shall apply in the following severable geographic areas: (i) the Raleigh-Cary-Durham-Chapel Hill, NC metropolitan areas; (ii) any city, metropolitan area, county, state (or similar political subdivisions in foreign countries) in which the Company is located or does or, during the last twelve (12) months of Executive’s employment with the Company, did business; (iii) any city, metropolitan area, county, or state (or similar political subdivisions in foreign countries) in which Executive’s services were provided, or for which Executive had responsibility, or in which Executive worked on Company projects, during the last twelve (12) months of Executive’s employment with the Company; or (iv) the entire United States of America and its territories.

(b) During Executive’s employment with the Company and for a period of one (1) year following the cessation thereof (whether voluntary or involuntary and regardless of the reason for, or party initiating, the termination), Executive will not engage in any of the following on his own behalf or in any capacity on another’s behalf, directly or indirectly:

(i) solicit, persuade, induce, encourage or attempt to solicit, persuade, induce or encourage any person to leave his or her employment with the Company or to refrain from providing services to the Company; or

(ii) induce or attempt to induce (including, without limitation, by soliciting business from), or otherwise encourage or assist, any customer, client, or business relation of the Company with which Executive had contact on behalf of the Company (A) to cease doing business with the Company or reduce the level of business it conducts with the Company, or (B) to purchase or promote any prescription pharmaceutical product that competes directly with the Company’s products for the treatment of any indication for which the Company has received United States Food and Drug Administration (“FDA”) approval or for an indication which the Company’s products are being developed or may be developed.

Upon cessation of Executive’s employment with the Company, the Executive will sever all marketing and sales relationships with customers of the Company and Executive agrees that any attempt to retain these customers for his or her own or another’s benefit will be a material breach of this Agreement.

(c) The Executive agrees that, if requested by the Company in writing, he will give notice to the Company of each new business activity he plans to undertake during the non-competition period, at least ten (10) business days prior to beginning any such activity. The notice shall state the name and address of the individual, corporation, association or other entity or organization (“Entity”) for whom such activity is undertaken and the name of the Executive’s business relationship or position with the entity. The Executive further agrees to provide the Company with other pertinent information concerning such business activity as the Company may reasonably request in order to determine the Executive’s continued compliance with his obligations under this Agreement. The Executive agrees that, if requested by the Company in writing, he will provide a copy of Section 7 and 8 of this Agreement to all persons and Entities with whom he seeks to be hired or do business before accepting employment or engagement with any of them.

(d) If any restriction set forth in this Section 7 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

(e) The Executive acknowledges that the restrictions contained in this Section are necessary for the protection of the business and goodwill of the Company and in light of, among other things, the highly competitive market in which the Company operates. The Executive agrees that any breach of this Section will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief without posting a bond.

(f) If the Executive violates the provisions of this Section 7, he shall continue to be held by the restrictions set forth in this Section, until a period equal to the period of restriction has expired without any violation.

8. Proprietary Information and Developments.

8.1. Proprietary Information.

(a) The Executive agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company’s business or financial affairs (collectively, “Proprietary Information”) is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, and customer and supplier lists. Executive will disclose Proprietary Information solely to employees, officers, and directors of the Company and only on a need-to-know basis and will use the same solely for purposes of performing Executive’s duties and responsibilities on behalf of Company as described in Section 2 hereof, unless otherwise permitted by prior written approval of an officer of the Company. Developments (defined in Section 8.2(a) below) shall constitute Proprietary Information of Company for all purposes hereunder.

(b) The Executive agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Executive or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Executive only in the performance of his duties for the Company.

(c) The Executive agrees that his obligations set forth in paragraphs (a) and (b) above also extend to such types of information, know-how, records and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Executive in the course of the Company’s business.

8.2. Developments.

(a) The Executive will make full and prompt disclosure to the Company of all inventions, discoveries, processes, methods, developments, software, and works of authorship, whether or not patentable or copyrightable, which are created, made, conceived or reduced to practice by the Executive or under his direction or jointly with others during his employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which, along with all improvements, modifications, and derivative works thereof and thereto and all proprietary know-how and other information associated therewith, are collectively referred to in this Agreement as “Developments”).

(b) The Executive agrees to irrevocably and unconditionally assign, and does hereby irrevocably and unconditionally assign, to the Company (or any person or entity designated by the Company) and to forever waive and never assert any and all his right, title and interest in and to all Developments and all related patents, patent applications, copyrights, copyright registration applications, and other intellectual property rights and moral rights associated therewith. The rights assigned to Company herein shall include, without limitation, the rights (i) to bring claims and causes of action for damages and other relief by reason of all past and future infringements, misappropriations, or other violations of any and all rights under such Developments; (ii) to collect and enjoy damages, benefits, and other remedies resulting therefrom; and (iii) to charge and collect royalties or other payments arising out of or relating to the grant of licenses or similar rights under any such Developments.

(c) The Executive agrees to cooperate fully with the Company, both during and after his employment with the Company, with respect to the prosecution, procurement, maintenance and enforcement and/or defense of patents, trademarks, copyrights, trade secrets and other means for protection of the Developments (both in the United States and foreign countries). Executive shall sign all papers, including, without limitation, copyright registration applications, patent applications, declarations, oaths, formal assignments, assignment of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development. The Executive shall further execute and deliver all such instruments and take all other actions as in the opinion of the Company and its counsel shall be appropriate to vest in the Company (or in such person as the Company may specify) all right, title and interest in said Developments and any patents, trademarks, copyrights, trade secrets and other intellectual property rights associated therewith.

(d) Whenever requested to do so by the Company, both during and after his employment with the Company, and at the expense of the Company, the Executive shall cooperate fully and assist the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future in connection with (i) any litigation commenced by the Company against third parties, (ii) any litigation commenced by a third party against the Company and (iii) any administrative hearing or administrative proceeding involving the Company. The Executive’s full cooperation in connection with any claims, actions or administrative proceedings shall include, but not be limited to, his being available to meet with the Company’s counsel to prepare for trial, discovery or an administrative hearing and to act as a witness when requested by the Company at reasonable times designated by the Company.

(e) The Executive hereby irrevocably appoints the Company to be his attorney in fact and, in his name and on his behalf, to execute all such instruments and take all other actions and generally to use his name for the purpose of providing to the Company the full benefit of the provisions of this Section 8 of the Agreement.

(f) The Executive hereby waives and quitclaims to the Company any and all claims, of any nature, which the Executive now or may hereafter have for infringement, misappropriation, or other violation of any Development assigned hereunder to the Company.

(g) The Executive acknowledges and agrees that all original works of authorship which are created by the Executive (solely or jointly with others) within the scope of Executive’s employment and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act (17 U.S.C. Section 101).

(h) The Executive represents and warrants that to the extent applicable, the Executive has provided to the Company a list entitled “List of Inventions,” that a true and complete list of all inventions, discoveries, methods, processes, developments, software, and works of authorship, whether or not patentable or copyrightable, which were created, made, conceived or reduced to practice by the Executive, whether solely or jointly with others, prior to his employment by the Company (collectively, “Inventions”). Any improvements to or derivative works of any such Inventions, whether or not patentable or copyrightable and whether or not reduced to practice, conceived or created after commencement of the Executive’s employment by the Company shall constitute Developments for all purposes hereunder to the extent arising out of or relating to any use of or other reliance on any Proprietary Information by or on behalf of the Executive.

8.3. Other Agreements.  Other than as previously disclosed to the Company by the Executive in writing, the Executive hereby represents that he is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. The Executive further represents that his performance of all the terms of this Agreement and as an Executive of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company.

9. Lock-Up.  For a period of two years following the Effective Date, the Executive may not, directly or indirectly, Transfer any of his vested Covered Shares except pursuant to an Exempt Transfer. During this two year period, any Transfer or purported Transfer in violation of the foregoing restrictions shall be void and of no effect and shall not be recognized by the Company.

10. Other Severance Arrangements.  The benefits under this Agreement will be provided in lieu of benefits under any severance plan of the Company or under the Executive’s offer letter. The Executive acknowledges and agrees that the acceleration of vesting of stock options and restricted stock under this Agreement is in lieu of any acceleration of vesting of stock options and restricted stock upon a change of control under the Company’s current and any future stock option plans, including but not limited to, the Company’s 2000 Equity Incentive Plan, 2003 Stock Incentive Plan, 2004 Stock Incentive Plan, the Cornerstone BioPharma Holdings, Inc. 2005 Stock Option Plan, and the Cornerstone BioPharma Holdings, Inc. 2005 Stock Incentive Plan, each as amended from time to time.

11. Mitigation.  The Executive has no obligation to mitigate amounts payable under the Agreement by seeking other employment.

12. Notices.  All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 12.

13. Pronouns.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

14. Entire Agreement.  This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof, and this Agreement supersedes and renders null and void any and all prior oral or written agreements, understandings or commitments pertaining to the subject matter hereof. To the extent this Agreement is inconsistent or conflicts with any other agreement entered into between Executive and the Company, including any option or restricted stock award agreements, this Agreement shall control.

15. Amendment.  This Agreement may be amended or modified only by a written instrument executed by both the Company and the Executive.

16. Governing Law.  This Agreement shall be interpreted and enforced in accordance with the laws of the State of North Carolina without regard to conflict of laws provisions. Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the State of North Carolina (or, if appropriate, a federal court located within the State of North Carolina) and the Company and the Executive each consents to the jurisdiction of such a court.

17. Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Executive are personal and shall not be assigned by the Executive.

18. Dispute Resolution.  Any claim or controversy arising out of or relating to this Agreement, or any breach thereof, or otherwise arising out of or relating to the Executive’s employment, compensation and benefits with the Company or the termination thereof including any claim for discrimination under any local, state or federal employment discrimination law, except as specifically excluded herein, shall be brought in any court having jurisdiction thereof. Both the Company and the Executive expressly waive any right that any party either has or may have to a jury trial of any dispute arising out of or in any way related to the Executive’s employment with or termination from the Company. The Executive expressly acknowledges and agrees that he hereby waives any right to claim or recover punitive damages.

19. Acknowledgment.  THE EXECUTIVE ACKNOWLEDGES THAT HE HAS HAD A REASONABLE PERIOD SUFFICIENT TO STUDY, UNDERSTAND AND CONSIDER THIS AGREEMENT, THAT HE HAS HAD AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL OF HIS CHOICE, THAT HE HAS READ THIS AGREEMENT AND UNDERSTANDS ALL OF ITS TERMS, THAT HE IS ENTERING INTO AND SIGNING THIS AGREEMENT KNOWINGLY AND VOLUNTARILY, AND THAT IN DOING SO HE IS NOT RELYING UPON ANY STATEMENTS OR REPRESENTATIONS BY THE COMPANY OR ITS AGENTS.

20. Miscellaneous.

20.1. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

20.2. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

20.3. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

20.4. Nothing in this Agreement should be construed to create a trust or to establish or evidence Executive’s claim of any right to payment other than as an unsecured general creditor with respect to any payment to which Executive may be entitled.

20.5. The provisions of Sections 7 and 8 shall survive the termination of this Agreement.

20.6. Upon termination of Executive’s employment by the Company for any reason whatsoever whether voluntarily or involuntarily, or at any other time upon the Company’s request, Executive agrees to promptly return to the possession of the Company any materials or copies thereof, in hard copy or electronically, containing and/or pertaining to Proprietary Information relating to the Company or any of its subsidiaries or affiliates and shall not take any material or copies thereof from the possession of the Company, or destroy any such materials. In addition, Executive shall also return to the Company all Company property and equipment in the Executive’s possession or control, including but not limited to, all documents, product samples, tapes, notes, computer files, equipment, phone, facsimile, printer, computer, physician lists, employee lists, lab notebooks, files, computer equipment, security badges, telephone calling cards, credit cards, and other information or materials (and all copies) which contain confidential, proprietary or non-public information of the Company. The Executive further agrees to leave intact all electronic Company documents on the Company’s servers or computers, including those which Executive developed or helped develop during Executive’s employment. Executive further agrees to promptly return or make available to the Company or its agents any motor vehicle provided to Executive by the Company.

21. Definitions.

21.1. For the purposes of this Agreement, “Cause” for termination shall be deemed to exist upon (a) the Executive’s use of alcohol or narcotics which proximately results in the willful material breach or habitual willful neglect of the Executive’s duties under this Agreement; (b) the Executive’s criminal conviction of fraud, embezzlement, misappropriation of assets, or the Executive’s conviction of any felony or other crime that brings embarrassment to the Company, but in no event traffic or similar violations; (c) any act of the Executive constituting willful misconduct which is materially detrimental to the Company’s best interests, including but not limited to misappropriation of, or intentional damage to, the funds, property or business of the Company; (d) the Executive’s material violation of the Company’s policies, including but not limited to violations of the Company’s policies prohibiting harassment or discrimination; or (e) the Executive’s willful Material Breach (as defined below) of this Agreement, if such willful Material Breach is not cured by the Executive within thirty (30) days after the Company’s written notice thereof specifying the nature of such willful Material Breach. “Material Breach” shall mean (x) the substantial and continual willful nonperformance of the Executive’s material duties under this Agreement resulting from the Executive’s gross negligence or willful misconduct which the Board reasonably determines has resulted in material injury to the Company or (y) the breach of Section 7 or Section 8 of this Agreement.

21.2. For purposes of this Agreement, a “Change of Control” shall mean:

(a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (as defined below)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); or

(b) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of the Employment Agreement by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(c) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Voting Securities immediately prior to such Business Combination and (y) no Person (excluding any Executive benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(d) the liquidation or dissolution of the Company.

21.3. For purposes of this Agreement, a “Change of Control Period” shall consist of the period from three (3) months before until three (3) months after the date on which a Change of Control occurs.

21.4. As used in this Agreement, the term “Disability” means, with respect to the Executive, that the Executive is unable to perform the essential functions of his position with a reasonable accommodation if necessary by reason of any medically determinable physical or mental impairment. A determination of Disability shall be agreed upon by a physician satisfactory to the Executive and a physician selected by the Company, provided that if these physicians do not agree, the Executive and the Company shall each select a physician and these two together shall select a third physician, whose determination as to Disability shall be binding on all parties.

21.5. As used in this Agreement, the term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

21.6. For purposes of this Agreement, “Good Reason” shall be deemed to exist upon (a) any material reduction in the annual base compensation payable to the Executive (but exclusive of any Target Cash Bonus, annual equity award or other similar cash bonus or equity plans for this purpose); (b) the relocation of the place of business at which the Executive is principally located to a location that is greater than thirty (30) miles from its current location; (c) the failure of the Company to comply with a material term of this Agreement; or (d) a material reduction in Executive’s level of responsibility to that which is not consistent with to the position held by the Executive, as defined in Section 2 herein, so long as notice of the Good Reason condition is given within thirty (30) days of the condition’s initial existence, the Company is given thirty (30) days to remedy the condition, and the termination from employment occurs within ninety (90) days following the initial existence of one or more Good Reason conditions. By way of clarification, any change in ownership of the outstanding capital stock of the Company, including but not limited to, the fact that the Company is no longer registered pursuant to Section 12 of the Securities Act of 1933, as amended, shall not constitute a “good reason” within the context of this Agreement.

21.7. For purposes of this Agreement, “pro rata payment” shall be deemed to mean the calculation of a payment by the Company based on the proportion of the calendar year completed, based on the nearest whole number of months of Executive’s employment (for illustrative purposes only, if Executive was terminated without Cause by the Company on April 13th of a given year, Executive would be entitled to 1/4 of his Target Cash Bonus for such year under Section 5.4(iii)).

21.8. For purposes of this Agreement, “Transfer” means any sale, assignment or other outright transfer, including transfers pursuant to a domestic relations proceeding, testate or intestate transfers, transfers by merger and transfers otherwise by operation of law, of Beneficial Ownership of any shares of common stock of the Company. “Transferred” shall have a correlative meaning.

21.9. For purposes of this Agreement, “Covered Shares” means 66 and two thirds percent (66 2/3%) of the number the shares of common stock of the Company Beneficially Owned by the Executive or shares of Common Stock that may be issued pursuant to all options, warrants, rights, convertible or exchangeable securities Beneficially Owned by him or her, so long as then exercisable or exchangeable as of the date of this Agreement, as set forth on Appendix B of this Agreement.

21.10. For purposes of this Agreement, “Beneficially Owns” means, with respect to any security, having the power to direct or control the voting or disposition of such security, and “Beneficially Owned” shall have a correlative meaning.

21.11. For purposes of this Agreement, “Exempt Transfer” means any direct or indirect Transfer of Beneficial Ownership of common stock of the Company made:

(a) to any Trust Affiliate, Partnership Affiliate or Corporate Affiliate of the transferor; provided, that after giving effect to such Transfer, the transferor continues to own at least one share of Common Stock and continues to be a party to this Agreement and bound by the terms and provisions hereof; and further provided, that if on a later date the condition in the foregoing proviso ceases to be satisfied or such Trust Affiliate, Partnership Affiliate or Corporate Affiliate ceases to be a Trust Affiliate, Partnership Affiliate or Corporate Affiliate of the transferor, a Transfer (which shall not constitute an Exempt Transfer) of the amount of common stock of the Company originally Transferred to such transferee shall be deemed to have occurred; or

(b) by operation of the laws of descent and distribution.

21.12. For purposes of this Agreement, “Trust Affiliate” means a trust established for the primary benefit of the Executive, so long as the only persons entitled to direct the voting of any common stock of the Company held by the trust are the transferor or a bank or other corporation having trust powers.

21.13. For purposes of this Agreement, “Corporate Affiliate” means a corporation of which all the capital stock is owned, directly or indirectly, by the Executive.

21.14. For purposes of this Agreement, “Partnership Affiliate” means a limited partnership, the general partner of which is, or is under the exclusive control of, and the majority of the limited liability partnership interests of which are owned by the Executive.

22. Non-Disparagement.  The Executive understands and agrees that as a condition to him of the monetary consideration provided in connection with this Agreement, during the term of the Agreement and after the termination of his employment with the Company for any reason, he shall not make any false, disparaging or derogatory statements in public or private to any person or media outlet regarding the Company or any of its directors, officers, employees, agents, or representatives or the Company’s business affairs and financial condition. Nothing in this Section shall prohibit the Executive from communicating or testifying truthfully (i) to the extent required or protected by law, (ii) to any federal, state, or local governmental agency, or (iii) in response to a subpoena to testify issued by a court of competent jurisdiction.

23. Section 409A.

23.1 Parties’ Intent.  The parties intend that the provisions of this Agreement comply with the provisions of Section 409A and all provisions of this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. If any provision of this Agreement (or of any award of compensation, including equity compensation or benefits) would cause the Executive to incur any additional tax or interest under Section 409A, the Company shall, upon the specific request of the Executive, use its reasonable business efforts to in good faith reform such provision to comply with Section 409A; provided, that to the maximum extent practicable, the original intent and economic benefit to the Executive and the Company of the applicable provision shall be maintained, and the Company shall have no obligation to make any changes that could create any additional economic cost or loss of benefit to the Company. The Company shall timely use its reasonable business efforts to amend any plan or program in which the Executive participates to bring it in compliance with Section 409A. Notwithstanding the foregoing, the Company shall have no liability with regard to any failure to comply with Section 409A so long as it has acted in good faith with regard to compliance therewith.

23.2 Separation from Service.  A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination also constitutes a “Separation from Service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment,” “separation from service” or like terms shall mean Separation from Service.

23.3 Separate Payments.  Each installment payment required under this Agreement shall be considered a separate payment for purposes of Section 409A.

23.4 Delayed Distribution to Key Employees.  If the Company determines in accordance with Sections 409A and 416(i) of the Code and the regulations promulgated thereunder, in the Company’s sole discretion, that the Executive is a Key Employee of the Company on the date the Executive’s employment with the Company terminates and that a delay in benefits provided under this Agreement is necessary to comply with Code Section 409A(A)(2)(B)(i), then any severance payments and any continuation of benefits or reimbursement of benefit costs provided by this Agreement, and not otherwise exempt from Section 409A, shall be delayed for a period of six (6) months following the date of termination of the Executive’s employment (the “409A Delay Period”). In such event, any severance payments and the cost of any continuation of benefits provided under this Agreement that would otherwise be due and payable to the Executive during the 409A Delay Period shall be paid to the Executive in a lump sum cash amount in the month following the end of the 409A Delay Period. For purposes of this Agreement, “Key Employee” shall mean an employee who, on an Identification Date (“Identification Date” shall mean each December 31) is a key employee as defined in Section 416(i) of the Code without regard to paragraph (5) thereof. If the Executive is identified as a Key Employee on an Identification Date, then the Executive shall be considered a Key Employee for purposes of this Agreement during the period beginning on the first April 1 following the Identification Date and ending on the following March 31.

24. Parachutes.  If all, or any portion, of the payments provided under this Agreement, either alone or together with other payments and benefits which the Executive receives or is entitled to receive from the Company or an affiliate, would constitute an excess “parachute payment” within the meaning of Section 280G of the Code, the payments and benefits provided under this Agreement shall be reduced to the extent necessary so that no portion thereof shall fail to be tax-deductible under Section 280G of the Code.

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SIGNATURE PAGE TO EXECUTIVE EMPLOYMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

CORNERSTONE THERAPEUTICS INC.

By:	/s/ Craig A. Collard
Name:     Craig A. Collard

Title:	President and Chief Executive Officer

EXECUTIVE

/s/ Alan Roberts
Alan Roberts

Appendix A

Vesting — over 4 years.

Appendix B

No. of Covered Shares: 6,666

Exhibit B

STOCKHOLDERS AGREEMENT
by and among
CHIESI FARMACEUTICI SPA,
CRAIG A. COLLARD,
STEVEN M. LUTZ,
CORNERSTONE BIOPHARMA HOLDINGS, LTD.,
CAROLINA PHARMACEUTICALS, LTD.,
LUTZ FAMILY LIMITED PARTNERSHIP
and
CORNERSTONE THERAPEUTICS INC.
Dated as of May 6, 2009

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STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT, dated as of May 6, 2009 (this “Agreement”), is by and among CHIESI FARMACEUTICI SPA, a corporation organized under the laws of Italy (“Purchaser”), CRAIG A. COLLARD, CORNERSTONE BIOPHARMA HOLDINGS, LTD., a limited liability company organized under the laws of Anguilla, CAROLINA PHARMACEUTICALS, LTD., a limited liability company organized under the laws of Bermuda, LUTZ FAMILY LIMITED PARTNERSHIP, North Carolina limited partnership, and STEVEN M. LUTZ (the “Stockholders”), and CORNERSTONE THERAPEUTICS INC., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, (i) Purchaser and certain of the Stockholders are entering into a Stock Purchase Agreement (the “Initial Stock Purchase Agreement”), dated the same date as this Agreement, and (ii) the Company and Purchaser are entering into a Stock Purchase Agreement (the “Company Stock Purchase Agreement”), also dated the same date as this Agreement;

WHEREAS, following consummation of the transactions contemplated by the Initial Stock Purchase Agreement and the Company Stock Purchase Agreement, Purchaser will own approximately 13,502,741 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”); and

WHEREAS, the parties to this Agreement desire to set forth certain agreements regarding future transfers of Common Stock by any of the Stockholders, and regarding an option on the part of Purchaser to purchase certain shares of Common Stock from the Stockholders;

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1.  Defined Terms.  As used in this Agreement, the following terms shall have the respective meanings set forth below:

“Beneficially Own” shall mean, with respect to any security, having the power to direct or control the voting or disposition of such security, and “Beneficially Owned” shall have a correlative meaning. For this purpose, securities underlying an immediately exercisable option or conversion or similar right are deemed Beneficially Owned by the holder of the option or other such right.

“Beneficial Owner” shall mean, with respect to any security, a Person who Beneficially Owns such security, and “Beneficial Ownership” shall have a correlative meaning.

“Blackout Period” shall mean the period beginning on the Closing and ending at 11:59 p.m. New York City time on the second anniversary of the Closing.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks located in New York City, New York are required or permitted by law to be closed for the conduct of regular banking business.

“Call Option Period” shall mean as to any Stockholder the period beginning at 9:00 a.m. New York City time on the earlier to occur of the (i) the expiration of the Blackout Period and (ii) the date following the date of the Employment Termination Event and ending on the date that is 30 days after such date.

“Closing” shall mean the Closing provided for in the Company Stock Purchase Agreement.

“Corporate Affiliate” shall mean, with respect to any Stockholder, a corporation of which all the capital stock is owned, directly or indirectly, by such Stockholder.

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“Covered Shares” shall mean, with respect to each Stockholder, the number of shares of Common Stock set forth opposite the name of such Stockholder on Annex A under “Covered Shares”, ratably and equitably adjusted to take into account any stock split, stock dividend, reverse stock split or similar adjustment to capital stock occurring after the date of this Agreement.

“Employment Termination Event” shall mean (i) as to Craig A. Collard, Cornerstone Biopharma Holdings, Ltd. and Carolina Pharmaceuticals, Ltd. the date of termination of Mr. Collard’s employment with the Company and (ii) as to Steven M. Lutz and Lutz Family Limited Partnership the date of termination of Mr. Lutz’s employment with the Company; provided, that in each such case, a termination that results from a resignation without Good Reason and termination for Cause (as those terms are defined in the applicable employment agreements with the Company) shall not constitute an Employment Termination Event.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exempt Transfer” shall mean any direct or indirect Transfer of Beneficial Ownership of Common Stock made:

(i) to any Trust Affiliate, Partnership Affiliate or Corporate Affiliate of the transferor; provided, that after giving effect to such Transfer, the transferor continues to own at least one share of Common Stock and continues to be a party to this Agreement and bound by the terms and provisions hereof; and further provided, that if on a later date the condition in the foregoing proviso ceases to be satisfied or such Trust Affiliate, Partnership Affiliate or Corporate Affiliate ceases to be a Trust Affiliate, Partnership Affiliate or Corporate Affiliate of the transferor, a Transfer (which shall not constitute an Exempt Transfer) of the amount of Common Stock originally Transferred to such transferee shall be deemed to have occurred; or

(ii) by operation of the laws of descent and distribution.

“Partnership Affiliate” shall mean, with respect to any Stockholder, a limited partnership, the general partner of which is, or is under the exclusive control of, and the majority of the limited liability partnership interests of which are owned by, such Stockholder.

“Per Share Option Price” shall mean $12.00, ratably and equitably adjusted to take into account any stock split, stock dividend, reverse stock split or similar adjustment to capital stock occurring after the date of this Agreement.

“Person” shall mean any individual, partnership, firm, corporation, association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

“Transfer” shall mean any sale, assignment or other outright transfer of Beneficial Ownership of any shares of Common Stock. “Transferred” shall have a correlative meaning.

“Trust Affiliate” shall mean, with respect to any Stockholder, a trust established for the primary benefit of such Stockholder, so long as the only Persons entitled to direct the voting of any Common Stock held by the trust are the transferor, another Stockholder, or a bank or other corporation having trust powers.

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In addition, the following terms are defined elsewhere in the Agreement:

“Agreement”	Preamble
“Call Option”	Section 3.3(a)
“Call Option Closing Date”	Section 3.3(b)
“Call Option Notice”	Section 3.3(b)
“Company”	Preamble
“Company Stock Purchase Agreement”	Recitals
“Common Stock”	Recitals
“contract”	Section 2.3(b)
“Encumbrances”	Section 2.1
“Governmental Authority”	Section 2.3(a)
“Purchaser”	Preamble
“Stockholders”	Preamble

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder represents and warrants, severally but not jointly and solely with respect to such Stockholder and not with respect to the other Stockholder, to Purchaser as follows:

Section 2.1.  Ownership of Shares.  As of the date of this Agreement, such Stockholder is the lawful record and beneficial owner of the number of shares of Common Stock set forth next to such Stockholder’s name on Exhibit A free and clear of all liens, charges, security interests, mortgages, pledges, options, preemptive rights, rights of first refusal or first offer, proxies, levies, voting trusts or agreements, or other adverse claims or restrictions on title or transfer of any nature whatsoever (collectively, “Encumbrances”), other than restrictions on transfer imposed under applicable securities laws.

Section 2.2.  Authority.  Such Stockholder is either (a) an individual with the requisite legal capacity and authority or (b) an entity with the requisite partnership or limited liability company power and authority to execute and deliver this Agreement and to perform the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery of this Agreement by each other party hereto, constitutes legal, valid and binding obligations of such Stockholder, enforceable against such Stockholder in accordance with its terms.

Section 2.3.  Consents and Approvals; No Violations.

(a) The execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby do not and will not require any filing or registration with, notification to, or authorization, permit, consent or approval of, or other action by or in respect of, any U.S. or non-U.S. government, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, judicial or arbitral body or other similar authority (a “Governmental Authority”) other than where the failure to obtain such consents, approvals, authorizations or permits or to make such filings or notifications would not reasonably be expected to have a Material Adverse Effect (as defined in the Company Stock Purchase Agreement).

(b) The execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby do not and will not (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation, acceleration or loss of benefits or the creation or acceleration of any right or obligation under or result in the creation of any Encumbrance upon any of the properties or assets of such Stockholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, loan, credit agreement, lease, license, permit, concession, franchise, purchase order, sales order, contract, agreement or other instrument, understanding or obligation, whether written or oral (a “contract”), to which such Stockholder is a party or by which

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any of its properties or assets may be bound or (ii) violate any law applicable to such Stockholder or any of his properties or assets, except in each such case as would not reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

ARTICLE III

LIQUIDITY AND TRANSFER RESTRICTIONS

Section 3.1.  Ownership of Shares; Legend.

(a) Each certificate representing any of the shares of Common Stock held by a Stockholder shall bear the following legend in addition to any other legend required under applicable law:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS AGREEMENT BY AND AMONG THE COMPANY AND THE PERSONS SPECIFIED THEREIN, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE SECURITIES ARE TRANSFERABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.

(b) A notation will be made in the appropriate transfer records of the Company with respect to the restrictions on Transfer of the shares of Common Stock referred to in this Agreement.

(c) It shall be a condition precedent to any Exempt Transfer of shares of Common Stock to any Person who is not a party to this Agreement that such Person agree in writing to be bound by the obligations of such Person’s transferor under this Agreement and for all purposes thereafter the definition of Stockholder as used in this Agreement shall include transferees. If the transferee acquires its shares pursuant to an Exempt Transfer, upon consummation of such Exempt Transfer in accordance with this Agreement the transferee will succeed to the rights of the transferor under this Agreement.

Section 3.2.  Limitations on Transfers of Common Stock During the Blackout Period.

(a) During the Blackout Period, no Stockholder shall, directly or indirectly, Transfer any Covered Shares except (i) pursuant to an Exempt Transfer or (ii) as permitted or required pursuant to any other provision of this Article III.

(b) During the Blackout Period, no Stockholder shall knowingly Transfer any shares of Common Stock in a privately negotiated transaction to a pharmaceutical company.

(c) Following the Blackout Period, there shall be no further restriction on Transfers of Shares of Common Stock by any Stockholder. Any Transfer or purported Transfer in violation of the foregoing restrictions shall be void and of no effect and shall not be recognized by the Company.

Section 3.3.  Purchaser’s Call Option.

(a) Purchaser shall have an option (the “Call Option”), exercisable in whole but not in part on a single occasion during the Call Option Period applicable to any Stockholder and such Stockholder’s affiliates, to acquire all the Covered Shares then owned by such Stockholder and such Stockholder’s affiliates, for a price per Covered Share equal to the Per Share Option Price on the terms set forth in this Section 3.3.

(b) The Call Option may be exercised by Purchaser by delivery of a notice (the “Call Option Notice”) to the Stockholders stating (i) that Purchaser is exercising the Call Option; and (ii) the date (the “Call Option Closing Date”) on which the sale of Covered Shares pursuant to the Call Option is to occur (which shall be a Business Day not less than 5 Business Days and not more than 15 Business Days after the later of (x) the date of the Call Option Notice, or (y) the first date on which all applicable governmental and third party permits, approvals and notices applicable to the exercise of the Call Option have been given or obtained, and all legally required waiting periods have expired). Purchaser and the Stockholders will use reasonable best efforts (and cause the Company to use its reasonable best efforts) to obtain and give all applicable governmental permits, approvals and notices required for the exercise of the Call Option as promptly as reasonably practicable.

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(c) Delivery of a Call Option Notice shall create a binding obligation on the part of Purchaser to purchase all the Covered Shares from the recipients of the Call Option Notice for a purchase price, payable in full in cash at the closing of the sale, equal to the aggregate Per Share Option Price of the Covered Shares, and a binding obligation on the part of such recipient to sell those shares for that price. The closing of the purchase and sale of the shares shall take place at the principal business offices of the Company at 10:00 AM local time on the Call Option Closing Date. At the closing, each selling Stockholder shall deliver (1) one or more stock certificates, duly endorsed or with duly executed stock powers attached, conveying the requisite number of shares to Purchaser or its nominee, duly authorized and validly issued, free and clear of all Encumbrances (other than restrictions imposed under applicable securities laws or this Agreement), and (2) a certificate representing that the selling Stockholder is transferring good and marketable title to such shares (or interests therein) free of all such Encumbrances. Purchaser shall pay the applicable purchase price to each selling Stockholder at the closing against delivery of the stock certificates by certified or bank check or, if requested by the selling Stockholder, by wire transfer of immediately available funds to an account specified by the selling Stockholder.

(d) If any Covered Shares in respect of which a Call Option is exercised are Beneficially Owned pursuant to an unexercised but immediately exercisable stock option, so long as the Per Share Option Price is greater than the exercise price per share of the option, then at or prior to the applicable Call Option Closing Date, the applicable selling Stockholder shall exercise such option in accordance with the applicable stock option plan and stock option agreement governing such stock option and the Purchaser shall purchase such underlying shares for delivery at the closing of the Call Option exercise. Any purported exercise of the Call Option with respect to Covered Shares that are subject to a stock option shall be invalid unless the Per Share Option Price is at least equal to the exercise price per share of the option and the stock option is immediately exerciseable.

Section 3.4.  Limitations on Purchases of Additional Common Stock.  Each Stockholder agrees that, during the Blackout Period, such Stockholder shall not, directly or indirectly, purchase or otherwise acquire, or propose or offer to purchase or acquire, any shares of Common Stock or any Beneficial Ownership thereof, whether by tender offer, market purchase, privately negotiated purchase, merger or otherwise, except through acquisitions of shares of Common Stock (i) effected pursuant to transactions approved by the Company’s board of directors or by a majority of the independent directors on the Company’s board of directors; (ii) effected solely to the extent necessary to maintain the Stockholder’s level of Beneficial Ownership of the shares of Common Stock as of the date hereof; and (iii) pursuant to the Company’s equity compensation arrangements or the exercise of any options or warrants or similar rights granted or awarded under such arrangements.

ARTICLE IV

VOTING

Section 4.1.  Agreement to Vote.  Each Stockholder agrees that, at any meeting of the stockholders of the Company called to consider a transaction in which Purchaser or its affiliate will acquire all the outstanding capital stock of the Company, such Stockholder shall vote all shares of Common Stock owned by such Stockholder at the applicable record date set for such meeting in the same proportions that the shares of Common Stock Beneficially Owned by the other stockholders of the Company (other than Purchaser and its affiliates) are voted on such matter. The Stockholders’ obligations under this Section 4.1 shall apply only if (i) the directors of the Company who were not designated by, and are otherwise independent of, Purchaser and its affiliates (other than the Company) shall have approved the transaction to be voted on at the meeting, and shall have recommended that the Company’s stockholders vote to approve the transaction, by the affirmative vote of a majority of such directors; and (ii) such approval and recommendation shall not have been withdrawn.

ARTICLE V

MISCELLANEOUS

Section 5.1.  Further Assurances.  Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby, including making

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application for all consents and approvals required in connection with the transactions contemplated hereby and diligently pursuing the receipt of such consents and approvals in good faith thereafter at such time as may be necessary to comply with all of the terms of this Agreement and the transactions contemplated hereby.

Section 5.2.  Notices.

(a) All notices and other communications under this Agreement must be in writing and delivered to the applicable party or parties in person or by delivery to the address or facsimile number specified below (or to such other address or facsimile number as the recipient previously shall have specified by notice to the other parties hereunder):

If to Purchaser:

Chiesi Farmaceutici SpA
Via Palermo 26/A
43100 Parma
Italy
Attention: President
Copy to: Head of Corporate Development and Legal and
Corporate Affairs Director
Facsimile: +39 0521 774468

with copies to:

Morgan, Lewis & Bockius LLP
1111 Pennsylvania Avenue, NW
Washington, DC 20004
Attention: Stephen Paul Mahinka
Facsimile: (202) 739-3001

and

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178
Attention: Emilio Ragosa and Steven Navarro
Facsimile: (212) 309-6001

If to the Stockholders:

c/o Cornerstone Therapeutics Inc.
1255 Crescent Green Drive, Suite 250
Cary, NC 27518
Attention: Chief Financial Officer
Copy to: General Counsel
Facsimile: (888) 443-3092

If to the Company:

c/o Cornerstone Therapeutics Inc.
1255 Crescent Green Drive, Suite 250
Cary, NC 27518
Attention: Chief Financial Officer
Copy to: General Counsel
Facsimile: (888) 443-3092

with a copy to:

Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
Attention: John A. Healy
Facsimile: (212) 878-8375

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(b) All notices and other communications sent to the applicable address or facsimile number specified above shall be deemed to have been delivered at the earlier of (i) the time of actual receipt by the addressee; (ii) if the notice is sent by facsimile transmission, the time indicated on the transmitting party’s receipt of confirmation of transmission that time is during the addressee’s regular business hours on a Business Day, and otherwise at 9:00 a.m. on the next Business Day after such time; and (iii) if the notice is sent by a nationally recognized, reputable overnight courier service, the time shown on the confirmation of delivery provided by that service if that time is during the recipient’s regular business hours on a Business Day, and otherwise at 9:00 a.m. on the next Business Day after such time.

Section 5.3.  Entire Agreement.  This Agreement and the exhibits, annexes and schedules hereto, constitute the sole and entire agreement among the parties to this Agreement with respect to the subject matter of this Agreement, and supersede all prior and contemporaneous representations, agreements and understandings, written or oral, with respect to the subject matter hereof.

Section 5.4.  Waiver.  Subject to applicable law and except as otherwise provided in this Agreement, any party to this Agreement may, at any time prior to the Closing, extend the time for performance of any obligation under this Agreement of any other party or waive compliance with any term or condition of this Agreement by any other party. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by the party granting such extension or waiver. No delay in asserting or exercising a right under this Agreement shall be deemed a wavier of that right.

Section 5.5.  Amendment.  Subject to applicable law and except as otherwise provided in this Agreement, this Agreement may be amended, supplemented or modified at any time; provided, that no such amendment, supplement or modification shall be effective unless it is set forth in a written instrument duly executed by the Company, Purchaser and by each Stockholder whose rights or obligations are altered thereby.

Section 5.6.  No Third-Party Beneficiaries.  The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

Section 5.7.  Assignment; Binding Effect.  Except as otherwise expressly provided; this Agreement, neither this Agreement nor any right, interest or obligation under this Agreement may be assigned by any party to this Agreement, by operation of law or otherwise, without the prior written consent of the other parties to this Agreement and any attempt to do so will be void. Subject to the foregoing, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties to this Agreement and their respective successors and assigns.

Section 5.8.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD FOR ANY OF THE CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

Section 5.9.  CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.  EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE DELAWARE CHANCERY COURT SITTING IN THE COUNTY OF NEW CASTLE, OR IF SUCH COURT SHALL NOT HAVE PROPER JURISDICTION, OF THE UNITED STATES FEDERAL DISTRICT COURT SITTING IN DELAWARE, AND ANY APPELLATE COURT THEREOF, IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE BROUGHT ONLY IN SUCH COURTS (AND WAIVES AND AGREES NOT TO ASSERT ANY OBJECTION BASED ON FORUM NON CONVENIENS OR ANY OTHER OBJECTION TO VENUE THEREIN OR JURISDICTION THEREOF); PROVIDED, HOWEVER, THAT SUCH CONSENT TO JURISDICTION IS SOLELY FOR THE PURPOSE REFERRED TO IN THIS SECTION 5.9 AND SHALL NOT BE DEEMED TO BE A GENERAL SUBMISSION TO THE JURISDICTION OF SAID COURTS OR IN THE STATE OF DELAWARE OTHER THAN FOR SUCH PURPOSE. Any and all process may be served in any action, suit or proceeding arising in connection with this

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Agreement by complying with the provisions of Section 5.2. Such service of process shall have the same effect as if the party being served were a resident in the State of Delaware and had been lawfully served with such process in such jurisdiction. The parties hereby waive all claims of error by reason of such service. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction to enforce judgments or rulings of the aforementioned courts. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.9.

Section 5.10.  Remedies.  The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to specific performance of the terms hereof, in addition to any other remedy at law or equity to which the parties may be entitled. Except as otherwise provided herein, all remedies available under this Agreement, at law or otherwise, shall be deemed cumulative and not alternative or exclusive of other remedies. The exercise by any party of a particular remedy shall not preclude the exercise of any other remedy.

Section 5.11.  Invalid Provisions.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and the parties hereto shall cooperate in good faith to formulate and implement such provision.

Section 5.12.  Counterparts.  This Agreement may be executed manually or by facsimile, in any number of counterparts, all of which will constitute one and the same instrument, and will become effective when a counterpart shall have been executed an delivered by each party to the other parties (except that parties that are affiliates need not deliver counterparts to each other in order for this Agreement to be effective).

Section 5.13.  Effectiveness; Termination.  This Agreement shall become effective as of the Closing Date (as defined in the Stock Purchase Agreement, dated the same date as this Agreement, among the Company and Purchaser). Notwithstanding the foregoing, this Agreement shall terminate automatically, without action of any of the Stockholders, Purchaser or the Company, if the Company Stock Purchase Agreement is terminated pursuant to Section 6.1 thereof. This Agreement may be terminated at any time by an instrument in writing signed by all of the parties hereto and shall terminate automatically as to the relevant Stockholders upon an Employment Termination Event and as to all parties when the Common Stock is no longer registered under Section 12 of the Exchange Act.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CORNERSTONE THERAPEUTICS INC.

By:	/s/ Craig A. Collard
Name:     Craig A. Collard
Title: CEO

CHIESI FARMACEUTICI SPA

By:	/s/ Alberto Chiesi
Name:     Alberto Chiesi
Title: President

[Signature Page to Stockholders Agreement]

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/s/  Craig A. Collard
Craig A. Collard

CORNERSTONE BIOPHARMA HOLDINGS, LTD.

By:	/s/ Craig A. Collard
Name:     Craig A. Collard
Title: CEO

CAROLINA PHARMACEUTICALS LTD.

By:	/s/ Craig A. Collard
Name:     Craig A. Collard
Title: Director

[Signature Page to Stockholders Agreement]

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/s/  Steven M. Lutz
Steven M. Lutz

LUTZ FAMILY LIMITED PARTNERSHIP

By:	STEVEN M. LUTZ, its general partner

/s/  Steven M. Lutz
Steven M. Lutz

[Signature Page to Stockholders Agreement]

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ANNEX A

COVERED SHARES

Stockholder	Number of Covered Shares

Craig Collard	228,559
Cornerstone Biopharma Holdings, Ltd.	2,561,780
Carolina Pharmaceuticals Ltd.	947,207
Lutz Family Limited Partnership	541,878
Steven M. Lutz	195,227

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Exhibit C

GOVERNANCE AGREEMENT
by and among
CORNERSTONE THERAPEUTICS INC.,
THE STOCKHOLDERS NAMED HEREIN
(solely with respect to Sections 3.1(c), 3.4(d) and 3.4(e))
and
CHIESI FARMACEUTICI SPA
Dated as of May 6, 2009

GOVERNANCE AGREEMENT

This GOVERNANCE AGREEMENT, dated as of May 6, 2009 (this “Agreement”), is by and among CORNERSTONE THERAPEUTICS INC., a Delaware corporation, (the “Company”), and solely with respect to Sections 3.1(c), 3.4(d) and 3.4(e), LUTZ FAMILY LIMITED PARTNERSHIP, a North Carolina limited partnership, CORNERSTONE BIOPHARMA HOLDINGS, LTD., a limited liability company organized under the laws of Anguilla, CAROLINA PHARMACEUTICALS LTD., a limited liability company organized under the laws of Bermuda, CRAIG A. COLLARD and STEVEN M. LUTZ (the “Stockholders”), and CHIESI FARMACEUTICI SPA, a corporation organized under the laws of Italy (“Purchaser”).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, (i) Purchaser and certain of the Stockholders are entering into a Stock Purchase Agreement (the “Initial Stock Purchase Agreement”), dated the same date as this Agreement, and (ii) the Company and Purchaser are entering into a Stock Purchase Agreement (the “Company Stock Purchase Agreement”), also dated the same date as this Agreement;

WHEREAS, following consummation of the transactions contemplated by the Initial Stock Purchase Agreement and the Company Stock Purchase Agreement, Purchaser will own approximately 13,502,741 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”); and

WHEREAS, the parties wish to provide for certain governance arrangements and registration rights that are to take effect upon the closings of the transactions provided for in the Initial Stock Purchase Agreement and the Company Stock Purchase Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1  Certain Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the person specified.

“Beneficially Own” means, with respect to any security, having or sharing the power to direct or control the voting or disposition of such security and “Beneficial Ownership” has a correlative meaning.

“Blackout Period” means the period beginning on the Effective Date and ending at 11:59 p.m. New York City time on the second anniversary of the Effective Date.

“Board” or “Board of Directors” means the Board of Directors of the Company except where the context otherwise requires.

“Business Day” means any day other than a Saturday, Sunday or day when commercial banks in New York City are permitted or required by law to be closed for the conduct of regular banking business.

“Charter Amendment” means the amendment to the Company’s certificate of incorporation set forth in Exhibit F to the Company Stock Purchase Agreement.

“Control” (including the terms “controlling,” “controlled by” and “under common control with”) means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

“DGCL” means the General Corporation Law of the State of Delaware.

“Director” means a member of the Board of Directors of the Company.

“Effective Date” means the date of the Closing provided for in the Company Stock Purchase Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fully Diluted Basis” means as of any date a calculation that gives effect to the number of shares of Common Stock then issued and outstanding plus the aggregate number of all shares of Common Stock that the Company may be required to issue as of such date pursuant to all options, warrants, rights, convertible or exchangeable securities or similar obligations then outstanding, whether or not such securities are then exercisable and exchangeable but excluding, however, any options, warrants or other similar rights outstanding at the date hereof that have an exercise price equal to or greater than $26.00 per share.

“hereto”, “hereunder”, “herein”, “hereof” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

“Independent Director” means a Director that meets the requirements for independence under the NASDAQ Marketplace Rules and who is not a Purchaser Designee.

“Nominee Calculation Date” means with respect to any meeting of the Nominating Committee held to select nominees for election at an annual meeting of the Company’s stockholders, the close of business on the last Business Day of the month before the meeting.

“Person” means any natural person, corporation, general partnership, limited partnership, limited or unlimited liability company, proprietorship, joint venture, other business organization, trust, union, association or any U.S. or non-U.S. government, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, judicial or arbitral body or other similar authority.

“Purchaser Designee” means a Person designated by Purchaser for election or appointment as a Director pursuant to the provisions of this Agreement.

“SEC” means the Securities and Exchange Commission.

“Stockholders Agreement” means the Stockholders Agreement, dated the same date as this Agreement, by and among Purchaser, the stockholders of the Company named therein and the Company.

Section 1.2  Interpretation.

(a) When a reference is made in this Agreement to an Article or a Section hereof, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated.

(b) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c) The parties have participated jointly in negotiating and drafting this Agreement. If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(e) References to a Person are also to its permitted successors and assigns.

(f) The use of “or” is not intended to be exclusive unless expressly indicated otherwise.

ARTICLE II

LIMITATIONS ON TRANSACTIONS INVOLVING COMMON STOCK

Section 2.1  Limitations on Purchases of Additional Common Stock.  Purchaser agrees that, except for purchases of Common Stock made in accordance with this Article II, during the Blackout Period, neither Purchaser nor any Affiliate of Purchaser shall, directly or indirectly, purchase or otherwise acquire, or propose or offer to purchase or acquire, any shares of Common Stock or any Beneficial Ownership thereof, whether by tender offer, market purchase, privately negotiated purchase, merger or otherwise, except as follows:

(a) through acquisitions of shares of Common Stock (i) effected pursuant to transactions approved by the Board or by a majority of the Independent Directors; (ii) effected solely to the extent necessary to maintain the Beneficial Ownership of Purchaser and its Affiliates at an amount equal to 51% of the shares of Common Stock on a Fully Diluted Basis; (iii) in aggregate amounts not in excess of the aggregate number of shares of Common Stock sold after the Effective Date by the Stockholders or (iv) in order to effect the acquisition of all of the outstanding capital stock of the Company by Purchaser and/or any Affiliate of Purchaser, in accordance with the provisions of this Agreement; and

(b) through acquisitions of shares of Common Stock required by Section 2.2.

Section 2.2  Mandatory Offer to Purchase.  If at any time Purchaser and its Affiliates collectively Beneficially Own shares of Common Stock that represent 85% (or more) of the shares of capital stock of the Company on a Fully Diluted Basis, Purchaser shall offer to purchase, through a tender offer commenced within 60 days thereafter and completed as soon as practicable after commencement, all of the shares of Common Stock not then owned by Purchaser or its Affiliates (i.e., the remaining 15% of the outstanding capital stock of the Company), at a cash price per share at least equal to the highest per share price paid by Purchaser or any of its Affiliates, directly or indirectly, to acquire any share of Common Stock in the 18 months prior to the commencement of such tender offer.

Purchaser shall purchase and pay for all shares duly tendered in response to the tender offer promptly after the expiration of the tender offer. In addition, if Purchaser and/or its Affiliates have acquired at least 90% of the outstanding capital stock of the Company, following such tender offer, Purchaser may cash out the remaining stockholders of the Company by a short form merger as provided for under Section 253 of the DGCL at the same price per share paid by Purchaser in such tender offer.

Section 2.3  Limitations on Transfers of Common Stock.

(a) During the Blackout Period, neither Purchaser nor any of its Affiliates shall, directly or indirectly, sell or otherwise transfer or dispose of any shares of Common Stock except pursuant to a bona fide acquisition of the Company by a third party by way of merger, consolidation, stock exchange or tender offer that was not solicited by Purchaser or any of its Affiliates and that is approved by the Board and by a majority of the Independent Directors.

(b) Neither Purchaser nor any of its Affiliates shall, directly or indirectly, sell or otherwise transfer any shares of Common Stock to any Person if immediately following the sale or transfer such Person would Beneficially Own (together with such Person’s Affiliates) a number of shares of Common Stock representing more than five percent of all shares of Common Stock then outstanding. The preceding limitation shall not apply to a sale to a bona fide underwriter if the underwriter certifies to the Company that the shares are being acquired pursuant to a distribution and that upon completion of the distribution, no purchaser will own in excess of five percent of all shares of Common Stock then outstanding.

Section 2.4  Standstill.  Purchaser agrees that during the Blackout Period, other than pursuant to the Purchaser Voting Agreement (as defined in the Company Stock Purchase Agreement), Purchaser nor any Affiliate of Purchaser shall, directly or indirectly:

(a) “solicit,” or become a “participant” in any “solicitation” of, any “proxy “ (as such terms are defined in Regulation 14A under the Exchange Act) from any holder of Common Stock in connection with any vote on any matter (whether or not relating to the election or removal of Directors), or agree or announce its intention to vote with any Person undertaking a “solicitation,” except as otherwise expressly provided in this Agreement;

(b) form, join or in any way participate in any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Common Stock that would be required under Section 13(d) of the Exchange Act, and the rules and regulations thereunder (as in effect on, and based on legal interpretations thereof existing on, the date hereof), to file a statement on Schedule 13D with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such group Beneficially Owned Common Stock representing more than five percent of any class of voting stock of the Company then outstanding, unless approved by the majority of the Independent Directors;

(c) grant any proxies with respect to any Common Stock to any Person (other than as recommended by the Board of Directors) or deposit any Common Stock in a voting trust or enter into any other arrangement or agreement with respect to the voting thereof;

(d) seek, alone or in concert with other Persons, additional representation on the Board of Directors (in addition to that provided for in this Agreement) or seek the removal of any member of the Board that is not a Purchaser Designee or a change in the composition or size of the Board of Directors that is inconsistent with this Agreement; or

(e) enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, finance or assist any other Persons in connection with any of the foregoing.

ARTICLE III

CORPORATE GOVERNANCE

Section 3.1  Board Composition Following the Effective Date.

(a) If on the Effective Date the Charter Amendment shall not have been duly authorized, adopted and implemented or otherwise shall not have become effective, each of the parties to this Agreement shall cooperate in good faith to take such actions as may be necessary or appropriate to cause the Charter Amendment to be authorized, adopted and implemented, and to take effect, as soon as reasonably practicable, including by holding a special meeting of the Company’s Stockholders for the purpose of approving and adopting the Charter Amendment.

(b) On the Effective Date, (whether or not the Charter Amendment shall have become effective) the Board shall be reconstituted so as to consist of (i) the Chief Executive Officer of the Company; (ii) three persons selected prior to the Effective Date by the Board, each of whom qualifies as an independent director under the NASDAQ Marketplace Rules; and (iii) the four persons designated by Purchaser to serve as Directors as of the Effective Date.

(c) From and after the Effective Date, the Company, the Stockholders and Purchaser shall cooperate to ensure that, to the greatest extent possible, the Board consists of (i) the Chief Executive Officer of the Company or, if there is none, the most senior executive officer of the Company (the “Management Director”); (ii) three Independent Directors; and (iii) a number of Purchaser Designees as follows: (A) if Purchaser and its Affiliates Beneficially Own Common Stock constituting not less than 50% of all outstanding Common Stock on a Fully Diluted Basis, there shall be four Purchaser Designees; (B) if Purchaser and its Affiliates Beneficially Own Common Stock constituting less than 50% but 35% or more of all outstanding Common Stock on a Fully Diluted Basis, there shall be three Purchaser Designees; (C) if Purchaser and its Affiliates Own Common Stock constituting less than 35% but 25% or more of all outstanding Common Stock on a Fully Diluted Basis, there shall be two Purchaser Designees; (D) if Purchaser and its Affiliates Beneficially Own Common Stock constituting less than 25% but 10% or more of all outstanding Common Stock on a Fully Diluted Basis, there shall be one Purchaser Designee; and (E) if Purchaser and its Affiliates Beneficially Own Common Stock constituting less than 10% of all outstanding Common Stock on a Fully Diluted Basis, Purchaser shall not have the right to designate any Directors.

(d) If at any time the number of Purchaser Designees serving as Directors exceeds the number provided for in Section 3.1(c), Purchaser promptly shall procure the resignation or removal of such number of Purchaser Designees as shall be required to cause the composition of the Board to be consistent with Section 3.1(c).  If at any time there is no Management Director or there are fewer than three Independent Directors, Purchaser shall procure that the applicable vacancies are filled by persons selected by the remaining Independent Director or Directors.

(e) While the Charter Amendment is in effect, the Independent Directors and the Management Director shall be collectively referred to as the Class A Directors and the Purchaser Designees shall be referred to as the Class B directors. A majority of the total authorized number of directors, including at least one Class B director, shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

Section 3.2  Committees.  The Board of Directors at all times during the term of this Agreement shall maintain the following committees: an Audit Committee, a Nominating Committee and a Compensation Committee. Each of the Audit Committee, the Nominating Committee and the Compensation Committee shall consist solely of Independent Directors. Purchaser shall procure that the Purchaser Designees vote in favor of the foregoing arrangements.

Section 3.3  Annual Nomination Process.  Subject to compliance with applicable laws and the regulations of any exchange on which the Common Stock may from time to time be traded, in connection with each annual meeting of the Company’s stockholders the following director nomination procedures shall be followed:

(a) the Nominating Committee of the Board shall nominate for election to the Board at the annual meeting of stockholders (i) the Chief Executive Officer or, if there is none, the most senior executive officer of the Company; and (ii) three additional candidates, each of whom shall be an Independent Director;

(b) Purchaser shall designate for nomination by the Nominating Committee the number of persons Purchaser is entitled to designate pursuant to Section 3.1(c), based on Beneficial Ownership levels as of the applicable Nominee Calculation Date;

(c) in the event the number of persons Purchaser is entitled to designate pursuant to Section 3.1(c), based on Beneficial Ownership levels as of the applicable Nominee Calculation Date, falls below four persons, the Nominating Committee of the Board shall nominate for election to the Board at the annual meeting the number of directors equal to the difference between four and the number of persons Purchaser is entitled to designate; and

(d) each individual designated by Purchaser for nomination as a director of the Company shall be nominated by the Nominating Committee for election as a Director unless the Nominating Committee reasonably determines that such individual lacks such business or technical experience, stature and character as is commensurate with service on the board of directors of a publicly held enterprise or if such individual is an officer, director, partner or principal stockholder of any competitor of the Company and its subsidiaries (other than Purchaser and its Affiliates). If the Nominating Committee determines that any individual designated by Purchaser does not satisfy the criteria set forth in the preceding sentence, the Nominating Committee will promptly notify Purchaser of such determination and Purchaser will be entitled to designate another individual for nomination.

Section 3.4  Solicitation and Voting of Shares.

(a) The Company shall use its best efforts to solicit from the stockholders of the Company eligible to vote for the election of Directors proxies in favor of the nominees designated in accordance with Section 3.3.

(b) In any election of Directors or any meeting of the stockholders of the Company called for the election of directors, Purchaser shall cause the record holder(s) of all shares of Common Stock Beneficially Owned by Purchaser and its Affiliates to attend such meeting in person or by proxy for purposes of establishing a quorum and to vote all such shares of Common Stock in favor of the election as Directors of any persons who have been nominated for election by the Nominating Committee in accordance with the procedures set forth in Section 3.3.

(c) Purchaser agrees not to permit any shares of Common Stock Beneficially Owned by Purchaser or any of its Affiliates to be voted in a manner inconsistent with the provisions of this Agreement, or in a manner that would frustrate or prevent implementation of the provisions of this Agreement.

(d) In any election of Directors or any meeting of the stockholders of the Company called for the election of directors, each of the Stockholders shall cause the record holder(s) of all shares of Common Stock Beneficially Owned by such Stockholder to attend such meeting in person or by proxy for purposes of establishing a quorum and to vote all such shares of Common Stock in favor of the election as Directors of any persons who have been nominated for election by the Nominating Committee in accordance with the procedures set forth in Section 3.3.

(e) Each of the Stockholders agrees not to permit any shares of Common Stock Beneficially Owned by such Stockholder to be voted in a manner inconsistent with the provisions of this Agreement, or in a manner that would frustrate or prevent implementation of the provisions of this Agreement.

Section 3.5  Charter; Bylaws.  The Company shall take or cause to be taken all lawful action necessary to ensure at all times that the Company’s certificate of incorporation, bylaws and any other governance documents are not at any time inconsistent with the provisions of this Agreement.

Section 3.6  Change in Law.  In the event any law, rule or regulation comes into force or effect (including by amendment) which conflicts with the terms and conditions of this Agreement, the parties shall negotiate in good faith to revise the Agreement to achieve the parties’ intention set forth herein.

ARTICLE IV

INTERESTED TRANSACTIONS

Section 4.1  Interested Transactions.  The approval by the affirmative vote of a majority of the Independent Directors shall be required (in addition to any other Board or stockholder approval required by any law, rule or regulation) for Purchaser or any of its Affiliates to enter into or effect, or agree to enter into or effect, any material contract or transaction between or involving Purchaser or any of its Affiliates, on the one hand, and the Company or any of its subsidiaries, on the other hand, the terms of which are not expressly provided for in an agreement in effect before the Effective Date.

Section 4.2  Right of First Offer of the Company.

(a) Purchaser shall provide the Company with a right of first offer with respect to the distribution and marketing in the United States of any pharmaceutical products owned or Controlled by Purchaser or any of its Affiliates that Purchaser makes available for distribution in the United States. Purchaser shall grant the Company an exclusive right of offer with respect to the distribution of such product for a period of 30 days following receipt by the Company of written notice by Purchaser that such product will be available for distribution (the “Company Negotiation Period”). If the parties do not reach an agreement with respect to the distribution of the product within the Company Negotiation Period and enter into a definitive agreement within 45 days thereafter or if the Company notifies Purchaser in writing during the Company Negotiation Period that it does not wish to distribute such product, then Purchaser shall have no further obligation with respect to that product under this Section 4.2(a).

Section 4.3  Right of First Offer of Purchaser.

(a) The Company shall provide Purchaser with a right of first offer with respect to the distribution and marketing outside the United States of any pharmaceutical products owned or Controlled by the Company that the Company makes available for the distribution in any territory outside the United States. The Company shall grant Purchaser an exclusive right of negotiation with respect to the distribution of such product for such territories for a period of 30 days following receipt by Purchaser of written notice by the Company that such product will be available for distribution (the “Purchaser Negotiation Period”). If the parties do not reach an agreement with respect to the distribution of the product within the Purchaser Negotiation Period and enter into a definitive agreement within 30 days thereafter or if Purchaser notifies the Company in writing during the Purchaser Negotiation Period that it is not interested or unable to distribute such product, then the Company shall have no further obligation with respect to that product under this Section 4.3(a).

(b) For the avoidance of doubt, the provisions of this Section 4.3 shall apply to each territory outside the United States that the Company intends to distribute a product and as such if the Company initially only intends to distribute a product in a portion of the territories outside the United States, the provisions of this Section 4.3 shall apply each time and for each territory that the Company intends to distribute such product.

ARTICLE V

MISCELLANEOUS

Section 5.1  Effectiveness.  The provisions of this Agreement shall become effective on the Effective Date.

Section 5.2  Termination.

(a) This Agreement shall terminate automatically, without the action of Purchaser, the Company or the Stockholders, if the Company Stock Purchase Agreement is terminated pursuant to Section 6.1 thereof prior to the Effective Date.

(b) This Agreement shall terminate with respect to any Stockholder at such time when such Stockholder is no longer employed by the Company.

(c) This Agreement shall terminate at 11:59 p.m. New York City time on the second anniversary of the Effective Date.

(d) This Agreement shall terminate at the earliest of (i) such time as Purchaser and its Affiliates Beneficially Own Common Stock constituting 100% of all outstanding Common Stock on a Fully Diluted Basis, (ii) such time as Purchaser and its Affiliates Beneficially Own Common Stock constituting less than 10% of all outstanding Common Stock on a Fully Diluted Basis, or (iii) the effective time of a Change in Control. “Change in Control” means, with respect to (A) the Company, any transaction or series of related transactions (including mergers, consolidations and other forms of business consolidations) following which continuing stockholders of the Company hold less than 50% of the outstanding voting securities of either the Company, the entity surviving such transaction or any direct or indirect parent entity of such continuing or surviving entity or (B) the sale, lease, license, transfer or other disposal of all or substantially all of the business or assets of the Company (provided, however, that the sale, license or transfer to another party, in the ordinary course of business, of any Company asset (regardless of its value or what portion of the Company’s business or assets it may represent) over which Purchaser has no contractual rights in shall not be considered a Change in Control transaction).

(e) This Article V shall survive termination of this Agreement.

Section 5.3  Notice.

(a) All notices and other communications under this Agreement must be in writing and delivered to the applicable party or parties in person or by delivery to the address or facsimile number specified below (or to such other address or facsimile number as the recipient previously shall have specified by notice to the other parties hereunder):

If to the Company:

c/o Cornerstone Therapeutics Inc.
1255 Crescent Green Drive, Suite 250
Cary, NC 27518
Attention: Chief Financial Officer
Copy to: General Counsel
Facsimile: (888) 443-3092

With a copy (which shall not constitute notice) to:

Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
Attention: John A. Healy
Facsimile: (212) 878-8375

If to any Stockholder:

c/o Cornerstone Therapeutics Inc.
1255 Crescent Green Drive, Suite 250
Cary, NC 27518
Attention: Chief Financial Officer
Copy to: General Counsel
Facsimile: (888) 443-3092

With a copy (which shall not constitute notice) to:

Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
Attention: John A. Healy
Facsimile: (212) 878-8375

If to Purchaser:

Chiesi Farmaceutici S.p.A.
Via Palermo 26/A
43100 Parma
Italy
Attention: President
Copy to: Head of Corporate Development and Legal and
Corporate Affairs Director
Facsimile: +39 0521 774468

With copies (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP
1111 Pennsylvania Avenue, NW
Washington, DC 20004
Attention: Stephen Paul Mahinka
Facsimile: (202) 739-3001

and

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178
Attention: Emilio Ragosa and Steven Navarro
Facsimile: (212) 309-6001

(b) All notices and other communications sent to the applicable address or facsimile number specified above shall be deemed to have been delivered at the earlier of (i) the time of actual receipt by the addressee; (ii) if the notice is sent by facsimile transmission, the time indicated on the transmitting party’s receipt of confirmation of transmission that time is during the addressee’s regular business hours on a Business Day, and otherwise at 9:00 a.m. on the next Business Day after such time; and (iii) if the notice is sent by a nationally recognized, reputable overnight courier service, the time shown on the confirmation of delivery provided by that service if that time is during the recipient’s regular business hours on a Business Day, and otherwise at 9:00 a.m. on the next Business Day after such time.

Section 5.4  Entire Agreement.  This Agreement and the exhibits, annexes and schedules hereto constitute the sole and entire agreement among the parties to this Agreement with respect to the subject matter of this Agreement, and supersede all prior and contemporaneous representations, agreements and understandings, written or oral, with respect to the subject matter hereof.

Section 5.5  Waiver.  Subject to applicable law and except as otherwise provided in this Agreement, any party to this Agreement may, at any time prior to termination of this Agreement, extend the time for performance of any obligation under this Agreement of any other party or waive compliance with any term or condition of this Agreement by any other party. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by the party granting such extension or waiver. No delay in asserting or exercising a right under this Agreement shall be deemed a wavier of that right.

Section 5.6  Amendment.  Subject to applicable law and except as otherwise provided in this Agreement, this Agreement may be amended, supplemented or modified at any time; provided, that no such amendment, supplement or modification shall be effective unless it is set forth in a written instrument duly executed by each of the parties hereto.

Section 5.7  No Third Party Beneficiaries.  The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

Section 5.8  Assignment; Binding Effect.  Neither this Agreement nor any right, interest or obligation under this Agreement may be assigned by any party to this Agreement, by operation of law or otherwise, without the prior written consent of the other parties to this Agreement and any attempt to do so will be void. Subject to the foregoing, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties to this Agreement and their respective successors and assigns.

Section 5.9  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD FOR ANY OF THE CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

Section 5.10  CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.  EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE DELAWARE CHANCERY COURT SITTING IN THE COUNTY OF NEW CASTLE, OR IF SUCH COURT SHALL NOT HAVE PROPER JURISDICTION, OF THE UNITED STATES FEDERAL DISTRICT COURT SITTING IN DELAWARE, AND ANY APPELLATE COURT THEREOF, IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE BROUGHT ONLY IN SUCH COURTS (AND WAIVES AND AGREES NOT TO ASSERT ANY OBJECTION BASED ON FORUM NON CONVENIENS OR ANY OTHER OBJECTION TO VENUE THEREIN OR JURISDICTION THEREOF); PROVIDED, HOWEVER, THAT SUCH CONSENT TO JURISDICTION IS SOLELY FOR THE PURPOSE REFERRED TO IN THIS SECTION 5.10 AND SHALL NOT BE DEEMED TO BE A GENERAL SUBMISSION TO THE JURISDICTION OF SAID COURTS OR IN THE STATE OF DELAWARE OTHER THAN FOR SUCH PURPOSE. Any and all process may be served in any action, suit or proceeding arising in connection with this Agreement by complying with the provisions of Section 5.3. Such service of process shall have the same effect as if the party being served were a resident in the State of Delaware and had been lawfully served with such process in such jurisdiction. The parties hereby waive all claims of error by reason of such service. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction to enforce judgments or rulings of the aforementioned courts. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO

REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

Section 5.11  Invalid Provisions.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and the parties hereto shall cooperate in good faith to formulate and implement such provision.

Section 5.12  Counterparts.  This Agreement may be executed manually or by facsimile, in any number of counterparts, all of which will constitute one and the same instrument, and will become effective when a counterpart shall have been executed and delivered by each party to the other parties (except that parties that are affiliates need not deliver counterparts to each other in order for this Agreement to be effective).

Section 5.13  Remedies.  The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to specific performance of the terms hereof, in addition to any other remedy at law or equity to which the parties may be entitled. Except as otherwise provided herein, all remedies available under this Agreement, at law or otherwise, shall be deemed cumulative and not alternative or exclusive of other remedies. The exercise by any party of a particular remedy shall not preclude the exercise of any other remedy.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

CORNERSTONE THERAPEUTICS INC.

By:	/s/ Craig A. Collard
Name:     Craig A. Collard

Title:	CEO

CHIESI FARMACEUTICI S.P.A.

By:	/s/ Alberto Chiesi
Name:     Alberto Chiesi

Title:	President

[Signature Page to Governance Agreement]

STOCKHOLDERS (solely with respect to
Sections 3.1(c), 3.4(d) and 3.4(e))

/s/  Craig A. Collard
Craig A. Collard

CORNERSTONE BIOPHARMA HOLDINGS, LTD.

By:	/s/ Craig A. Collard
Name:     Craig A. Collard

Title:	CEO

CAROLINA PHARMACEUTICALS LTD.

By:	/s/ Craig A. Collard
Name:     Craig A. Collard

Title:	Director

[Signature Page to Governance Agreement]

STOCKHOLDERS (solely with respect to
Sections 3.1(c), 3.4(d) and 3.4(e))

/s/  Steven M. Lutz
Steven M. Lutz

LUTZ FAMILY LIMITED PARTNERSHIP

By:	STEVEN M. LUTZ, it general partner

/s/  Steven M. Lutz

[Signature Page to Governance Agreement]

Exhibit D

REGISTRATION RIGHTS AGREEMENT
by and among

CORNERSTONE THERAPEUTICS INC.
and
CHIESI FARMACEUTICI SPA,
Dated as of May 6, 2009

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of May 6, 2009 (this “Agreement”), is by and among CORNERSTONE THERAPEUTICS INC., a Delaware corporation, (the “Company”), and CHIESI FARMACEUTICI SPA, a corporation organized under the laws of Italy (“Purchaser”).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, (i) Purchaser and certain stockholders of the Company are entering into a Stock Purchase Agreement (the “Initial Stock Purchase Agreement”), dated the same date as this Agreement, and (ii) the Company and Purchaser are entering into a Stock Purchase Agreement (the “Company Stock Purchase Agreement”), also dated the same date as this Agreement;

WHEREAS, following consummation of the transactions contemplated by the Initial Stock Purchase Agreement and the Company Stock Purchase Agreement, Purchaser will own approximately 13,502,741 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”); and

WHEREAS, the parties wish to provide for certain registration rights that are to take effect upon the closings of the transactions provided for in the Initial Stock Purchase Agreement and the Company Stock Purchase Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1  Certain Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified.

“Beneficially Own” means, with respect to any security, having or sharing the power to direct or control the voting or disposition of such security and “Beneficial Ownership” has a correlative meaning.

“Board” or “Board of Directors” means the Board of Directors of the Company except where the context otherwise requires.

“Business Day” means any day other than a Saturday, Sunday or day when commercial banks in New York City are permitted or required by law to be closed for the conduct of regular banking business.

“Common Stock” means the Company’s common stock, par value $0.001 per share.

“Demand Registration” means any registration of Registrable Securities under the Securities Act requested by Purchaser in accordance with Section 2.1.

“Effective Date” means the date of the Closing provided for in the Company Stock Purchase Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Registration” means a registration under the Securities Act of (i) securities on Form S-8 or any similar successor form or (ii) securities to effect the acquisition of, or combination with, another Person registered on Form S-4 or any similar successor form.

“FINRA” means the Financial Industry Regulatory Authority.

“FINRA Rules” means the rules of the Financial Regulatory Authority, Inc., including the NASD Rules as incorporated into the FINRA Transitional Rule Book, as amended, and any successor rules.

“Governance Agreement” means the Governance Agreement, dated the same date as this Agreement, by and among the Company, Purchaser and, solely with respect to the sections identified therein, certain stockholders of the Company named therein.

“hereto”, “hereunder”, “herein”, “hereof” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

“Material Disclosure Event” means, as of any date of determination, any pending or imminent event relating to the Company or any of its subsidiaries that the Board reasonably determines in good faith, after consultation with outside counsel to the Company, (i) would require disclosure of material, non-public information relating to such event in any registration statement or related prospectus including Registrable Securities (including documents incorporated by reference therein) so that such registration statement would not be materially misleading, (ii) would not otherwise be required to be publicly disclosed by the Company at that time in a periodic report to be filed with or furnished to the SEC under the Exchange Act but for the filing of such registration statement or related prospectus and (iii) if publicly disclosed at the time of such event, could reasonably be expected to have a material adverse effect on the business, financial condition, prospects or results of operations of the Company and its subsidiaries or would materially adversely affect a pending or proposed material acquisition, merger, recapitalization, consolidation, reorganization, financing or similar transaction, or negotiations with respect thereto.

“Person” means any natural Person, corporation, general partnership, limited partnership, limited or unlimited liability company, proprietorship, joint venture, other business organization, trust, union, association or any U.S. or non-U.S. government, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, judicial or arbitral body or other similar authority.

“Piggyback Registration” means any registration of Registrable Securities under the Securities Act requested by Purchaser in accordance with Section 2.2.

“Registrable Securities” means shares of Common Stock that are Beneficially Owned by Purchaser and any securities into which such shares may have been converted pursuant to any merger, corporate reorganization or other similar transaction, unless (i) such securities have been effectively registered under Section 5 of the Securities Act and disposed of pursuant to an effective registration statement, or (ii) such securities may be transferred pursuant to Rule 144 under the Securities Act without volume limitations such that, after any such transfer referred to in this clause (ii), such securities thereafter may be freely transferred without restriction under the Securities Act.

“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, and any successor provision thereto.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Shelf Registration” means a registration of the Company Common Stock in a continuous or delayed offering pursuant to Rule 415 under the Securities Act (or any successor rule).

“Underwritten Offering” means a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Forms S-4 or S-8 or any similar or successor form.

Section 1.2  Interpretation.

(a) When a reference is made in this Agreement to an Article or a Section hereof, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated.

(b) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c) The parties have participated jointly in negotiating and drafting this Agreement. If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(e) References to a Person are also to its permitted successors and assigns.

(f) The use of “or” is not intended to be exclusive unless expressly indicated otherwise.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1  Demand Registrations.

(a) If at any time after the Blackout Period (as defined in the Governance Agreement), the Company shall receive a notice from Purchaser that the Company effect a Demand Registration (a “Demand Notice”), for all or any portion of the Registrable Securities specified in such Demand Notice, specifying the intended method of disposition thereof, then the Company shall use its reasonable best efforts to effect within 60 days of such Demand Notice, subject to the restrictions of this Section 2.1, the registration under the Securities Act of the Registrable Securities for which Purchaser has requested registration under this Section 2.1, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as specified in the Demand Notice) of the Registrable Securities so to be registered.

(b) Subject to the provisions of this Section 2.1, Purchaser shall be entitled to request four (4) Demand Registrations.

(c) Subject to Section 2.1(e), the Company shall file the registration statement in respect of a Demand Registration as soon as practicable and, in any event, within 45 days after receiving a Demand Notice (the “Required Filing Date”) on Form S-1 or S-3 or any similar or successor to such forms under the Securities Act, or, if they are not available, any form for which the Company then qualifies, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and shall use its reasonable best efforts to cause the same to be declared effective by the SEC as promptly as practicable after such filing; provided, that the Company shall not be obligated to effect a Demand Registration pursuant to Section 2.1(a) (i) within 180 days after the effective date of a previous Demand Registration and (ii) unless the Demand Notice is for a number of Registrable Securities with an expected market value that is equal to at least $50,000,000 as of the date of such Demand Notice or is for one hundred percent of Registrable Securities.

(d) With respect to any Demand Registration, subject to the availability of a registration statement on Form S-3, the Company shall, upon written request from Purchaser, agree to effect a Shelf Registration, and, thereafter, shall use its reasonable best efforts to cause such registration statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

(e) The Company may defer the filing (but not the preparation) of a registration statement required by this Section 2.1 until after the Required Filing Date (i) for a period not to exceed 90 days, if, at the time the Company receives the Demand Notice, there exists a Material Disclosure Event, or (ii) for a period not to exceed 90 days, if, prior to receiving the Demand Notice, the Company had determined to effect a registered underwritten public offering of Company Common Stock, or securities convertible into or exchangeable for Company Common Stock, for the Company’s account in connection with a material public financing transaction and the Company had taken substantial steps (including selecting a managing underwriter for such offering, if applicable) and is proceeding with reasonable diligence to effect such offering. A deferral of the filing of a registration statement pursuant to this Section 2.1(e) shall be lifted, and the requested registration statement shall be filed forthwith, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the Material Disclosure Event is publicly disclosed or otherwise ceases to exist, or, in the case of a deferral pursuant to clause (ii) of the preceding sentence, the proposed registration for the Company’s account is abandoned or the filing of a registration statement with respect to any such proposed registration is delayed by more than 30 days from the time of receipt of the applicable Demand Notice. In order to defer the filing of a registration statement pursuant to this Section 2.1(e), the Company shall promptly (but in any event within 10 days), upon determining to seek such deferral, deliver to Purchaser a certificate signed by an executive officer of the Company stating that the Company is deferring such filing pursuant to this Section 2.1(e), a general statement of the reason for such deferral and an approximation of the anticipated delay. Within 20 days after receiving such certificate, Purchaser may withdraw such Demand Notice by giving notice to the Company; if withdrawn, the Demand Notice shall be deemed not to have been made for all purposes of this Agreement and the Company shall pay all expenses of such withdrawn Demand Registration in accordance with Section 2.7. The Company may defer the filing of a particular registration statement pursuant to this Section 2.1(e) only once in any period of 12 consecutive months; provided, that any deferral pursuant to clause (i) of the first sentence of this Section 2.1(e) shall be deemed to be a “Suspension Period” for purposes of Section 2.6 and shall be subject to the limitations and obligations during Suspension Periods set forth in Section 2.6.

(f) No securities to be sold for the account of any Person (including the Company), other than Purchaser shall be included in a Demand Registration if the managing underwriters (or, in an offering that is not underwritten, a nationally recognized investment bank) shall advise the Company and Purchaser in writing that the aggregate amount of such securities requested to be included in any offering pursuant to such Demand Registration is sufficiently large to have an adverse effect on the success of any such offering, based on market conditions or otherwise (an “Adverse Effect”). Furthermore, if the managing underwriters (or such investment bank) shall advise the Company and Purchaser that, even after exclusion of all securities of other Persons pursuant to the immediately preceding sentence, the amount of Registrable Securities proposed to be included in such Demand Registration by Purchaser is sufficiently large to cause an Adverse Effect, the Registrable Securities of Purchaser to be included in such Demand Registration shall equal the number of shares which Purchaser is so advised can be sold in such offering without an Adverse Effect; provided, that the Company shall not include any Registrable Securities of any executive officer, director or employee of the Company or any of its subsidiaries if the managing underwriters (or such investment bank) shall advise the Company and Purchaser that the participation of any such persons may have an Adverse Effect; provided, further that if the number of Registrable Securities to be included in the Demand Registration is less than 80% of the number requested to be so included, Purchaser may withdraw such Demand Notice by giving notice to the Company; if withdrawn, the Demand Notice shall be deemed not to have been made for all purposes of this Agreement and the Company shall pay all expenses of such withdrawn Demand Registration in accordance with Section 2.7; provided, however, that if the holders of a majority of the remaining Registrable Securities covered by such Demand Notice desire to proceed with such Demand Registration, the Company shall proceed forward with such Demand Registration and the Demand Notice shall be deemed to have been made for all purposes of this Agreement by the remaining holders.

(g) Purchaser may withdraw Registrable Securities from a Demand Registration at any time and Purchaser shall have the right to cancel a proposed Demand Registration of Registrable Securities pursuant to this Section 2.1(g). Upon such cancellation, the Company shall cease all efforts to secure registration and such Demand Registration shall not be counted as a Demand Registration under this Agreement for any purpose and the Company shall pay the expenses of such cancelled Demand Registration in accordance with Section 2.7.

(h) In any registration requested pursuant to this Section 2.1, the Company shall not register securities other than Registrable Securities for sale for the account of any Person (including the Company), unless permitted to do so by the written consent of Purchaser.

Section 2.2  Piggyback Registrations.

(a) Whenever the Company proposes to register any of its equity securities under the Securities Act (other than a registration statement on Form S-8 or on Form S-4 or any similar successor forms), whether for its own account or for the account of one or more stockholders of the Company, the Company shall each such time give prompt written notice at least 20 business days prior to the anticipated filing date of the registration statement relating to such registration to Purchaser, which notice shall set forth Purchaser’s rights under this Section 2.2 and shall offer Purchaser the opportunity to include in such registration the number of Registrable Securities of the same class or series as those proposed to be registered as Purchaser may request, subject to the provisions of Sections 2.2(a), 2.2(b) and 2.2(c). Upon the request of Purchaser made within 15 business days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities, if any, intended to be registered by Purchaser), the Company shall use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by Purchaser to the extent necessary to permit the disposition of the Registrable Securities so to be registered; provided, that (i) if such registration involves an Underwritten Offering, Purchaser must sell all Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company, as applicable, and (ii) if, at any time after giving notice of its intention to register any securities pursuant to this Section 2.2(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to Purchaser and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. No registration effected under this Section 2.2 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 2.1. There shall be no limitation on the number of Piggyback Registrations that the Company shall be required to effect under this Section 2.2.

(b) At any time prior to the effective date of the registration statement relating to such registration, Purchaser may revoke such Piggyback Registration request by providing a notice to the Company revoking such request.

(c) If a Piggyback Registration is in respect of an Underwritten Offering and was initiated by the Company, and if the managing underwriters advise the Company that the inclusion of Registrable Securities requested to be included in the registration statement pursuant to this Section 2.2 would cause an Adverse Effect, then the Company shall be required to include in such registration statement, to the extent of the amount of securities that the managing underwriters advise may be sold without causing such Adverse Effect, (A) first, the securities the Company proposes to sell; (B) second, the Registrable Securities requested to be included in such registration by Purchaser thereof; and (C) third, any other securities requested to be included in such registration; provided, that the Company shall not include any Registrable Securities of any executive officer or employee of the Company or any of its subsidiaries (other than the Stockholders) if such managing underwriters advise the Company and the requesting Stockholders that the participation of any such individual may have an Adverse Effect. If, as a result of the provisions of this Section 2.2(c), any Stockholder shall not be entitled to include all Registrable Securities in a registration that such Stockholder has requested to be so included, such Stockholder may withdraw such Stockholder’s request to include Registrable Securities in such registration statement.

(d) If a Piggyback Registration is in respect of an Underwritten Offering and was initiated by a security holder of the Company (other than a Stockholder), and if the managing underwriters advise the Company that the inclusion of Registrable Securities requested to be included in the registration statement would cause an Adverse Effect, the Company shall include in such registration statement, to the extent of the amount of securities that the managing underwriters advise may be sold without causing such Adverse Effect, (A) first, the Registrable Securities requested to be included in such registration by any Stockholder thereof, pro rata among the Stockholders on the basis of the number of Registrable Securities requested to be registered by each such Stockholder; and (B) second, any other securities requested to be included in such registration (including securities to be sold for the account of the Company); provided, that the Company shall not include any Registrable Securities of any executive officer or employee of the Company or any of its subsidiaries (other than Purchaser) if such managing underwriters advise the Company and Purchaser that the participation of any such individual may have an Adverse Effect. If, as a result of the provisions of this Section 2.2(d), Purchaser shall not be entitled to include all Registrable Securities in a registration that Purchaser has requested to be so included, Purchaser may withdraw its request to include Registrable Securities in such registration statement.

(e) Notwithstanding any of the foregoing, the provisions of Sections 2.2(c) and 2.2(d) shall not apply to a Piggyback Registration that is a Shelf Registration.

Section 2.3  SEC Forms.  The Company shall use its reasonable best efforts to cause any Demand Registrations to be registered on Form S-3 (or any successor form), if applicable, once the Company becomes eligible to use Form S-3. If the Company is not then eligible under the Securities Act to use Form S-3, such Demand Registrations shall be registered on the form for which the Company then qualifies. The Company shall use its best efforts to become and remain eligible to use Form S-3. All such registration statements shall comply with applicable requirements of the Securities Act, and, together with each prospectus included, filed or otherwise furnished by the Company in connection therewith, shall not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Section 2.4  Holdback Agreements.

(a) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, except pursuant to Excluded Registrations, during the seven days prior to the effective date of any registration statement in connection with a Demand Registration or Piggyback Registration and thereafter until the date on which all of the Registrable Securities subject to such registration statement have been sold (not to exceed 90 days, as required by the underwriters managing the offering) and (ii) if requested by the managing underwriters, to use reasonable efforts to cause each director and executive officer to agree not to effect any public sale or distribution (including sales pursuant to Rule 144 of the Securities Act) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted); provided, that the foregoing described holdback shall not apply to the extent that the managing underwriters of such offering otherwise agree or, in the event a registration statement does not relate to an Underwritten Offering, if the holders of a majority of such Registrable Securities consent thereto.

(b) If Purchaser notifies the Company in writing that it intends to effect an underwritten sale of Company Common Stock registered pursuant to a Shelf Registration, the Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for its equity securities, during the seven days prior to and during the 90-day period beginning on the filing of the prospectus supplement with respect to such offering, other than pursuant to Excluded Registrations or to the extent that the managing underwriters of such offering otherwise agree and (ii) if requested by the managing underwriters, to use reasonable efforts to cause each director and executive officer to agree not to effect any public sale or distribution (including sales pursuant to Section 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted).

(c) Purchaser agrees, in the event of an Underwritten Offering by the Company (whether for the account of the Company or otherwise), not to effect any public sale or distribution of any Registrable Securities, or any securities convertible into or exchangeable or exercisable for such Registrable Securities, including any sale pursuant to Rule 144 (except as part of such Underwritten Offering), during the seven days prior to and ending up to 90 days after the date of the final prospectus, subject in each case to such extensions as are customary to permit the publication of research in compliance with Rule 2711(f) of the rules of the National Association of Securities Dealers, Inc. as incorporated in the FINRA Rules (or any similar successor rule thereto); provided, that each other stockholder of the Company and each executive officer of the Company is subject to substantially the same restrictions.

Section 2.5  Registration Procedures.  Whenever Purchaser has requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as promptly as is practicable, and pursuant thereto the Company shall as expeditiously as possible:

(a) prepare and file with the SEC by the Required Filing Date a registration statement on the appropriate form under the Securities Act with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective as soon as practicable after the initial filing thereof; provided, that as far in advance as practicable before filing such registration statement or any amendment or supplement thereto, the Company shall furnish to Purchaser copies of reasonably complete drafts of all such documents prepared to be filed (including exhibits and documents that are to be incorporated by reference into the registration statement, amendment or supplement), and Purchaser shall have the opportunity to object to any information contained therein and the Company shall make any corrections or other amendments reasonably requested by Purchaser with respect to such information prior to filing any such registration statement, amendment or supplement;

(b) except in the case of a Shelf Registration, prepare and file with the SEC such amendments, post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days (or such lesser period as is necessary for the underwriters in an Underwritten Offering to sell unsold allotments) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c) in the case of a Shelf Registration, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities subject thereto for a period ending on the earlier of (i) 24 months after the effective date of such registration statement and (ii) the date on which all the Registrable Securities subject thereto have been sold pursuant to such registration statement;

(d) furnish to Purchaser and the underwriters, if any, of the securities being registered such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), any documents incorporated by reference therein and such other documents as Purchaser or underwriters reasonably may request in order to facilitate the disposition of the Registrable Securities owned by Purchaser or the sale of such securities by such underwriters (it being understood that, subject to this Section 2.5 and the requirements of the Securities Act and applicable state securities laws, the Company consents to the use of the prospectus and any amendment or supplement thereto by Purchaser and the underwriters in connection with the offering and sale of the Registrable Securities covered by the registration statement of which such prospectus, amendment or supplement is a part);

(e) use its best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as Purchaser or the managing underwriters reasonably request; use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable Purchaser to consummate the disposition of the Registrable Securities owned by Purchaser in such jurisdictions; provided, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (ii) consent to general service of process in any such jurisdiction;

(f) promptly notify Purchaser and each underwriter, if any, in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective; (ii) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or “blue sky” laws or the initiation or threat of initiation of any proceedings for that purpose; and (iii) if such registration statement or related prospectus, at the time it or any amendment thereto became effective or at any time such prospectus is required to be delivered under the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, upon the discovery by the Company of such material misstatement or omission or of the happening of any event as a result of which the Company believes there would be such a material misstatement or omission; provided, that, in the case of clause (iii), promptly after delivery of such notice, the Company shall, as the case may be, (x) prepare and file with the SEC a post-effective amendment to such registration statement and use its best efforts to cause such amendment to become effective so that such registration statement, as so amended, shall not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (y) prepare and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus shall not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(g) permit Purchaser to participate in the preparation of such registration statement or related prospectus and promptly incorporate any information furnished to the Company by Purchaser that, in the reasonable judgment of Purchaser and its counsel, should be included if Purchaser, in its sole and exclusive judgment, might reasonably be deemed to be an underwriter or a controlling person of the Company (within the meaning of the Securities Act);

(h) make reasonably available senior management of the Company, as selected by Purchaser, to assist in the marketing of the Registrable Securities covered by such registration, including the participation of such members of the Company’s senior management in “road show” presentations and other customary marketing activities, including “one-on-one” meetings with prospective purchasers of the Registrable Securities to be sold in the Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto, in each case to the same extent as if the Company were engaged in a primary registered offering of its capital stock; provided, that such assistance does not unduly interfere with the normal operations of the Company in the ordinary course of business, consistent with past practice;

(i) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, including the Securities Act and the Exchange Act, and make generally available to the Company’s security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, as soon as reasonably practicable, but no later than 30 days after the end of the 12-month period beginning with the first day of the Company’s first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said twelve (12)-month period; provided, that such requirement shall be deemed satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act as required thereby and otherwise complies with Rule 158 under the Securities Act;

(j) in the case of an Underwritten Offering, if requested by the managing underwriters or Purchaser, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters or Purchaser reasonably requests to be included therein, including with respect to the Registrable Securities being sold by Purchaser, the purchase price being paid therefor by the underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

(k) as promptly as practicable after filing with the SEC of any document that is incorporated by reference into a registration statement (in the form in which it was incorporated), deliver a copy of each such document to Purchaser;

(l) cooperate with Purchaser and the managing underwriters to facilitate the timely preparation and delivery of certificates representing securities sold under any registration statement, which certificates shall not bear any restrictive legends unless required under applicable law, and enable such securities to be in such denominations and registered in such names as the managing underwriters or Purchaser may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

(m) promptly make available for inspection by Purchaser and any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by Purchaser or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, employees and independent accountants to supply all information requested by any such Inspector in connection with such registration statement; provided, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (m) if (i) the Company reasonably determines in good faith, after consultation with outside counsel, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (ii) if either (A) the Company has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (B) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing, unless prior to furnishing any such information with respect to clause (ii) Purchaser agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; and provided, further that Purchaser agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

(n) furnish to Purchaser and underwriter, if any, a signed counterpart of (i) an opinion or opinions of counsel to the Company and updates thereof (which counsel and which opinions shall be reasonably satisfactory to the underwriters and Purchaser) addressed to them covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by Purchaser and underwriters or their counsel, (ii) a comfort letter or comfort letters and updates thereof from the Company’s independent public accountants addressed to them, each in customary form and covering such matters of the type customarily covered by comfort letters by underwriters in connection with primary Underwritten Offerings;

(o) cause the Registrable Securities included in any registration statement to be listed for quotation on the NASDAQ Capital Market (or such other principal trading market as the Company’s shares of Common Stock may then be traded on);

(p) provide a transfer agent and registrar for all Registrable Securities registered hereunder not later than the effective date of the registration statement related thereto;

(q) use its best efforts to cause Registrable Securities covered by such registration statement to be registered with or approved by such other government agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(r) cooperate with Purchaser and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(s) as may be required in connection with the initial filing of any registration statement, and during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

(t) notify Purchaser promptly of any written comments by the SEC or any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

(u) if applicable, enter into an underwriting agreement for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to that offering, including indemnities and contribution to the effect and to the extent provided in Section 2.9 and the provision of opinion of counsel and accountants’ letters to the effect and to the extent provided in Section 2.5(n) and enter into any other such customary agreements and take all such other actions as Purchaser or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities. Purchaser shall be party to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of Purchaser;

(v) make every reasonable effort to prevent the entry of any order suspending the effectiveness of the registration statement and, in the event of the issuance of any such stop order, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any security included in such registration statement for sale in any jurisdiction, the Company shall use commercially reasonable efforts promptly to obtain the withdrawal of such order;

(w) provide a CUSIP number for all Registrable Securities not later than the effective date of the registration statement with respect thereto;

(x) in connection with an Underwritten Offering make such representations and warranties to Purchaser of such Registrable Securities and the underwriters with respect to the Registrable Securities and the registration statement as are customarily made by issuers to underwriters in primary Underwritten Offerings and deliver such documents and certificates as may be reasonably requested by each seller of Registrable Securities covered by the registration statement and by the underwriters to evidence compliance with such representations and warranties and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; and

(y) advise Purchaser, promptly after it shall receive notice or obtain knowledge thereof, of the issuance or threat of issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

Section 2.6  Suspension of Disposition.  Purchaser agrees by acquisition of any Registrable Securities that, upon receipt of any notice (a “Suspension Notice”) from the Company of the happening of any Material Disclosure Event, Purchaser shall promptly discontinue disposition of Registrable Securities until receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing by the Company (the “Advice”) that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the prospectus, and, if so directed by the Company, Purchaser shall deliver to the Company all copies, other than permanent file copies then in its possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any Suspension Notice, the time period regarding the effectiveness of registration statements set forth in Sections 2.5(b) and 2.5(c) hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice (such period, a “Suspension Period”). The Company shall use its best efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable and shall as promptly as practicable after the expiration of the Suspension Period prepare a post-effective amendment or supplement to the registration statement or the prospectus or any document incorporated therein by reference, or file any required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding anything herein to the contrary, the Company shall not be entitled to more than two Suspension Periods during any consecutive 12-month period, which Suspension Periods shall have durations of not more than 90 days each; provided, that a Suspension Period shall automatically expire upon the public disclosure of the information to which the Material Disclosure Event relates. The fact that a Suspension Period is in effect under this Section 2.6 shall not relieve the contractual obligations of the Company as set forth in Section 2.5 or in any SEC rules to file timely reports and otherwise file material required to be filed under the Exchange Act.

Section 2.7  Registration Expenses.  The Company shall pay all out-of-pocket fees and expenses incident to any Demand Registration or Piggyback Registration, including all expenses incident to the Company’s performance of or compliance with this Article 2, all registration and filing fees, all internal fees and expenses of the Company (including any allocation of salaries of employees of the Company or any of its subsidiaries or other general overhead expenses of the Company and its subsidiaries or other expenses related to the preparation of financial statements or other data normally prepared by the Company and its subsidiaries in the ordinary course of business and expenses of its officers and employees performing legal or accounting duties), all fees and expenses associated with filings required to be made with the FINRA (including, if applicable, the reasonable fees and expenses of any “qualified independent underwriter” as such term is defined in Schedule E of the By-Laws of the FINRA, and of its counsel) or with any other applicable governmental authority, as may be required by the rules and regulations of the FINRA or such other governmental authority, fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the Registrable Securities), rating agency fees, printing expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a holder of Registrable Securities), messenger, duplicating, distribution and delivery expenses, the expense of any annual audit or quarterly review, the expense of any liability insurance, the fees and expenses incurred in connection with any listing or quotation of the Registrable Securities, fees and expenses of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or “cold comfort” letters required by or incident to such performance), the fees and expenses of any special experts retained by the Company in connection with such registration and the reasonable fees and expenses of any one counsel for Purchaser shall be paid for by the Company, which counsel shall be selected by Purchaser. Any underwriting discounts, commissions, or fees attributable to the sale of the Registrable Securities shall be borne by Purchaser whether or not any registration statement becomes effective, and the fees and expenses of any counsel, accountants, or other persons retained or employed by Purchaser (other than as set forth in the preceding sentence) shall be borne by Purchaser.

Section 2.8  Underwritten Offering.

(a) At the request of Purchaser, the offering of Registrable Securities pursuant to such Demand Registration including pursuant to a Shelf Registration, shall be in the form of an Underwritten Offering. Purchaser shall select (i) the investment banking firm or firms to manage the Underwritten Offering and (ii) counsel to Purchaser; provided, that, in the case of clause (i), such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld or delayed. Purchaser may not participate in any Underwritten Offering pursuant to this Agreement unless Purchaser (x) agrees to sell Registrable Securities on the basis provided in any underwriting agreement described above as agreed upon by the Company and accepts the underwriters selected in accordance with the procedures described in this Section 2.8. and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting agreements; provided, that Purchaser shall not be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) Purchaser’s ownership of the Registrable Securities to be transferred free and clear of all liens, claims, and encumbrances created by Purchaser, (ii) Purchaser’s power and authority to effect such transfer, and (iii) such matters pertaining to Purchaser’s compliance with securities laws as may be reasonably requested; provided, further that any obligation of Purchaser to indemnify any Person pursuant to any such underwriting agreement shall be limited to the net amount received by Purchaser from the sale of Registrable Securities pursuant to such registration (which amounts shall include the amount of cash or the fair market value of any assets in exchange for the sale or exchange of such Registrable Securities or that are the subject of a distribution); provided, further that this Section 2.8(a) shall not require Purchaser to agree to any lock up agreement, market standoff agreement or holdback agreement other than those permitted by Section 2.4.

(b) If Registrable Securities are to be sold in a Underwritten Offering, the Company agrees to include in the registration statement, or in the case of a Shelf Registration, a prospectus supplement, to be used all such information as may be reasonably requested by the underwriters for the marketing and sale of such Registrable Securities.

Section 2.9  Indemnification.

(a) In connection with each Demand Registration or Piggyback Registration, the Company shall indemnify and hold harmless Purchaser, the officers, directors and agents and employees of Purchaser, each Person who controls Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the directors, officers, agents and employees of each such controlling Person, from and against any and all losses, claims, damages, liabilities, judgment, costs (including, without limitation, reasonable attorneys’ fees) (collectively, “Losses”), arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement or prospectus, or in any amendment or supplement thereto, or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished to the Company by or on behalf of Purchaser for use therein.

(b) In connection with each Demand Registration or Piggyback Registration and each offering of Registrable Securities proposed to be made pursuant to such Demand Registration or Piggyback Registration, Purchaser shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with each applicable registration statement and prospectus. Purchaser agrees to indemnify, to the full extent permitted by law, the Company, its directors, officers, agents or employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the directors, officers, agents or employees of such controlling Person, from and against any and all Losses, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in such registration statement or prospectus or in any amendment or supplement thereto, or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission is based upon any information so furnished in writing by or on behalf of Purchaser to the Company expressly for use in such registration statement or prospectus.

(c) If any Person shall be entitled to indemnity hereunder (an “indemnified party”), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the “indemnifying party”) of any claim or of the commencement of any proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been prejudiced by such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or proceeding, to assume, at the indemnifying party’s expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such indemnified party; provided, that (i) an indemnified party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (A) the indemnifying party agrees to pay such fees and expenses; (B) the indemnifying party fails promptly to assume the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such indemnified party; or (C) the named parties to any proceeding (including impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it that are inconsistent with those available to the indemnifying party or that a conflict of interest is likely to exist among such indemnified party and any other indemnified parties (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party); and (ii) subject to clause (C) above, the indemnifying party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the indemnifying party, such indemnified party shall not be subject to any liability for any settlement made without its consent. The indemnifying party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder.

(d) If the indemnification provided for in this Section 2.9 is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.9(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the second immediately preceding sentence. Notwithstanding the provisions of this Section 2.9(d), Purchaser shall not be required to contribute any amount which is in excess of the amount by which the total proceeds received by Purchaser from the sale of the Registrable Securities (net of all underwriting discounts and commissions) exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 2.10  Rule 144.  The Company shall use its reasonable best efforts to file in a timely fashion all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as Purchaser may reasonably request, all to the extent required from time to time to enable Purchaser to sell Registrable Securities without registration under the Securities Act pursuant to (i) Rule 144 or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of Purchaser, the Company will deliver to Purchaser a written statement as to whether it has complied with such requirements.

ARTICLE III

MISCELLANEOUS

Section 3.1  Effectiveness.  The provisions of this Agreement shall become effective on the Effective Date.

Section 3.2  Termination.  This Agreement shall terminate automatically, without the action of Purchaser or the Company, if the Company Stock Purchase Agreement is terminated pursuant to its Section 6.1 prior to the Effective Date. Notwithstanding the foregoing, the Company shall have no further obligations pursuant to this Agreement at such time as no Registrable Securities are outstanding.

Section 3.3  Notice.

(a) All notices and other communications under this Agreement must be in writing and delivered to the applicable party or parties in Person or by delivery to the address or facsimile number specified below (or to such other address or facsimile number as the recipient previously shall have specified by notice to the other parties hereunder):

If to the Company:

c/o Cornerstone Therapeutics Inc.
1255 Crescent Green Drive, Suite 250
Cary, NC 27518
Attention: Chief Financial Officer
General Counsel
Facsimile: (888) 443-3092

With a copy (which shall not constitute notice) to:

Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
Attention: John A. Healy
Facsimile: (212) 878-8375

If to Purchaser:

Chiesi Farmaceutici SpA
Via Palermo 26/A
43122 Parma, Italy
Attention: President and CEO

Corporate Development Director and Legal and Corporate Affairs
Director

Facsimile: +39-0521-774468

With copies (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP
1111 Pennsylvania Avenue, NW
Washington, DC 20004
Attention: Stephen Paul Mahinka
Facsimile: (202) 739-3001

and

Morgan, Lewis & Bockius LLP
502 Carnegie Center
Princeton, New Jersey 08540-6241
Attention: Emilio Ragosa
Facsimile: (609) 919-6701

(b) All notices and other communications sent to the applicable address or facsimile number specified above shall be deemed to have been delivered at the earlier of (i) the time of actual receipt by the addressee; (ii) if the notice is sent by facsimile transmission, the time indicated on the transmitting party’s receipt of confirmation of transmission that time is during the addressee’s regular business hours on a Business Day, and otherwise at 9:00 a.m. on the next Business Day after such time; and (iii) if the notice is sent by a nationally recognized, reputable overnight courier service, the time shown on the confirmation of delivery provided by that service if that time is during the recipient’s regular business hours on a Business Day, and otherwise at 9:00 a.m. on the next Business Day after such time.

Section 3.4  Entire Agreement.  This Agreement constitutes the sole and entire agreement among the parties to this Agreement with respect to the subject matter of this Agreement, and supersede all prior and contemporaneous representations, agreements and understandings, written or oral, with respect to the subject matter hereof.

Section 3.5  Waiver.  Subject to applicable law and except as otherwise provided in this Agreement, any party to this Agreement may, at any time prior to termination of this Agreement, extend the time for performance of any obligation under this Agreement of any other party or waive compliance with any term or condition of this Agreement by any other party. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by the party granting such extension or waiver. No delay in asserting or exercising a right under this Agreement shall be deemed a wavier of that right.

Section 3.6  Amendment.  Subject to applicable law and except as otherwise provided in this Agreement, this Agreement may be amended, supplemented or modified at any time; provided, that no such amendment, supplement or modification shall be effective unless it is set forth in a written instrument duly executed by each of the parties hereto.

Section 3.7  No Third Party Beneficiaries.  Except as set forth in Section 2.9, the terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

Section 3.8  Assignment; Binding Effect.  Neither this Agreement nor any right, interest or obligation under this Agreement may be assigned by any party to this Agreement, by operation of law or otherwise, without the prior written consent of the other parties to this Agreement and any attempt to do so will be void. Subject to the foregoing, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties to this Agreement and their respective successors and assigns.

Section 3.9  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD FOR ANY OF THE CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

Section 3.10  CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.  EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE DELAWARE CHANCERY COURT SITTING IN THE COUNTY OF NEW CASTLE, OR IF SUCH COURT SHALL NOT HAVE PROPER JURISDICTION, OF THE UNITED STATES FEDERAL DISTRICT COURT SITTING IN DELAWARE, AND ANY APPELLATE COURT THEREOF, IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE BROUGHT ONLY IN SUCH COURTS (AND WAIVES AND AGREES NOT TO ASSERT ANY OBJECTION BASED ON FORUM NON CONVENIENS OR ANY OTHER OBJECTION TO VENUE THEREIN OR JURISDICTION THEREOF); PROVIDED, HOWEVER, THAT SUCH CONSENT TO JURISDICTION IS SOLELY FOR THE PURPOSE REFERRED TO IN THIS SECTION 3.10 AND SHALL NOT BE DEEMED TO BE A GENERAL SUBMISSION TO THE JURISDICTION OF SAID COURTS OR IN THE STATE OF DELAWARE OTHER THAN FOR SUCH PURPOSE. Any and all process may be served in any action, suit or proceeding arising in connection with this Agreement by complying with the provisions of Section 3.3. Such service of process shall have the same effect as if the party being served were a resident in the State of Delaware and had been lawfully served with such process in such jurisdiction. The parties hereby waive all claims of error by reason of such service. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction to enforce judgments or rulings of the aforementioned courts. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS

CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.10.

Section 3.11  Invalid Provisions.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and the parties hereto shall cooperate in good faith to formulate and implement such provision.

Section 3.12  Counterparts.  This Agreement may be executed manually or by facsimile, in any number of counterparts, all of which will constitute one and the same instrument, and will become effective when a counterpart shall have been executed and delivered by each party to the other parties (except that parties that are affiliates need not deliver counterparts to each other in order for this Agreement to be effective).

Section 3.13  Remedies.  The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to specific performance of the terms hereof, in addition to any other remedy at law or equity to which the parties may be entitled. Except as otherwise provided herein, all remedies available under this Agreement, at law or otherwise, shall be deemed cumulative and not alternative or exclusive of other remedies. The exercise by any party of a particular remedy shall not preclude the exercise of any other remedy.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

CORNERSTONE THERAPEUTICS INC.

By:	/s/ Craig A. Collard
Name:     Craig A. Collard

Title:	CEO

CHIESI FARMACEUTICI SPA

By:	/s/ Alberto Chiesi
Name:     Alberto Chiesi

Title:	President

[Signature Page to Registration Rights Agreement (Purchaser)]

Exhibit E

REGISTRATION RIGHTS AGREEMENT
by and among
CORNERSTONE THERAPEUTICS INC.,
CRAIG A. COLLARD,
STEVEN M. LUTZ,
CORNERSTONE BIOPHARMA HOLDINGS, LTD.,
CAROLINA PHARMACEUTICALS LTD.
and
LUTZ FAMILY LIMITED PARTNERSHIP
Dated as of May 6, 2009

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of May 6, 2009 (this “Agreement”), is by and among CORNERSTONE THERAPEUTICS INC., a Delaware corporation (the “Company”), CRAIG A. COLLARD, STEVEN M. LUTZ, CORNERSTONE BIOPHARMA HOLDINGS, LTD., a limited liability company organized under the laws of Anguilla, and CAROLINA PHARMACEUTICALS LTD., a limited liability company organized under the laws of Bermuda, and LUTZ FAMILY LIMITED PARTNERSHIP, a North Carolina limited partnership (the “Stockholders”).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, (i) Chiesi Farmaceutici SpA, an Italian corporation (“Purchaser”) and two of the Stockholders are entering into a Stock Purchase Agreement (the “Initial Stock Purchase Agreement”), dated the same date as this Agreement, and (ii) the Company and Purchaser are entering into a Stock Purchase Agreement (the “Company Stock Purchase Agreement”), also dated the same date as this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Stockholders, the Company and Purchaser are entering into a Stockholders Agreement, dated the same date as this Agreement (the “Stockholders Agreement”), pursuant to which, among other things, the Stockholders agree to certain restrictions on transfers of the shares of Common Stock owned by such Stockholders (the “Lockup Restrictions”); and

WHEREAS, to induce the Stockholders to enter into the Stockholders Agreement, the parties wish to provide for certain registration rights that are to take effect upon the closings of the transactions provided for in the Initial Stock Purchase Agreement and the Company Stock Purchase Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1  Certain Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified.

“Beneficially Own” means, with respect to any security, having or sharing the power to direct or control the voting or disposition of such security and “Beneficial Ownership” has a correlative meaning.

“Board” or “Board of Directors” means the Board of Directors of the Company except where the context otherwise requires.

“Business Day” means any day other than a Saturday, Sunday or day when commercial banks in New York City are permitted or required by law to be closed for the conduct of regular banking business.

“Common Stock” means the Company’s common stock, par value $0.001 per share.

“Demand Registration” means any registration of Registrable Securities under the Securities Act requested by a Stockholder in accordance with Section 2.1.

“Effective Date” means the date of the Closing provided for in the Company Stock Purchase Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Registration” means a registration under the Securities Act of (i) securities on Form S-8 or any similar successor form or (ii) securities to effect the acquisition of, or combination with, another Person registered on Form S-4 or any similar successor form.

“FINRA” means the Financial Industry Regulatory Authority.

“FINRA Rules” means the rules of the Financial Regulatory Authority, Inc., including the NASD Rules as incorporated into the FINRA Transitional Rule Book, as amended, and any successor rules.

“hereto”, “hereunder”, “herein”, “hereof” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

“Material Disclosure Event” means, as of any date of determination, any pending or imminent event relating to the Company or any of its subsidiaries that the Board reasonably determines in good faith, after consultation with outside counsel to the Company, (i) would require disclosure of material, non-public information relating to such event in any registration statement or related prospectus including Registrable Securities (including documents incorporated by reference therein) so that such registration statement would not be materially misleading, (ii) would not otherwise be required to be publicly disclosed by the Company at that time in a periodic report to be filed with or furnished to the SEC under the Exchange Act but for the filing of such registration statement or related prospectus and (iii) if publicly disclosed at the time of such event, could reasonably be expected to have a material adverse effect on the business, financial condition, prospects or results of operations of the Company and its subsidiaries or would materially adversely affect a pending or proposed material acquisition, merger, recapitalization, consolidation, reorganization, financing or similar transaction, or negotiations with respect thereto.

“Person” means any natural Person, corporation, general partnership, limited partnership, limited or unlimited liability company, proprietorship, joint venture, other business organization, trust, union, association or any U.S. or non-U.S. government, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, judicial or arbitral body or other similar authority.

“Piggyback Registration” means any registration of Registrable Securities under the Securities Act requested by a Stockholder in accordance with Section 2.2.

“Registrable Securities” means shares of Common Stock that are Beneficially Owned by a Stockholder and any securities into which such shares may have been converted pursuant to any merger, corporate reorganization or other similar transaction, unless (i) such securities have been effectively registered under Section 5 of the Securities Act and disposed of pursuant to an effective registration statement, or (ii) such securities may be transferred pursuant to Rule 144 under the Securities Act without volume limitations such that, after any such transfer referred to in this clause (ii), such securities thereafter may be freely transferred without restriction under the Securities Act.

“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, and any successor provision thereto.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Shelf Registration” means a registration of the Company Common Stock in a continuous or delayed offering pursuant to Rule 415 under the Securities Act (or any successor rule).

“Underwritten Offering” means a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Forms S-4 or S-8 or any similar or successor form.

Section 1.2  Interpretation.

(a) When a reference is made in this Agreement to an Article or a Section hereof, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated.

(b) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c) The parties have participated jointly in negotiating and drafting this Agreement. If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(e) References to a Person are also to its permitted successors and assigns.

(f) The use of “or” is not intended to be exclusive unless expressly indicated otherwise.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1  Demand Registrations.

(a) If on or after the Effective Date, the Company shall receive a notice from a Stockholder that the Company effect a Demand Registration (a “Demand Notice”), for all or any portion of the Registrable Securities specified in such Demand Notice, specifying the intended method of disposition thereof, then the Company shall use its reasonable best efforts to effect within 60 days of such Demand Notice, subject to the restrictions of this Section 2.1, the registration under the Securities Act of the Registrable Securities for which the Stockholder has requested registration under this Section 2.1, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as specified in the Demand Notice) of the Registrable Securities so to be registered.

(b) Subject to the provisions of this Section 2.1, each Stockholder shall be entitled to request an aggregate of two Demand Registrations before the expiration of the Lockup Restrictions and three Demand Registrations thereafter.

(c) Subject to Section 2.1(f), the Company shall file the registration statement in respect of a Demand Registration as soon as practicable and, in any event, within 45 days after receiving a Demand Notice (the “Required Filing Date”) on Form S-1 or S-3 or any similar or successor to such forms under the Securities Act, or, if they are not available, any form for which the Company then qualifies, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and shall use its reasonable best efforts to cause the same to be declared effective by the SEC as promptly as practicable after such filing; provided, that the Company shall not be obligated to effect a Demand Registration pursuant to Section 2.1(a) (i) within 180 days after the effective date of a previous Demand Registration and (ii) unless the Demand Notice is for a number of Registrable Securities with an expected market value that is equal to at least $5,000,000 as of the date of such Demand Notice or is for one hundred percent of Registrable Securities of the stockholder that initially sent the Demand Notice (the “Demanding Stockholder”) that such Stockholder then is permitted to sell under the Lockup Restrictions.

(d) With respect to any Demand Registration, subject to the availability of a registration statement on Form S-3, the Company shall, upon written request from a requesting Stockholder, agree to effect a Shelf Registration, and, thereafter, shall use its reasonable best efforts to cause such registration statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

(e) Upon receipt of any Demand Notice, the Company shall promptly (but in any event within 10 days) give written notice of such proposed Demand Registration to all other Stockholders, who shall have the right, exercisable by written notice to the Company within 20 days of their receipt of the Company’s notice, to elect to include in such Demand Registration such portion of their Registrable Securities as they may request, so long as such Registrable Securities are proposed to be disposed of in accordance with the method or methods of disposition requested pursuant to Section 2.1(a). All other Stockholders requesting to have their Registrable

Securities included in a Demand Registration in accordance with the preceding sentence shall be deemed to be a requesting Stockholder for purposes of Section 2.1(b).

(f) The Company may defer the filing (but not the preparation) of a registration statement required by this Section 2.1 until after the Required Filing Date (i) for a period not to exceed 90 days, if, at the time the Company receives the Demand Notice, there exists a Material Disclosure Event, or (ii) for a period not to exceed 90 days, if, prior to receiving the Demand Notice, the Company had determined to effect a registered underwritten public offering of Company Common Stock, or securities convertible into or exchangeable for Company Common Stock, for the Company’s account in connection with a material public financing transaction and the Company had taken substantial steps (including selecting a managing underwriter for such offering, if applicable) and is proceeding with reasonable diligence to effect such offering. A deferral of the filing of a registration statement pursuant to this Section 2.1(f) shall be lifted, and the requested registration statement shall be filed forthwith, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the Material Disclosure Event is publicly disclosed or otherwise ceases to exist, or, in the case of a deferral pursuant to clause (ii) of the preceding sentence, the proposed registration for the Company’s account is abandoned or the filing of a registration statement with respect to any such proposed registration is delayed by more than 30 days from the time of receipt of the applicable Demand Notice. In order to defer the filing of a registration statement pursuant to this Section 2.1(f), the Company shall promptly (but in any event within 10 days), upon determining to seek such deferral, deliver to each requesting Stockholder a certificate signed by an executive officer of the Company stating that the Company is deferring such filing pursuant to this Section 2.1(f), a general statement of the reason for such deferral and an approximation of the anticipated delay. Within 20 days after receiving such certificate, the Demanding Stockholder may withdraw such Demand Notice by giving notice to the Company; if withdrawn, the Demand Notice shall be deemed not to have been made for all purposes of this Agreement and the Company shall pay all expenses of such withdrawn Demand Registration in accordance with Section 2.7. The Company may defer the filing of a particular registration statement pursuant to this Section 2.1(f) only once in any period of 12 consecutive months; provided, that any deferral pursuant to clause (i) of the first sentence of this Section 2.1(f) shall be deemed to be a “Suspension Period” for purposes of Section 2.6 and shall be subject to the limitations and obligations during Suspension Periods set forth in Section 2.6.

(g) No securities to be sold for the account of any Person (including the Company), other than a requesting Stockholder, shall be included in a Demand Registration if the managing underwriters (or, in an offering that is not underwritten, a nationally recognized investment bank) shall advise the Company and the requesting Stockholders in writing that the aggregate amount of such securities requested to be included in any offering pursuant to such Demand Registration is sufficiently large to have an adverse effect on the success of any such offering, based on market conditions or otherwise (an “Adverse Effect”). Furthermore, if the managing underwriters (or such investment bank) shall advise the Company and the requesting Stockholders that, even after exclusion of all securities of other Persons pursuant to the immediately preceding sentence, the amount of Registrable Securities proposed to be included in such Demand Registration by requesting Stockholders is sufficiently large to cause an Adverse Effect, the Registrable Securities of the requesting Stockholders to be included in such Demand Registration shall equal the number of shares which the requesting Stockholders are so advised can be sold in such offering without an Adverse Effect and such shares shall be allocated pro rata among the requesting Stockholders on the basis of the number of Registrable Securities requested to be included in such registration by each such requesting Stockholder; provided, that the Company shall not include any Registrable Securities of any executive officer, director or employee of the Company (other than the Stockholders) or any of its subsidiaries if the managing underwriters (or such investment bank) shall advise the Company and the requesting Stockholders that the participation of any such persons may have an Adverse Effect; provided, further that if the number of Registrable Securities owned by the Demanding Stockholder to be included in the Demand Registration is less than 80% of the number requested to be so included, the Demanding Stockholder may withdraw such Demand Notice by giving notice to the Company; if withdrawn, the Demand Notice shall be deemed not to have been made for all purposes of this Agreement and the Company shall pay all expenses of such withdrawn Demand Registration in accordance with Section 2.7; provided, however, that if the holders of a majority of the remaining Registrable Securities covered by such Demand Notice desire to proceed with such Demand Registration, the Company shall proceed forward with such Demand Registration and the Demand Notice shall be deemed to have been made for all purposes of this Agreement by the remaining holders.

(h) Any requesting Stockholder may withdraw such Stockholder’s Registrable Securities from a Demand Registration at any time and any Demanding Stockholder shall have the right to cancel a proposed Demand Registration of Registrable Securities pursuant to this Section 2.1(h). Upon such cancellation, the Company shall cease all efforts to secure registration and such Demand Registration shall not be counted as a Demand Registration under this Agreement for any purpose and the Company shall pay the expenses of such cancelled Demand Registration in accordance with Section 2.7.

(i) In any registration requested pursuant to this Section 2.1, the Company shall not register securities other than Registrable Securities for sale for the account of any Person (including the Company), unless permitted to do so by the written consent of the holders of a majority of the Registrable Securities to be sold in such registration.

Section 2.2  Piggyback Registrations.

(a) Whenever the Company proposes to register any of its equity securities under the Securities Act (other than a registration statement on Form S-8 or on Form S-4 or any similar successor forms), whether for its own account or for the account of one or more stockholders of the Company, the Company shall each such time give prompt written notice at least 20 business days prior to the anticipated filing date of the registration statement relating to such registration to all Stockholders, which notice shall set forth the Stockholders’ rights under this Section 2.2 and shall offer the Stockholders the opportunity to include in such registration the number of Registrable Securities of the same class or series as those proposed to be registered as the Stockholders may request, subject to the provisions of Sections 2.2(a), 2.2(b) and 2.2(c). Upon the request of a Stockholder made within 15 business days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities, if any, intended to be registered by the Stockholder), the Company shall use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by the Stockholder to the extent necessary to permit the disposition of the Registrable Securities so to be registered; provided, that (i) if such registration involves an Underwritten Offering, the Stockholder must sell such Stockholder’s Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company, as applicable, and (ii) if, at any time after giving notice of its intention to register any securities pursuant to this Section 2.2(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to the Stockholder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. No registration effected under this Section 2.2 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 2.1. There shall be no limitation on the number of Piggyback Registrations that the Company shall be required to effect under this Section 2.2.

(b) At any time prior to the effective date of the registration statement relating to such registration, a Stockholder may revoke such Piggyback Registration request by providing a notice to the Company revoking such request.

(c) If a Piggyback Registration is in respect of an Underwritten Offering and was initiated by the Company, and if the managing underwriters advise the Company that the inclusion of Registrable Securities requested to be included in the registration statement pursuant to this Section 2.2 would cause an Adverse Effect, then the Company shall be required to include in such registration statement, to the extent of the amount of securities that the managing underwriters advise may be sold without causing such Adverse Effect, (A) first, the securities the Company proposes to sell; (B) second, the Registrable Securities requested to be included in such registration by any Stockholder thereof, pro rata among such Stockholders on the basis of the number of Registrable Securities requested to be registered by each such Stockholder; and (C) third, any other securities requested to be included in such registration; provided, that the Company shall not include any Registrable Securities of any executive officer or employee of the Company or any of its subsidiaries (other than the Stockholders) if such managing underwriters advise the Company and the requesting Stockholders that the participation of any such individual may have an Adverse Effect. If, as a result of the provisions of this Section 2.2(c), any Stockholder shall not be entitled to include all Registrable Securities in a registration that such Stockholder has requested to be so included, such Stockholder may withdraw such Stockholder’s request to include Registrable Securities in such registration statement.

(d) If a Piggyback Registration is in respect of an Underwritten Offering and was initiated by a security holder of the Company (other than a Stockholder), and if the managing underwriters advise the Company that the inclusion of Registrable Securities requested to be included in the registration statement would cause an Adverse Effect, the Company shall include in such registration statement, to the extent of the amount of securities that the managing underwriters advise may be sold without causing such Adverse Effect, (A) first, the Registrable Securities requested to be included in such registration by any Stockholder thereof, pro rata among the Stockholders on the basis of the number of Registrable Securities requested to be registered by each such Stockholder; and (B) second, any other securities requested to be included in such registration (including securities to be sold for the account of the Company); provided, that the Company shall not include any Registrable Securities of any executive officer or employee of the Company or any of its subsidiaries (other than the Stockholders) if such managing underwriters advise the Company and the requesting Stockholders that the participation of any such individual may have an Adverse Effect. If, as a result of the provisions of this Section 2.2(d), any Stockholder shall not be entitled to include all Registrable Securities in a registration that such Stockholder has requested to be so included, such Stockholder may withdraw such Stockholder’s request to include Registrable Securities in such registration statement.

(e) Notwithstanding any of the foregoing, the provisions of Sections 2.2(c) and 2.2(d) shall not apply to a Piggyback Registration that is a Shelf Registration.

Section 2.3  SEC Forms.  The Company shall use its reasonable best efforts to cause any Demand Registrations to be registered on Form S-3 (or any successor form), if applicable, once the Company becomes eligible to use Form S-3. If the Company is not then eligible under the Securities Act to use Form S-3, such Demand Registrations shall be registered on the form for which the Company then qualifies. The Company shall use its best efforts to become and remain eligible to use Form S-3. All such registration statements shall comply with applicable requirements of the Securities Act, and, together with each prospectus included, filed or otherwise furnished by the Company in connection therewith, shall not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Section 2.4  Holdback Agreements.

(a) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, except pursuant to Excluded Registrations, during the seven days prior to the effective date of any registration statement in connection with a Demand Registration or Piggyback Registration and thereafter until the date on which all of the Registrable Securities subject to such registration statement have been sold (not to exceed 90 days, as required by the underwriters managing the offering) and (ii) if requested by the managing underwriters, to use reasonable efforts to cause each director and executive officer to agree not to effect any public sale or distribution (including sales pursuant to Rule 144 of the Securities Act) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted); provided, that the foregoing described holdback shall not apply to the extent that the managing underwriters of such offering otherwise agree or, in the event a registration statement does not relate to an Underwritten Offering, if the holders of a majority of such Registrable Securities consent thereto.

(b) If any Stockholders notify the Company in writing that they intend to effect an underwritten sale of Company Common Stock registered pursuant to a Shelf Registration, the Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for its equity securities, during the seven days prior to and during the 90-day period beginning on the filing of the prospectus supplement with respect to such offering, other than pursuant to Excluded Registrations or to the extent that the managing underwriters of such offering otherwise agree and (ii) if requested by the managing underwriters, to use reasonable efforts to cause each director and executive officer to agree not to effect any public sale or distribution (including sales pursuant to Section 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted).

(c) Each Stockholder agrees, in the event of an Underwritten Offering by the Company (whether for the account of the Company or otherwise), not to effect any public sale or distribution of any Registrable Securities, or any securities convertible into or exchangeable or exercisable for such Registrable Securities, including any sale pursuant to Rule 144 (except as part of such Underwritten Offering), during the seven days prior to and ending up to 90 days after the date of the final prospectus, subject in each case to such extensions as are customary to permit the publication of research in compliance with Rule 2711(f) of the rules of the National Association of Securities Dealers, Inc. as incorporated in the FINRA Rules (or any similar successor rule thereto); provided, that each other stockholder of the Company and each executive officer of the Company is subject to substantially the same restrictions.

Section 2.5  Registration Procedures.  Whenever any Stockholder has requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as promptly as is practicable, and pursuant thereto the Company shall as expeditiously as possible:

(a) prepare and file with the SEC by the Required Filing Date a registration statement on the appropriate form under the Securities Act with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective as soon as practicable after the initial filing thereof; provided, that as far in advance as practicable before filing such registration statement or any amendment or supplement thereto, the Company shall furnish to the selling Stockholders copies of reasonably complete drafts of all such documents prepared to be filed (including exhibits and documents that are to be incorporated by reference into the registration statement, amendment or supplement), and any such Stockholder shall have the opportunity to object to any information contained therein and the Company shall make any corrections or other amendments reasonably requested by such Stockholder with respect to such information prior to filing any such registration statement, amendment or supplement;

(b) except in the case of a Shelf Registration, prepare and file with the SEC such amendments, post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days (or such lesser period as is necessary for the underwriters in an Underwritten Offering to sell unsold allotments) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c) in the case of a Shelf Registration, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities subject thereto for a period ending on the earlier of (i) 24 months after the effective date of such registration statement and (ii) the date on which all the Registrable Securities subject thereto have been sold pursuant to such registration statement;

(d) furnish to each Stockholder selling Registrable Securities and the underwriters, if any, of the securities being registered such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), any documents incorporated by reference therein and such other documents as such Stockholder or underwriters reasonably may request in order to facilitate the disposition of the Registrable Securities owned by such Stockholder or the sale of such securities by such underwriters (it being understood that, subject to this Section 2.5 and the requirements of the Securities Act and applicable state securities laws, the Company consents to the use of the prospectus and any amendment or supplement thereto by each such Stockholder and the underwriters in connection with the offering and sale of the Registrable Securities covered by the registration statement of which such prospectus, amendment or supplement is a part);

(e) use its best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any Stockholder thereof or the managing underwriters reasonably request; use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Stockholder to consummate the disposition of the Registrable Securities owned by such Stockholder in such jurisdictions; provided, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (ii) consent to general service of process in any such jurisdiction;

(f) promptly notify each Stockholder of such Registrable Securities and each underwriter, if any, in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective; (ii) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or “blue sky” laws or the initiation or threat of initiation of any proceedings for that purpose; and (iii) if such registration statement or related prospectus, at the time it or any amendment thereto became effective or at any time such prospectus is required to be delivered under the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, upon the discovery by the Company of such material misstatement or omission or of the happening of any event as a result of which the Company believes there would be such a material misstatement or omission; provided, that, in the case of clause (iii), promptly after delivery of such notice, the Company shall, as the case may be, (x) prepare and file with the SEC a post-effective amendment to such registration statement and use its best efforts to cause such amendment to become effective so that such registration statement, as so amended, shall not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (y) prepare and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus shall not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(g) permit (i) any selling Stockholder that, in such Stockholder’s sole and exclusive judgment, might reasonably be deemed to be an underwriter or a controlling person of the Company (in each case, within the meaning of the Securities Act) and (ii) any selling Stockholder holding, or representing Stockholders of, a majority of the Registrable Securities included in such registration statement, to participate in the preparation of such registration statement or related prospectus and promptly incorporate any information furnished to the Company by such Stockholder that, in the reasonable judgment of such Stockholder and its counsel, should be included;

(h) make reasonably available senior management of the Company, as selected by the Stockholders of a majority of the Registrable Securities included in such registration, to assist in the marketing of the Registrable Securities covered by such registration, including the participation of such members of the Company’s senior management in “road show” presentations and other customary marketing activities, including “one-on-one” meetings with prospective purchasers of the Registrable Securities to be sold in the Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto, in each case to the same extent as if the Company were engaged in a primary registered offering of its capital stock; provided, that such assistance does not unduly interfere with the normal operations of the Company in the ordinary course of business, consistent with past practice;

(i) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, including the Securities Act and the Exchange Act, and make generally available to the Company’s security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, as soon as reasonably practicable, but no later than 30 days after the end of the

12-month period beginning with the first day of the Company’s first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said 12 month period; provided, that such requirement shall be deemed satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act as required thereby and otherwise complies with Rule 158 under the Securities Act;

(j) in the case of an Underwritten Offering, if requested by the managing underwriters or any selling Stockholder, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters or such selling Stockholder reasonably requests to be included therein, including with respect to the Registrable Securities being sold by such selling Stockholder, the purchase price being paid therefor by the underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

(k) as promptly as practicable after filing with the SEC of any document that is incorporated by reference into a registration statement (in the form in which it was incorporated), deliver a copy of each such document to each selling Stockholder;

(l) cooperate with the selling Stockholders and the managing underwriters to facilitate the timely preparation and delivery of certificates representing securities sold under any registration statement, which certificates shall not bear any restrictive legends unless required under applicable law, and enable such securities to be in such denominations and registered in such names as the managing underwriters or such selling Stockholders may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

(m) promptly make available for inspection by any selling Stockholder and any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such selling Stockholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, employees and independent accountants to supply all information requested by any such Inspector in connection with such registration statement; provided, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (m) if (i) the Company reasonably determines in good faith, after consultation with outside counsel, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (ii) if either (A) the Company has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (B) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing, unless prior to furnishing any such information with respect to clause (ii) such selling Stockholder requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; and provided, further that each selling Stockholder agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

(n) furnish to each selling Stockholder and underwriter, if any, a signed counterpart of (i) an opinion or opinions of counsel to the Company and updates thereof (which counsel and which opinions shall be reasonably satisfactory to the underwriters and the Stockholders of a majority of the Registrable Securities covered by the registration statement) addressed to them covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by the Stockholders of a majority of the Registrable Securities covered by the registration statement and underwriters or their counsel, (ii) a comfort letter or comfort letters and updates thereof from the

Company’s independent public accountants addressed to them, each in customary form and covering such matters of the type customarily covered by comfort letters by underwriters in connection with primary Underwritten Offerings;

(o) cause the Registrable Securities included in any registration statement to be listed for quotation on the NASDAQ Capital Market (or such other principal trading market as the Company’s shares of Common Stock may then be traded on);

(p) provide a transfer agent and registrar for all Registrable Securities registered hereunder not later than the effective date of the registration statement related thereto;

(q) use its best efforts to cause Registrable Securities covered by such registration statement to be registered with or approved by such other government agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(r) cooperate with each selling Stockholder and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(s) as may be required in connection with the initial filing of any registration statement, and during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

(t) notify each selling Stockholder promptly of any written comments by the SEC or any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

(u) if applicable, enter into an underwriting agreement for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to that offering, including indemnities and contribution to the effect and to the extent provided in Section 2.9 and the provision of opinion of counsel and accountants’ letters to the effect and to the extent provided in Section 2.5(n) and enter into any other such customary agreements and take all such other actions as the Stockholders of a majority of the Registrable Securities covered by the registration statement or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities. The selling Stockholders shall be parties to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such selling Stockholders;

(v) make every reasonable effort to prevent the entry of any order suspending the effectiveness of the registration statement and, in the event of the issuance of any such stop order, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any security included in such registration statement for sale in any jurisdiction, the Company shall use commercially reasonable efforts promptly to obtain the withdrawal of such order;

(w) provide a CUSIP number for all Registrable Securities not later than the effective date of the registration statement with respect thereto;

(x) in connection with an Underwritten Offering make such representations and warranties to the selling Stockholders of such Registrable Securities and the underwriters with respect to the Registrable Securities and the registration statement as are customarily made by issuers to underwriters in primary Underwritten Offerings and deliver such documents and certificates as may be reasonably requested by each seller of Registrable Securities covered by the registration statement and by the underwriters to evidence compliance with such representations and warranties and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; and

(y) advise each selling Stockholder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance or threat of issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

Section 2.6  Suspension of Disposition.  Each Stockholder agrees by acquisition of any Registrable Securities that, upon receipt of any notice (a “Suspension Notice”) from the Company of the happening of any Material Disclosure Event, such Stockholder shall promptly discontinue such Stockholder’s disposition of Registrable Securities until such Stockholder’s receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing by the Company (the “Advice”) that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the prospectus, and, if so directed by the Company, such Stockholder shall deliver to the Company all copies, other than permanent file copies then in such Stockholder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any Suspension Notice, the time period regarding the effectiveness of registration statements set forth in Sections 2.5(b) and 2.5(c) hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice (such period, a “Suspension Period”). The Company shall use its best efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable and shall as promptly as practicable after the expiration of the Suspension Period prepare a post-effective amendment or supplement to the registration statement or the prospectus or any document incorporated therein by reference, or file any required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding anything herein to the contrary, the Company shall not be entitled to more than two Suspension Periods during any consecutive 12-month period, which Suspension Periods shall have durations of not more than 90 days each; provided, that a Suspension Period shall automatically expire upon the public disclosure of the information to which the Material Disclosure Event relates. The fact that a Suspension Period is in effect under this Section 2.6 shall not relieve the contractual obligations of the Company as set forth in Section 2.5 or in any SEC rules to file timely reports and otherwise file material required to be filed under the Exchange Act.

Section 2.7  Registration Expenses.  The Company shall pay all out-of-pocket fees and expenses incident to any Demand Registration or Piggyback Registration, including all expenses incident to the Company’s performance of or compliance with this Article 2, all registration and filing fees, all internal fees and expenses of the Company (including any allocation of salaries of employees of the Company or any of its subsidiaries or other general overhead expenses of the Company and its subsidiaries or other expenses related to the preparation of financial statements or other data normally prepared by the Company and its subsidiaries in the ordinary course of business and expenses of its officers and employees performing legal or accounting duties), all fees and expenses associated with filings required to be made with the FINRA (including, if applicable, the reasonable fees and expenses of any “qualified independent underwriter” as such term is defined in Schedule E of the By-Laws of the FINRA, and of its counsel) or with any other applicable governmental authority, as may be required by the rules and regulations of the FINRA or such other governmental authority, fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the Registrable Securities), rating agency fees, printing expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a holder of Registrable Securities), messenger, duplicating, distribution and delivery expenses, the expense of any annual audit or quarterly review, the expense of any liability insurance, the fees and expenses incurred in connection with any listing or quotation of the Registrable Securities, fees and expenses of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or “cold comfort” letters required by or incident to such performance), the fees and expenses of any special experts retained by the Company in connection with such registration and the reasonable fees and expenses of any one counsel for all Stockholders participating in such registration shall be paid for by the Company, which counsel shall be selected by the Stockholders of a majority of the Registrable Securities to be registered in such offering. Any underwriting discounts, commissions, or fees attributable to the sale of the Registrable Securities shall be borne by the Stockholders pro rata on the basis of the number of Registrable Securities so registered whether or not any registration statement becomes effective, and the fees and expenses of any counsel, accountants, or other persons retained or employed by any Stockholder (other than as set forth in the preceding sentence) shall be borne by such Stockholder.

Section 2.8  Underwritten Offering.

(a) At the request of the Stockholders of a majority of the Registrable Securities to be registered in any Demand Registration, the offering of Registrable Securities pursuant to such Demand Registration including pursuant to a Shelf Registration, shall be in the form of an Underwritten Offering. The Stockholders of a majority of the Registrable Securities to be so registered shall select (i) the investment banking firm or firms to manage the Underwritten Offering and (ii) counsel to the requesting Stockholders; provided, that, in the case of clause (i), such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld or delayed. No Stockholder may participate in any Underwritten Offering pursuant to this Agreement unless such Stockholder (x) agrees to sell such Stockholder’s Registrable Securities on the basis provided in any underwriting agreement described above as agreed upon by the Company and accepts the underwriters selected in accordance with the procedures described in this Section 2.8. and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting agreements; provided, that no such Stockholder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Stockholder’s ownership of his, her or its Registrable Securities to be transferred free and clear of all liens, claims, and encumbrances created by such Stockholder, (ii) such Stockholder ’s power and authority to effect such transfer, and (iii) such matters pertaining to such Stockholder ’s compliance with securities laws as may be reasonably requested; provided, further that any obligation of such Stockholder to indemnify any Person pursuant to any such underwriting agreement shall be several, not joint and several, among such Stockholders selling Registrable Securities, and such liability shall be limited to the net amount received by such Stockholder from the sale of his, her or its Registrable Securities pursuant to such registration (which amounts shall include the amount of cash or the fair market value of any assets in exchange for the sale or exchange of such Registrable Securities or that are the subject of a distribution), and the relative liability of each such Stockholder shall be in proportion to such net amounts; provided, further that this Section 2.8(a) shall not require any Stockholder to agree to any lock up agreement, market standoff agreement or holdback agreement other than those permitted by Section 2.4.

(b) If Registrable Securities are to be sold in a Underwritten Offering, the Company agrees to include in the registration statement, or in the case of a Shelf Registration, a prospectus supplement, to be used all such information as may be reasonably requested by the underwriters for the marketing and sale of such Registrable Securities.

Section 2.9  Indemnification.

(a) In connection with each Demand Registration or Piggyback Registration, the Company shall indemnify and hold harmless each Stockholder, the officers, directors and agents and employees of each of them, each Person who controls each such Stockholder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the directors, officers, agents and employees of each such controlling Person, from and against any and all losses, claims, damages, liabilities, judgment, costs (including, without limitation, reasonable attorneys’ fees) (collectively, “Losses”), arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement or prospectus, or in any amendment or supplement thereto, or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished to the Company by or on behalf of such Stockholder for use therein.

(b) In connection with each Demand Registration or Piggyback Registration and each offering of Registrable Securities proposed to be made pursuant to such Demand Registration or Piggyback Registration, each Stockholder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with each applicable registration statement and prospectus. Each Stockholder agrees to indemnify, to the full extent permitted by law, the Company, its directors, officers, agents or employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the directors, officers, agents or employees of such controlling Person, from and against any and all Losses, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in such registration statement or prospectus or in any amendment or supplement thereto, or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission is based upon any information so furnished in writing by or on behalf of such Stockholder to the Company expressly for use in such registration statement or prospectus.

(c) If any Person shall be entitled to indemnity hereunder (an “indemnified party”), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the “indemnifying party”) of any claim or of the commencement of any proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been prejudiced by such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or proceeding, to assume, at the indemnifying party’s expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such indemnified party; provided, that (i) an indemnified party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (A) the indemnifying party agrees to pay such fees and expenses; (B) the indemnifying party fails promptly to assume the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such indemnified party; or (C) the named parties to any proceeding (including impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it that are inconsistent with those available to the indemnifying party or that a conflict of interest is likely to exist among such indemnified party and any other indemnified parties (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party); and (ii) subject to clause (C) above, the indemnifying party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the indemnifying party, such indemnified party shall not be subject to any liability for any settlement made without its consent. The indemnifying party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder.

(d) If the indemnification provided for in this Section 2.9 is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.9(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the second immediately preceding sentence. Notwithstanding the provisions of this Section 2.9(d), an indemnifying party that is a Stockholder shall not be required to contribute any amount which is in excess of the amount by which the total proceeds received by such Stockholder from the sale of the Registrable Securities sold by such Stockholder (net of all underwriting discounts and commissions) exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 2.10  Rule 144.  The Company shall use its reasonable best efforts to file in a timely fashion all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as the Stockholders may reasonably request, all to the extent required from time to time to enable the Stockholders to sell Registrable Securities without registration under the Securities Act pursuant to (i) Rule 144 or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of a Stockholder, the Company will deliver to such Stockholder a written statement as to whether it has complied with such requirements.

ARTICLE III

MISCELLANEOUS

Section 3.1  Effectiveness.  The provisions of this Agreement shall become effective on the Effective Date.

Section 3.2  Termination.  This Agreement shall terminate automatically, without the action of any Stockholder or the Company, if the Company Stock Purchase Agreement is terminated pursuant to Section 6.1 thereof prior to the Effective Date. Notwithstanding the foregoing, the Company shall have no further obligations pursuant to this Agreement at such time as no Registrable Securities are outstanding.

Section 3.3  Notice.

(a) All notices and other communications under this Agreement must be in writing and delivered to the applicable party or parties in Person or by delivery to the address or facsimile number specified below (or to such other address or facsimile number as the recipient previously shall have specified by notice to the other parties hereunder):

If to the Company:

c/o Cornerstone Therapeutics Inc.
1255 Crescent Green Drive, Suite 250
Cary, NC 27518

Attention:	Chief Financial Officer
General Counsel
Facsimile: (888) 443-3092

With a copy (which shall not constitute notice) to:

Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019

Attention: John A. Healy
Facsimile: (212) 878-8375

If to the Stockholders:

c/o Cornerstone Therapeutics Inc.
1255 Crescent Green Drive, Suite 250
Cary, NC 27518

Attention:	Chief Financial Officer
General Counsel
Facsimile: (888) 443-3092

With a copy (which shall not constitute notice) to:

Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
Attention: John A. Healy
Facsimile: (212) 878-8375

(b) All notices and other communications sent to the applicable address or facsimile number specified above shall be deemed to have been delivered at the earlier of (i) the time of actual receipt by the addressee; (ii) if the notice is sent by facsimile transmission, the time indicated on the transmitting party’s receipt of confirmation of transmission that time is during the addressee’s regular business hours on a Business Day, and otherwise at 9:00 a.m. on the next Business Day after such time; and (iii) if the notice is sent by a nationally recognized, reputable overnight courier service, the time shown on the confirmation of delivery provided by that service if that time is during the recipient’s regular business hours on a Business Day, and otherwise at 9:00 a.m. on the next Business Day after such time.

Section 3.4  Entire Agreement.  This Agreement constitutes the sole and entire agreement among the parties to this Agreement with respect to the subject matter of this Agreement, and supersede all prior and contemporaneous representations, agreements and understandings, written or oral, with respect to the subject matter hereof.

Section 3.5  Waiver.  Subject to applicable law and except as otherwise provided in this Agreement, any party to this Agreement may, at any time prior to termination of this Agreement, extend the time for performance of any obligation under this Agreement of any other party or waive compliance with any term or condition of this Agreement by any other party. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by the party granting such extension or waiver. No delay in asserting or exercising a right under this Agreement shall be deemed a wavier of that right.

Section 3.6  Amendment.  Subject to applicable law and except as otherwise provided in this Agreement, this Agreement may be amended, supplemented or modified at any time; provided, that no such amendment, supplement or modification shall be effective unless it is set forth in a written instrument duly executed by each of the parties hereto.

Section 3.7  No Third Party Beneficiaries.  Except as set forth in Section 2.9, the terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

Section 3.8  Assignment; Binding Effect.  Neither this Agreement nor any right, interest or obligation under this Agreement may be assigned by any party to this Agreement, by operation of law or otherwise, without the prior written consent of the other parties to this Agreement and any attempt to do so will be void. Subject to the foregoing, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties to this Agreement and their respective successors and assigns.

Section 3.9  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD FOR ANY OF THE CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

Section 3.10  CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.  EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE DELAWARE CHANCERY COURT SITTING IN THE COUNTY OF NEW CASTLE, OR IF SUCH COURT SHALL NOT HAVE PROPER JURISDICTION, OF THE UNITED STATES FEDERAL DISTRICT COURT SITTING IN DELAWARE, AND ANY APPELLATE COURT THEREOF, IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE BROUGHT ONLY IN SUCH COURTS (AND WAIVES AND AGREES NOT TO ASSERT ANY OBJECTION BASED ON FORUM NON CONVENIENS OR ANY OTHER OBJECTION TO VENUE THEREIN OR JURISDICTION THEREOF); PROVIDED, HOWEVER, THAT SUCH CONSENT TO JURISDICTION IS SOLELY FOR THE PURPOSE REFERRED TO IN THIS SECTION 3.10 AND SHALL NOT BE DEEMED TO BE A GENERAL SUBMISSION TO THE JURISDICTION OF SAID COURTS OR IN THE STATE OF DELAWARE OTHER THAN FOR SUCH PURPOSE. Any and all process may be served in any action, suit or proceeding arising in connection with this Agreement by complying with the provisions of Section 3.3. Such service of process shall have the same effect as if the party being served were a resident in the State of Delaware and had been lawfully served with such process in such jurisdiction. The parties hereby waive all claims of error by reason of such service. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction to enforce judgments or rulings of the aforementioned courts. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.10.

Section 3.11  Invalid Provisions.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and the parties hereto shall cooperate in good faith to formulate and implement such provision.

Section 3.12  Counterparts.  This Agreement may be executed manually or by facsimile, in any number of counterparts, all of which will constitute one and the same instrument, and will become effective when a counterpart shall have been executed and delivered by each party to the other parties (except that parties that are affiliates need not deliver counterparts to each other in order for this Agreement to be effective).

Section 3.13  Remedies.  The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to specific performance of the terms hereof, in addition to any other remedy at law or equity to which the parties may be entitled. Except as otherwise provided herein, all remedies available under this Agreement, at law or otherwise, shall be deemed cumulative and not alternative or exclusive of other remedies. The exercise by any party of a particular remedy shall not preclude the exercise of any other remedy.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

CORNERSTONE THERAPEUTICS INC.

By:	/s/ Craig A. Collard
Name:     Craig A. Collard

Title:	CEO

[Signature Page to Registration Rights Agreement (Stockholders)]

/s/  Craig A. Collard
CRAIG A. COLLARD

CORNERSTONE BIOPHARMA HOLDINGS, LTD.

By:	/s/ Craig A. Collard
Name:     Craig A. Collard

Title:	CEO

CAROLINA PHARMACEUTICALS LTD.

By:	/s/ Craig A. Collard
Name:     Craig A. Collard

Title:	Director

[Signature Page to Registration Rights Agreement (Stockholders)]

/s/  Steven M. Lutz
STEVEN M. LUTZ

LUTZ FAMILY LIMITED PARTNERSHIP

By:	STEVEN M. LUTZ, its general partner

/s/  Steven M. Lutz

[Signature Page to Registration Rights Agreement (Stockholders)]

Exhibit F

CERTIFICATE OF AMENDMENT

OF THE AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CORNERSTONE THERAPEUTICS INC.

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

CORNERSTONE THERAPEUTICS INC., (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1. The name of the Corporation is Cornerstone Therapeutics Inc.

2. The amended and restated certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 1, 2004, and was subsequently amended on October 31, 2008 (the “Certificate of Incorporation”).

3. The Board of Directors of the Corporation pursuant to Section 242 of the DGCL duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation and declaring such amendment advisable. The stockholders of the Corporation pursuant to Section 242 of the DGCL duly approved and adopted such proposed amendment at a special meeting of stockholders duly called and held upon notice in accordance with Section 222 of the DGCL.

4. The Certificate of Incorporation is hereby amended by deleting Article SIXTH thereof in its entirety and inserting the following in lieu thereof:

“SIXTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, and subject to the terms of any series of Preferred Stock, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation’s Bylaws.”

5. Article NINTH of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

“NINTH: This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation.

1. General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Corporation’s Board of Directors.

2. The Board of Directors shall have power, without the consent of the stockholders (except as provided by applicable law), to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.

3. Number of Directors; Election of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors and the provisions of that certain Governance Agreement by and among the Corporation, the stockholders of the Corporation named therein, and Chiesi Farmaceutici SpA (“Chiesi”) (the “Governance Agreement”), the number of directors of the Corporation shall be fixed from time to time in the manner provided in the Bylaws of the Corporation or any amendment thereof duly adopted by the Board of Directors or by the stockholders. Election of directors need not be by written ballot, except as and to the extent provided in the Bylaws of the Corporation.

4. Classes of Directors; Voting.

(a) For purposes of this Section 4, Section 5 and Section 6, the following terms shall have the respective meanings set forth below:

(i) “Beneficially Own” means, with respect to any security, having or sharing the power to direct or control the voting or disposition of such security and “Beneficial Ownership” has a correlative meaning;

(ii) “Class A Directors” means those directors who were not designated by Chiesi for election to the Board of Directors;

(iii) “Class B Directors” means those directors who, pursuant to the Governance Agreement, were designated by Chiesi for election to the Board of Directors;

(iv) “Common Stock” means the Corporation’s common stock, par value $0.001 per share;

(v) “Equity Securities” means any (a) Voting Stock of the Corporation, (b) securities of the Corporation convertible into or exchangeable for Voting Stock and (c) options, rights and warrants issued by the Corporation to acquire Voting Stock;

(vi) “Fully Diluted Basis” means of any date a calculation that gives effect to the number of shares of Common Stock then issued and outstanding plus the aggregate number of all shares of Common Stock that the Corporation may be required to issue as of such date pursuant to all options, warrants, rights, convertible or exchangeable securities or similar obligations then outstanding, whether or not such securities are then exercisable and exchangeable but excluding, however, any options, warrants or other similar rights outstanding at the date hereof that have an exercise price equal to or greater than $26.00 per share; and

(vii) “Voting Stock” means the outstanding securities of the Corporation having the right to vote generally in any election of directors of the Board of Directors.

(b) Subject to the rights of holders of any series of Preferred Stock to elect directors, while the Governance Agreement is in effect:

(i) the Board of Directors shall be divided into two classes: Class A Directors and Class B Directors; and

(ii) so long as Chiesi and its affiliates collectively Beneficially Own Common Stock representing not less than 50% of all outstanding Common Stock on a Fully Diluted Basis, (A) the Class B Directors present at a meeting duly held at which a quorum is present will be collectively entitled to exercise the number of votes equal to the aggregate number of Class A Directors present at the meeting with the number of votes allocated to the Class B Directors prorated among the Class B Directors who are present at such meeting and (B) each Class A Director will be entitled to one vote. The differential voting provision in this clause (ii) shall not apply to voting by directors in any committee of the Board of Directors.

5. Chiesi Approval Required for Certain Actions. For so long as Chiesi and its affiliates Beneficially Own Common Stock constituting not less than 40% of all outstanding Common Stock on a Fully Diluted Basis, the approval of Chiesi shall be required for any of the following:

(a) the acquisition by the Corporation of any business or assets (other than products acquired for re-sale to customers) for an aggregate price (not including royalties based on sales volumes, but including any assumptions of liabilities, milestone payments and other similar commitments) in excess of $25,000,000;

(b) the sale, lease, transfer or other disposal of a business or assets of the Corporation for an aggregate price (not including royalties based on sales volumes, but including any assumptions of liabilities, milestone payments and other similar commitments) in excess of $25,000,000; provided, that the approval of Chiesi shall not be required for the sale, license or transfer to another party, in the ordinary course of business, of any Corporation asset (regardless of its value);

(c) the issuance of any Equity Security or other capital stock of the Corporation, other than (i) issuances pursuant to the Corporation’s employee incentive plans and (ii) issuances upon the exercise of any option, warrant, conversion privilege or other similar right; or

(d) the repurchase or redemption of any Equity Security or other capital stock of the Corporation, other than (i) redemptions required by the terms thereof, (ii) purchases made at fair market value in connection with any deferred compensation plan maintained by the Corporation and (iii) repurchases of unvested or restricted stock issued pursuant to any employee, officer, director or consultant compensation plan.”

6. The Certificate of Incorporation is hereby amended by deleting Article TENTH and ELEVENTH thereof in their entirety and inserting the following in lieu thereof:

“TENTH:

For so long as Chiesi and its affiliates collectively Beneficially Own Common Stock representing not less than 50% of all outstanding Common Stock on a Fully Diluted Basis, the following provisions shall be in effect:

1. Except as Chiesi may otherwise agree in writing, neither Chiesi nor any of its affiliates shall have a duty to refrain from engaging, directly or indirectly in the same or similar business activities or lines of business as the Corporation. To the fullest extent permitted by law, neither Chiesi nor any officer or director thereof shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of Chiesi or of such person’s participation therein.

2. Subject to compliance with Section 3 of this Article TENTH, in the event that Chiesi acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both Chiesi and the Corporation, Chiesi shall to the fullest extent permitted by law have no duty to communicate or offer such corporate opportunity to the Corporation and shall to the fullest extent permitted by law not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that Chiesi acquires or seeks such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or otherwise does not communicate information regarding such corporate opportunity to the Corporation, and the Corporation to the fullest extent permitted by law waives and renunciates any claim that such business opportunity constituted a corporate opportunity that should have been presented to the Corporation or any of its affiliates.

3. In the event that a director or officer of the Corporation who is also a director, officer or employee of Chiesi acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and Chiesi (a “Mutual Corporate Opportunity”), such director or officer shall to the fullest extent permitted by law have fully satisfied and fulfilled his fiduciary duty with respect to such Mutual Corporate Opportunity, and the Corporation to the fullest extent permitted by law waives and renunciates any claim that such Mutual Corporate Opportunity constituted a corporate opportunity that should have been presented to the Corporation, if such director or officer acts in a manner consistent with the following policy: a Mutual Corporate Opportunity offered to any person who is an officer or director of the Corporation, and who is also an officer, director or employee of Chiesi, shall belong to Chiesi, unless such Mutual Corporate Opportunity was expressly offered to such person in his or her capacity as a director or officer of the Corporation (a “Cornerstone Opportunity”), in which case such Cornerstone Opportunity shall not be pursued by Chiesi.

ELEVENTH:  The Corporation elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.”

IN WITNESS WHEREOF, this Certificate of Amendment, which has been duly adopted in accordance with Section 242 of the DGCL, has been executed by a duly authorized officer of the Corporation on this            day of           , 2009.

CORNERSTONE THERAPEUTICS INC.

Name:

Title:

Exhibit G

FOURTH AMENDED AND RESTATED
BYLAWS
OF
CORNERSTONE THERAPEUTICS INC.
(Adopted as of           , 2009)

ARTICLE I

STOCKHOLDERS

Section 1.1.  Place of Meetings.  All meetings of stockholders shall be held at such place as may be designated from time to time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer or, if not so designated, at the principal office of the corporation.

Section 1.2.  Annual Meeting.  The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date and at a time designated by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President (if the President shall be a different individual than the Chief Executive Officer) (which date shall not be a legal holiday in the place where the meeting is to be held). If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these Bylaws to the annual meeting of the stockholders shall be deemed to refer to such special meeting.

Section 1.3.  Special Meetings.  Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President (if the President shall be a different individual than the Chief Executive Officer) or at the request in writing of stockholders owning at least fifty percent (50%) in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote generally in the election of directors.

Section 1.4.  Notice of Meetings.  Except as otherwise provided by law, notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the General Corporation Law of the State of Delaware) by the stockholder to whom the notice is given. The notices of all meetings shall state the place, date and time of the meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the General Corporation Law of the State of Delaware.

Section 1.5.  Voting List.  The Secretary shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 1.6.  Quorum.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority in voting power of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at the meeting, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy, shall constitute a quorum for the transaction of business. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

Section 1.7.  Adjournments.  Any meeting of stockholders may be adjourned from time to time to any other time and to any other place at which a meeting of stockholders may be held under these Bylaws by the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to act as secretary of such meeting. It shall not be necessary to notify any stockholder of any adjournment of less than 30 days if the time and place of the adjourned meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

Section 1.8.  Voting and Proxies.  Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by law or the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person (including by means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting) or may authorize another person or persons to vote for such stockholder by a proxy executed or transmitted in a manner permitted by the General Corporation Law of the State of Delaware by the stockholder or such stockholder’s authorized agent and delivered (including by electronic transmission) to the Secretary of the corporation. No such proxy shall be voted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.

Section 1.9.  Action at Meeting.  When a quorum is present at any meeting, any matter other than the election of directors to be voted upon by the stockholders at such meeting shall be decided by the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock present or represented and voting on such matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on such matter), except when a different vote is required by law, applicable rule, regulation or listing agreement, the Certificate of Incorporation or these Bylaws. When a quorum is present at any meeting, any election by stockholders of directors shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election.

Section 1.10.  Nomination of Directors.

(a) Except for (i) directors nominated pursuant to the Governance Agreement, dated as of May 6, 2009, by and among the Corporation, Chiesi Farmaceutici SpA (“Chiesi SpA”) and the stockholders named therein (the “Governance Agreement”) while it is in effect, (ii) any directors entitled to be elected by the holders of preferred stock, (iii) any directors elected in accordance with Section 2.8 hereof by the Board of Directors to fill a vacancy or newly created directorships or (iv) as otherwise required by applicable law or stock market regulation, only persons who are nominated in accordance with the procedures in this Section 1.10 shall be eligible for election as directors. Nomination for election to the Board of Directors of the corporation at a meeting of stockholders may be made (A) by or at the direction of the Nominating Committee of the Board of Directors or (B) by any stockholder of the corporation who (x) complies with the notice procedures set forth in Section 1.10(b) and (y) is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting.

(b) To be timely, a stockholder’s notice must be received in writing by the Secretary at the principal executive offices of the corporation as follows: (x) in the case of an election of directors at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs; or (y) in the case of an election of directors at a special meeting of stockholders, provided that the Board of Directors has determined that directors shall be elected as such meeting, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (i) the 90th day prior to such special meeting and (ii) the tenth day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual or special meeting (or the public announcement thereof) commence a new time (or extend any time period) for the giving of a stockholder’s notice.

The stockholder’s notice to the Secretary shall set forth: (a) as to each proposed nominee (i) such person’s name, age, business address and, if known, residence address, (ii) such person’s principal occupation or employment, (iii) the class and number of shares of stock of the corporation which are beneficially owned by such person, and (iv) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (b) as to the stockholder giving the notice (i) such stockholder’s name and address, as they appear on the corporation’s books, (ii) the class and number of shares of stock of the corporation which are owned, beneficially and of record, by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice and (v) a representation whether the stockholder intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such nomination; and (c) as to the beneficial owner, if any, on whose behalf the nomination is being made (i) such beneficial owner’s name and address, (ii) the class and number of shares of stock of the corporation which are beneficially owned by such beneficial owner, (iii) a description of all arrangements or understandings between such beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made and (iv) a representation whether the beneficial owner intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock requirement to elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such nomination. In addition, to be effective, the stockholder’s notice must be accompanied by the written consent of the proposed nominee to serve as a director if elected. The corporation may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a director of the corporation. A stockholder shall not have complied with this Section 1.10(b) if the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee in compliance with the representations with respect thereto required by this Section 1.10.

(c) The chairman of any meeting shall, if the facts warrant, have the power and duty to determine that a nomination was not made in accordance with the provisions of this Section 1.10 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee in compliance with the representations with respect thereto required by this Section 1.10), and if the chairman should so determine, the chairman shall so declare to the meeting and such nomination shall be disregarded.

(d) Except as otherwise required by law, nothing in this Section 1.10 shall obligate the corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the corporation or the Board of Directors information with respect to any nominee for director submitted by a stockholder.

(e) Notwithstanding the foregoing provisions of this Section 1.10, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 1.10, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(f) For purposes of this Section 1.10, “public disclosure” shall include disclosure in a press release reported by the Dow Jones New Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Section 1.11.  Notice of Business at Annual Meetings.

(a) At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, (i) if such business relates to the nomination of a person for election as a director of the corporation, the procedures in Section 1.10 must be complied with and (ii) if such business relates to any other matter, the business must constitute a proper matter for stockholder action and the stockholder must (x) have given timely notice thereof in writing to the Secretary in accordance with the procedures set forth in Section 1.11(b) and (y) be a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such annual meeting.

(b) To be timely, a stockholder’s notice must be received in writing by the Secretary at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting (or the public announcement thereof) commence a new time (or extend any time period) for the giving of a stockholder’s notice.

(c) The stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of stock of the corporation which are owned, of record and beneficially, by the stockholder and beneficial owner, if any, (iv) a description of all arrangements or understandings between such stockholder or such beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of the stockholder or such beneficial owner, if any, in such business, (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies from stockholders in support of such proposal. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting of stockholders except in accordance with the procedures set forth in this Section 1.11; provided that any stockholder proposal which complies with Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the Securities Exchange Act of 1934, as amended, and is to be included in the corporation’s proxy statement for an annual meeting of stockholders shall be deemed to comply with the requirements of this Section 1.11. A stockholder shall not have complied with this Section 1.11(b) if the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee in compliance with the representations with respect thereto required by this Section 1.11.

(d) The chairman of any meeting shall, if the facts warrant, have the power and duty to determine that business was not properly brought before the meeting in accordance with the provisions of this Section 1.11 (including whether the stockholder or beneficial owner, if any, on whose behalf the proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s proposal in compliance with the representation with respect thereto required by this Section 1.11), and if the chairman should so determine, the chairman shall so declare to the meeting and such business shall not be brought before the meeting.

(e) Notwithstanding the foregoing provisions of this Section 1.11, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the corporation to present business, such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 1.11, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(f) For purposes of this Section 1.11, “public disclosure” shall include disclosure in a press release reported by the Dow Jones New Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Section 1.12.  Conduct of Meetings.

(a) Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the Chairman’s absence by the Vice Chairman of the Board, if any, or in the Vice Chairman’s absence by the Chief Executive Officer, or in the Chief Executive Officer’s absence by the President (if the President shall be a different individual than the Chief Executive Officer), or in the President’s absence by a Vice President, or in the absence of all of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen by vote of the stockholders at the meeting. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b) The Board of Directors of the corporation may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(c) The chairman of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. If no announcement is made, the polls shall be deemed to have opened when the meeting is convened and closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.

(d) In advance of any meeting of stockholders, the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President (if the President shall be a different individual than the Chief Executive Officer) shall appoint one or more inspectors or election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote in completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

ARTICLE II

DIRECTORS

Section 2.1.  General Powers.  The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law or the Certificate of Incorporation.

Section 2.2.  Number, Election and Qualification.  Subject to the Governance Agreement while it is effect and the rights of the holders of any series of preferred stock to elect directors, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority in voting power of the Board of Directors.

Section 2.3.  Term.  Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2.7, and shall serve until the election and qualification of his successor, subject to his earlier death, resignation or removal.

Section 2.4.  Quorum.  A majority of the total authorized number of directors (including, at any time there are Class B Directors, at least one Class B Director) shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

Section 2.5.  Action at Meeting.  Subject to the provisions of the Certificate of Incorporation, every act or decision done or made by a majority in voting power of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law.

Section 2.6.  Removal.  Subject to the Governance Agreement while it is in effect and the rights of holders of any series of preferred stock, directors of the corporation may be removed with or without cause and by the affirmative vote of the holders of at least a majority of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors.

Section 2.7.  Vacancies.  Subject to the rights of holders of any series of preferred stock any vacancy or newly created directorships on the Board of Directors, however occurring, shall be filled in accordance with the Governance Agreement while it is in effect. Following termination of the Governance Agreement, subject to the rights of holder of any series of preferred stock any vacancy or newly created directorships on the Board of Directors, however occurring, shall be filled in accordance and only by vote of a majority in voting power of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. A director elected to fill a vacancy shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor or until such director’s earlier death, resignation or removal.

Section 2.8.  Resignation.  Any director may resign by delivering a resignation in writing or by electronic transmission to the corporation at its principal office or to the Chairman of the Board, the Chief Executive Officer, the President (if the President shall be a different individual than the Chief Executive Officer) or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event.

Section 2.9.  Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such time and place as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

Section 2.10.  Special Meetings.  Special meetings of the Board of Directors may be held at any time and place designated in a call by the Chairman of the Board, the Chief Executive Officer, two or more directors, or by one director in the event that there is only a single director in office.

Section 2.11.  Notice of Special Meetings.  Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (i) in person or by telephone or electronic mail at least 24 hours in advance of the meeting, (ii) by sending a telegram or telecopy or delivering written notice by hand, to such director’s last known business, home or electronic mail address at least 48 hours in advance of the meeting, or (iii) by sending written notice, via first-class mail or reputable overnight courier, to such director’s last known business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

Section 2.12.  Meetings by Conference Communications Equipment.  Directors may participate in meetings of the Board of Directors or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

Section 2.13.  Action by Consent.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent to the action in writing or by electronic transmission, and the written consents or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

Section 2.14.  Committees.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors. Notwithstanding the foregoing, while the Governance Agreement is in effect, (i) the Board of Directors shall designate a Nominating Committee, an Audit Committee and a Compensation Committee and (ii) all matters related to executive compensation shall require the approval of the Compensation Committee and the ratification of the Board of Directors.

Section 2.15.  Compensation of Directors.  Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary entities in any other capacity and receiving compensation for such service.

Section 2.16.  Board Approval Required For Certain Actions.

(a) For purposes of this Section 2.16:

(i) “Beneficially Own” means, with respect to any security, having or sharing the power to direct or control the voting or disposition of such security and “Beneficial Ownership” has a correlative meaning;

(ii) “Equity Security” means (A) Voting Stock of the Corporation, (B) securities of the Corporation convertible into or exchangeable for Voting Stock and (C) options, rights and warrants issued by the Corporation to acquire Voting Stock;

(iii) “Fully Diluted Basis” means as of any date a calculation that gives effect to the number of shares of common stock of the Corporation then issued and outstanding plus the aggregate number of all shares of common stock that the Corporation may be required to issue as of such date pursuant to all options, warrants, rights, convertible or exchangeable securities or similar obligations then outstanding, whether or not such securities are then exercisable and exchangeable but excluding, however, any options, warrants or other similar rights outstanding at the date hereof that have an exercise price equal to or greater than $26.00 per share; and

(iv) “Voting Stock” means the outstanding securities of the Corporation having the right to vote generally in any election of the Board of Directors.

(b) While the Governance Agreement is in effect and for so long as Chiesi SpA and its affiliates (excluding the corporation) collectively Beneficially Own common stock of the corporation constituting more than 50% of all outstanding common stock on a Fully Diluted Basis, the following shall be subject to the approval of the Board of Directors:

(i) the adoption, modification or amendment of the annual operating or capital budget for the corporation to be effective January 1 of that fiscal year;

(ii) the entry into, modification or amendment of any exclusive license, distribution or supply agreement to which the corporation or any of its subsidiaries is a party;

(iii) any capital expenditure in excess of $500,000 in any one case or $2,000,000 in the aggregate;

(iv) any expense that deviates from the approved annual operating or capital budget, other than immaterial expenditures in the ordinary course of business; or

(v) the incurrence by the corporation or any of its subsidiaries of indebtedness in excess of $1,000,000 in the aggregate for borrowed money, including, but not limited to trade financing (less than 60 days) either on an individual or cumulative basis or issuing any equity security that ranks senior in liquidation preference to the Equity Securities outstanding as of the date hereof.

ARTICLE III

OFFICERS

Section 3.1.  Titles.  The officers of the corporation shall consist of a President, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors may from time to time determine, including a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer and one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.

Section 3.2.  Election.  The President, Treasurer and Secretary shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.

Section 3.3.  Qualification.  No officer need be a stockholder. Any two or more offices may be held by the same person.

Section 3.4.  Tenure.  Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each officer shall hold office until such officer’s successor is elected and qualified, unless a different term is specified in the resolution electing or appointing such officer, or until such officer’s earlier death, resignation or removal.

Section 3.5.  Resignation and Removal.  Any officer may resign by delivering a written resignation to the corporation at its principal office or to the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event.

Any officer may be removed at any time, with or without cause, by vote of a majority of the directors then in office.

Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following such officer’s resignation or removal, or any right to damages on account of such removal, whether such officer’s compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the corporation.

Section 3.6.  Vacancies.  The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of such officer’s predecessor and until a successor is elected and qualified, or until such officer’s earlier death, resignation or removal.

Section 3.7.  Chairman of the Board.  The Board of Directors may appoint from its members a Chairman of the Board, who need not be an employee or officer of the corporation. If the Board of Directors appoints a Chairman of the Board, such Chairman shall perform such duties and possess such powers as are assigned by the Board of Directors and, if the Chairman of the Board is also designated as the corporation’s Chief Executive Officer, shall have the powers and duties of the Chief Executive Officer prescribed in Section 3.8 of these Bylaws. Unless otherwise provided by the Board of Directors, the Chairman of the Board shall preside at all meetings of the Board of Directors and stockholders.

Section 3.8.  Chief Executive Officer.  The Chief Executive Officer shall have general charge and supervision of the business of the Corporation subject to the direction of the Board of Directors. The Chief Executive Officer may, but need not, also be the President.

Section 3.9.  President.  If the Chief Executive Officer is not also the President, the President shall perform such duties and shall have such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

Section 3.10.  Vice Presidents.  Any Vice President shall perform such duties and possess such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Chief Executive Officer or the President (if the President is not the Chief Executive Officer), the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the Chief Executive Officer and when so performing shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

Section 3.11.  Secretary and Assistant Secretaries.  The Secretary shall perform such duties and shall have such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the chairman of the meeting shall designate a temporary secretary to keep a record of the meeting.

Section 3.12.  Treasurer and Assistant Treasurers.  The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the Chief Executive Officer. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the corporation, to deposit funds of the corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the corporation.

The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.

Section 3.13.  Salaries.  Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

ARTICLE IV

CAPITAL STOCK

Section 4.1.  Issuance of Stock.  Subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any shares of the authorized capital stock of the corporation held in the corporation’s treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such lawful consideration and on such terms as the Board of Directors may determine.

Section 4.2.  Stock Certificates; Uncertificated Shares.  The shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Every holder of stock of the corporation represented by certificates shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, representing the number of shares held by such holder registered in certificate form. Each such certificate shall be signed in a manner that complies with Section 158 of the General Corporation Law of the State of Delaware.

Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these Bylaws, applicable securities laws or any agreement among any number of stockholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of each certificate representing shares of such class or series of stock, provided that in lieu of the foregoing requirements there may be set forth on the face or back of each certificate representing shares of such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests a copy of the full text of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 202(a) or 218(a) of the General Corporation Law of the State of Delaware or, with respect to Section 151 of General Corporation Law of the State of Delaware, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 4.3.  Transfers.  Shares of stock of the corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of shares of stock of the corporation shall be made only on the books of the corporation or by transfer agents designated to transfer shares of stock of the corporation. Subject to applicable law, shares of stock represented by certificates shall be transferred only on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these Bylaws.

Section 4.4.  Lost, Stolen or Destroyed Certificates.  The corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity and posting of such bond as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar.

Section 4.5.  Record Date.  The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action to which such record date relates.

If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. If no record date is fixed, the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 4.6.  Regulations.  The issue, transfer, conversion and registration of shares of stock of the corporation shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE V

GENERAL PROVISIONS

Section 5.1.  Fiscal Year.  Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the corporation shall begin on the first day of January of each year and end on the last day of December in each year.

Section 5.2.  Corporate Seal.  The corporate seal shall be in such form as shall be approved by the Board of Directors.

Section 5.3.  Waiver of Notice.  Whenever notice is required to be given by law, by the Certificate of Incorporation or by these Bylaws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before, at or after the time stated in such notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 5.4.  Voting of Securities.  Except as the Board of Directors may otherwise designate, the Chief Executive Officer, the President (if the President shall be a different individual than the Chief Executive Officer) or the Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at any meeting of stockholders or securityholders of any other entity or organization, the securities of which may be held by this corporation.

Section 5.5.  Evidence of Authority.  A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

Section 5.6.  Certificate of Incorporation.  All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and in effect from time to time.

Section 5.7.  Severability.  Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

Section 5.8.  Pronouns.  All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

ARTICLE VI

AMENDMENTS

These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the Board of Directors or by the stockholders as provided in the Certificate of Incorporation.

* * *

Approved by the Board of Directors on           , 2009

Exhibit H

LICENSE AND DISTRIBUTION AGREEMENT
between
CHIESI FARMACEUTICI S.p.A.
and
CORNERSTONE THERAPEUTICS INC.
Dated May 6, 2009

[***]	Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

LICENSE AND DISTRIBUTION AGREEMENT

This LICENSE AND DISTRIBUTION AGREEMENT (this “Agreement”) is made as of this 6th day of May, 2009 (the “Effective Date”) between Chiesi Farmaceutici S.p.A. a company incorporated under the laws of Italy, with its principal place of business at Via Palermo 26/A, 43100 Parma, Italy (“Chiesi”) and Cornerstone Therapeutics Inc. a corporation incorporated under the laws of Delaware, with its principal place of business at 1255 Crescent Green Drive, Suite 250, Cary, North Carolina 27518, USA (“Cornerstone”, and together with Chiesi, the “Parties”, each a “Party”).

WITNESSETH

WHEREAS, Chiesi has developed the Product (hereinafter defined) and Chiesi owns or Controls (hereinafter defined) the entire right, title and interest to the Know-How (hereinafter defined) and the Trademark (hereinafter defined), all of them relevant to the Product, and the right to their exploitation in the Territory (hereinafter defined);

WHEREAS, Chiesi had entered into a License and Supply Agreement dated as of [***], as amended (the “Former Agreement”) with [***], pursuant to which Chiesi granted [***] an exclusive license to use and sell the Product under the Trademark in the Territory;

WHEREAS, Chiesi and [***] have entered into an Amendment and Settlement Agreement dated as of [***] (the “[***] Settlement Agreement”), pursuant to which they have agreed, inter alia, to terminate the Former Agreement as of the Transfer Date;

WHEREAS, Cornerstone has experience in the distribution, marketing and selling of ethical pharmaceutical specialties for respiratory diseases in the Territory;

WHEREAS, Chiesi and Cornerstone have entered into a Stock Purchase Agreement of even date, pursuant to which Chiesi has agreed to purchase an aggregate of 1,600,000 shares of Cornerstone’s common stock, par value $0.001 per share (the “Stock Purchase Agreement”);

WHEREAS, Chiesi and Cornerstone have also agreed to enter into this Agreement, pursuant to which Cornerstone will obtain a license from Chiesi for the purpose of importing, storing, handling, promoting, distributing, marketing, offering for sale and selling the Product under the Trademark in the Territory; and

WHEREAS, the Parties intend to enter into a separate Technical Agreement (hereinafter defined) relating to the quality and technical aspects of the Product and a separate Pharmacovigilance Agreement (hereinafter defined).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be bound, and it being understood that the above recitals shall be deemed to be incorporated into and form part of this Agreement, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1 “Act” means the US Federal Food, Drug and Cosmetic Act of 1938, the Public Health Service Act of 1944 and the regulations promulgated under those Acts, as may be amended from time to time.

1.2 “Affiliate” shall mean, with respect to any person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the person specified. For this purpose, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

      [***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

1.3 “Agency” means any applicable supra-national, federal, national, regional, state, provincial or local regulatory agencies, departments, bureaus, commissions, councils or other government entities regulating or otherwise exercising authority with respect to the manufacture, packaging, labeling, testing, release, storage, handling, sale, distribution or use of the Product, including the FDA.

1.4 “Applicable Laws” means the Act and other laws, rules and regulations, (including any rules, regulations, guidelines or other requirements of any Agency) applicable to the manufacture, packaging, labeling, testing, release, storage, handling, sale, distribution or use of pharmaceutical products, as may be in effect from time to time in the Territory.

1.5 “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks located in New York City, New York are required or permitted by law to be closed for the conduct of regular banking business.

1.6 “Calendar Month” shall mean a single month starting on the first day of each month and ending on the last day of that same month. “Calendar Quarter” shall mean the 3 month period beginning on January 1 and ending on March 31; the period beginning on April 1 and ending on June 30; the period beginning on July 1 and ending on September 30; or the period beginning on October 1 and ending on December 31.

1.7 “Certificate of Analysis” shall mean, for each batch of Product produced, a document prepared by Chiesi or its contract manufacturer setting forth the measured and observable characteristics of Product for the batch, and confirming that such batch meets the Specifications. Each Certificate of Analysis shall include: (a) a listing of tests performed by or on behalf of Chiesi or its contract manufacturer, test date(s), and test results, and a certification of the accuracy of each of the foregoing; and (b) a reference to or inclusion of the related Certificate of Compliance.

1.8 “Certificate of Compliance” means a document identified as such, signed by the senior quality manager, or designee, and provided by Chiesi or its contract manufacturer to Cornerstone that states, certifies, warrants and reflects that each batch of Product was produced and tested in compliance with the Specifications, cGMPs, the master batch record and all other applicable regulatory documents.

1.9 “Claims” shall mean all charges, complaints, actions, suits, proceedings, hearings, investigations, claims and demands.

1.10 “Controlled” or “to Control”, in relation to any Intellectual Property Rights shall mean such Intellectual Property Rights in the possession (whether by ownership, license or other right, other than pursuant to this Agreement) by a Party or its Affiliates with the ability to grant to the other Party access and/or a license (or sublicense) as provided herein under such right without violating the terms of any agreement or other arrangement with any Third Party and without requiring any further consent from such Third Party.

1.11 “Field of Use” shall mean all indications approved under the approved Marketing Authorization for the Product in the Territory as of the Transfer Date.

1.12 “First Commercial Sale” shall mean, with respect to the Product, the first arm’s-length commercial sale for value to a Third Party after the Transfer Date. Sales for investigator initiated trials, named patient programs, test marketing, non-registrational studies or any similar instance where the Product is supplied at cost or without charge shall not constitute a First Commercial Sale. For clarity, First Commercial Sale shall not include the distribution of demonstration or training units that are not able to be operated or intended to be used as a Product.

1.13 “Force Majeure” shall mean in relation to either Party any occurrence beyond the reasonable control of that Party.

1.14 “Improvement” shall mean any discovery, development, invention, enhancement or modification, patentable or otherwise, relating to the Product, including any analytical methodology, ingredients, preparation, presentation, means of delivery or administration, use or packaging of the Product.

1.15 “IND(s)” shall mean any investigational new drug application filed with Regulatory Authorities in the Territory for approval to perform a clinical trial.

1.16 “Intellectual Property Rights” shall mean patents, trademarks, Know-How, service marks, logos, trade names, rights in designs, copyright, domain names, utility models and other intellectual property rights, whether registered or unregistered, and including applications for registration, and all rights or forms of protection having equivalent or similar effect in the Territory.

1.17 “Know-How” shall mean all information, procedures, instructions, techniques, data, technical information, knowledge and experience (including toxicological, pharmaceutical, clinical, non-clinical, medical data and health registration data), designs, processing, specifications and technology to the extent necessary to distribute, sell, or offer for sale the Product in the Territory, whether in written, electronic or other form, as owned or Controlled by Chiesi.

1.18 “Losses” shall mean any and all damages (including all incidental, consequential, statutory and treble damages), awards, deficiencies, settlement amounts, defaults, assessments, fines, dues, penalties, costs, fees, liabilities, obligations, liens, losses, and expenses (including court costs, interest and reasonable fees of attorneys, accountants and other experts).

1.19 “Marketing Authorization” shall mean all necessary regulatory and governmental approvals and registrations, including NDA approvals, that are required by an Agency to market, distribute, promote and sell the Product in the Territory.

1.20 “Marketing Authorization Application(s)” shall mean any or all applications to a Regulatory Authority in the Territory in order to obtain Marketing Authorization.

1.21 “NDA” shall mean (a) the single application or set of applications for approval and/or pre-market approval to make and sell commercially in the United States a pharmaceutical product filed with the FDA, including all information included in Drug Master Files (DMFs) related to such application(s), and any related registrations with or notifications to the FDA, and (b) all supplements and amendments that may be filed with respect to any of the foregoing.

1.22 “Net Sales” shall mean gross sales amount of the Product in finished packaging invoiced or otherwise fiscally charged by Cornerstone to unrelated Third Parties in the Territory less (i) any trade, quantity or cash discounts in amounts customary in the trade allowed to customers, (ii) all sales or excise taxes, duties and similar charges made or incurred by reference to the sale of the Product by Cornerstone, (iii) chargeback payments, rebates, fees, GPO (group purchasing organization) administrative fees, and other similar adjustments for the Product, including those granted on price adjustments, billing errors, reimbursements or similar payments granted or given to Third Party wholesalers or other Third Party distributors, buying groups, health insurance carriers or other institutions, including those paid in connection with such sales to any governmental entity, (iv) freight, insurance and other transportation charges to the extent included in the invoice price, and (v) customary allowances or credits, not exceeding the original billing or invoice amount, granted by Cornerstone on account of claims, rejected or returned Product.

1.23 “Net Sales Price” shall mean the Net Sales during the previous Calendar Month/Quarter in the Territory divided by the total number of units of Product to which such Net Sales were attributable and calculated separately for each vial size of the Product.

1.24 “Product” shall mean the finished, fully packaged, product containing a porcine lung surfactant in vials of 1.5 and 3.0 ml manufactured under the Know-How and currently sold under the Trademark pursuant to NDA #020744.

1.25 “Regulatory Authorities” shall mean any Agency which has responsibility in the Territory for granting Marketing Authorization.

1.26 “Regulatory Requirements” shall mean all applicable standards relating to drug products, as identified in the Act.

1.27 “SKU” shall mean a specific packaged presentation of a defined quantity of a specific dosage strength of the Product, such as a vial of 1.5 or 3.0 ml identified by Chiesi by its Stock Keeping Unit number, to be identified in the Territory by National Drug Code numbers identifying Cornerstone as the labeler.

1.28 “Specifications” shall mean all finished product specifications and packaging specifications, pursuant to the Regulatory Requirements and as approved in the Territory under the Marketing Authorization with which compliance is required for the fabrication, packaging, labeling, testing, storage, handling, sale and release of the Product in the Territory, together with any other specification indicated in the Technical Agreement separately signed by the Parties.

1.29 “Territory” shall mean the United States of America and its territories and possessions.

1.30 “Third Party” shall mean any entity other than Chiesi, Cornerstone and their respective Affiliates.

1.31 “Trademark” shall mean the Curosurf® trademark, USPTO registration number 1905266, and as set out in Appendix A.

1.32 Interpretation.  Unless the context of this Agreement otherwise requires, (a) words of one gender include the other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms “hereof,” “herein,” “hereby,” and derivative or similar words refer to this entire Agreement; (d) the terms “Article” and “Section” refer to the specified Article and Section of this Agreement; (e) all currencies shall be shown in United States Dollars; and (f) whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. Whenever this Agreement refers to a number of days, unless otherwise specified, such number shall refer to calendar days. The English language shall be controlling in all respects in this Agreement.

1.33 Additional Definitions.  Each of the following definitions is set forth in the Section of this Agreement indicated below:

Definition	Section

Agreement	Preamble
cGMPs	5.9.1
Chiesi	Preamble
Chiesi Intellectual Property	8.1
Confidential Information	11.1
Cornerstone	Preamble
[***]	Recitals
[***] Settlement Agreement	Recitals
Effective Date	Preamble
Floor Price	6.2
Former Agreement	Recitals
Loss	10.1
Monthly Report	6.4
Parties	Preamble
Pharmacovigilance Agreement	4.6
Purchase Order	5.3.2
Report	6.4
Rolling Forecast	5.3.1
Supply Price	6.1
Stock Purchase Agreement	Recitals
Technical Agreement	5.2
Term	12.1
Transfer Date	4.1
VAT	6.3

      [***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

ARTICLE 2

GRANT

2.1 License Grant.  Beginning on the Transfer Date, Chiesi hereby grants to Cornerstone, and Cornerstone hereby accepts from Chiesi, a non-transferable, exclusive license under the Know-How and the Trademark, for the purposes of importing, storing, handling, promoting, distributing, marketing, offering for sale and selling the Product in the Territory for use in the Field of Use.

2.2 External Opportunities.  Cornerstone hereby agrees that, during the term of this Agreement, and unless expressly agreed upon by the Parties in writing, Cornerstone shall not, directly or indirectly, import, store, handle, promote, distribute, market, offer for sale or sell the Product outside the Field of Use or outside the Territory. Furthermore, all inquiries or orders received or known to Cornerstone relating to the (i) sale or delivery of the Product outside the Territory or (ii) use of the Product outside the Field of Use shall be referred by Cornerstone to Chiesi. It is Cornerstone’s responsibility to document and communicate the specific details of all business opportunities relating to the foregoing to Chiesi.

2.3 Sublicensing; Co-Promotion.  Cornerstone shall not have the right to grant sublicenses without the prior written consent of Chiesi. In addition, Cornerstone may not enter into any co-promotion agreements concerning the Product for use in the Field of Use for sale in the Territory without the express written consent of Chiesi as to the co-promoting Party, such approval not to be unreasonably held or delayed. Cornerstone shall in any case be responsible to Chiesi for all acts and omissions of such co-promoting Party, if any, as they relate to this Agreement.

ARTICLE 3

OBLIGATIONS OF CORNERSTONE

The following obligations of Cornerstone shall begin upon the Transfer Date:

3.1 Own Account.   Cornerstone shall place orders for the Product with Chiesi and shall resell the ordered Product to Cornerstone’s customers solely in the Field of Use in the Territory. In an effort to ensure supply to the market within the Territory goes uninterrupted, Chiesi will use commercially reasonable efforts to ensure adequate supply of Product is available for commercial sales by Cornerstone based off the initial Rolling Forecast promptly upon Transfer.

3.2 Efforts.   Cornerstone shall promote, distribute, market, offer for sale and sale the Product using commercially reasonable efforts to achieve maximum market impact and concentration throughout the Territory, such efforts to be at least at the same level of effort, but not the same number of full-time employees, as with other similar products of similar sales potential which Cornerstone promotes, distributes, markets or sells. In addition, Cornerstone shall use commercially reasonable efforts to ensure that the First Commercial Sale in the Territory occurs promptly after Chiesi makes available commercial supplies of the Product after the Transfer Date.

3.3 Information and Reports.  Cornerstone shall provide Chiesi with written and oral reports, market information, competitive activities, sales forecasts, development of prices and other pertinent customer and industry information as may be reasonably required from time to time by Chiesi and to keep Chiesi informed of Cornerstone’s activities and anticipated future orders. In addition, Cornerstone shall keep Chiesi regularly informed of all other material details concerning the promotion, distribution, marketing and sale of the Product in the Territory as Chiesi may reasonably request.

3.4 Facilities.  Cornerstone, or its designees, shall maintain facilities in the Territory suitable for the conduct of Cornerstone’s business, and in compliance with the Regulatory Requirements. Cornerstone agrees that Chiesi may inspect, or have inspected, the facilities of Cornerstone to determine compliance with the Regulatory Requirements associated with the storage and distribution of the Product. In addition, Chiesi shall have the right, upon reasonable notice and during business hours, to inspect or cause to be inspected at its own expense the facilities of Cornerstone where the Product is stored.

3.5 Records.   Cornerstone and its designees, shall maintain accurate records pertaining to the sale and distribution of the Product to its customers, for a period of at least one year after the expiration date of each lot or batch of such Product, with sufficient detail to enable the recall of such Product from the market. Cornerstone shall also maintain accurate records of all complaints it has received regarding the Product, and the results of the investigation thereof, for a period of at least one year after the expiration date of the lot or batch of such Product.

3.6 Training.  Cornerstone shall ensure that the Product is stored at a designated Third Party logistics facility that is compliant with the Regulatory Requirements, and is shipped to its customers, under the supervision of personnel having training sufficient to protect the health of the consumer and purchaser. Cornerstone shall train and maintain an adequate staff of appropriate personnel, sufficiently knowledgeable about the Product following Chiesi training guidelines, in order to enable such personnel to effectively (i) promote the sale of the Product, (ii) respond to customer inquiries and complaints and (iii) respond to inquiries from regulatory personnel.

3.7 Compliance with Laws and Instructions.  Cornerstone shall hold all applicable licenses, and shall comply with all related directives, laws, rules and regulations, in connection with the importation, storage, handling, promotion, distribution, marketing and sale of the Product in the Territory. In its promotion, marketing or sale of the Product, Cornerstone agrees to avoid making any statements, representations, warranties or guarantees concerning the Product except as expressly authorized pursuant to the Marketing Authorization for the Product. Cornerstone shall, in its importation, storage, handling, distribution, marketing and sale of the Product, comply with the quality standards of Chiesi and at all times adhere to a level of quality at least as high as Cornerstone maintains for similar activities conducted in relation to its other products.

3.8 Inventory.   Cornerstone shall maintain sufficient stocks of Product to meet all reasonably foreseeable demands for the Product in the Territory without undue delay, and in no event to maintain less stock than [***]. Cornerstone shall not be held to the aforementioned standard in the event of inventory shortfall arising from supply issues from Chiesi.

3.9 Selling Costs.  For the avoidance of doubt, all importing, storing, handling, promoting, distributing, marketing and selling costs and expenses relating to the Product within the Territory shall be borne exclusively by Cornerstone.

3.10 [***].  Cornerstone hereby commits to [***]. Cornerstone shall be entitled to have reasonable contact with [***]. Cornerstone shall make requests for contact with [***]. If Cornerstone chooses [***]. Notwithstanding the foregoing and subject to relevant law, if Cornerstone is unable, [***]. For the purposes of this Section 9.2.4, “[***]” shall mean [***]. Such [***] shall be subject to the provisions of Section 12.5.

ARTICLE 4

MARKETING AUTHORIZATION AND PHARMACOVIGILANCE

4.1 Transfer of Marketing Authorization.  Chiesi shall procure the transfer of the Marketing Authorization currently held by [***] in the Territory to Cornerstone using Cornerstone Regulatory Counsel as of [***] (the “Transfer Date”). All expenses related to Marketing Authorization transfer procedures shall be borne by Cornerstone.

4.2 Maintenance.  Upon the Transfer Date, Cornerstone shall be fully responsible for, at its own expense, taking such steps and actions, in accordance with instructions provided by Chiesi from time to time, as may be necessary and advisable to maintain the Marketing Authorization held by Cornerstone in the Territory, including making all applications, requests for authorizations and submissions of information related

      [***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commissions.

to the Marketing Authorization Application. Should the Parties mutually desire a new Marketing Authorization Application, pre-clinical and clinical testing connected with or related to relevant IND(s) and Marketing Authorization Application(s) shall be at an equally shared cost between Cornerstone and Chiesi. However, to the extent that Cornerstone unilaterally desires a new Marketing Authorization Application, then Cornerstone shall be solely responsible for all costs and expenses associated with pre-clinical and clinical testing connected with or related to relevant IND(s) and Marketing Authorization Application(s).

4.3 Protocols.  Prior to the commencement of any external scientific investigation, Cornerstone shall provide Chiesi, for Chiesi’s approval, with a protocol, including the relevant clinical report form, for any study to be undertaken by Cornerstone with the Product. Chiesi shall have the right to disagree with or request a modification of such proposed study, should it be reasonably deemed harmful for the sound international development of the Product. Chiesi shall reply in writing no later than twenty (20) Business Days from the receipt of the protocols in question, otherwise the protocols will be deemed accepted by Chiesi.

4.4 Reports/Studies.

4.4.1 Study Reports.   Cornerstone undertakes to keep Chiesi duly and fully informed of the efforts made by Cornerstone pursuant to Section 4.3, by providing Chiesi upon request, but no less frequent than every six (6) months, with detailed reports in writing informing Chiesi of the progress made and results of the studies performed with the Product in the Territory.

4.4.2 Cornerstone Study Results.   Cornerstone shall make available to Chiesi, as soon as possible, results of all studies made with the Product to the extent Cornerstone has Control of such results. Chiesi shall be free to use, directly or indirectly, all such results in and outside the Territory free of charge.

4.4.3 Chiesi Study Results.   Chiesi shall make available to Cornerstone, as soon as possible, results of all studies made with the Product to the extent Chiesi has Control of such results. Cornerstone shall be free to use, directly or indirectly, all such results in the Territory pursuant and subject to the terms of this Agreement.

4.4.4 Regulatory Status.   Furthermore, Cornerstone shall keep Chiesi informed of the status of IND(s), Marketing Authorization Application(s), Marketing Authorization and other authorizations held or managed by Cornerstone pursuant to Section 4.2, by providing Chiesi with documents and reports in the following manner:

(a) with respect to IND(s) or Marketing Authorization Application(s) or Marketing Authorization, Cornerstone shall regularly, and in any case within twenty (20) Business Days, inform Chiesi of any submissions or grants thereof by sending Chiesi a written report by the most appropriate means of transmission; and

(b) with respect to any and all filings, authorizations, acceptances, permissions, material correspondence or similar relevant documents, Cornerstone shall provide Chiesi with copies, by the most appropriate means of transmission, regularly upon dispatch or receipt thereof and in any case within forty (40) Business Days.

4.5 Meetings.  The Parties shall meet at least twice a year in person, unless otherwise mutually agreed by the Parties, to share, discuss and evaluate medical, scientific, legal, quality and regulatory information relevant to the Product.

4.6 Pharmacovigilance.  The Parties agree that, upon execution of this Agreement, and in no event later than ten (10) weeks after the Effective Date, they shall enter into a separate pharmacovigilance agreement, containing all customary terms and conditions, for the exchange of adverse event and safety information, including pregnancy exposure data concerning the Product (the “Pharmacovigilance Agreement”). Until the Pharmacovigilance Agreement is finalized, the Parties shall exchange such data in a manner that enables each Party to fulfill regulatory requirements within their own territories (and within any other limits of this Agreement).

ARTICLE 5

SUPPLY AND MANUFACTURING

5.1 Responsibility for Manufacturing.  Except as otherwise provided in this Agreement, Chiesi shall use commercially reasonable efforts to produce and supply to Cornerstone its entire requirements of the Product for use in the Field of Use for sale in the Territory in response to Purchase Orders (as defined below). Cornerstone will purchase exclusively from Chiesi the Product for use in the Field of Use for sale in the Territory. During the Term, Chiesi, and its contract manufacturer, collectively shall hold and maintain all licenses and permits, for the Term of this Agreement, as are required to fabricate, package, label, test and store the Products in the Territory, and sell the Products to Cornerstone.

5.2 Technical Agreement.  Upon execution of this Agreement, the Parties shall promptly, and in no event later than ten (10) weeks after the Effective Date, enter into a separate technical agreement, whereby the Parties will define their respective responsibilities in relation to the cGMPs and quality matters, technical specifications, release and the supply of the Product (the “Technical Agreement”). The Technical Agreement shall include examples of the Certificate of Analysis and Certificate of Compliance.

5.3 Forecasting and Ordering.

5.3.1 Rolling Forecasts.  Cornerstone shall submit to Chiesi by the first day of each Calendar Month during the Term, a forecast of Products that Cornerstone anticipates ordering from Chiesi, including samples, for each of the following [***](“Rolling Forecast”). The first [***] months of each Rolling Forecast shall be considered as binding, the quantities indicated for the months from the [***] up to the [***] month can be varied by Cornerstone by no more than +/- [***] percent ([***]%) compared to the previous Rolling Forecast, while the quantities indicated for the months from the [***] up to the [***] month can be varied by Cornerstone by no more than +/- [***] percent ([***]%) compared to the previous Rolling Forecast, while the quantities indicated for the months after the [***] month can be freely varied by Cornerstone compared to the previous Rolling Forecast. Cornerstone acknowledges that Products are produced in full lot quantities, as set forth on Appendix B, and all Purchase Orders shall be in full batch quantities.

5.3.2 Purchase Orders; Documentation.  Cornerstone agrees to place purchase orders for the Product with Chiesi according to the above binding portion of the Rolling Forecast at least [***] prior to the start of each Calendar Month for quantities of the Product to be delivered hereunder (each, a “Purchase Order”). Each Purchase Order shall be placed by Cornerstone with Chiesi by e-mail and shall set forth, for each Product, the quantity ordered (in full batch quantities) and delivery date. Chiesi agrees to confirm such Purchase Orders within [***] Business Days of receipt, in whole or in part, such confirmation not to be unreasonably withheld. To the extent that any Purchase Order is so confirmed by Chiesi, then such Purchase Order shall be filled and delivered in accordance with its terms and the terms of this Agreement. The Parties agree to discuss in good faith any Purchase Orders not so confirmed by Chiesi. If Chiesi notifies Cornerstone that it is unable to fill a Purchase Order that has previously been so confirmed, Chiesi shall indicate the portion of such Purchase Order that it cannot supply by the requested delivery date and specify alternate delivery dates.

5.3.3 Accommodations.  From time to time, due to significant unforeseen circumstances, Cornerstone may deliver to Chiesi a Purchase Order for Product volumes in excess of those specified in the above binding portion of the Rolling Forecast. The Parties agree to discuss in good faith any Purchase Orders delivered by Cornerstone requesting Product volumes in excess of the Product volume specified in the above binding portion of the Rolling Forecast. In determining whether to fill such excess Product Purchase Orders requested by Cornerstone, Chiesi shall have the right to take into consideration (i) its current on-hand supply of Product, (ii) its own Product needs, (iii) the needs of third parties with whom Chiesi has Product supply obligations, (iv) its existing capacity and (iv) any other factor reasonably relevant to the feasibility of fulfilling such excess supply request.

5.3.4 [***]

      [***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commissions.

5.4 Terms of Orders.  The terms of this Agreement are hereby incorporated by reference into each order of Product submitted by Cornerstone and accepted by Chiesi. In the event of any conflict between a Rolling Forecast or Purchase Order or other written instructions and this Agreement, the terms of this Agreement shall prevail.

5.5 Packaging.  Cornerstone shall be entitled to define its requirements regarding the inner and outer packaging of the Product as long as technically feasible as further detailed in the Technical Agreement, it being understood that major outer packaging requirements shall require prior approval by Chiesi. In addition, should Cornerstone wish to change the artwork of the packaging during the Term, then Chiesi shall implement such changes as long as technically feasible, and Cornerstone shall reimburse Chiesi for the related expenses, including expenses for already ordered and paid relevant materials prior to the above changes that cannot be used for other purposes. Should Chiesi request changes to the artwork, for technical reasons or otherwise, then Chiesi shall implement such changes and shall fully bear the related expenses. Furthermore, in the event that any Regulatory Authorities impose changes to the artwork, then the Parties shall equally share the related expenses; provided, however, that Cornerstone shall reimburse Chiesi for the expenses related to materials already ordered and paid prior to the above changes and such materials cannot be used for other purposes providing that the imposed changes by any Regulatory Authority were not as a direct result of an issue involving Chiesi or their contract manufacturers.

5.6 Inspection of Facilities.  At its discretion, Chiesi shall inspect, or have inspected, the facilities of any of Chiesi’s contract manufacturers of the Products to determine compliance of such contract manufacturer with the Regulatory Requirements associated with the fabrication packaging, labeling, testing and storage of the Product. Chiesi will pay all fees associated with such inspection, including inspections under Regulatory Requirements. Subject to the terms of the Technical Agreement, Chiesi shall share the results of any such audit with Cornerstone. In addition, Cornerstone shall have the right, upon reasonable notice, once a year and during business hours, to inspect or cause to be inspected at its own expense the facilities of Chiesi where the Product is manufactured; provided, however, Chiesi shall permit Cornerstone or Cornerstone representatives to conduct additional on-site “for cause” technical and/or cGMP reviews and/or audits if the issues leading to the need to conduct the “for cause” review and/or audit cannot be resolved without such an on-site meeting.

5.7 Records.  Chiesi shall, or shall require its contract manufacturer to, maintain accurate books and records pertaining to the manufacture and release of the Products, as required by the Regulatory Requirements, including all of the manufacturing and analytical records, all records of shipments of Products, and all data relating to Products and complaints Chiesi has received therefor, for the time periods required by the Regulatory Requirements. Chiesi agrees that, in response to any complaint, or in the defense by Cornerstone of any litigation, hearing, regulatory proceeding or investigation relating to Products, Chiesi shall make available to Cornerstone such Chiesi employees and records reasonably necessary to permit the effective response to, defense of, or investigation of such matters, subject to appropriate confidentiality protections.

5.8 Notification.  Chiesi shall provide Cornerstone with written notice as soon as practicable of all claims and allegations, of which Chiesi becomes aware, that Chiesi, or its contract manufacturer, is not complying with the Regulatory Requirements associated with the manufacture or release of Products in the Territory, or that the Products do not comply with the Specifications therefor, which claims or allegations Chiesi reasonably believes to warrant investigation or response.

5.9 Supply by Chiesi.

5.9.1 Supply of Product.  Chiesi shall deliver Product to Cornerstone in such quantities and at such times as ordered by Cornerstone pursuant to Section 5.3.2. The Products supplied by Chiesi to Cornerstone shall be (a) in finished pharmaceutical form, (b) conform to relevant Specifications and all Applicable Laws and regulations, and (c) be packaged in a version suitable for the market (e.g., English language packaging and labeled in a manner as required pursuant to the Marketing Authorization). All such Products shall be fabricated, packaged, labeled, tested and stored in compliance with Chiesi’s quality policy, which is implemented by the relevant quality management system, such system being fully in compliance with the applicable regulatory requirements, including current Good Manufacturing Practices (“cGMPs”) and in accordance with the Regulatory Requirements and the Specifications as per the terms of the Technical Agreement.

5.9.2 Packaging.  Chiesi shall be responsible for the packaging of the Product into final market packaging. The NDC number for each SKU shall include the Cornerstone labeler code and the Cornerstone corporate logo will be included on the packaging. Cornerstone acknowledges that Chiesi is the owner of all rights, title and interest to the copyrights in all packages, labeling and inserts related to the Product. Cornerstone’s use of the materials owned by Chiesi shall inure to the benefit of Chiesi for all purposes.

5.9.3 Delivery Dates.  Chiesi shall use commercially reasonable efforts to meet the delivery dates and order quantities indicated in Cornerstone’s Purchase Orders. Any shipment delivered that is within plus or minus [***] percent (+/-[***]%) of the quantity ordered and/or plus or minus [***] (+/-[***]) Business Days of the delivery date specified on the relevant Purchase Order will be considered as delivered on time.

5.9.4 Shelf Life.  Subject to Applicable Laws, the remaining shelf life of the Product supplied by Chiesi to Cornerstone shall be at least equal to [***] months at the time of receipt by Cornerstone or any of its designees; provided, however, that, to the extent Chiesi has Product available with a remaining Shelf Life of longer than [***] months, Chiesi shall exercise reasonable efforts to supply Cornerstone with such Product. In the event that, for any reason, the remaining shelf life of Product supplied is less than [***] months at the time of receipt by Cornerstone or any of its designees, then Cornerstone may elect, at its discretion, to accept such Product notwithstanding such fact. Cornerstone shall discuss such situation with Chiesi prior to accepting or refusing shipment. Notwithstanding the foregoing, the stocks of the Product repurchased by Chiesi from [***]. In addition, to the extent that [***].

5.9.5 Manufacturing Changes.  Required and discretionary manufacturing changes and handling thereof are to be addressed in the Technical Agreement.

5.10 Shipment; Title; Transport.

5.10.1 Shipment; Single Order.  All Product (including Product for export) shall be delivered [***] in accordance with Cornerstone’s instructions. Any shipment of the Product shall be accompanied by the relevant Certificate of Analysis as well as additional documentation as further specified in the Technical Agreement or as needed by customs and other Regulatory Authorities in the Territory relating to import and export. To the extent possible, Product which is purchased in a single order shall be delivered by Chiesi in a single shipment unless Cornerstone directs that such Product should be delivered to more than one location.

5.10.2 Title; Risk of Loss.  Title, possession and risk of loss shall pass to Cornerstone upon delivery of Product to Cornerstone’s designated carrier; provided, however, that nothing in this Section shall in any manner limit Cornerstone’s rights under Section 5.11. If any Product is rejected by Cornerstone after shipment under this Agreement, and such Product is to be returned to Chiesi, then title to and risk of loss with respect to such rejected Products shall pass from Cornerstone to Chiesi when such Products are placed in the possession of the carrier for return to Chiesi or for shipment on behalf of Chiesi to a destination designated by Chiesi.

5.11 Acceptance of Delivery.  All Claims for failure of any delivery of Product to conform to the Specifications or for a short delivery, must be made by Cornerstone in writing within [***] following receipt of delivery of such Product, or in the case of latent or inherent defects not detectable by inspection upon receipt of the Product, within [***] as of the date of discovery. Cornerstone shall provide Chiesi with details of the allegedly defective Product, including samples thereof, and shall cooperate in any investigation Chiesi should wish to carry out. Chiesi shall use its reasonable endeavors to replace as soon as possible the non-conforming Product or to make up for any short delivery of Product, it being understood that only if the non-conformity or short delivery is due to causes under the control or responsibility of Chiesi, the replacement of the defective Product or replenishment for the short delivery shall be free of charge to Cornerstone. Without limiting the foregoing, Cornerstone or its designee receiving non-conforming Product shall, at Chiesi’s option,

      [***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commissions.

either (i) return the affected Product to Chiesi for rework or reprocessing by Chiesi, all at Chiesi’s expense; (ii) return the affected Product for destruction by Chiesi at Chiesi’s expense; or (iii) have the Product disposed of by a Third Party designated by Cornerstone at Chiesi’s expense and in accordance with Applicable Laws.

5.12 Limitation.  For the avoidance of doubt and without prejudice to the provisions of Article 10, Chiesi’s responsibility is limited to the shipment of goods for the above-mentioned replacement or replenishment only, it being however understood that in case Cornerstone fails to notify Chiesi within the above deadlines, Cornerstone’s rights under this Section shall be forfeited; provided, however, a recall of the Product shall be governed by Section 5.16 of this Agreement. Failure to make timely claims in the manner prescribed shall constitute acceptance of the delivery and no further claims after such [***] period may be made by Cornerstone against Chiesi and no returns shall be accepted by Chiesi after such date.

5.13 Independent Testing.  If a dispute arises between Cornerstone and Chiesi concerning the defective quality or short delivery as set out in Section 5.11 above, and reasons thereof, of the Product, and said dispute is not resolved within twenty (20) Business Days from the receipt by Chiesi of the notification mentioned in Section 5.11 above, the Parties shall within thirty (30) days appoint an independent first class laboratory to undertake the relevant testing and its findings shall be conclusive and binding upon the Parties. All costs relating to this process shall be borne solely by the unsuccessful Party.

5.14 Meetings.  The Parties will, at least once per Calendar Quarter, discuss in a meeting or via telephone any supply chain or other delivery issues that have arisen during the preceding Calendar Quarter.

5.15 Training.  Chiesi shall provide technical training and support and Product information, where and at such times as Chiesi deems appropriate or if reasonably requested by Cornerstone, to Cornerstone and customers for the mutual benefit of Chiesi and Cornerstone.

5.16 Recalls.  In the event (i) any Agency issues a directive, order or, following the issuance of a safety warning or alert with respect to a product, a written request that any Product be recalled, (ii) a court of competent jurisdiction orders such a recall, or (iii) Cornerstone determines that any Product should be recalled or that a “dear doctor” letter is required relating to the restrictions on the use of the Product, Chiesi will co-operate with those activities relating to the Product as reasonably required by Cornerstone, having regard to all Applicable Laws. In the event of a recall of the Product, Cornerstone will notify Chiesi in accordance with the Pharmacovigilance Agreement, and Chiesi will cooperate with those recall activities relating to the Product as reasonably required by Cornerstone.

5.16.1 Cornerstone or its designated agent shall have the responsibility for handling customer returns of the Product.  Chiesi shall provide Cornerstone or its designated agent with such assistance as Cornerstone may reasonably require to handle such Product returns.

5.16.2 To the extent that a recall or return results from, or arises out of, a failure by Chiesi (or its contract manufacturer) to manufacture and supply the Product in accordance with the Specifications, Applicable Laws and/or cGMP, at Cornerstone’s option, Chiesi shall be responsible for the documented out-of-pocket expenses of such recall or return and shall either (i) reimburse Cornerstone for the price that Cornerstone paid to Chiesi for manufacturing the Product which are the subject of the recall, including the actual costs incurred in shipping, applicable transit charges, insurance premiums, duties, taxes paid or any other out-of-pocket charges incurred in connection with delivery of such Product to Cornerstone or its designee, or (ii) use its commercially reasonable efforts to replace the recalled or returned Product with new Products at no charge to Cornerstone. Additionally, Chiesi shall reimburse or credit Cornerstone for any out-of-pocket costs paid by Cornerstone to Third Parties for transportation and destruction of the affected Product, and pay or provide a credit to Cornerstone for the actual administrative expenses and all other reasonable costs incurred by Cornerstone outside of the ordinary course of business in connection with the disposition of a Product under this Section 5.16.2. For the purpose of clarity, Cornerstone shall be fully and solely responsible for all costs and expenses related to any recall initiated for any other reason. The Parties

      [***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commissions.

shall use commercially reasonable efforts to comply with their obligations under this Section 5.16.2 in a timely manner.

5.16.3 Cornerstone or its designated agent shall have the full responsibility for responding to questions and complaints from Cornerstone’s customers for the Product. Responsibilities and activities relating to complaints and questions are defined in the Pharmacovigilance Agreement. Unless it is determined that the cause of any customer complaint resulted from a failure by Chiesi to provide manufacturing services in accordance with the Specifications, Applicable Laws or cGMP, all costs incurred in respect of this Section 5.16.3 shall be borne by Cornerstone.

ARTICLE 6

FINANCIAL PROVISIONS

6.1 Supply Price.  The purchase price (“Supply Price”) for Product purchased from Chiesi shall be an amount equal to [***] percent ([***]%) of the Net Sales Price for such Product; provided that in no such event shall the Supply Price be less than the Floor Price calculated in accordance with Section 6.2.

6.2 Floor Price. The initial floor price for the Product shall be as set forth on Appendix B (the “Floor Price”) and shall remain firm and valid until [***]. Thereafter, Chiesi may adjust the Floor Price [***] in accordance with the evolution of manufacturing and other relevant costs.

6.3 Payment Terms.  All payments due to Chiesi under this Agreement shall be made by Cornerstone by wire transfer in USD, within [***] calendar days from the invoice date, to a bank account as may be designated by Chiesi from time to time; provided that the payments due under this Agreement are exclusive of Value Added Tax (“VAT”) and Cornerstone shall pay to Chiesi any VAT which is or may become properly payable or chargeable in respect of the payments, according to the payment terms set forth hereunder; provided, that Chiesi shall use commercially reasonable efforts to procure any available exemption from or refund of applicable VAT (and, in the event Chiesi or any of its Affiliates obtains such a refund, it shall promptly remit such refund to Cornerstone).

6.4 Reports.  Within [***] after the end of each Calendar Quarter after the Transfer Date, Cornerstone shall deliver a report to Chiesi (a “Report”) specifying, for such Calendar Quarter in the Territory:

6.4.1 the quantities of each SKU of Product sold by Cornerstone in that Calendar Quarter;

6.4.2 gross sales and the calculation of Net Sales of Product by SKU in the Territory during such Calendar Quarter;

6.4.3 all quantities of Product distributed free of charge, together with any documents evidencing such use;

6.4.4 the Net Selling Price for each SKU of Product sold in that Calendar Quarter in the Territory; and

6.4.5 the total amount payable to Chiesi for all SKUs of the Product delivered during such Calendar Quarter calculated in accordance with Section 6.1 using the Net Sales Price for each SKU in the Territory for the just-ended Calendar Quarter.

6.5 Records.

6.5.1 Audit.  Cornerstone shall keep and maintain true and complete records setting forth the gross sales of the Product in the Territory, and of all matters relating to the computation of the Net Sales of the Product in the Territory, including quantities of Product used as clinical supplies or in patient assistance programs, volume of Product distributed, or records otherwise related to Cornerstone’s performance of its obligations under this Agreement, for a period of [***] following such sales, such records shall be open to inspection at

      [***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commissions.

Cornerstone’s corporate headquarters on thirty (30) days written notice provided by Chiesi, during the normal office hours of Cornerstone (but not more frequently than once per year) by a nationally recognized independent certified public accountant selected by Chiesi and reasonably acceptable to Cornerstone, and retained solely for the purpose of auditing the same at Chiesi’s expense; provided, however, that records with respect to any Calendar Quarter may be audited no more than once in connection with the same audit and/or subject matter; provided, further that nothing in this Section 6.5.1 shall limit Chiesi’s right to have audited Cornerstone’s records with respect to any Calendar Quarter in connection with Chiesi’s year-end review. Such audit shall be conducted exclusively for the purpose of verifying the accuracy of reports delivered by Cornerstone to Chiesi pursuant to Section 6.4 and the accuracy of Cornerstone’s determination of the amounts payable or paid by Cornerstone to Chiesi hereunder. The accountant shall sign a confidentiality agreement prepared by Cornerstone and shall then have the right to examine the records kept pursuant to this Section 6.5.1 and report to Chiesi the findings (but not the underlying data) of such examination of records. The accountant shall provide a draft copy of the report to Chiesi and Cornerstone for review and comment, and each of Chiesi and Cornerstone shall have thirty (30) days after receipt of that report to review and comment on the report which comments shall be provided to the accountant and to each other. The final report shall be provided simultaneously to Chiesi and Cornerstone by the independent certified public accountant within twenty (20) days after the accountant’s receipt and consideration of such comments. In the event that an audit has been initiated by Chiesi, the records that have been the subject of the audit shall be kept until the later of (i) the expiry of any time period set out in Section 6.5.2 for the payment or credit of any amounts owing or (ii) the resolution of any dispute arising from the audit. If such examination of records reveals more than a five percent (5%) underpayment of any amounts payable hereunder as compared to the amounts actually reported by Cornerstone as payable to Chiesi, as determined by such examination for the period which is the subject of such examination, the expenses for said accountant shall be borne by Cornerstone.

6.5.2 Adjustments.  Cornerstone shall pay to Chiesi within forty-five (45) days after the delivery of the accountant’s report pursuant to Section 6.5.1 any amounts determined by the accountant to be payable by Cornerstone to Chiesi. If the accountant determines that Cornerstone has overpaid Chiesi, Chiesi shall credit Cornerstone in an amount equal to such overpayment on the immediately succeeding invoice rendered to Cornerstone; provided, however, that if this Agreement has terminated or expired, then Chiesi shall pay to Cornerstone within forty-five (45) days after the delivery of the accountant’s report pursuant to Section 6.5.1 an amount equal to such overpayment.

6.6 Withholding Taxes.  (a) Chiesi and Cornerstone agree that all payments due to Chiesi from Cornerstone hereunder shall be made by Cornerstone free and clear of, and without deduction for, any Income or Withholding Taxes, except as otherwise provided in Section 6.3 and this Section 6.6. If the fiscal or taxing authorities of any relevant jurisdiction assert that Income or Withholding Taxes are required to be withheld from any payments due to Chiesi or its Affiliates from Cornerstone or its Affiliates, or the tax laws (including statutes, regulations, treaties and judicial or official interpretations of any of the foregoing) in one or more jurisdictions have changed so as to require such treatment, then (i) the Party made aware of such assertion or change in law shall inform the other Party within thirty (30) days and shall consult with the other Party regarding the consequences of such assertion or change and (ii) until the conclusion of such consultation Cornerstone and its Affiliates shall be entitled to deduct and withhold the applicable Income or Withholding Tax from any applicable payments due to Chiesi or its Affiliates and pay such Income or Withholding Tax over to the applicable fiscal or taxing authority. If, after consultation with Chiesi, Cornerstone believes that it or any of its Affiliates is required to withhold Income or Withholding Tax from any payment to or for the account of Chiesi or its Affiliates, such amount shall be deducted from the amounts payable to or for the account of Chiesi or its Affiliates and shall be paid by Cornerstone to the appropriate fiscal or tax authorities, provided that Cornerstone shall however take all reasonable steps in order to allow Chiesi to take advantage of the relevant double taxation treaty(ies) for the purpose of minimizing withholding taxes on such amounts, so long as Chiesi and its Affiliates promptly provides any forms, certificates or other documentation or information that Chiesi or its Affiliates are required or reasonably requested by Cornerstone to provide in connection with such minimization. Cornerstone shall promptly furnish Chiesi with copies of official tax receipts or other appropriate evidence to support a claim for tax or other credit in respect of any sum so withheld, and shall provide such assistance as Chiesi may reasonably require in obtaining any refund of such amounts to which Chiesi or its Affiliates may be entitled, to the extent that such assistance does not cause Cornerstone or its Affiliates to incur any liability in respect of any of the taxes asserted to be due or other cost or expense. For purposes of this Agreement, “Income or Withholding Tax” means (i) any tax, levy or charge imposed by a governmental authority that is computed or determined by reference to gross or net receipts, revenues, sales, income, earnings, profits or gains of Chiesi or any of its Affiliates or any office, branch, permanent establishment or trade or business of Chiesi or any of its Affiliates, (ii) any tax, levy or charge imposed by a governmental authority as a result of the payment or accrual of amounts to or for the account of Chiesi or any of its Affiliates in respect of the grant of rights or sale of Product by Chiesi or any of its Affiliates to Cornerstone or any of its Affiliates pursuant to this Agreement, and (iii) any additional amount, penalty, interest or addition to tax imposed with respect to the foregoing or cost or expense relating to the imposition or contest of the foregoing.

6.7 Third Party Pricing.  Nothing contained herein, however, shall be deemed to limit in any way Cornerstone’s right to determine the prices at which the Products purchased by Cornerstone may be sold by Cornerstone to any Third Party.

ARTICLE 7

MARKETING OF THE PRODUCT

7.1 Marketing Plan.  No later than [***], before the Transfer Date, Cornerstone shall provide Chiesi with its proposed marketing plan for the Product during the first year of this Agreement, and thereafter shall provide Chiesi with its proposed marketing plan no later than [***] months before the second and subsequent years, as the case may be. Such proposed marketing plans shall be duly carried out by Cornerstone, taking into account all comments and suggestions of Chiesi. Furthermore, within [***] of the end of each Calendar Quarter, Cornerstone shall send Chiesi a written report detailing advertising and promotional activities carried out in the said quarter.

7.2 Chiesi Approval of Marketing Materials.  Cornerstone shall submit to Chiesi for Chiesi’s prior written approval, copies of all marketing and promotional materials and copies of all other printed materials which Cornerstone proposes at any time to use in relation to the promotion, marketing, sale or offer for sale of the Product. If Chiesi fails to respond to a request to approve any promotional or marketing material within [***] after receipt of Cornerstone’s submission by Chiesi, such failure shall constitute approval of the submission.

7.3 Compliance with Marketing Authorization.  All promotional and sales material, including advertisement, sales and training aids, if locally prepared and used by Cornerstone with respect to the Product, shall fully comply with Applicable Laws and with the Marketing Authorization in the Territory. In addition, Cornerstone will seek final approval from Chiesi in writing (such approval not to be unreasonably withheld) before printing or distributing such promotional and sales material. If Chiesi fails to comment on such material within [***] upon receipt thereof, then such material shall be considered approved by Chiesi. Furthermore, all promotional and sales material contemplated by this Section, along with all inner and outer packaging items of the Product, shall clearly indicate the legend “Under license of CHIESI”.

7.4 Prevailing Market Conditions.  Cornerstone agrees to keep Chiesi reasonably and promptly informed of all relevant market conditions prevailing within the Territory, which includes providing Chiesi with information regarding development of prices, competing products and relevant legal regulations.

7.5 Chiesi Website.  Chiesi shall grant Cornerstone the right to link to the healthcare provider section of the Curosurf website from the Cornerstone website and, to the extent applicable, shall grant Cornerstone website access rights commensurate with those granted to physicians generally.

      [***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commissions.

7.6 Commercial Incentives and Minimum Commitments.  Set forth on Appendix C hereto are the agreed upon commercial incentives and minimum commitments relating to Cornerstone’s performance under this Agreement.

ARTICLE 8

INTELLECTUAL PROPERTY

8.1 Ownership of Intellectual Property.  Chiesi or its Affiliates or licensors shall remain the owner of the intellectual property relating to the Products including any and all rights to any scientific, pharmaceutical or technical information, data, discovery, invention (whether patentable or not), Know-How, substances, techniques, processes, systems, formulations, designs and expertise relating to the Product which is not generally known to the public and any and all rights under any and all patent applications and/or patents, now existing, currently pending or hereafter filed or acquired or licensed by Chiesi or any Affiliate of Chiesi relating to the Product, and any foreign counterparts thereof and all divisionals, continuations, continuations-in-part, any foreign counterparts thereof and all patents issuing on any of the foregoing, and any foreign counterparts thereof, together with all registrations, reissues, re-examinations, supplemental protection certificates, or extensions thereof, and any foreign counterparts thereof (collectively, the “Chiesi Intellectual Property”).

8.2 Improvements.  Cornerstone shall promptly notify Chiesi of any Improvements. Any Improvements, whether patentable or not, shall be the sole property of Chiesi, regardless of inventorship. Cornerstone shall assign, and shall ensure that any of its employees, agents and officers who are inventors of Improvements assign, to Chiesi, and hereby does assign, all rights to such Improvements at no cost to Chiesi. Cornerstone shall provide Chiesi with reasonable support in the filing and prosecution of any patent applications for Improvements and shall provide all information and/or data in Cornerstone’s possession that is necessary to support any such patent application.

8.3 Enforcement.  Cornerstone shall promptly inform Chiesi in writing of any actual or alleged unauthorized use of the Chiesi Intellectual Property by a Third Party of which it becomes aware and provide Chiesi with any available evidence of such unauthorized use. Chiesi shall have the right, but not the obligation, to enforce for Chiesi’s own benefit (including by agreement or by litigation) Chiesi’s rights in the Chiesi Intellectual Property at its own instigation. Cornerstone shall reasonably cooperate with Chiesi to enforce such rights.

8.4 Trademarks.

8.4.1 Cornerstone shall only market and sell the Product in the Territory under the Trademark. Subject to the terms of this Agreement, Chiesi grants to Cornerstone an exclusive license to use the Trademark in connection with the import, use, sale, offer for sale, marketing and distribution of the Product in the Territory in the Field of Use.

8.4.2 Cornerstone acknowledges that Chiesi or its Affiliate or licensors are the owner of all rights, title and interest to the Trademark and all associated goodwill and further acknowledges that Chiesi may terminate this Agreement in accordance with the provisions of Section 12.4, if Cornerstone takes any action which materially impairs any such right, title or interest or challenges the validity, scope or enforceability of the Trademark, or the substantial and secret nature of the Know-How in the Territory. For the avoidance of doubt, Chiesi shall not have any rights with respect to Cornerstone’s logo and any other Cornerstone-owned trade dress the Parties agree to include on the packages, labeling and inserts related to the Product.

8.4.3 Cornerstone will not attack, dispute, or contest the validity or the ownership of the Trademark or any registrations issued or issuing with respect thereto, both during the Term of this Agreement and thereafter. Cornerstone’s use of the Trademark shall inure to the benefit of Chiesi, for all purposes including trademark registrations. In the event Cornerstone acquires any rights relating to the Trademark for any reason, Cornerstone agrees to assign, and hereby does assign, at no cost, all such rights, together with any related goodwill, to Chiesi. Cornerstone shall use its best efforts not to do any act which would or might endanger, destroy or similarly affect the value of the goodwill pertaining to the Trademark nor do any act which might support a petition to cancel any registration relating to the Trademark or cause the applicable registrar to require a disclaimer of exclusive rights in such Trademark nor assist any other person or other entity directly or indirectly in such act. Cornerstone will immediately execute any documents presented to it by Chiesi to confirm Chiesi’s ownership of all such rights.

8.4.4 Cornerstone shall ensure that each reference to and use of the Trademark by Cornerstone is in a manner approved by Chiesi and accompanied by the acknowledgement as follows: “Curosurf is a registered trademark of Chiesi Farmaceutici S.p.A.”

8.4.5 Cornerstone shall comply with all reasonable instructions issued by Chiesi relating to the form and manner in which the Trademark shall be used in connection with the marketing of the Product by Cornerstone and to discontinue, upon notice from Chiesi, any practice relating to the use of the Trademark which in Chiesi’s reasonable opinion would adversely affect the rights or interest of Chiesi in such Trademarks. Cornerstone shall not alter the packaging of the Products or conceal, obscure, remove or otherwise interfere with the Trademark or other markings including an indication of the source of origin which may be placed on the Product for Chiesi. Cornerstone shall ensure that the Product is promoted, distributed, handled, marketed, stored on its (or its designee’s) premises, and shipped to its customers, in such a manner that would not depreciate the goodwill associated with the Trademark used in association with the Product.

8.4.6 Chiesi will be entitled to conduct all enforcement proceedings relating to the Trademark and shall at its sole discretion decide what action, if any, to take in respect of any infringement or alleged infringement of the Trademark or passing-off or any other claim or counter-claim brought or threatened in respect of the use or registration of the Trademark. Any such proceedings shall be conducted at Chiesi’s expense and for its own benefit. At Chiesi’s written request to Cornerstone and Chiesi’s expense, Cornerstone shall reasonably cooperate with Chiesi in such efforts. Chiesi shall at its own discretion decide any settlement for any such proceedings or claims. Cornerstone shall be notified of such proceedings involving the Trademark regardless of request for cooperation in such efforts within twenty (20) business days.

8.4.7 If Chiesi elects not to exercise its right pursuant to Section 8.4.6, Chiesi shall promptly notify Cornerstone in writing of its election, and of the circumstance of such infringement. In such event Cornerstone shall have the right, but not the obligation, to take any and all action, at its own cost and expense, to obtain a discontinuance of the alleged infringement and/or to bring suit against such infringer.

8.4.8 No settlement or consent judgment or other voluntary final disposition of a suit under this Article 8 may be entered into by either Party without the prior written consent of the other Party, such consent not to be unreasonably withheld. Chiesi shall execute or cause the execution of such legal papers in connection with the foregoing as may be reasonably requested by Cornerstone.

8.4.9 In the event of any claim, threat or suit by a Third Party against either Cornerstone or Chiesi alleging infringement by the Product of any patents or other Intellectual Property Rights of such Third Party, the Party receiving such notice shall promptly notify the other Party in writing of such fact, and the Parties shall defend in close cooperation with each other against such claim, threat or suit. Such defense shall be at Chiesi’s cost and expense unless the alleged infringement relates to Cornerstone’s corporate logo or any other Cornerstone-owned trade dress the Parties agree to include on the packages, labeling and inserts related to the Product.

8.4.10 In the event that a conflict arises between the interests of Chiesi and Cornerstone in any litigation described in this Article 8, the Party that is not funding the litigation shall have the right to be represented by counsel of its own choice and at its sole expense.

8.4.11 Cornerstone shall not sell, market, distribute or use for any purpose any Product or marketing, packaging or labeling materials related to the Product which are damaged, defective or otherwise fail to meet the specification or quality standards or the trademark usage requirements of this Agreement. Furthermore, during the Term, and after its termination for any reason whatsoever, Cornerstone shall not use any trademark or trade name identical with or confusingly similar to the Trademark and shall not apply, before any authority of any country, for the registration of any internet domain name (nor any other creative expression that may be the subject of registration), containing, in any form or graphic character, the name “Chiesi” and/or the Trademark used hereunder (and/or any other denomination confusingly similar to the aforesaid names).

8.5 No Other Rights.  Other than the right to purchase Product from Chiesi as permitted by this Agreement and the limited license to the Trademark, Cornerstone shall not acquire any rights to or under any Chiesi Intellectual Property. Except as set forth herein and therein, Cornerstone shall have no right to use the trade names, trademarks or other intellectual property of Chiesi except as provided in writing in advance by Chiesi. Upon termination of this Agreement, Cornerstone will discontinue all use of the Chiesi name, Trademark and the Chiesi Intellectual Property and discontinue all representation that it is or was an authorized representative of Chiesi. This Section 8.5 shall survive the expiration or termination of this Agreement.

ARTICLE 9

REPRESENTATIONS, WARRANTIES AND COVENANTS

9.1 Mutual Representations, Warranties and Covenants.  Each Party represents, warrants and covenants that:

9.1.1 it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to execute, deliver, and perform this Agreement;

9.1.2 the execution of this Agreement and the performance thereof have been duly authorized by all necessary corporate action on its part and do not conflict with the terms or conditions of any agreement to which such Party is subject;

9.1.3 when executed and delivered by it, this Agreement will constitute a legal, valid and binding obligation of it, enforceable against it in accordance with the provisions of this Agreement; and

9.1.4 it shall perform its obligations under this Agreement in compliance with all Applicable Laws.

9.2 Additional Representations, Warranties and Covenants of Cornerstone.

9.2.1 Cornerstone represents, warrants and covenants that: (a) it has duly investigated the Know-How in order to determine its interest in entering into this Agreement; (b) it shall represent the Product accurately and fairly and shall refrain from misleading or unethical business practices; (c) it shall conduct its business in a manner that reflects favorably on the Product and the good name, goodwill and reputation of Chiesi; (d) it shall avoid deceptive or unethical practices, including disparagement of the Product and (e) it shall not make any representations, warranties or guarantees to customers or other Third Parties or to the trade with respect to the Specifications, features or capabilities of the Product that are inconsistent with the literature or documentation provided by Chiesi.

9.2.2 To its knowledge, Cornerstone (i) is not debarred, (ii) is not in the process of being debarred, (iii) has not been threatened with debarment and (iii) does not use the services of any persons who have been, or are in the process of being, debarred under 21 U.S.C. § 335a(a) of the Act or any comparable law. Furthermore, neither Cornerstone nor, to its knowledge, any of its officers, employees, or consultants has been convicted of an offense under (i) either a federal or state law that is cited in 21 U.S.C. § 335(a) as a ground for debarment, denial of approval, or suspension, or (ii) any other law cited in any comparable Applicable Law as a ground for debarment, denial of approval or suspension.

9.2.3 Cornerstone has all Agency consents necessary or desirable in performance of its obligations hereunder and the commercial sale of the Product in the Territory.

9.2.4 Cornerstone will not market the Product outside the Field of Use or outside the Territory nor will it sell the Product to any Third Party for sale or distribution outside the Field of Use or outside the Territory.

9.2.5 All Product commercialized by Cornerstone, or under its authority, shall (i) be imported, stored, handled, promoted, distributed, marketed, offered for sale and sold in compliance with the terms of this

Agreement, the Act and all Applicable Laws; (ii) be in accordance with and conform to any applicable standards specified by the United States Pharmacopeia and Pharmacopeia Forum and the European Pharmacopeia and Pharmacopeial Forum and (iii) from and after the time delivered by Chiesi hereunder, be free from any material that would cause the Product to be adulterated or misbranded within the meaning of the Act.

9.3 Additional Representations, Warranties and Covenants of Chiesi.

9.3.1 Chiesi represents, warrants and covenants, or shall require that its contract manufacturers represent, warrant and covenant, that the Products at the time of manufacture shall be free and clear of any lien or encumbrance. Chiesi further represents, warrants and covenants that, to its knowledge, the purchase, sale, use, disposition, and advertisement of any Product or the Trademark by Cornerstone will not infringe on or violate any patent, design, copyright, trademark, trade secret, or other right of any Third Party, provided that said activities are not performed in contravention of this Agreement. Chiesi has the right to grant the rights to Cornerstone contemplated in this Agreement in the Territory.

9.3.2 To its knowledge, Chiesi has not used, in any capacity associated with or related to the manufacture of the Products, the services of any persons who have been, or are in the process of being, debarred under 21 U.S.C. § 335a(a) or (b) or any comparable Regulatory Act. Furthermore, neither Chiesi nor, to its knowledge, any of its officers, employees, or consultants has been convicted of an offense under (i) either a federal or state law that is cited in 21 U.S.C. § 335(a) as a ground for debarment, denial of approval, or suspension, or (ii) any other law cited in any comparable Applicable Law as a ground for debarment, denial of approval or suspension.

9.3.3 Chiesi has, and its contract manufacturer(s) has, all Agency consents necessary or desirable in performance of its obligations hereunder and the manufacture of the Product for commercial sale in the Territory.

9.3.4 Chiesi and its Affiliates will not market the Product in the Field of Use in the Territory nor will they sell the Product to any Third Party for sale or distribution in the Field of Use in the Territory.

9.3.5 The manufacture, generation, processing, packaging, distribution, transport, treatment, storage, disposal and other handling of any Product by Chiesi, its Affiliates or its contract manufacturer(s) until delivery to a carrier or freight forwarder shall (i) be in accordance with and conform to the Specifications, cGMPs and Chiesi quality policies and guidelines; (ii) be in accordance with and conform to any applicable standards specified by the United States Pharmacopeia and Pharmacopeia Forum and the European Pharmacopeia and Pharmacopeial Forum, (iii) otherwise conform to any provisions of the Regulatory Requirements not reflected in cGMPs, and (iv) be free from defects in materials and workmanship and shall not be adulterated or misbranded within the meaning of the Act; provided, however, that the representations and warranties provided in this Section 9.3.5 do not apply to any Product to the extent that, after shipment by Chiesi, occurrences affecting or altering the Product after they are delivered to the carrier, or actions taken or failed to be taken after the Product was shipped, result in the Product failing to conform to Specifications.

9.4 Disclaimer.  EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, ALL WARRANTIES, CONDITIONS, AND REPRESENTATIONS, WHETHER EXPRESS OR IMPLIED, ARISING BY LAW, CUSTOM, PRIOR ORAL OR WRITTEN STATEMENT BY THE PARTIES, OR OTHERWISE (INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, AND NON-INFRINGEMENT) ARE HEREBY OVERRIDDEN, EXCLUDED AND DISCLAIMED.

ARTICLE 10

INDEMNIFICATION

10.1 Indemnification by Cornerstone.  Cornerstone hereby agrees to defend Chiesi and its Affiliates and their respective directors, officers, employees, agents, successors and assigns from and against any and all Claims of a Third Party and to indemnify and hold Chiesi and its Affiliates and their respective directors, officers, employees, agents, successors and assigns, harmless from and against any and all Losses to the extent arising from any such Claims of a Third Party for (i) death or personal injury to the extent arising from the importation, storage, handling, promotion, distribution, marketing, sale, use or consumption of the Product, (ii) Cornerstone’s breach of its representations, warranties or covenants under this Agreement, the Technical Agreement or Pharmacovigilance Agreement, or (iii) the negligence or willful misconduct or wrongdoing of Cornerstone or any person for whose actions or omissions Cornerstone is legally liable, except, in each case, to the extent that such Losses arise as a result of an item for which Chiesi is obligated to indemnify Cornerstone pursuant to Section 10.1.

10.2 Indemnification by Chiesi.  Chiesi hereby agrees to defend Cornerstone and its Affiliates and their respective directors, officers, employees, agents, successors and assigns from and against any and all Claims of a Third Party and to indemnify and hold Cornerstone and its Affiliates and their respective directors, officers, employees, agents, successors and assigns, harmless from and against any and all Losses to the extent arising from any such Claims of a Third Party for (i) Chiesi’s breach of its representations, warranties or covenants under this Agreement, the Technical Agreement or Pharmacovigilance Agreement, or (ii) the negligence or willful misconduct or wrongdoing of Chiesi, its contract manufacturer(s) of the Product, or any person for whose actions or omissions Chiesi is legally liable, except, in each case, to the extent that such Losses arises as a result of an item for which Cornerstone is obligated to indemnify Chiesi pursuant to Section 10.1.

10.3 Indemnification Procedures.  No indemnity may be claimed by or given to the Party seeking to rely on such indemnity:

10.3.1 unless the Party claiming indemnity shall have promptly notified the other Party of the relevant potential Loss upon becoming aware of such potential Loss except to the extent the failure to provide such notice does not materially prejudice the Party providing such indemnity’s ability to defend or contest any suit or claim relating to such potential Loss;

10.3.2 where the Party seeking indemnification has made any admission or offer or any settlement without the prior written consent of the indemnifying Party, which consent shall not be unreasonably withheld or delayed; and

10.3.3 unless the Party seeking indemnification has allowed the indemnifying Party to assume full control of all proceedings in relation to any such potential Loss within thirty (30) days of having been given notice of such proceedings; provided, that (i) the Party seeking indemnification shall have the right to appoint independent counsel at its own cost to participate therein and (ii) no compromise or settlement may be effected by the indemnifying Party without the prior written consent of the other Party.

10.4 Insurance.  During the Term and for a period of [***] ([***]) months thereafter, the Parties shall obtain and/or maintain product liability insurance in such amounts as are reasonable given (i) their responsibilities and liabilities under this Agreement and (ii) such amounts as may be reasonable and customary within the industry in respect of the Product and country the subject of this Agreement. On request, either Party shall provide the other Party with a certificate of such insurance policy.

10.5 Limitation on Liability.  NOTWITHSTANDING THE FOREGOING WARRANTIES AND REPRESENTATIONS AND THE FURTHER OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT, EXCEPT FOR EACH PARTY’S INDEMNIFICATION OBLIGATIONS PURSUANT TO THIS ARTICLE 10, AND SUBJECT TO ANY EXPRESS PROVISION TO THE CONTRARY, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, SPECIAL, STATUTORY, TREBLE, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING ANY CLAIM FOR DAMAGES BASED UPON LOST PROFITS OR LOST BUSINESS OPPORTUNITY EXCEPT WHERE SUCH DAMAGES ARE THE RESULT OF EITHER PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

ARTICLE 11

CONFIDENTIALITY

11.1 Confidential Information.  Each Party acknowledges that the other Party may disclose certain information, data or know-how which the disclosing Party treats confidentially and identifies as confidential or which the recipient knows or should have reason to believe is so treated by the disclosing Party (the “Confidential Information”). If either Party discloses such Confidential Information to the other, the receiving Party will (a) use at least the same degree of care to maintain the secrecy of such Confidential Information as the receiving Party uses to maintain the secrecy of its own confidential information, but in no event less than a reasonable degree of care and (b) use the Confidential Information only to accomplish the purposes of this Agreement.

11.2 Disclosure.  The receiving Party will not disclose the Confidential Information of the disclosing Party to any person except those of the receiving Party’s employees or agents that require access thereto to accomplish the purposes of this Agreement and have been made aware of the confidentiality obligations herein, and, in the case of Chiesi, [***] for the purposes of the [***] Settlement Agreement. If the receiving Party learns of an actual or potential unauthorized use or disclosure of the disclosing Party’s Confidential Information, the receiving Party will promptly notify the disclosing Party and, at the disclosing Party’s request, provide the disclosing Party with reasonable assistance to recover its Confidential Information and to prevent subsequent unauthorized uses or disclosures of such Confidential Information. Each Party acknowledges that (a) the unauthorized use or disclosure of any Confidential Information of the disclosing Party will cause irreparable damage for which it will not have an adequate remedy at law and (b) the disclosing Party will be entitled to injunctive and other equitable relief in such cases.

11.3 Limitations.  Neither Party will have any confidentiality obligation with respect to the Confidential Information of the disclosing Party that (a) the receiving Party independently knew or develops without using such Confidential Information of the disclosing Party, (b) the receiving Party lawfully obtains from another person under no obligation of confidentiality or (c) is or becomes publicly available other than as a result of an act or omission of the receiving Party or any of its employees or agents.

11.4 Terms of Agreement.  Except as set forth below, no announcement or other disclosure, public or otherwise, concerning the financial or other terms of this Agreement shall be made, either directly or indirectly, by either Party to this Agreement, except as may be legally required, without first obtaining the written approval of the other Party as to the nature and text of such announcement or disclosure, such approval and agreement not to be unreasonably withheld. Notwithstanding the above, the Parties shall be free to publicly disclose information contained in such press release that has been previously approved for disclosure by the other Party, without further approvals from the other Party hereunder, to the extent there have been no material additions or changes thereto.

11.5 Publication of Data.  Any publication of clinical and scientific data relevant to the Product, generated under the terms of this Agreement, will be jointly planned and agreed upon in advance.

11.6 Confidentiality Term.  All confidentiality provisions set out herein shall remain in full force and effect during the Term and for a period of [***] years from the date of termination hereof.

ARTICLE 12

TERM AND TERMINATION

12.1 Term.  This Agreement shall become effective on the Effective Date and shall remain in force for ten (10) years starting from the Transfer Date (“Term”). Thereafter, this Agreement shall automatically renew for successive one year periods, unless earlier terminated by a Party upon six (6) months prior written notice.

12.2 Termination upon Adverse Agency Action.  Notwithstanding anything contained in this Agreement, Cornerstone may terminate this Agreement upon thirty (30) Business Days prior written notice in the event that any Agency takes any action, or raises any objection, that permanently prevents Cornerstone from importing, marketing or selling the Product in the Territory. Cornerstone shall not thereafter be obliged to

      [***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commissions.

purchase any Product other than that contained in binding forecasts pursuant to Section 5.3.1 that have been submitted on or before the date of Cornerstone’s notice.

12.3 Termination upon Regulatory Authority Action.  In the event that a Regulatory Authority requires Cornerstone to cease selling or distributing the Product in the Territory, Cornerstone will have the right to terminate the Agreement upon thirty (30) Business Days’ prior written notice. Cornerstone shall not thereafter be obliged to purchase any Product other than that contained in binding forecasts pursuant to Section 5.3.1 that have been submitted on or before the date of Cornerstone’s notice.

12.4 Termination upon Default or Breach.  In the event that either Party materially breaches this Agreement, the breaching party shall have the opportunity to cure such breach within (i) thirty (30) Business Days or (ii) a reasonably longer period if such breach is not capable of cure within thirty (30) Business Days, in each case after receipt of written notice of such breach. If the breach is not cured by the breaching party within the applicable cure period, the non-breaching party shall be entitled to bring action against the breaching party to recover damages (other than indirect, inconsequential or punitive damages) arising from such breach. The non-breaching party shall have the right to terminate this Agreement upon thirty (30) Business Days written notice (following the expiration of all cure periods) if it can prove that the consequences of the breaching party’s breach or default have a material adverse effect on the economic value of this Agreement to such Party and that, absent termination, such material adverse effect will be permanent in nature.

12.5 Termination upon Cancellation of the Equity Transaction.  In the event that the transactions contemplated by the Stock Purchase Agreement do not close by the earlier of (i) October 31, 2009 or (ii) any mutually agreed upon extension thereof, Chiesi shall have the right to terminate this Agreement upon [***] months written notice to Cornerstone. Cornerstone agrees that, upon termination of this Agreement pursuant to this Section 12.5, Chiesi has the right to offer employment to the Employees and that Cornerstone will not interfere with Chiesi’s attempts to hire the Employees nor will it attempt to retain the Employees for employment in other areas of Cornerstone’s business.

12.6 Effects of Expiration or Termination.  Upon expiry or termination of this Agreement, for any reason whatsoever:

12.6.1  Cornerstone shall promptly cease selling the Product (except Product currently in stock, subject to Section 12.6.5) and using the Know-How and the Trademark;

12.6.2  Cornerstone shall promptly relinquish and return free of charge to Chiesi all pharmacological, toxicological and clinical original data in its possession and all technical information, and Know-How or material relating to the Product; provided, however, that Chiesi shall reimburse Cornerstone for reasonable out-of-pocket costs in connection with such return in the event of termination of this Agreement by Cornerstone pursuant to Sections 12.2, 12.3 or 12.4;

12.6.3  Cornerstone shall promptly transfer free of charge to Chiesi, or to a company designated by Chiesi, any and all IND(s), Marketing Authorization Application(s) and Marketing Authorization held by Cornerstone; provided, however, that Chiesi shall reimburse Cornerstone for reasonable out-of-pocket costs in connection with such transfer in the event of termination of this Agreement by Cornerstone pursuant to Sections 12.2, 12.3 or 12.4;

12.6.4  the liabilities of the Parties hereunder in respect of matters outstanding at the time of such termination shall not be in any way affected;

12.6.5 Chiesi shall have the option to repurchase all stocks of the Product, held by Cornerstone within thirty (30) days of termination, in good and marketable condition at Supply Price to Cornerstone. If the said option to repurchase the above stock of the Product is not exercised by Chiesi, Cornerstone shall be entitled to continue to sell the above stock of the Product in the Territory during the period of [***] ([***]) months after termination but not thereafter; and

      [***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commissions.

12.6.6 Sections 8.4.3, 8.4.11 and 12.4 and Articles 10, 11 and 13 shall survive termination of this Agreement.

12.7 Accrued Rights.  Any termination of this Agreement shall be without prejudice to the rights and remedies of either Party with respect to any of the provisions of this Agreement or arising out of breaches prior to such termination and shall not relieve either of the Parties of any obligations or liability accrued hereunder prior to such termination including indemnity obligations and confidentiality obligations, nor rescind or give rise to any right to rescind anything done or payments made or other consideration given hereunder prior to the time of such termination and shall not affect in any manner any vested rights of either Party arising out of this Agreement prior to such termination or expiration.

ARTICLE 13

GENERAL PROVISIONS

13.1 No Restriction On Activities.  Except as otherwise provided in this Agreement, nothing provided herein shall in any way limit the Parties from entering into any other business venture or restrict Chiesi from entering into similar marketing or sales agreements with other persons or entities for the sale and distribution of other products or services.

13.2 Legal Relationship.  It is understood and agreed by the Parties that Cornerstone is an independent contractor and is not the agent of Chiesi for any purpose whatsoever, and Cornerstone has no right or authority in any way to obligate, assume or create any liability on the part of Chiesi or to make any representations or warranties, whether express or implied, on behalf of Chiesi, except as permitted by this Agreement.

13.3 Authority.  Neither Chiesi nor Cornerstone shall have, or represent that it has, any authority to enter into or make contracts in the name of, or on behalf of the other, to pledge the other’s credit, to extend credit to the other or to bind the other in any way.

13.4 Additions Or Alterations To Chiesi’s Products.  Cornerstone shall not make any additions, modifications or alterations to any Products without Chiesi’s prior written consent, which Chiesi may withhold in its absolute discretion.

13.5 Assignment; Binding Effect.  Neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either Party without the prior written consent of the other, except that (i) Chiesi may assign this Agreement to any entity controlled by, under common control with or controlling Chiesi and (ii) either party may assign this Agreement to any successor to such party by means of sale of all or substantially all of the assets of such party or sale of a majority of its voting stock. Subject to the foregoing, this Agreement is binding upon, inures to the benefit of and is enforceable by the Parties to this Agreement and their respective successors and assigns.

13.6 No Third-Party Beneficiaries.  The terms and provisions of this Agreement are intended solely for the benefit of each Party hereto and their respective successors or permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights upon any other person.

13.7 Governing Law; Jurisdiction.  Any and all rights, liabilities and any disputes relating to this Agreement shall be construed under and governed by the laws of Italy. In the event of any controversy or claim arising out of or relating to or in connection with any provision of this Agreement or breach thereof, the Parties shall try to settle those conflicts amicably between themselves. Should they fail to agree, the matter in dispute shall be finally and exclusively referred to the courts in England having jurisdiction.

13.8 Entire Agreement.  This Agreement constitutes the entire Agreement between the Parties hereto with respect to the subject matter and supersedes all previous agreements, whether written or oral, with respect to such subject matter other than the Confidentiality Agreement between the Parties dated January 6, 2009. No modification or alteration shall be binding unless in writing and signed by both Parties.

13.9 Notices.  All notices and other communications sent to the applicable address or facsimile number specified below shall be deemed to have been delivered at the earlier of (i) the time of actual receipt by the addressee; (ii) if the notice is sent by facsimile transmission, the time indicated on the transmitting party’s receipt of confirmation of transmission if that time is during the addressee’s regular business hours on a Business Day, and otherwise at 9:00 a.m. on the addressee’s next Business Day after such time; and (iii) if the notice is sent by a internationally recognized, reputable express courier service, the time shown on the confirmation of delivery provided by that service if that time is during the recipient’s regular business hours on a Business Day, and otherwise at 9:00 a.m. on the recipient’s next Business Day after such time.

Notices to Chiesi shall be addressed to:

Chiesi Farmaceutici S.p.A.
Via Palermo 26/A
43100 Parma
ITALY

Phone: +39.0521.2791
Fax: +39.0521.774468
Attention: President
Copy to: Head of Corporate Development and Legal and Corporate Affairs
Director

Notices to Cornerstone shall be addressed to:

Cornerstone Therapeutics Inc.
1255 Crescent Green Drive
Suite 250
Cary, North Carolina 27518
USA

Phone: 919-678-6611
Fax: 919-678-6599
Attention: President
Copy to: General Counsel

Either Party may change its address by giving notice to the other Party.

13.10 Counterparts.  This Agreement (and any amendments hereto) may be executed in several counterparts (including by facsimile) and all when so executed shall constitute one agreement, binding on all of the Parties hereto, even though all of the Parties are not signatories to the original or the same counterpart.

13.11 Severability.  If any provision of this Agreement, or the application of such provision to any person or circumstance shall be held invalid or in violation of a mandatory provision of Applicable Laws by a court or governmental agency of competent jurisdiction over this Agreement, it shall be ineffective and deemed to have been deleted from this Agreement only to the extent of such invalidity or violations and the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

13.12 Waiver.  Subject to Applicable Laws and except as otherwise provided in this Agreement, any Party to this Agreement may extend the time for performance of any obligation under this Agreement of any other Party or waive compliance with any term or condition of this Agreement by any other Party. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by the Party granting such extension or waiver. No delay in asserting or exercising a right under this Agreement shall be deemed a waiver of that right.

13.13 Further Assurances.  At the request of any of the Parties, the other Party or Parties shall (and shall use reasonable efforts to procure that any other necessary Third Parties shall) execute and do all such documents, acts and things as may reasonably be required subsequent to the signing of this Agreement for assuring to or vesting in the requesting Party the full benefit of the terms hereof.

13.14 Headings.  The headings herein are for the convenience of the Parties only and shall not be used in the interpretation of the provisions hereof.

13.15 Publicity.  Except as required by Applicable Law or stock exchange rules, the Parties agree to keep this Agreement confidential until and except as they mutually agree on publicity. Subject to Applicable Law, all publicity regarding this Agreement shall be jointly planned and coordinated by and between the Parties.

13.16 Force Majeure.  Failure of either Party to perform its obligations under this Agreement (excepting the obligation to make payments) shall not subject such Party to any liability to the other if such failure is caused or occasioned by any Force Majeure. The Party suffering an event of Force Majeure shall immediately notify the other Party and the Parties shall cooperate in good faith in order to minimize the damages for the Parties; provided, however, that the Party whose performance has not been hindered by the Force Majeure shall have the right to terminate this Agreement, upon 30 (thirty) calendar days’ prior notice to the other, if an event of Force Majeure continues for more than [***] ([***]) consecutive months. Termination pursuant to the application of this Section 13.16 shall not constitute a breach of this Agreement on the part of either Party.

13.17 Language.  All written communication between the Parties or their Affiliates relating to this Agreement and its implementation shall be in English language.

[Signature Page Follows]

      [***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS THEREOF, the Parties hereto have caused this Agreement to be duly executed in duplicate by their authorized officers as of the Effective Date.

CHIESI FARMACEUTICI S.p.A.		CORNERSTONE THERAPEUTICS INC.

By:	/s/ Paolo Chiesi Name: Dr. Paolo Chiesi	By:	/s/ Craig A. Collard Name: Craig A. Collard
	Title: Vice President		Title: President and CEO

Appendix A

to the License and Distribution Agreement made as of this 6th day of May, 2009 between Chiesi FARMACEUTICI S.p.A. and Cornerstone THERAPEUTICS Inc.

Trademark

CUROSURF®	USPTO Registration Number 1905266

Chiesi FARMACEUTICI S.p.A.	Cornerstone THERAPEUTICS Inc.

/s/ Paolo Chiesi (Signature)	/s/ Craig A. Collard (Signature)

Appendix B

to the License and Distribution Agreement made as of this 6th day of May, 2009 between Chiesi FARMACEUTICI S.p.A. and Cornerstone THERAPEUTICS Inc.

Floor Price equal to:

1.5 ml = [***]

3.0 ml = [***]

MINIMUM ORDER

500 units or multiples thereof, unless otherwise mutually agreed by the Parties

Chiesi FARMACEUTICI S.p.A.	Cornerstone THERAPEUTICS Inc.

/s/ Paolo Chiesi (Signature)	/s/ Craig A. Collard (Signature)

      [***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

Appendix C

to the License and Distribution Agreement made as of this 6th day of May, 2009 between Chiesi FARMACEUTICI S.p.A. and Cornerstone THERAPEUTICS Inc.

Commercial Incentives + Minimum Commitments

During each contract year, on actual unit volumes of Product in excess of total volumes of Product above the previous year: Supply Price ([***]%) — [***]%

Minimum Commitments:	At least [***] FTEs devoted to the Product per calendar year

At least [***] per calendar year spent marketing expenses for the Product

Chiesi FARMACEUTICI S.p.A.	Cornerstone THERAPEUTICS Inc.

/s/ Paolo Chiesi (Signature)	/s/ Craig A. Collard (Signature)

      [***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

ANNEX B

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of May 6, 2009 (this “Agreement”), is by and among CHIESI FARMACEUTICI SPA, a corporation organized under the laws of Italy (“Purchaser”), each of the holders of shares of common stock, par value $0.001 per share (the “Common Stock”), of Cornerstone Therapeutics Inc., a Delaware corporation (the “Company”), listed on Schedule A hereto (collectively, the “Stockholders”), and the Company (solely with respect to Section 2(b)). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Company Stock Purchase Agreement referred to below.

WHEREAS, concurrently with the execution and delivery of this Agreement, (i) Purchaser and two stockholders of the Company are entering into a stock purchase agreement (the “Initial Stock Purchase Agreement”), dated the same date as this Agreement; and (ii) the Company and Purchaser are entering into a stock purchase agreement (the “Company Stock Purchase Agreement”), also dated the same date as this Agreement;

WHEREAS, each Stockholder is the record and beneficial owner of the number of shares of the Common Stock (the “Shares”) set forth opposite such Stockholder’s name on Schedule A hereto; such Shares, as they may be adjusted by stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company, together with all additional Shares that may be acquired after the date hereof by such Stockholder (beneficially or of record), including Shares issuable upon the exercise of options to purchase Shares (as the same may be adjusted as aforesaid), being also referred to herein as “Shares”; and

WHEREAS, as a condition to the willingness of Purchaser to enter into the Company Stock Purchase Agreement, Purchaser has required that the Stockholders enter into this Agreement;

NOW, THEREFORE, in consideration of the foregoing, intending to be legally bound, the parties hereto hereby agree as follows:

Section 1.  Certain Definitions.  For purposes of this Agreement, the following terms shall have the following meanings:

“Constructive Sale” means with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership.

“Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the grant, creation or suffrage of a lien, security interest or encumbrance in or upon, or the gift, placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession or otherwise by operation of law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

Section 2.  Transfer and Voting Restrictions With Respect to the Shares.

(a) At all times during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date, each Stockholder shall not, except as the result of the death of such Stockholder or as otherwise permitted by this Agreement, Transfer any of the Shares unless the person to which such Shares are being Transferred shall have executed and delivered a counterpart of this Agreement and agreed pursuant thereto, for the benefit of Purchaser, to hold such Shares subject to all terms and conditions of this Agreement.

(b) Each Stockholder understands and agrees that if, while this Agreement is in effect, such Stockholder attempts to Transfer, vote or provide any other person with the authority to vote any of the Shares other than in compliance with this Agreement, the Company shall not, and the Stockholder hereby unconditionally and irrevocably instructs the Company to not, (i) permit any such Transfer on its books and records, (ii) issue a new certificate representing any of the Shares or (iii) record such vote, in each case, unless and until such Stockholder shall have complied with the terms of this Agreement.

(c) Except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, while this Agreement is in effect, each Stockholder will not commit any act that could restrict or affect such Stockholder’s legal power, authority and right to vote all of the Shares then owned of record or beneficially by such Stockholder or otherwise prevent or disable such Stockholder from performing any of his, her or its obligations under this Agreement. Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, each Stockholder will not enter into any voting agreement with any person or entity with respect to any of the Shares, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any of the Shares in a voting trust or otherwise enter into any agreement or arrangement with any person or entity limiting or affecting such Stockholder’s legal power, authority or right to vote the Shares in favor of the approval of the Company Stock Sale or the Charter Amendment.

Section 3.  Voting of Shares.

(a) Each Stockholder covenants and agrees that at every meeting of the stockholders of the Company, however called, and at any adjournment or postponement thereof, such Stockholder shall cause its Shares to be counted as present thereat for purposes of establishing a quorum and, to the extent not voted by the persons appointed as proxies pursuant to this Agreement, shall cause all of the Shares owned by such Stockholder to vote (i) in favor of the approval of the Company Stock Sale, the approval and adoption of the Charter Amendment and all actions in furtherance thereof and contemplated thereby (the “Proposed Transactions”), (ii) against the approval or adoption of any proposal made in opposition to, or in competition with, the Proposed Transactions, and (iii) against any of the following (to the extent unrelated to the Proposed Transactions): (A) any merger, consolidation or business combination involving the Company or any of its subsidiaries other than the Proposed Transactions; (B) any sale, lease or transfer of all or substantially all of the assets of the Company or any of its subsidiaries; (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its subsidiaries that is prohibited by the Company Stock Purchase Agreement; or (D) any other action that is a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Company Stock Purchase Agreement or of such Stockholder under this Agreement (each of (ii) and (iii), a “Competing Transaction”). Each Stockholder agrees not to commit or agree to take, or permit, any action inconsistent with the foregoing.

(b) If such Stockholder is the beneficial owner, but not the record holder, of the Shares, such Stockholder agrees to take all actions necessary to cause the record holder and any nominees to vote all of the Shares in accordance with Section 3(a).

Section 4.  Grant of Irrevocable Proxy.

(a) Except as set forth in Section 4(f) hereof, each Stockholder hereby irrevocably (to the fullest extent permitted by law) grants to, and appoints, Purchaser and each of its executive officers and any of them, in their capacities as officers of Purchaser (the “Grantees”), as such Stockholder’s proxy and attorney-in-fact (with full power of substitution and re-substitution), for and in the name, place and stead of such Stockholder, to vote the Shares, to instruct nominees or record holders to vote the Shares, or grant a consent or approval in respect of such Shares in accordance with Section 3 hereof and, in the discretion of the Grantees with respect to any proposed adjournments or postponements of any meeting of stockholders at which any of the matters described in Section 3 hereof is to be considered.

(b) Each Stockholder represents that any proxies heretofore given in respect of the Shares that may still be in effect are not irrevocable, and such proxies are hereby revoked.

(c) Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Company Stock Purchase Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the General Corporation Law of the State of Delaware.

(d) The Grantees may not exercise this irrevocable proxy on any other matter except as provided above. Each Stockholder may vote the Shares on all other matters.

(e) Purchaser may terminate this proxy with respect to each Stockholder at any time at its sole election by written notice provided to such Stockholder.

(f) The proxy set forth in this Section 4 shall terminate upon the termination of this Agreement in accordance with Section 7 hereof.

Section 5.  No Solicitation.  While this Agreement is in effect, each Stockholder, in his, her or its capacity as a Stockholder, shall not directly or indirectly, (a) solicit, initiate, encourage, induce or knowingly facilitate the communication, making, submission or announcement of any Takeover Proposal or inquiry related to a Takeover Proposal (a “Takeover Inquiry”) or take any action that could reasonably be expected to lead to a Takeover Proposal or Takeover Inquiry, (b) engage in discussions or negotiations with any person with respect to any Takeover Proposal or Takeover Inquiry, (c) approve, endorse or recommend any Takeover Proposal, or (d) enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any Takeover Proposal.

Section 6.  Representations and Warranties of the Stockholders.  Each Stockholder represents and warrants to Purchaser that:

(a) Power, Binding Agreement.  Such Stockholder is either (i) an individual with the requisite legal capacity or (ii) an entity with requisite limited liability company or partnership power and authority to make, execute and deliver this Agreement and to perform the transactions contemplated by this Agreement, and to grant the irrevocable proxy as set forth in Section 4. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery of this Agreement by each other party hereto, constitutes legal, valid and binding obligations of such Stockholder, enforceable against such Stockholder in accordance with its terms. Such Stockholder is the beneficial or record owner of the shares of capital stock of the Company indicated on Schedule A attached to this Agreement free and clear of any and all pledges, liens, security interests, mortgage, claims, charges, restrictions, options, title defects or encumbrances except as provided in this Agreement. Such Stockholder does not beneficially own any securities of the Company other than the shares of capital stock and rights to purchase shares of capital stock of the Company set forth on Schedule A.  Such Stockholder agrees to notify Purchaser promptly of any additional shares of capital stock of the Company of which such Stockholder becomes the beneficial owner after the date of this Agreement. If such Stockholder is married and such Stockholder’s Shares constitute community property, this Agreement (including the granting of the irrevocable proxy as provided for in Section 4) has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder’s spouse, enforceable against such person in accordance with its terms.

(b) Consents; No Conflicts.  Neither the execution, delivery or performance of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation or acceleration under, or result in the creation of any encumbrance upon any of the properties or assets of such Stockholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, loan, credit agreement, lease, license, permit, concession, franchise, purchase order, sales order, contract, agreement or other instrument, understanding or obligation, whether written or oral to which such Stockholder is a party or by which such Stockholder (or any of his, her or its assets) is bound or violate any law, judgment, injunction, order, decree, regulation or arrangement applicable to such Stockholder, except in each such case as would not in any material respect impair such Stockholder’s ability to perform their obligations under this Agreement or render inaccurate any of the representations made by such Stockholder herein.

(c) No Other Agreement or Proxy.  As of the date hereof and for so long as this Agreement remains in effect, except for this Agreement or as otherwise permitted by this Agreement, such Stockholder has and will have full legal power, authority and right to vote all of the Shares then owned of record or beneficially by such Stockholder, in favor of the approval and authorization of the Proposed Transactions without the consent or approval of, or any other action on the part of, any other person or entity (including, without limitation, any governmental entity). Without limiting the generality of the foregoing, such Stockholder has not entered into any voting agreement (other than this Agreement) with any person with respect to any of the Shares, granted any person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposited any of the Shares in a voting trust or entered into any arrangement or agreement with any person limiting or affecting Stockholder’s legal power, authority or right to vote the Shares on any matter (except, in each case, with respect to this Agreement and the Governance Agreement).

Section 7.  Termination.  This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the earlier to occur of (i) the Charter Amendment Approval (as defined in the Company Stock Purchase Agreement) has been obtained and (ii) such date and time as the Company Stock Purchase Agreement shall be terminated pursuant to Article VI thereof (the “Expiration Date”).

Section 8.  Entire Agreement.  This Agreement (together with the Company Stock Purchase Agreement and the Confidentiality Agreement) and the exhibits hereto and thereto constitute the sole and entire agreement among the parties to this Agreement with respect to the subject matter of this Agreement, and supersede all prior and contemporaneous agreements, representations and understandings, written or oral, with respect to the subject matter hereof.

Section 9.  Amendment; Waiver.  No amendment, supplement or modification to this Agreement shall be effective unless it is set forth in a written instrument duly executed by each of the parties hereto. Any agreement on the part of a party hereto to any waiver of any term or condition hereof shall be valid only if set forth in a written instrument signed on behalf of such party. Such waiver shall not be deemed to apply to any term or condition other than that which is specified in such waiver. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Section 10.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD FOR ANY OF THE CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

Section 11.  CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.  EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE DELAWARE CHANCERY COURT SITTING IN THE COUNTY OF NEW CASTLE, OR IF SUCH COURT SHALL NOT HAVE PROPER JURISDICTION, OF THE UNITED STATES FEDERAL DISTRICT COURT SITTING IN DELAWARE, AND ANY APPELLATE COURT THEREOF, IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE BROUGHT ONLY IN SUCH COURTS (AND WAIVES AND AGREES NOT TO ASSERT ANY OBJECTION BASED ON FORUM NON CONVENIENS OR ANY OTHER OBJECTION TO VENUE THEREIN OR JURISDICTION THEREOF); PROVIDED, HOWEVER, THAT SUCH CONSENT TO JURISDICTION IS SOLELY FOR THE PURPOSE REFERRED TO IN THIS SECTION 11 AND SHALL NOT BE DEEMED TO BE A GENERAL SUBMISSION TO THE

JURISDICTION OF SAID COURTS OR IN THE STATE OF DELAWARE OTHER THAN FOR SUCH PURPOSE.

Section 12.  Counterparts.  This Agreement may be executed manually or by facsimile, in any number of counterparts, all of which will constitute one and the same instrument, and will become effective when a counterpart shall have been executed and delivered by each party to the other parties (except that parties that are affiliates need not deliver counterparts to each other in order for this Agreement to be effective).

Section 13.  No Third Party Beneficiaries.  This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, or to otherwise create any third-party beneficiary hereto.

Section 14.  Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

Section 15.  Specific Performance; Injunctive Relief.  The parties hereto acknowledge that the Company shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of each Stockholder set forth in this Agreement. Each Stockholder accordingly agrees that, in addition to any other remedies that may be available to the Company, as applicable upon any such violation, such party shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to such party at law or in equity without posting any bond or other undertaking.

Section 16.  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four business days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, in each case to the intended recipient as follows: (A) if to the Company, to the address provided in the Company Stock Purchase Agreement, including to the persons designated therein to receive copies, and (B) if to a Stockholder, to such Stockholder’s address shown below such Stockholder’s signature on the signature page hereof.

Section 17.  Attorneys’ Fees.  In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive its reasonable attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

Section 18.  Assignment and Successors.  Except for any Transfer made in compliance with Section 2(a) hereof, no party may assign any of its rights or delegate any of its performance obligations under this Agreement, in whole or in part, by operation of law or otherwise without the prior written consent of the other parties, except that Purchaser, without obtaining the consent of any other parties hereto, shall be entitled to assign this Agreement or all or any of its rights or obligations hereunder to any one or more of its affiliates. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, including, without limitation, such Stockholder’s estate and heirs upon the death of such Stockholder. Any purported assignment of rights or delegation of performance obligations in violation of this Section 18 shall be null and void.

IN WITNESS WHEREOF, each party has duly signed this Agreement, all as of the date first written above.

CHIESI FARMACEUTICI SPA

By:	/s/ Alberto Chiesi
Name:     Alberto Chiesi

Title:	President

[Signature Page to Voting Agreement (Stockholders)]

/s/  Craig A. Collard
Craig A. Collard

CORNERSTONE BIOPHARMA HOLDINGS, LTD.

By:	/s/ Craig A. Collard
Name:     Craig A. Collard

Title:	CEO

CAROLINA PHARMACEUTICALS LTD.

By:	/s/ Craig A. Collard
Name:     Craig A. Collard

Title:	Director

[Signature Page to Voting Agreement (Stockholders)]

/s/  Steven M. Lutz
Steven M. Lutz

LUTZ FAMILY LIMITED PARTNERSHIP

By: STEVEN M. LUTZ, it general partner

/s/  Steven M. Lutz
Steven M. Lutz

[Signature Page to Voting Agreement (Stockholders)]

/s/  David Price
David Price

[Signature Page to Voting Agreement (Stockholders)]

/s/  Josh Franklin
Josh Franklin

[Signature Page to Voting Agreement (Stockholders)]

/s/  Brian Dickson
Brian Dickson

[Signature Page to Voting Agreement (Stockholders)]

/s/  Alan Roberts
Alan Roberts

[Signature Page to Voting Agreement (Stockholders)]

CORNERSTONE THERAPEUTICS INC.
(solely with respect to Section 2(b) of this Agreement)

By:	/s/ Craig A. Collard
Name:     Craig A. Collard

Title:	CEO

[Signature Page to Voting Agreement (Stockholders)]

SCHEDULE A

Stockholder	No. of Shares Owned

CRAIG A. COLLARD	0
CORNERSTONE BIOPHARMA HOLDINGS, LTD.	3,202,225
CAROLINA PHARMACEUTICALS LTD.	1,443,913
LUTZ FAMILY LIMITED PARTNERSHIP	677,348
STEVEN M. LUTZ	0
BRIAN DICKSON, M.D.	0
DAVID PRICE	325,134
JOSHUA FRANKLIN	0
ALAN ROBERTS	10,000

ANNEX C

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of May 6, 2009 (this “Agreement”), is by and among CORNERSTONE THERAPEUTICS INC., a Delaware corporation (the “Company”), and CHIESI FARMACEUTICI SPA, a corporation organized under the laws of Italy (“Purchaser”). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Company Stock Purchase Agreement referred to below.

WHEREAS, concurrently with the execution and delivery of this Agreement, (i) Purchaser and two stockholders of the Company are entering into a stock purchase agreement (the “Initial Stock Purchase Agreement”), dated the same date as this Agreement; and (ii) the Company and Purchaser are entering into a stock purchase agreement (the “Company Stock Purchase Agreement”), also dated the same date as this Agreement; and

WHEREAS, following consummation of the transactions contemplated by of the Initial Stock Purchase Agreement and the Company Stock Purchase Agreement, Purchaser will own 13,502,741 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (the shares of Common Stock owned from time to time, directly or indirectly, by Purchaser and its affiliates are sometimes referred to in this Agreement as the “Purchaser Shares”).

NOW, THEREFORE, in consideration of the foregoing, intending to be legally bound, the parties hereto hereby agree as follows:

Section 1.  Certain Definitions.   For purposes of this Agreement, the following terms shall have the following meanings:

“Constructive Sale” means with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership.

“Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the grant, creation or suffrage of a lien, security interest or encumbrance in or upon, or the gift, placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession or otherwise by operation of law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

Section 2.  Transfer and Voting Restrictions With Respect to the Purchaser Shares.

(a) At all times during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date (as defined below), Purchaser shall not Transfer any of the Purchaser Shares.

(b) Purchaser understands and agrees that if, while this Agreement is in effect, Purchaser attempts to Transfer, vote or provide any other person with the authority to vote any of the Purchaser Shares other than in compliance with this Agreement, the Company shall not, and Purchaser hereby unconditionally and irrevocably instructs the Company to not, (i) permit any such Transfer on its books and records, (ii) issue a new certificate representing any of the Purchaser Shares or (iii) record such vote, in each case, unless and until Purchaser shall have complied with the terms of this Agreement.

(c) Except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, while this Agreement is in effect, Purchaser will not commit any act that could restrict or affect Purchaser’s

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legal power, authority and right to vote all of the Purchaser Shares then owned of record or beneficially by Purchaser or otherwise prevent or disable Purchaser from performing any of its obligations under this Agreement. Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, Purchaser will not enter into any voting agreement with any person or entity with respect to any of the Purchaser Shares, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Purchaser Shares, deposit any of the Purchaser Shares in a voting trust or otherwise enter into any agreement or arrangement with any person or entity limiting or affecting Purchaser’s legal power, authority or right to vote the Purchaser Shares in favor of the approval of the Charter Amendment.

Section 3.  Voting of Purchaser Shares.

(a) Purchaser covenants and agrees that at every meeting of the stockholders of the Company, however called, and at any adjournment or postponement thereof, Purchaser shall cause the Purchaser Shares to be counted as present thereat for purposes of establishing a quorum and, to the extent not voted by the persons appointed as proxies pursuant to this Agreement, shall cause all of the Purchaser Shares to vote in favor of the approval and adoption of the Charter Amendment and all actions in furtherance thereof and contemplated thereby. Purchaser agrees not to commit or agree to take, or permit, any action inconsistent with the foregoing.

(b) If Purchaser is the beneficial owner, but not the record holder, of the Purchaser Shares, Purchaser agrees to take all actions necessary to cause the record holder and any nominees to vote all of the Purchaser Shares in accordance with Section 3(a).

Section 4.  Grant of Irrevocable Proxy.

(a) Except as set forth in Section 4(f) hereof, Purchaser hereby irrevocably (to the fullest extent permitted by law) grants to, and appoints, the Company and each of its executive officers and any of them, in their capacities as officers of the Company (the “Grantees”), as Purchaser’s proxy and attorney-in-fact (with full power of substitution and re-substitution), for and in the name, place and stead of Purchaser, to vote the Purchaser Shares, to instruct nominees or record holders to vote the Purchaser Shares, or grant a consent or approval in respect of the Purchaser Shares in accordance with Section 3 hereof and, in the discretion of the Grantees with respect to any proposed adjournments or postponements of any meeting of stockholders at which any of the matters described in Section 3 hereof is to be considered.

(b) Purchaser represents that any proxies heretofore given in respect of the Purchaser Shares that may still be in effect are not irrevocable, and such proxies are hereby revoked.

(c) Purchaser hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Company Stock Purchase Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Purchaser under this Agreement. Purchaser hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Purchaser hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the General Corporation Law of the State of Delaware.

(d) The Grantees may not exercise this irrevocable proxy on any other matter except as provided above. Purchaser may vote the Purchaser Shares on all other matters.

(e) The Company may terminate this proxy with respect to Purchaser at any time at its sole election by written notice provided to Purchaser.

(f) The proxy set forth in this Section 4 shall terminate upon the termination of this Agreement in accordance with Section 7 hereof.

Section 5.  No Solicitation.   Purchaser shall comply with Section 2.4 of the Governance Agreement.

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Section 6.  Representations and Warranties of Purchaser.  Purchaser represents and warrants to the Company that:

(a) Power, Binding Agreement.  Purchaser is a corporation with the corporate power and authority to make, execute and deliver this Agreement and to perform the transactions contemplated by this Agreement, and to grant the irrevocable proxy as set forth in Section 4. This Agreement has been duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes legal, valid and binding obligations of Purchaser, enforceable against it in accordance with its terms. At the Closing Date, Purchaser will be the beneficial or record owner of the Purchaser Shares free and clear of any and all pledges, liens, security interests, mortgage, claims, charges, restrictions, options, title defects or encumbrances except as provided in this Agreement. Purchaser does not beneficially own any securities of the Company as of the date hereof and will not beneficially own any securities of the Company other than the Purchaser Shares at the Closing Date. Purchaser agrees to notify the Company promptly of any additional shares of capital stock of the Company of which it becomes the beneficial owner after the date of this Agreement.

(b) Consents; No Conflicts.  Neither the execution, delivery or performance of this Agreement by Purchaser nor the consummation by it of the transactions contemplated hereby will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation or acceleration under, or result in the creation of any encumbrance upon any of the properties or assets of Purchaser under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, loan, credit agreement, lease, license, permit, concession, franchise, purchase order, sales order, contract, agreement or other instrument, understanding or obligation, whether written or oral to which Purchaser is a party or by which Purchaser (or any of its assets) is bound or violate any law, judgment, injunction, order, decree, regulation or arrangement applicable to Purchaser, except in each such case as would not in any material respect impair Purchaser’s ability to perform their obligations under this Agreement or render inaccurate any of the representations made by Purchaser herein.

(c) No Other Agreement or Proxy.  As of the date hereof and for so long as this Agreement remains in effect, except for this Agreement or as otherwise permitted by this Agreement, Purchaser has and will have full legal power, authority and right to vote all of the Purchaser Shares then owned of record or beneficially by Purchaser, in favor of the approval and authorization of the Charter Amendment without the consent or approval of, or any other action on the part of, any other person or entity (including, without limitation, any governmental entity). Without limiting the generality of the foregoing, Purchaser has not entered into any voting agreement (other than this Agreement) with any person with respect to any of the Purchaser Shares, granted any person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Purchaser Shares, deposited any of the Purchaser Shares in a voting trust or entered into any arrangement or agreement with any person limiting or affecting Purchaser’s legal power, authority or right to vote the Purchaser Shares on any matter (except, in each case, with respect to this Agreement and the other Transaction Documents).

Section 7.  Termination.  This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the earlier to occur of (i) the Charter Amendment Approval (as defined in the Company Stock Purchase Agreement) has been obtained and (ii) such date and time as the Company Stock Purchase Agreement shall be terminated pursuant to Section 6.1 thereof (the “Expiration Date”).

Section 8.  Entire Agreement.  This Agreement (together with the Company Stock Purchase Agreement and the Confidentiality Agreement) and the exhibits hereto and thereto constitute the sole and entire agreement among the parties to this Agreement with respect to the subject matter of this Agreement, and supersede all prior and contemporaneous agreements, representations and understandings, written or oral, with respect to the subject matter hereof.

Section 9.  Amendment; Waiver.  No amendment, supplement or modification to this Agreement shall be effective unless it is set forth in a written instrument duly executed by each of the parties hereto. Any agreement on the part of a party hereto to any waiver of any term or condition hereof shall be valid only if set

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forth in a written instrument signed on behalf of such party. Such waiver shall not be deemed to apply to any term or condition other than that which is specified in such waiver. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Section 10.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD FOR ANY OF THE CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

Section 11.  CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.  EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE DELAWARE CHANCERY COURT SITTING IN THE COUNTY OF NEW CASTLE, OR IF SUCH COURT SHALL NOT HAVE PROPER JURISDICTION, OF THE UNITED STATES FEDERAL DISTRICT COURT SITTING IN DELAWARE, AND ANY APPELLATE COURT THEREOF, IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE BROUGHT ONLY IN SUCH COURTS (AND WAIVES AND AGREES NOT TO ASSERT ANY OBJECTION BASED ON FORUM NON CONVENIENS OR ANY OTHER OBJECTION TO VENUE THEREIN OR JURISDICTION THEREOF); PROVIDED, HOWEVER, THAT SUCH CONSENT TO JURISDICTION IS SOLELY FOR THE PURPOSE REFERRED TO IN THIS SECTION 11 AND SHALL NOT BE DEEMED TO BE A GENERAL SUBMISSION TO THE JURISDICTION OF SAID COURTS OR IN THE STATE OF DELAWARE OTHER THAN FOR SUCH PURPOSE.

Section 12.  Counterparts.  This Agreement may be executed manually or by facsimile, in any number of counterparts, all of which will constitute one and the same instrument, and will become effective when a counterpart shall have been executed and delivered by each party to the other parties (except that parties that are affiliates need not deliver counterparts to each other in order for this Agreement to be effective).

Section 13.  No Third Party Beneficiaries.  This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, or to otherwise create any third-party beneficiary hereto.

Section 14.  Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

Section 15.  Specific Performance; Injunctive Relief.  The parties hereto acknowledge that the Company shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Purchaser set forth in this Agreement. Purchaser accordingly agrees that, in addition to any other remedies that may be available to the Company, as applicable upon any such violation, such party shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to such party at law or in equity without posting any bond or other undertaking.

Section 16.  Notices.   All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four business days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, in each case to the intended recipient to the

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address provided for such party in the Company Stock Purchase Agreement, including to the persons designated therein to receive copies.

Section 17.  Attorneys’ Fees.  In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive its reasonable attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

Section 18.  Assignment and Successors.  No party may assign any of its rights or delegate any of its performance obligations under this Agreement, in whole or in part, by operation of law or otherwise without the prior written consent of the other parties, except that the Company, without obtaining the consent of any other parties hereto, shall be entitled to assign this Agreement or all or any of its rights or obligations hereunder to any one or more of its affiliates. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment of rights or delegation of performance obligations in violation of this Section 18 shall be null and void.

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IN WITNESS WHEREOF, each party has duly signed this Agreement, all as of the date first written above.

CHIESI FARMACEUTICI SPA

By:	/s/ Alberto Chiesi
Name:     Alberto Chiesi

Title:	President

CORNERSTONE THERAPEUTICS INC.

By:	/s/ Craig A. Collard
Name:     Craig A. Collard

Title:	CEO

[Signature Page to Voting Agreement (Purchaser)]

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ANNEX D

May 6, 2009

Board of Directors
Cornerstone Therapeutics Inc.
1255 Crescent Green Drive
Cary, NC 27518

Dear Members of the Board of Directors:

We understand that Chiesi Farmaceutici S.p.A. (“Chiesi”) and Cornerstone Therapeutics Inc. (the “Company”), propose to enter into the Stock Purchase Agreement (as defined below) pursuant to which the Company will, among other things, issue (the “Company Stock Sale”) approximately 12 million shares of common stock (the “New Shares”), par value $0.001 per share, to Chiesi in exchange for approximately $16 million in cash (the “Cash Investment”) and the U.S. distribution and marketing rights of Curosurf® (the “U.S. Curosurf® Rights” and, together with the Cash Investment, the “Chiesi Investment Consideration”) which are owned by Chiesi (the “Chiesi Investment”). We further understand that, in connection with the Chiesi Investment, Chiesi, on the one hand, and Cornerstone Biopharma Holdings, Ltd., which is controlled by Craig A. Collard, the President and Chief Executive Officer of the Company (“CBH”), and Lutz Family Limited Partnership, which is controlled by Steven M. Lutz, the Executive Vice President, Manufacturing and Trade, of the Company (together with CBH, the “Sellers”), on the other hand, propose to enter into the Executive Stock Purchase Agreement (as defined below) pursuant to which Chiesi will, among other things, purchase 1,600,000 of shares of common stock, par value $0.001 per share (“Common Stock”), of the Company from the Sellers for $8.8 million (together with the Chiesi Investment, the “Transaction”). Upon consummation of the Transaction, Chiesi will own approximately 51%, on a fully-diluted basis, of the outstanding shares of the Common Stock.

You have requested that Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) as to whether, as of the date hereof, the Chiesi Investment Consideration to be received by the Company pursuant to the Stock Purchase Agreement is fair to the Company from a financial point of view.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1. reviewed the following agreements and documents:

a. Draft dated May 6, 2009 of the stock purchase agreement by and among Chiesi and the Company (the “Stock Purchase Agreement”);

b. Draft dated May 6, 2009 of the stock purchase agreement by and among Chiesi and the Sellers (the “Executive Stock Purchase Agreement”); and

c. Draft dated May 1, 2009 of the license and distribution agreement between Chiesi and the Company (the “License and Distribution Agreement”, and collectively with the Stock Purchase Agreement and the Executive Stock Purchase Agreement, the “Transaction Documents”);

2. reviewed certain publicly available business and financial information relating to the Company and certain business and financial information relating to the U.S. Curosurf® Rights that we deemed to be relevant;

3. reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company and the U.S. Curosurf® Rights made available to us by the Company and Chiesi, including financial projections of the Company prepared by the management of the Company and the financial projections of the U.S. Curosurf® Rights prepared by the management of the Company;

4. spoken with certain members of the managements of the Company and Chiesi regarding the business, operations, financial condition and prospects of the Company and the U.S. Curosurf® Rights, the Transaction and related matters;

5. compared the financial and operating performance of the Company with that of other public companies that we deemed to be relevant;

6. considered the publicly available financial terms of certain transactions and product acquisitions that we deemed to be relevant;

7. reviewed the current and historical market prices and trading volume for certain of the Company’s publicly traded securities, and the historical market prices and certain financial data of the publicly traded securities of certain other companies that we deemed to be relevant; and

8. conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Company has advised us, and we have assumed, that the financial projections reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company and the U.S. Curosurf® Rights, and we express no opinion with respect to such projections or the assumptions on which they are based. As you are aware, we are not experts in the design, manufacture, marketing, suitability, financial performance or profitability of pharmaceutical and related products or obtaining applicable regulatory and other approvals in connection therewith and, consequently, with your consent, we relied on the views of the Company’s and Chiesi’s management with respect to all such matters. Houlihan Lokey relied, without independent verification, on the accuracy and completeness of all information that was publicly available and of all information furnished by or on behalf of the Company or any other potential party to the Transaction or otherwise reviewed by Houlihan Lokey. The Company understood and agreed that Houlihan Lokey would not be responsible for the accuracy or completeness of such information, and shall not be liable for any inaccuracies or omissions therein. For purposes of this Opinion, we evaluated the fairness from a financial point of view to the Company of the Chiesi Investment Consideration to be received by the Company pursuant to the Stock Purchase Agreement based on a review of the ranges of values for the New Shares and the U.S. Curosurf® Rights plus the Cash Investment indicated by our financial analyses based on the financial projections and other information provided to us by the Company and Chiesi, respectively, with respect to the Company and the U.S. Curosurf® Rights, which we assumed were reasonably prepared and reflected the best estimates and judgments of the managements of the Company and Chiesi with respect to the future financial performance of the Company and the U.S. Curosurf® Rights. We have relied upon and assumed, without independent verification, that there has been no material change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company or the U.S. Curosurf® Rights since the date of the most recent financial statements provided to us, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. We have not considered any aspect or implication of any transaction to which the Company or Chiesi may be a party (other than as specifically described herein with respect to the Chiesi Investment).

We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the agreements identified in item 1 above and all other related documents and instruments that are referred to therein are true and correct, (b) each party to all such agreements and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the agreements and documents provided to us, without any amendments or modifications thereto. We also have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable

2

international, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would result in the disposition of any material portion of the assets of the Company, or otherwise have an adverse effect on the Company or the U.S. Curosurf® Rights or any expected benefits of the Transaction. In addition, we have relied upon and assumed, without independent verification, that the final forms of any draft documents identified above will not differ in any respect from the drafts of said documents.

Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company, Chiesi or any other party, nor were we provided with any such appraisal or evaluation. We did not estimate, and express no opinion regarding, the liquidation value of any entity. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or Chiesi is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company or Chiesi is or may be a party or is or may be subject.

We have not been requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to all or any portion of the Transaction, the assets, businesses or operations of the Company or any other party, or any alternatives to all or any portion of the Transaction, (b) negotiate the terms of all or any portion of the Transaction, or (c) advise the Board of Directors of the Company or any other party with respect to alternatives to all or any portion of the Transaction. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring after the date hereof. We are not expressing any opinion as to what the value of the New Shares actually will be when issued pursuant to the Company Stock Sale or the price or range of prices at which the New Shares may be purchased or sold at any time.

This Opinion is furnished for the use and benefit of the Board of Directors of the Company in connection with its consideration of the Company Stock Sale and may not be used for any other purpose without our prior written consent. This Opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party. This Opinion is not intended to be, and does not constitute, a recommendation to the Board of Directors of the Company, any security holder or any other person as to how to act or vote with respect to any matter relating to the Transaction.

In the ordinary course of business, certain of our affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, Chiesi, or any other party that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction.

Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and other financial services to the Company, Chiesi and other participants in the Transaction and certain of their respective affiliates in the future, for which Houlihan Lokey and such affiliates may receive compensation.

We will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Transaction. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.

We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Company, Chiesi, their respective security holders or any other party to proceed with or effect all or any portion of the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form or any

3

other portion or aspect of, all or any portion of the Transaction or otherwise (other than the Chiesi Investment Consideration to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company or Chiesi, or to any other party, except as set forth in this Opinion, (iv) the relative merits of all or any portion of the Transaction as compared to any alternative business strategies that might exist for the Company, Chiesi or any other party or the effect of any other transaction in which the Company, Chiesi or any other party might engage, (v) the fairness of any portion or aspect of the Transaction to any one class or group of the Company’s or any other party’s security holders vis-à-vis any other class or group of the Company’s or such other party’s security holders (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders), (vi) whether or not the Company, Chiesi, their respective security holders or any other party is receiving or paying reasonably equivalent value in the Transaction, (vii) the solvency, creditworthiness or fair value of the Company, Chiesi or any other participant in the Transaction under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount or nature of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the Chiesi Investment Consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with your consent, on the assessment by the Company and its advisers, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company, the U.S. Curosurf® Rights and the Transaction. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Chiesi Investment Consideration to be received by the Company pursuant to the Stock Purchase Agreement is fair to the Company from a financial point of view.

Very truly yours,

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

4

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.	Please mark your votes as indicated in this example	☒

FOR	AGAINST	ABSTAIN

1.  To approve the issuance and sale of shares of the Company’s common stock (presently estimated to be 12,148,850 shares) to Chiesi Farmaceutici SpA pursuant to the Stock Purchase Agreement, dated as of May 6, 2009, between the Company and Chiesi Farmaceutici SpA.
☐	☐	☐

FOR	AGAINST	ABSTAIN

2.  To adjourn the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the issuance of shares of the Company’s common stock to Chiesi Farmaceutici SpA pursuant to the Stock Purchase Agreement, dated as of May 6, 2009, between the Company and Chiesi Farmaceutici SpA.
☐	☐	☐

The proxies are authorized to vote in accordance with the determination of a majority of the board of directors as to any other matters which may properly come before the Special Meeting or any adjournment thereof.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving title as such. If signer is a partnership, please sign in partnership name by an authorized person.

▲ FOLD AND DETACH HERE ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting are available through 11:59 PM Eastern Time
on                    , 2009.

Cornerstone Therapeutics Inc.

INTERNET
http://www.proxyvoting.com/CRTX
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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PROXY
CORNERSTONE THERAPEUTICS INC.
1255 CRESCENT GREEN DRIVE, SUITE 250
CARY, NORTH CAROLINA 27518
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON                                , 2009
The undersigned, revoking all prior proxies, hereby appoints Craig A. Collard and David Price, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated on the reverse side, all shares of common stock of Cornerstone Therapeutics Inc. (the “Company”) held of record by the undersigned as of the close of business on                                , 2009 at the Special Meeting of Stockholders to be held on                                , 2009 and any adjournments or postponements thereof. The undersigned hereby directs Craig A. Collard and David Price to vote in accordance with the determination of a majority of the board of directors as to any other matters which may properly come before the Special Meeting, all as indicated in the Notice of Special Meeting receipt of which is hereby acknowledged, and to act on the matters set forth in such Notice as specified by the undersigned.
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. ATTENDANCE OF THE UNDERSIGNED AT THE SPECIAL MEETING OR AT ANY ADJOURNMENT THEREOF WILL NOT BE DEEMED TO REVOKE THE PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING.
(Continued and to be signed, on the reverse side)

BNY MELLON SHAREOWNER SERVICES
Address Change/Comments (Mark the corresponding box on the reverse side)	P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

     ▲ FOLD AND DETACH HERE ▲
Dear Stockholder:
Please take note of the important information enclosed with this proxy card. There are matters related to the operation of the Cornerstone Therapeutics Inc. that require your prompt attention. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.
Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign and date the card, detach it and return your proxy in the enclosed postage-paid envelope. Thank you in advance for your prompt consideration of these matters.
Sincerely,
Cornerstone Therapeutics Inc.
Your vote is important. Please vote immediately.
SPECIAL MEETING OF STOCKHOLDERS OF
CORNERSTONE THERAPEUTICS INC.
                               , 2009
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
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